PROSPECTUS SUPPLEMENT DATED JANUARY 29, 2007 (TO PROSPECTUS DATED
                               DECEMBER 27, 2006)

                                  $680,345,000
                                  (APPROXIMATE)


             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                                 ISSUING ENTITY

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1

-------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

THE TRUST

The trust will consist primarily of a pool of adjustable rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties, subdivided into two loan groups: loan group I and loan group II. The trust will be represented by twenty-seven classes of certificates, twenty of which are offered pursuant to this prospectus supplement, all as more fully described in the tables beginning on page S-7 of this prospectus supplement.

The certificates are obligations only of the trust as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates related to loan group I will consist of excess spread, overcollateralization and subordination. Credit enhancement for the offered certificates related to loan group II will consist of excess spread, overcollateralization and subordination. The group II adjustable rate certificates may receive additional distributions in respect of interest from payments under one or more cap contracts, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in February 2007.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.41% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $1,040,000. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about January 31, 2007.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth herein.

THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IS INTENDED TO ENHANCE THE RELATED DESCRIPTION IN THE PROSPECTUS AND YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS PROVIDING ADDITIONAL DETAIL NOT AVAILABLE IN THE PROSPECTUS.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 383 MADISON AVENUE, NEW YORK, NEW YORK 10179 AND ITS TELEPHONE NUMBER IS (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP COUNTERPARTY, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

         The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT


Caption                                            Page             Caption                                        Page

SUMMARY OF PROSPECTUS SUPPLEMENT....................S-6                  The Trustee..................................S-114
RISK FACTORS.......................................S-23                  The Securities Administrator.................S-116
DESCRIPTION OF THE MORTGAGE LOANS..................S-36                  The Master Servicer, Securities
     General.......................................S-36                     Administrator and Servicers...............S-117
     Billing and Payment Procedures................S-37                  Servicing and Other Compensation and
     Prepayment Charges on the Mortgage Loans......S-37                     Payment of Expenses.......................S-118
     Negative Amortization.........................S-38                  Table of Fees................................S-118
     Indices on the Mortgage Loans.................S-40                  Collection and Other Servicing Procedures....S-119
STATIC POOL INFORMATION............................S-41                  Hazard Insurance.............................S-122
THE ISSUING ENTITY.................................S-42                  Certain Matters Regarding the Master
THE DEPOSITOR......................................S-42                     Servicer..................................S-123
THE SPONSOR........................................S-42                  Events of Default............................S-124
THE MASTER SERVICER AND THE SERVICERS..............S-44                  Reports to Certificateholders................S-125
     General.......................................S-44                  Modifications................................S-127
     The Master Servicer...........................S-44                  Evidence as to Compliance....................S-127
     The Servicers.................................S-45                  Realization Upon Defaulted Mortgage Loans....S-128
     Countrywide Home Loans Servicing LP...........S-45                  Optional Purchase of Defaulted Loans.........S-128
     EMC Mortgage Corporation......................S-48                  The Protected Accounts.......................S-129
MORTGAGE LOAN ORIGINATION..........................S-50                  The Distribution Account.....................S-131
     General.......................................S-50                  The Reserve Fund.............................S-131
     The Originators...............................S-50             FEDERAL INCOME TAX CONSEQUENCES...................S-133
     Countrywide Home Loans, Inc...................S-50                  General......................................S-133
     SouthStar Funding, LLC........................S-57                  Characterization of the Regular
     ACT Mortgage Capital..........................S-59                     Certificates..............................S-135
DESCRIPTION OF THE CERTIFICATES....................S-61             METHOD OF DISTRIBUTION............................S-135
     General.......................................S-61             SECONDARY MARKET..................................S-136
     Registration of the Book-Entry Certificates...S-63             LEGAL OPINIONS....................................S-136
     Definitive Certificates.......................S-64             LEGAL PROCEEDINGS.................................S-136
     Calculation of One-Month LIBOR................S-65             AFFILIATIONS, RELATIONSHIPS AND RELATED
     Distributions on the Group I Certificates.....S-65                     TRANSACTIONS..............................S-136
     Distributions on the Group II Certificates....S-70             RATINGS...........................................S-137
     Excess Spread and Overcollateralization                        LEGAL INVESTMENT..................................S-138
        Provisions.................................S-73             ERISA CONSIDERATIONS..............................S-139
     Pass-Through Rates for the Offered                             GLOSSARY..........................................S-141
        Certificates...............................S-74             SCHEDULE A..........................................A-1
     Monthly Advances..............................S-74             SCHEDULE B..........................................B-1
     Allocation of Realized Losses; Subordination..S-75             SCHEDULE C..........................................C-1
     Adjustable Rate Supplemental Fund.............S-77             ANNEX I.............................................I-1
     Final Maturity Reserve Account................S-77             Initial Settlement..................................I-1
THE CAP CONTRACTS..................................S-78             Secondary Market Trading............................I-2
YIELD ON THE CERTIFICATES..........................S-80             Certain U.S. Federal Income Tax Documentation
     General.......................................S-80             Requirements........................................I-3
     Prepayment Considerations.....................S-80             Initial Settlement..................................I-1
     Allocation of Principal Payments..............S-82             Secondary Market Trading............................I-2
     Interest Shortfalls and Realized Losses.......S-82             Certain U.S. Federal Income Tax Documentation
     Excess Spread Available to the Certificates...S-83             Requirements........................................I-3
     Assumed Final Distribution Date...............S-85
     Weighted Average Life.........................S-85
MORTGAGE LOAN ASSUMPTIONS..........................S-88
     Yield Sensitivity of the Interest-Only
        Certificates..............................S-110
POOLING AND SERVICING AGREEMENT...................S-111
     General......................................S-111
     Assignment of the Mortgage Loans.............S-111
     Representations and Warranties...............S-113
     Custodial Arrangements.......................S-114

                          [TRANSACTION STRUCTURE CHART]

                               [GRAPHIC OMITTED]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity.............................  Structured Asset Mortgage
                                             Investments II Trust 2007-AR1.

Title of Series............................  Structured  Asset  Mortgage
                                             Investments II Trust 2007-AR1
                                             Mortgage Pass-Through
                                             Certificates, Series 2007-AR1.
                                             The issuing entity will
                                             issue the certificates, pursuant to
                                             a pooling and servicing agreement
                                             to be dated as of the cut-off date
                                             among the depositor, the sponsor,
                                             the trustee, the master servicer
                                             and the securities administrator.

Cut-off Date...............................  January 1, 2007

Closing Date...............................  On or about January 31, 2007.

Depositor..................................  Structured Asset Mortgage
                                             Investments II Inc.

Sponsor....................................  EMC Mortgage Corporation, an
                                             affiliate of the depositor.

Master Servicer............................  Wells Fargo Bank, National
                                             Association.

Servicers..................................  Countrywide  Home Loans  Servicing
                                             LP., EMC Mortgage Corporation, and
                                             one or more other servicers, none
                                             of which will service more than 10%
                                             of the mortgage loans in the
                                             mortgage pool.

Originators................................  SouthStar Funding, LLC, Countrywide
                                             Home Loans, Inc., ACT Mortgage
                                             Capital, Opteum Financial Services,
                                             LLC, and various other originators,
                                             none of which has originated more
                                             than 10% of the mortgage loans in
                                             the mortgage pool.

Cap Counterparty...........................  ABN AMRO Bank N.V.

Trustee....................................  Citibank, N.A.

Paying Agent and
Certificate Registrar......................  Wells Fargo Bank, National
                                             Association.

Securities Administrator...................  Wells Fargo Bank, National
                                             Association.

Distribution Dates.........................  Distributions on the offered certificates will be made on the
                                             25th day of each  month,  or, if
                                             such day is not a  business day,
                                             on the next succeeding business
                                             day, beginning in February 2007.

Offered Certificates.......................  The classes of offered certificates and their
                                             pass-through  rates and
                                             initial certificate  principal
                                             balances, as applicable, are set
                                             forth in the tables below.

                                                GROUP I OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
---------------     ------------------   ----------------------   -------------------    ---------------------------
I-A-1               Adjustable Rate      $187,042,000             AAA/Aaa                Super Senior
I-A-2               Adjustable Rate      $93,521,000              AAA/Aaa                Senior Support Level 1
I-A-3               Adjustable Rate      $31,174,000              AAA/Aaa                Senior Support Level 2
I-X                 Fixed Rate           Notional                 AAA/Aaa                Senior Interest Only
I-B-1               Adjustable Rate      $8,195,000               AA+/Aaa                Subordinate
I-B-2               Adjustable Rate      $6,800,000               AA/Aa1                 Subordinate
I-B-3               Adjustable Rate      $2,441,000               AA-/Aa1                Subordinate
I-B-4               Adjustable Rate      $4,359,000               A+/Aa2                 Subordinate
I-B-5               Adjustable Rate      $2,267,000               A/Aa3                  Subordinate
I-B-6               Adjustable Rate      $1,744,000               A-/A1                  Subordinate
I-B-7               Adjustable Rate      $1,744,000               BBB+/A2                Subordinate
I-B-8               Adjustable Rate      $1,744,000               BBB/Baa1               Subordinate
I-B-9               Adjustable Rate      $2,093,000               BBB-/Baa2              Subordinate

TOTAL GROUP I OFFERED
CERTIFICATES*:                           $343,124,000
*Approximate


                                             GROUP I NON-OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
---------------     ------------------   ----------------------   -------------------    ---------------------------
I-B-IO              N/A                  $0                       N/A                    Subordinate Interest Only
I-XP                N/A                  N/A                      N/A                    Subordinate


TOTAL GROUP I CERTIFICATES*:             $343,124,000
*Approximate

                                            GROUP II OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
---------------     ------------------   ----------------------   -------------------    ---------------------------
I-B-IO              N/A                  $0                       N/A                    Subordinate Interest Only
II-A-1              Adjustable Rate      $186,511,000             AAA/Aaa                Super Senior
II-A-2              Adjustable Rate      $62,171,000              AAA/Aaa                Senior Support Level 1
II-A-3              Adjustable Rate      $62,171,000              AAA/Aaa                Senior Support Level 2
II-B-1              Adjustable Rate      $12,663,000              AA/Aa1                 Subordinate
II-B-2              Adjustable Rate      $6,939,000               A/Aa3                  Subordinate
II-B-3              Adjustable Rate      $4,684,000               BBB/A3                 Subordinate
II-B-4              Adjustable Rate      $2,082,000               BBB-/Baa1              Subordinate

TOTAL GROUP II OFFERED
CERTIFICATES*:                           $337,221,000
*Approximate



                                             GROUP II NON-OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
---------------     ------------------   ----------------------   -------------------    ---------------------------
II-B-5              Adjustable Rate      $6,939,000               BB/Ba2                 Subordinate
II-B-IO             N/A                  $0                       N/A                    Subordinate Interest Only
II-XP               N/A                  N/A                      N/A                    Subordinate

TOTAL GROUP II NON-OFFERED
CERTIFICATES*:                           $6,939,000

TOTAL GROUP II
CERTIFICATES*:                           $344,160,000
*Approximate



                                           RESIDUAL NON-OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
---------------     ------------------   ----------------------   -------------------    ---------------------------
R                   N/A                  $0                       N/A                    Residual
R-X                 N/A                  $0                       N/A                    Residual




TOTAL OFFERED CERTIFICATES*:             $680,345,000

*Approximate

OTHER INFORMATION:

The pass-through rates on the certificates are described in detail on pages S-15 through S-17 in this prospectus supplement.

CLASS I-X CERTIFICATES:

The Class I-X Certificates will have both a notional amount and a certificate principal balance. The initial certificate principal balance of such class of certificates will equal zero. In the event that the interest accrued on the notional amount of such class of certificates is reduced as a result of the allocation of net deferred interest on the related mortgage loans, as described further in this prospectus supplement, the certificate principal balance of such class of certificates will increase by the amount of such reduction. We do not expect any net deferred interest to be allocated to the Class I-X Certificates.

The Class I-X Certificates have a notional amount equal to the aggregate outstanding principal balance of the mortgage loans having "hard" prepayment charges for a term of generally three years from origination, as set forth in this prospectus supplement. The Class I-X Certificates have an initial notional amount of $206,339,487.

THE ISSUING ENTITY                                  mortgage loans will be serviced by
                                                    Countrywide Home Loans Servicing LP; and
The depositor will  establish a trust               approximately 67.06% of the group I
with respect to the Structured  Asset               mortgage loans and all of the group II
Mortgage  Investments II Trust                      mortgage loans will be serviced by
2007-AR1,  Mortgage  Pass-Through                   EMC Mortgage Corporation. The remainder of
Certificates, Series  2007-AR1,                     the mortgage loans will be serviced
pursuant to a pooling  and                          by one or more other servicers, none of
servicing  agreement  dated as of                   which will service more than 10%
January 1,  2007,  among the                        of the mortgage loans in any group.
depositor,  the master  servicer,
the  securities administrator, the                  THE MORTGAGE LOANS
trustee and the sponsor.
                                                    The trust will contain on the
The certificates represent in the                   closing date approximately
aggregate the entire beneficial ownership           2,172 first lien adjustable rate
interest in the trust.                              mortgage loans secured by one-
                                                    to four-family  residential  real
See "Description of the Certificates"               properties and individual
in this prospectus supplement.                      condominium units.

THE SPONSOR                                         The mortgage loans have an
                                                    aggregate principal balance of
EMC Mortgage Corporation, in its                    approximately $695,639,310 as
capacity as mortgage loan seller,                   of the cut-off date.
referred to herein as the Sponsor
or EMC, a Delaware corporation                      All of the group I and group II
and an affiliate of the                             mortgage loans have a negative
depositor and the underwriter,                      amortization feature, under which
will sell the mortgage loans                        accrued interest on a mortgage
to the depositor.                                   loan will be deferred and
                                                    added to the principal balance
THE ORIGINATORS                                     of that mortgage loan if the
                                                    minimum monthly payment on such
Approximately 52.13% and 34.91% of                  mortgage loan on its interest
the group I and group II mortgage loans,            payment date is less than the
respectively, were originated by                    amount of accrued interest due
SouthStar Funding, LLC; approximately               on that mortgage loan on that
32.83% of the  group I  mortgage                    payment date.
loans  and none of the  group  II
mortgage  loans  were originated by                 The interest rate on each
Countrywide  Home Loans,  Inc.;                     group I mortgage loan will be
none of the group I mortgage loans                  adjusted monthly based on
and  approximately  27.12% of the                   One-Year MTA, One-Month LIBOR or
group II mortgage loans were                        COFI; and after the option
originated by ACT Mortgage Capital;                 period, the interest rate on
and approximately 0.06% and 19.82%                  each group II mortgage loan
of the group I and group II                         will be adjusted semi-annually
mortgage loans, respectively, were                  based on Six-Month LIBOR; in
originated by Opteum Financial                      each case to equal such
Services, LLC. The remainder of the                 index plus a fixed percentage
mortgage loans was originated by                    set forth in or computed in
various other originators,                          accordance with the related note.
none of which has originated more                   Each such interest rate will
than 10% of the mortgage loans                      be generally subject to rounding
in any group.                                       and to certain other limitations,
                                                    including a maximum lifetime
                                                    mortgage rate, and in certain cases a
THE SERVICERS                                       minimum lifetime mortgage rate,
                                                    and in certain cases a maximum
Approximately 32.83% of the group I                 upward or downward adjustment on
mortgage loans and none of the group II             each interest adjustment date,
                                                    all as more fully described under
                                                    "Description of the Mortgage



                                       S-10


Loans" in this prospectus                           the original loan amount and a note rate
supplement. The related index                       that may be below the original note rate by
is as described under "Description                  up to 3% per annum. The minimum monthly
of the Mortgage Loans--Index on                     payment will then adjust at the earlier of
the Mortgage Loans" in this                         (i) the end of the initial five year
prospectus supplement.                              fixed rate period or (ii) the date upon
                                                    which the unpaid principal balance equals
With respect to the group I mortgage                or exceeds a percentage (either 110% or
loans, while the interest rate on each              115%, depending on the maximum amount of
mortgage loan will adjust monthly                   negative amortization for that mortgage
(with respect to certain of the mortgage            loan) of the original principal balance
loans, after a period of up to three                of the mortgage loan due to deferred
months after origination during which the           interest. The period from origination to
related mortgage rate is fixed),                    the date on which the minimum monthly payment
the minimum monthly payment due on such             first adjusts is sometimes referred to
mortgage loans generally will only                  herein as the option period. Upon adjustment,
adjust annually. On each annual payment             the required monthly payment will
adjustment date, the minimum monthly                be an interest only payment in an amount
payment due on such mortgage loan will be           equal to the full amount of accrued interest
reset to fully amortize such mortgage               of the mortgage loan calculated
loan over its remaining term to maturity,           based on the outstanding principal balance
subject to the conditions that (i) the              of the mortgage loan and the interest rate
amount of the monthly payment on the                then in effect. The required monthly payment
related mortgage loan will not increase             may change after the initial fixed rate
or decrease by an amount that is more               period once every six months based on the
than 7.50% of the monthly payment on                semi-annual adjustment of interest. This
such mortgage loan prior to such                    interest-only period will expire on the
adjustment, (ii) as of the fifth                    tenth anniversary of the loan, at which time
anniversary of the first due date                   the monthly payment will be adjusted
with respect to such mortgage loan,                 semi-annually to pay interest and amortize
and on every fifth anniversary                      fully the then unpaid principal balance
thereafter, and on the last payment                 over its remaining term to maturity (assuming
adjustment date prior to the related                the then current interest rate remains
mortgage loan's scheduled maturity date,            in effect until maturity).
the minimum monthly payment on the
related mortgage loan will be                       The mortgage loans have been divided into
reset without regard to the limitation              two primary loan groups, designated as
described in clause (i) above, and (iii)            group I and group II, as more fully
if the unpaid principal balance on such             described below in Schedule A to this
mortgage loan exceeds 110%, 115% or 125%            prospectus supplement.
of the original principal balance on
such mortgage loan due to deferred interest         None of the group I mortgage loans
having been added to the principal                  and all of the group II mortgage loans, by
balance of such mortgage loan, then the             cut-off date principal balance, are
monthly payment on such mortgage                    within an initial interest only period.
loan will be reset on that payment date
without regard to the limitation described          The group I certificates will be
in clause (i) above to amortize fully the           entitled to receive distributions
then unpaid principal balance of such               solely with respect to group I mortgage
mortgage loan over its remaining term to            loans. The group II certificates
maturity. See "Description of the                   will be entitled to receive distributions
Mortgage Loans--General" and "--Negative            solely with respect to group II
Amortization" in this prospectus supplement.        mortgage loans.

With respect to the group II mortgage
loans, during the initial fixed-rate
period, the mortgagor will be required to pay a minimum monthly payment calculated on the basis of


                                       S-11

GROUP I MORTGAGE LOANS                              GROUP II MORTGAGE LOANS

The following table describes certain               The following table describes certain
characteristics of all of the mortgage              characteristics of all of the mortgage
loans in loan group I as of the cut-off             loans in loan group II as of the cut-off
date:                                               date:


Number of mortgage loans:...............1,107       Number of mortgage loans:...................1,065

Aggregate scheduled principal                       Aggregate scheduled principal
   balance:......................$348,703,342          balance:..........................$346,935,968

Range of scheduled principal                        Range of scheduled principal
   balances:............$37,118 to $2,515,945          balances:................$52,392 to $1,614,025

Average scheduled principal                         Average scheduled principal
    balance:.........................$314,999           balance:.............................$325,761

Range of mortgage rates                             Range of mortgage rates
    (per annum):................1.750% 9.750%           (per annum):....................5.750% 8.875%

Weighted average mortgage rate                      Weighted average mortgage rate
    (per annum):.......................8.186%           (per annum):...........................7.621%

Range of remaining terms to stated maturity         Range of remaining terms to stated maturity
    (months):......................312 to 479           (months):..........................355 to 359

Weighted average remaining term to stated           Weighted average remaining term to stated
    maturity (months):....................381           maturity (months):........................358

Weighted average loan-to-value ratio at             Weighted average loan-to-value ratio
    origination:.......................77.54%           at origination:........................77.96%

Weighted average gross margin                       Weighted average gross margin
    (per annum):.......................3.346%           (per annum):...........................2.264%

Weighted average maximum lifetime                   Weighted average maximum lifetime
    mortgage rate (per annum):.........9.998%           mortgage rate (per annum):............12.469%

Weighted average months to first interest           Weighted average months to first interest
    adjustment date (months):...............1           adjustment date (months):..................58

Loan Index Type:                                    Loan Index Type:

One-Year MTA...........................93.24%       Six-Month LIBOR...........................100.00%

One-Month LIBOR.........................6.47%       REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

COFI....................................0.29%       The trustee will acknowledge the sale, transfer
                                                    and assignment to it (or the applicable


                                       S-12

custodian as its agent) by the depositor            with the Class I-A Certificates, as
and receipt of the mortgage loans,                  the group I senior certificates.
subject to further review and the
exceptions which may be noted pursuant              Payments of interest and, as applicable,
to the procedures described in the                  principal on each class of group I
pooling and servicing agreement. If the             certificates will be made from
trustee (or the applicable custodian                payments received in connection with
as its agent) finds that any mortgage loan          the group I mortgage loans, in each
is defective on its face with respect               case as described below.
to that loan, the trustee (or the
applicable custodian as its agent) shall            The Class I-B-1, Class I-B-2, Class
notify the sponsor of such defect in                I-B-3, Class I-B-4, Class I-B-5, Class
the required certification. The sponsor             I-B-6, Class I-B-7, Class I-B-8 and
must then correct or cure any such                  Class I-B-9 Certificates will each
defect within 90 days from the date                 represent subordinate interests in the
of notice from the trustee (or the                  group I mortgage loans and these certificates
applicable custodian as its agent) of               are sometimes referred to herein as the
the defect and if the sponsor fails to              group I subordinate certificates or the
correct or cure such defect within                  Class I-B Certificates.
such period and such defect materially and
adversely affects the interests of the              The group I senior certificates and
certificateholders in the related                   the group I subordinate certificates are
mortgage loan, the sponsor will, in                 sometimes referred to herein as the
accordance with the terms of the pooling            group I offered certificates.
and servicing agreement, within 90 days
of the date of notice, provide the trustee          The group I offered certificates
with a substitute mortgage loan (if                 other than the interest-only certificates,
within two years of the closing date) or            are sometimes referred to herein as the
repurchase the mortgage loan; provided              group I adjustable rate certificates.
that, if such defect would cause the
mortgage loan to be other than a                    The trust will also issue Class I-XP
"qualified mortgage" as defined in Section          Certificates, which are not offered by this
860G(a)(3) of the Internal Revenue                  prospectus supplement, and which will
Code, any such cure or substitution (which          represent the right of the holder to
substitution may only be made within                prepayment charges on the group I mortgage
two years of the closing date) must occur           loans serviced by EMC Mortgage Corporation,
within 90 days from the date such breach            to the extent such prepayment charges
was discovered.                                     are not retained by EMC Mortgage Corporation
                                                    as servicer in accordance with the terms
DESCRIPTION OF THE CERTIFICATES                     of its servicing agreement.

GENERAL                                             In addition, the trust will issue the
                                                    Class I-B-IO Certificates, which are not
The trust will issue the certificates               offered by this prospectus supplement,
as set forth in the tables beginning on             and which will represent subordinate
page S-7 of this prospectus supplement,             interests in the group I mortgage loans.
which will represent the entire
beneficial ownership in the trust.                  The Class I-B-IO Certificates, the
                                                    Class I-XP Certificates are sometimes
The Class I-A-1, Class I-A-2, Class I-A-3           referred to herein as the group I
and Class I-X Certificates will each                non-offered certificates.
represent senior interests in the
group I mortgage loans and these certificates       The group I offered certificates and
(other than the Class I-X Certificates)             the group I non-offered certificates are
are sometimes referred to herein as the             sometimes referred to herein as the
Class I-A Certificates. The Class I-X               group I certificates.
Certificates are sometimes referred to
herein as the interest-only certificates
and, together


                                       S-13

The Class II-A-1, Class II-A-2 and                  In addition, the trust will issue the
Class II-A-3 Certificates will each                 Class II-B-IO Certificates, which are not
represent senior interests in the                   offered by this prospectus supplement,
group II mortgage loans and these                   and which will represent subordinate
certificates are sometimes referred                 interests in the group II mortgage loans.
to herein as the Class II-A
Certificates or the group II                        The Class II-B-IO Certificates, the
senior certificates.                                Class II-XP Certificates and the Class
                                                    II-B-5 Certificates are sometimes
Payments of interest and principal                  referred to herein as the group II non-offered
on each class of group II certificates              certificates.
will be made from payments received
in connection with the group II mortgage            The group II offered certificates and
loans, in each case as described below.             the group II non-offered certificates are
                                                    sometimes referred to herein as the
The Class II-B-1, Class II-B-2, Class               group II certificates.
II-B-3 and Class II-B-4 Certificates will
each represent subordinate interests                The Class I-A Certificates and the
in the group II mortgage loans and these            Class II-A Certificates are sometimes
certificates are sometimes referred                 referred to herein as the Class A
to herein as the group II offered                   Certificates.
subordinate certificates.
                                                    The Class I-B Certificates and the
The group II senior certificates and                Class II-B Certificates are sometimes
the group II offered subordinate                    referred to herein as the Class B
certificates are sometimes referred                 Certificates.
to herein as the group II offered
certificates.                                       The Class I-B-IO Certificates and the
                                                    Class II-B-IO Certificates are sometimes
The trust will also issue Class II-B-5              referred to herein as the Class
Certificates, which are not offered by              B-IO Certificates.
this prospectus supplement. The Class
II-B-5 Certificates will represent                  The Class I-XP Certificates and the
subordinate interests in the group                  Class II-XP Certificates are sometimes
II mortgage loans.                                  referred to herein as the Class XP
                                                    Certificates.
The Class II-B-1, Class II-B-2,
Class II-B-3, Class II-B-4 and Class                The Class R Certificates and the
II-B-5 Certificates are sometimes                   Class R-X Certificates (also referred
referred to herein as the Class II-B                to herein as the residual certificates),
Certificates.                                       which are not offered pursuant to this
                                                    prospectus supplement, will represent
The group II senior and group II                    the residual interests in the real
subordinate certificates are sometimes              estate mortgage investment conduits
referred to herein as the group II                  established by the trust.
adjustable rate certificates.
                                                    The group I offered certificates and the
The trust will also issue Class II-XP               group II offered certificates are
Certificates, which are not offered by              sometimes referred to herein as the
this prospectus supplement, and which               offered certificates.
will represent the right of the holder to
prepayment charges on the group II                  The group I non-offered certificates
mortgage loans serviced by EMC Mortgage             and the group II non-offered certificates
Corporation, to the extent such                     are sometimes referred to herein as
prepayment charges are not retained by              the non-offered certificates.
EMC Mortgage Corporation as servicer
in accordance with the terms of its                 The group I senior certificates and
servicing agreement.                                the group II senior certificates are
                                                    sometimes referred to herein as the
                                                    senior certificates.



                                       S-14

The group I subordinate certificates                the initial principal amount of
and the group II subordinate certificates           such class of certificates.
are sometimes referred to herein as
the subordinate certificates.                       REGISTRATION OF OFFERED CERTIFICATES

The group I adjustable rate certificates            The issuing entity will issue
and the group II adjustable rate                    the offered certificates initially
certificates are sometimes referred                 in book-entry form. Persons acquiring
to herein as the adjustable rate                    interests in these offered certificates
certificates.                                       will hold their beneficial interests
                                                    through The Depository Trust Company,
The assumed final distribution date                 in the United States, or Clearstream
for the offered certificates is the                 Banking, societe anonyme or the
distribution date occurring in                      Euroclear System, in Europe. The
January 2037. It is intended that the               trust will issue the residual
amounts deposited in the final                      certificates in certificated fully-registered
maturity reserve account will be                    form.
sufficient to retire the group I
offered certificates on the assumed                 We refer you to "Description of the
final distribution date, even though                Certificates--Registration of the
the outstanding principal balance                   Book-Entry Certificates" in this
of the group I mortgage loans having                prospectus supplement.
40-year original terms to maturity
have not been reduced to zero on                    PASS THROUGH RATES
the assumed final distribution date.
The actual final distribution date                  The pass-through rate for each
for each class of offered certificates              class of offered certificates (other
may be earlier, and could be                        than the interest-only certificates)
substantially earlier, than the                     may change from distribution date
distribution date in January 2037.                  to distribution date. The pass-through
                                                    rate on these certificates may
RECORD DATE                                         therefore be adjusted on a
                                                    monthly basis. Investors will be
For each class of adjustable rate                   notified of a pass-through rate adjustment
certificates, and for any distribution              through the monthly distribution reports.
date, the record date shall be the
close of business on the business                   Group I Certificates
day immediately preceding the applicable
distribution date so long as such                   The pass-through rates on each class
certificates remain in book-entry                   of group I adjustable rate certificates
form; and otherwise the record date                 are as follows:
shall be the close of business
on the last business day of the                     Each class of group I adjustable rate
month immediately preceding the                     certificates will bear interest at a
month in which such distribution                    pass-through rate equal to the
date occurs.                                        lesser of (i) one-month LIBOR plus
                                                    the related margin, and (ii) the
For each class of certificates                      applicable net rate cap described
other than the adjustable rate                      in this prospectus supplement. One-month
certificates, and for any distribution              LIBOR for the first interest
date, the record date shall be the                  accrual period and for all subsequent
close of business on the last                       accrual periods shall be determined
business day of the month immediately               as described in "Description of
preceding the month in which such                   the Certificates--Calculation of
distribution date occurs.                           One-Month LIBOR" in this prospectus
                                                    supplement.
DENOMINATIONS
                                                    The related per annum margin for
For each class of offered certificates,             each class of group I adjustable
$25,000 and multiples of $1,000 in                  rate certificates is set forth in
excess thereof, except that one                     the column immediately to the
certificate of each class may be                    right of
issued to accommodate the remainder of


                                       S-15

the class designation; provided that,               Group II Certificates
after the first possible optional
termination date, the related per                   The pass-through rates on each class
annum margin for the adjustable                     of group II adjustable rate
rate certificates will be the                       certificates are as follows:
related per annum margin
set forth in the far right-hand                     Each class of group II adjustable
column in the following table:                      rate certificates will bear
                                                    interest at a pass-through rate
          Per Annum Margins                         equal to the least of (i) one-month
CLASS                 (1)          (2)              LIBOR plus the related margin,
I-A-1              0.160%      0.320%               (ii) 10.50% per annum and (iii)
I-A-2              0.200%      0.400%               the applicable net rate cap
I-A-3              0.250%      0.500%               described in this prospectus
I-B-1              0.370%      0.555%               supplement. One-month LIBOR for
I-B-2              0.390%      0.585%               the first interest accrual
I-B-3              0.410%      0.615%               period and for all subsequent
I-B-4              0.500%      0.750%               accrual periods shall be
I-B-5              0.540%      0.810%               determined as described
I-B-6              0.600%      0.900%               in "Description of the Certificates--
I-B-7              1.100%      1.650%               Calculation of One-Month LIBOR" in
I-B-8              1.400%      2.100%               this prospectus supplement.
I-B-9              2.100%      3.150%
                                                    The related per annum margin for
--------------                                      each class of group II  adjustable
                                                    rate certificates is set forth in
(1)  For the accrual period related to              the column immediately to the
     any distribution date occurring on or          right of the class designation;
     prior to the first possible optional           provided that, after the first
     termination date.                              possible optional termination date,
                                                    the related per annum margin for
(2)  For the accrual period related to              the adjustable rate certificates
     any distribution date occurring                will be the related per annum
     after the first possible optional              margin set forth in the far right-hand
     termination date.                              column in the following table:

If on any distribution date, the pass-through
rate for a class of group I adjustable                      Per Annum Margins
rate certificates is based on the                   CLASS              (1)          (2)
applicable net rate cap as described                II-A-1            0.180%      0.360%
in this prospectus supplement, the holders          II-A-2            0.210%      0.420%
of the related certificates will receive            II-A-3            0.235%      0.470%
a smaller amount of interest than such              II-B-1            0.380%      0.570%
holders would have received on such                 II-B-2            0.570%      0.855%
distribution date had the pass-through              II-B-3            1.500%      2.250%
rate been calculated based on one-month             II-B-4            2.150%      3.225%
LIBOR plus the related margin. However,             II-B-5            2.150%      3.225%
the shortfalls described in this paragraph
may be covered by net monthly excess                --------------
cashflow as described in this prospectus
supplement.                                         (1)  For the accrual period related to
                                                         any distribution date occurring on or
The Class I-X Certificates will bear                     prior to the first possible optional
interest at a fixed pass-through rate                    termination date.
equal to 0.600% per annum.
                                                    (2)  For the accrual period related to
                                                         any distribution date occurring after the
                                                         first possible optional termination date.

                                                    If on any distribution date, the pass-through
                                                    rate for a class of group II adjustable rate
                                                    certificates is based on the applicable
                                                    net rate cap as described in this prospectus
                                                    supplement, the holders of the related



                                       S-16

certificates will receive a smaller                 Each class of group II adjustable rate
amount of interest than such holders                certificates may receive additional
would have received on such distribution            interest distributions from payments
date had the pass-through rate been                 under the related cap contract, as
calculated based on the lesser of (a)               described below under "The Cap Contracts".
one-month LIBOR plus the related margin
and (b) 10.50% per annum.  However, the             The interest accrual period for each
shortfalls described in this paragraph              class of adjustable rate certificates will
may be covered by net monthly excess                be the period from and including the
cashflow and the related cap contracts,             preceding distribution date (or from the
as described in this prospectus supplement.         closing date, in the case of the first
                                                    distribution date) to and including the
The Class B-IO Certificates, Class XP               day prior to the current distribution date.
Certificates and the Residual Certificates
do not have a pass-through rate and will            Interest on the adjustable rate certificates
not bear interest.                                  will be calculated on the basis of
                                                    a 360-day year and the actual number of
INTEREST PAYMENTS                                   days elapsed during the related interest
On each distribution date holders of the            accrual period.
offered certificates will be entitled
to receive:                                         The interest accrual period for the
                                                    interest-only certificates will be the
o    the interest that has accrued on the           calendar month immediately preceding
     certificate principal balance or               the calendar month in which a distribution
     notional amount of the related                 date occurs.
     certificates at the applicable pass-through
     rate during the related interest accrual       Calculations of interest on the interest-only
     period, and                                    certificates will be based on a 360-day
                                                    year that consists of twelve 30-day months.
o    any interest due on a prior distribution
     date that was not paid,                        On any distribution date, the notional
                                                    amount of the Class I-X Certificates will
less                                                equal the aggregate outstanding principal
                                                    balance of the mortgage loans having
o    interest shortfalls and net deferred           "hard" prepayment charges for a term of
     interest allocated to such certificates.       generally three years from origination.

The amount of interest distributable on a           PRINCIPAL PAYMENTS
distribution date with respect to any
class of group I or group II certificates           On each distribution date, to the extent
will be reduced by the amount, if any,              that the scheduled and unscheduled payments
of net deferred interest for the related            of principal on the mortgage loans in the
distribution date that is allocated to              related loan group during the related due
such class of certificates. The amount              period and prepayment period exceed the
of interest distributable on a distribution         deferred interest on such mortgage loans,
date with respect to any class of group I           principal will be paid on each related
or group II certificates will be reduced            class of certificates entitled to receive
by the amount, if any, of interest                  principal payments on each distribution
shortfalls for the related distribution             date. You should review the priority of
date that is allocated to such class of             payments described under "Description of the
certificates. In addition, the amount of            Certificates--Distributions on the
interest collections available for                  Certificates" in this prospectus supplement.
distribution to the holders of the applicable
group I certificates will be reduced, on
and after the distribution date occurring
in February 2017, by any related amounts
paid into the final maturity reserve
account, as described under "Description of the
Certificates" in this prospectus supplement.


                                       S-17

CREDIT ENHANCEMENT                                           I-B-7, the Class I-B-8 and the Class I-B-9
                                                             Certificates;
The credit enhancement available for
the benefit of the holders of the offered                o   the Class I-B-2 Certificates will have a
certificates provides limited protection                     payment priority over the Class I-B-3, the
to holders of specified certificates                         Class I-B-4, the Class I-B-5, the Class I-B-6,
against shortfalls in payments received                      the Class I-B-7, the Class I-B-8 and the
on the mortgage loans.                                       Class I-B-9 Certificates;

Group I Certificates                                     o   the Class I-B-3 Certificates will have a
                                                             payment priority over the Class I-B-4,
Excess Spread and Overcollateralization.                     the Class I-B-5, the Class I-B-6, the Class I-B-7,
The group I mortgage loans are expected                      the Class I-B-8 and the Class I-B-9 Certificates;
to generate more interest than is needed
to pay interest on the group I offered                   o   the Class I-B-4 Certificates will have a
certificates because we expect the                           payment priority over the Class I-B-5, the
weighted average net interest rate of the                    Class I-B-6, the Class I-B-7, the Class
group I mortgage loans to be higher                          I-B-8 and the Class I-B-9 Certificates;
than the weighted average pass-through rate
on the group I offered certificates.                     o   the Class I-B-5 Certificates will have a
Interest payments received in respect of                     payment priority over the Class I-B-6, the
the group I mortgage loans in excess of                      Class I-B-7, the Class I-B-8 and the Class
the amount that is needed to pay                             I-B-9 Certificates;
interest on the group I offered certificates,
related trust expenses, and, on and after                o   the Class I-B-6 Certificates will have a
the distribution date occurring in February                  payment priority over the Class I-B-7, the
2017, any amounts paid into the final                        Class I-B-8 and the Class I-B-9 Certificates;
maturity reserve account, if applicable,
will be used to reduce the total principal               o   the Class I-B-7 Certificates will have a
balance of the group I offered certificates                  payment priority over the Class I-B-8 and
until a required level of overcollateralization              the Class I-B-9 Certificates; and
has been achieved.
                                                         o   the Class I-B-8 Certificates will have a
See "Description of the Certificates--Excess                 payment priority over the Class I-B-9
Spread and Overcollateralization                             Certificates.
Provisions" in this prospectus supplement.
                                                    In general, this loss protection is accomplished
Subordination; Allocation of Losses. By             by allocating any realized losses on the group I
issuing group I senior certificates and             mortgage loans in excess of available excess spread
group I subordinate certificates, the               and any current overcollateralization for the
issuing entity has increased the                    group I offered certificates to the group I
likelihood that the holders of the group I          subordinate certificates, beginning with the
senior certificates will receive                    group I subordinate certificates with the lowest
regular payments of interest and principal.         payment priority, until the certificate principal
                                                    balance of that class of group I subordinate
The group I senior certificates will have           certificates has been reduced to zero and then
payment priority over the group I                   allocating any loss to the next most junior
subordinate certificates. Among the classes         class of group I subordinate certificates, until
of group I subordinate certificates,                the certificate principal balance of each class
                                                    of group I subordinate certificates has been
     o   the Class I-B-1 Certificates will          reduced to zero. If no
         have a payment priority over the
         Class I-B-2, the Class I-B-3, the
         Class I-B-4, the Class I-B-5, the
         Class I-B-6, the Class



                                       S-18

group I subordinate certificates remain                  o   the Class II-B-2 Certificates will have
outstanding, the principal portion of                        a payment priority over the Class II-B-3,
realized losses on the group I mortgage                      the Class II-B-4 and the Class II-B-5
loans will be allocated to the Class I-A                     Certificates;
Certificates, in the order of priority
set forth in "Description of the                         o   the Class II-B-3 Certificates will have
Certificates--Allocation of Realized Losses;                 a payment priority over the Class II-B-4
Subordination" in this prospectus                            and the Class II-B-5 Certificates; and
supplement.
                                                         o   the Class II-B-4 Certificates will have
Group II Certificates                                        a payment priority over the Class
                                                             II-B-5 Certificates.
Excess Spread and Overcollateralization. The
group II mortgage loans are expected to             In general, this loss protection is accomplished
generate more interest than is needed to            by allocating any realized losses on the group II
pay interest on the group II adjustable rate        mortgage loans in excess of available excess spread
certificates because we expect the weighted         and any current overcollateralization for the
average net interest rate of the group II           group II adjustable rate certificates to the group II
mortgage loans to be higher than the weighted       subordinate certificates, beginning with the group II
average pass-through rate on the group II           subordinate certificates with the lowest payment
adjustable rate certificates. Interest              priority, until the certificate principal balance
payments received in respect of the group II        of that class of group II subordinate certificates
mortgage loans in excess of the amount that         has been reduced to zero and then allocating any
is needed to pay interest on the group II           loss to the next most junior class of group II
adjustable rate certificates, related trust         subordinate certificates, until the certificate
expenses, will be used to reduce the total          principal balance of each class of group II subordinate
principal balance of the group II adjustable        certificates has been reduced to zero. If no
rate certificates until a required level of         group II subordinate certificates remain outstanding,
overcollateralization has been achieved.            the principal portion of realized losses on the
                                                    group II mortgage loans will be allocated to the Class
See "Description of the Certificates--Excess        II-A Certificates, in the order of priority set forth
Spread and Overcollateralization                    in "Description of the Certificates--Allocation of
Provisions" in this prospectus supplement.          Realized Losses; Subordination" in this prospectus
                                                    supplement.
Subordination; Allocation of Losses. By
issuing group II senior certificates and            Adjustable Rate Supplemental Fund. On the closing
group II subordinate certificates, the              date, the depositor will pay to the securities
issuing entity has increased the                    administrator, on behalf of the trust, for deposit in the
likelihood that the holders of the group II         Adjustable Rate Supplemental Fund, an amount which
senior certificates will receive                    shall be at least equal to the amount of any potential
regular payments of interest and principal.         shortfall of interest on the adjustable rate
                                                    certificates on the initial distribution date due to
The group II senior certificates will have          the fact that certain mortgage loans are still in
payment priority over the group II                  their initial fixed-rate period and the net rate cap
subordinate certificates. Among the classes         on these adjustable rate certificates on such
of group II subordinate certificates,               distribution date will be less than One-Month LIBOR
                                                    plus the related certificate
     o   the Class II-B-1 Certificates will
         have a payment priority over the
         Class II-B-2, the Class II-B-3, the
         Class II-B-4 and the Class II-B-5
         Certificates;



                                       S-19

margin. To the extent that a class of               group II adjustable rate certificates
adjustable rate certificates has a                  as a result of the cap contracts.
shortfall of interest on the initial
distribution date due to the application            See "The Cap Contracts" in this prospectus
of the related net rate cap, amounts                supplement.
equal to such shortfall will be withdrawn
from the Adjustable Rate Supplemental               FINAL MATURITY RESERVE ACCOUNT
Fund and paid to such class or classes
of certificates. The Adjustable Rate                If, on each distribution date occurring
Supplemental Fund will then be entitled             in and after February 2017, any group I
to be replenished on each future                    senior certificates and group I
distribution date from Available Funds              subordinate certificates are outstanding
otherwise payable as interest on the                and the aggregate scheduled principal
Class B-IO certificates, until the                  balance of the related mortgage loans
Adjustable Rate Supplemental Fund has               with original terms to maturity in
been replenished to the extent of the               excess of 30 years is greater than
amount paid from such fund on the initial           the applicable scheduled amount set forth
distribution date. Once the Adjustable              on Schedule C to this prospectus supplement,
Rate Supplemental Fund has been                     the securities administrator will be
replenished in full, amounts on deposit             required to deposit into a final maturity
therein will be distributed to the                  reserve account, prior to the payment of
depositor or its designee on the immediately        interest on the applicable certificates,
following distribution date, and                    a portion of interest collections with
following such distribution the Adjustable          respect to the related mortgage loans.
Rate Supplemental Fund will be                      Each such related deposit, which we
terminated.                                         refer to as a coupon strip, will be equal
                                                    to the product of one-twelfth of 1.00%
ADVANCES                                            and the aggregate scheduled principal
                                                    balance of the related mortgage loans
Each servicer will make cash advances               with original terms to maturity in excess
with respect to delinquent payments of              of 30 years, not to exceed in the
scheduled interest and principal on the             aggregate with respect to the related
mortgage loans for which it acts as                 loan group a final maturity reserve account
servicer (to the extent set forth in the            target. Amounts on deposit in the final
related servicing agreement), in                    maturity reserve account will be used to
general, to the extent that such servicer           pay the certificate principal balances of
reasonably believes that such cash                  the related certificates then outstanding
advances can be repaid from future                  to zero on the 360th distribution date.
payments on the related mortgage loans. If
the related servicer fails to make any              See "Description of the Certificates--Final
required advances, the master servicer              Maturity Reserve Account" in this
may be obligated to do so, as described             prospectus supplement.
in this prospectus supplement. These
cash advances are only intended to maintain         MASTER SERVICING AND SERVICING FEES
a regular flow of scheduled interest
and principal payments on the certificates          The master servicer will be entitled to
and are not intended to guarantee or                receive, as compensation for its
insure against losses.                              activities under the pooling and servicing
                                                    agreement, the reinvestment income
THE CAP CONTRACTS                                   received on amounts in the distribution
                                                    account for a certain period of days as
Each class of group II adjustable rate              further described in this prospectus
certificates will be entitled to the                supplement. Each of the servicers will be
benefits provided by a related cap                  entitled to receive a servicing fee, as
contract. There can be no assurance as              compensation for its activities under the
to the extent of benefits, if any, that
may be realized by the holders of the


                                       S-20

related Servicing Agreement, equal to               See "Federal Income Tax Consequences" in this
1/12th of the servicing fee rate                    prospectus supplement.
multiplied by the scheduled principal
balance of each mortgage loan serviced by           RATINGS
it as of the due date in the month
preceding the month in which such                   It is a condition to the issuance of the
distribution date occurs. The servicing             certificates that the offered certificates
fee rate will be 0.375% per annum.                  receive the following ratings from Standard &
Interest shortfalls on the related                  Poor's Rating Services, a division of The
mortgage loans resulting from prepayments           McGraw-Hill Companies, Inc., which is referred to
in full in any calendar month will be               herein as S&P, and Moody's Investors Service, Inc.,
offset by the related servicer or the               which is referred to herein as Moody's:
master servicer on the distribution date
in the following calendar month to the              OFFERED CERTIFICATES             S&P       MOODY'S
extent of compensating interest payments            -------------------------      -------    ----------
as described in this prospectus supplement.         I-A-1                            AAA         Aaa
                                                    I-A-2                            AAA         Aaa
OPTIONAL TERMINATION                                I-A-3                            AAA         Aaa
                                                    I-X                              AAA         Aaa
At its option, the depositor or its                 I-B-1                            AA+         Aaa
designee may purchase from the trust all            I-B-2                            AA          Aa1
of (i) the group I mortgage loans, together         I-B-3                            AA-         Aa1
with any properties in respect thereof              I-B-4                            A+          Aa2
acquired on behalf of the trust, and                I-B-5                             A          Aa3
thereby effect termination and early                I-B-6                            A-          A1
retirement of the group I certificates              I-B-7                           BBB+         A2
after the scheduled principal balance of            I-B-8                            BBB        Baa1
the group I mortgage loans (and properties          I-B-9                           BBB-        Baa2
acquired in respect thereof) remaining in           II-A-1                           AAA         Aaa
the trust has been reduced to 10% or less           II-A-2                           AAA         Aaa
of the scheduled principal balance of the           II-A-3                           AAA         Aaa
group I mortgage loans as of the cut-off            II-B-1                           AA          Aa1
date; and (ii) the group II mortgage loans,         II-B-2                            A          Aa3
together with any properties in respect             II-B-3                           BBB         A3
thereof acquired on behalf of the trust,            II-B-4                          BBB-        Baa1
and thereby effect termination and early
retirement of the group II certificates             A rating is not a recommendation to buy, sell or
after the scheduled principal balance of            hold securities and either rating agency can revise
the group II mortgage loans (and properties         or withdraw such ratings at any time. In general,
acquired in respect thereof) remaining in           ratings address credit risk and do not address the
the trust has been reduced to 10% or less           likelihood of prepayments.
of the scheduled principal balance of the
group II mortgage loans as of the cut-off           See "Yield on the Certificates" and "Ratings" in
date.                                               this prospectus supplement and "Yield Considerations"
                                                    in the prospectus.
See "Pooling and Servicing Agreement--
Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

LEGAL INVESTMENT


The offered certificates (other than the Class I-B-4, Class I-B-5, Class I-B-6,
Class I-B-7, Class I-B-8, Class I-B-9,
Class II-B-2, Class II-B-3 and Class
II-B-4 Certificates) will constitute
"mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The Class I-B-4,
Class I-B-5, Class I-B-6, Class I-B-7,
Class I-B-8, Class I-B-9, Class II-B-2,
Class II-B-3 and Class II-B-4 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. See
"Legal Investment" in this prospectus
supplement and "Legal Investment Matters" in the prospectus.

ERISA CONSIDERATIONS

The senior certificates, the Class I-B-1, Class I-B-2, Class I-B-3 and Class
II-B-1 Certificates may be purchased by
persons investing assets of employee
benefit plans or individual retirement
accounts, subject to important considerations.
Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You are encouraged to consider carefully, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE
TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The subordination of each class of subordinate certificates of a loan group to the senior certificates of the related loan group and the classes of related subordinate certificates with a higher payment priority, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, holders of the related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans in a loan group, to the extent not covered by excess spread or overcollateralization with respect to such loan group, among the related certificates (other than the interest-only certificates), beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no subordinate certificates of a loan group remain outstanding, the principal portion of realized losses on the mortgage loans in such loan group will be allocated to the Class A Certificates in such loan group, in the order of priority set forth under "Description of the Certificates--Allocation of Realized Losses; Subordination," herein. Accordingly, if the aggregate certificate principal balance of the classes of subordinate certificates in a loan group with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related classes of subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of all the classes of subordinate certificates in a loan group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. Realized losses will be covered first by excess interest and then by overcollateralization with respect to a loan group on the related certificates provided by the related mortgage loans before any allocation of realized losses to the related subordinate certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

         See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 72.69% and 65.34% of the group I and group II mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loans during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the related servicer, see "Description of the Mortgage Loans - Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Unless the certificate principal balances of the Class A Certificates of group I or group II have been reduced to zero, the subordinate certificates of the related group will not be entitled to any principal distributions until at least the distribution date occurring in February 2010 or during any period in which delinquencies or losses on the mortgage loans in the related loan group exceed certain levels. This will accelerate the amortization of the related senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the related mortgage loans the related subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR" in this prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on:

         o    the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans in any loan group will prepay at this rate or at any other rate, or that the mortgage loans in any loan group will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying the trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, AND MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THOSE MORTGAGE LOANS.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE SENIOR CERTIFICATES.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates or "subordinate classes" means:

         In the case of Loan Group I:

     o with respect to the group I senior certificates: the Class I-B-1, the Class I-B-2, the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-1 Certificates: the Class I-B-2, the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-2 Certificates: the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-3 Certificates: the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-4 Certificates: the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-5 Certificates: the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-6 Certificates: the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

     o with respect to the Class I-B-7 Certificates: the Class I-B-8 and the Class I-B-9 Certificates; and

     o    with respect to the Class I-B-8 Certificates: the Class I-B-9
          Certificates.

          In the case of Loan Group II:

     o with respect to the group II senior certificates: the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates;

     o with respect to the Class II-B-1 Certificates: the Class II-B-2, the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates;

     o with respect to the Class II-B-2 Certificates: the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates;

     o with respect to the Class II-B-3 Certificates: the Class II-B-4 and the Class II-B-5 Certificates; and

     o with respect to the Class II-B-4 Certificates: the Class II-B-5 Certificates.

         Credit enhancement for the senior certificates of any group will be provided, first, by the right of the holders of the senior certificates of such group to receive certain payments of interest and principal prior to the related subordinate classes of certificates, and then by the allocation of realized losses to the related outstanding subordinate class of certificates with the lowest payment priority and, in addition, any available excess spread and overcollateralization with respect to such loan group. Accordingly, if the aggregate certificate principal balance of a subordinate class of certificates of any group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinate class of certificates with the lowest payment priority and, if the aggregate certificate principal balance of all the subordinate certificates of any group were to be reduced to zero and excess interest and overcollateralization with respect to the related loan group were insufficient, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on, the Class I-B-1, the Class I-B-2, the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans. The weighted average lives of, and the yields to maturity on, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate (other than the interest-only certificates), no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the applicable certificates may be reimbursed to the holders of such certificates (other than the interest-only certificates) from excess cashflow with the respect to the related loan group or, in the case of group II adjustable rate certificates, money remaining from the related cap contract, in each case according to the priorities set forth under "Description of the Certificates--Distributions on the Group I Certificates," "Description of the Certificates--Distributions on the Group II Certificates" and "The Cap Contracts" in this prospectus supplement.

         It is not expected that the group I and group II subordinate certificates will be entitled to any principal distributions until at least February 2010 or during any period in which delinquencies or losses on the mortgage loans in the related loan group exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans in the related loan group.

         In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Group I Certificates," "Description of the Certificates--Distributions on the Group II Certificates" and "The Cap Contracts" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization or excess spread with respect to the related loan group, or a class of related subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO COVER LOSSES ON THE MORTGAGE LOANS AND/OR TO BUILD OVERCOLLATERALIZATION.

         The mortgage loans of a loan group are expected to generate more interest than is needed to pay interest on the related offered certificates, because we expect the weighted average net interest rate on the related mortgage loans to be higher than the weighted average pass-through rate on the related offered certificates. If the mortgage loans of a loan group generate more interest than is needed to pay interest on the related offered certificates, related trust fund expenses, and, in the case of loan group I, on and after the distribution date occurring in February 2017, as applicable, any amounts paid into the final maturity reserve account, such "excess spread" will be used to make additional principal payments on the related offered certificates, which will reduce the total principal balance of the related offered certificates below the aggregate principal balance of the related mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the aggregate scheduled principal balance of the mortgage loans in each loan group will exceed the aggregate initial certificate principal balance of the related certificates by an amount approximately equal to the required level of overcollateralization. If the protection afforded by overcollateralization is insufficient, then an investor in the offered certificates could experience a loss on its investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the related mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the related mortgage loans resulting from prepayments, defaults and liquidations of such mortgage loans.

         The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of related offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the related offered certificates (other than the interest-only certificates) as a result of the overcollateralization provisions will influence the yield on such offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates.

THE ADJUSTABLE RATE CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR PLUS THE RELATED MARGIN.

         The adjustable rate certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the adjustable rate certificates are each subject to a net rate cap, as further described in this prospectus supplement. If the applicable net rate cap on a class of adjustable rate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) in the case of group II adjustable rate certificates, the 10.50% per annum cap, the interest rate on such class of certificates will be reduced to the applicable net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable net rate cap. The prepayment or default of the mortgage loans in the related loan group with relatively higher net mortgage rates, particularly during a period of increase in the related pass-through rate, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the applicable net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         To the extent interest on the adjustable rate certificates is limited to the applicable net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) in the case of group II adjustable rate certificates, the 10.50% per annum cap and (ii) the applicable net rate cap will create a shortfall. This shortfall will be covered to the extent of related excess cash flow available for that purpose and, in the case of the group II adjustable rate certificates, to the extent of available payments under the related cap contracts. However, payments under the related cap contracts are based on the lesser of the actual certificate principal balance of the related class of group II certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group II mortgage loans. If the group II mortgage loans do not prepay according to those assumptions, it may result in the related cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the related optional termination date.

         In addition, although the group II certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on the group II certificates depend in part on payments to be received under one or more cap contracts, the ability of the issuing entity to make payments on those classes of certificates will be subject to the credit risk of the cap counterparty.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related cap contract. This date was selected based on certain prepayment assumptions regarding the group II mortgage loans and that the related optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of group II certificates under the cap contracts. If prepayments on the group II mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the related optional termination right is not exercised, the cap contracts will terminate prior to the repayment in full of the related classes of group II certificates. See "The Cap Contracts" in this prospectus supplement.

THE INTEREST-ONLY CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

     o Because the notional amount of the Class I-X Certificates will be based upon the aggregate outstanding principal balance of the group I mortgage loans having "hard" prepayment charges for a term of generally three years from origination, the yield on the Class I-X Certificates will be sensitive to the rate and timing of principal payments of such mortgage loans.

     o A rapid rate of principal payments on the group I mortgage loans having "hard" prepayment charges for a term of generally three years from origination will have a materially negative effect on the yield to investors in the Class I-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on such mortgage loans could result in the failure of investors in the Class I-X Certificates to recover fully their initial investments.

See "Description of the Mortgage Loans--Prepayments Charges on the Mortgage Loans" in this prospectus supplement.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, none of the group I mortgage loans and all of the group II mortgage loans, by aggregate principal balance, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         As of the cut-off date, approximately 34.32% and 34.12% of the group I and group II mortgage loans, respectively, by aggregate principal balance, are secured by property in the state of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-7 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the related offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that any servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Loans--Realization Upon Defaulted Loans" and "Material Legal Aspects of the Loans--Environmental Risks" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the holders of the related certificates on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the related offered certificates.

AN INVESTOR'S YIELD ON THE CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE MORTGAGE LOANS.

         All of the mortgage loans in the trust fund are negative amortization loans.

         With respect to the group I mortgage loans, generally, after one to three months following their origination, the interest rates on such mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan.

         With respect to the group II mortgage loans, during the initial fixed-rate period, monthly payments made by the mortgagor may be less than the interest accrued on such group II mortgage loan for the related payment period resulting in negative amortization.

         As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

         The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the related certificates. For any distribution date, the net deferred interest on such mortgage loans will be allocated to each class of the related certificates in proportion to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each applicable class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the related mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates."

         The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of principal collected on the related mortgage loans during the related due period or prepayment period to offset the deferred interest on the related mortgage loans will have the effect of increasing the weighted average lives of such certificates and increasing an applicable investor's exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the related offered certificates.

         If the interest rates on these mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more slowly.

         With respect to the group I mortgage loans, if the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10%, 15% or 25% due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of such a negative amortization mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments.

         With respect to the group II mortgage loans, the initial minimum monthly payment is calculated on the basis of the original loan amount and an interest rate that may be below the original interest rate by generally up to 3% per annum. After the end of the five-year period after origination or if the unpaid principal balance equals or exceeds a percentage of 110% or 115% (as applicable) of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, to an interest-only payment in an amount equal to the full amount of accrued interest on the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect.

         The foregoing features with respect to the group I and group II negative amortization mortgage loans may affect the rate at which principal on such mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

         In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate unpaid principal balance of such mortgage loans as of the Cut-off Date. The description herein and in Schedule A hereof of the mortgage loans reflects the composition thereof as of the Cut-off Date.

         We have provided below, and in Schedule A to this prospectus supplement, information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of January 31, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement (including in Schedule A) will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage pool is expected to be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

         The mortgage pool for the mortgage loans will consist of approximately 2,172 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $695,639,310. The group I mortgage loans generally have original terms to maturity of not greater than 40 years, and group II mortgage loans generally have original terms to maturity of not greater than 30 years. The mortgage pool is more fully described below and in Schedule A to this prospectus supplement.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA and Form S-3 eligibility and other legal purposes.

         The mortgage pool has been divided into two groups, designated as Loan Group I and Loan Group II, respectively. The mortgage loans in Loan Group I and Loan Group II are referred to herein as the group I mortgage loans and the group II mortgage loans, respectively.

         Loan Group I will consist of approximately 1,107 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $348,703,342.

         Loan Group II will consist of approximately 1,065 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $346,935,968.

         All of the mortgage loans are adjustable-rate negative amortization mortgage loans. With respect to the group I mortgage loans, after an initial fixed-rate period of up to three months after origination (as applicable), the interest rate on each group I mortgage loan will be adjusted monthly based on One-Year MTA, One-Month LIBOR or COFI (each referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. With respect to the group II mortgage loans, after the initial fixed-rate period of five years after origination, the interest rate on each group II mortgage loan will be adjusted semi-annually based on Six-Month LIBOR (referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum mortgage rate cap for the first adjustment date, a periodic adjustment cap of 1% or 2% and a maximum lifetime mortgage rate.

         As of the Cut-off Date, approximately 1.31% of the group I mortgage loans and all of the group II mortgage loans, by aggregate principal balance, were still in their initial fixed-rate period. The initial fixed rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination of such mortgage loan plus the related interest-rate margin.

         As of the Cut-off Date, no scheduled payment on any mortgage loan was more than 30 days past due and no scheduled payment on any mortgage loan has been more than 30 days past due since origination.

         The mortgage loans are being serviced as described below under "--The Master Servicer and the Servicers". The mortgage loans were originated by several originators generally in accordance with their respective underwriting guidelines, in each case as described below under "Mortgage Loan Origination".

         All of the mortgage loans have scheduled monthly payments due on the Due Date. As of the Cut-off Date, approximately 81.80% and 44.94% of the group I and group II mortgage loans, respectively, by aggregate principal balance, will contain a customary "due-on-sale" clause.

BILLING AND PAYMENT PROCEDURES

         The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer generally sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         As of the Cut-off Date, approximately 72.69% and 65.34% of the group I and group II mortgage loans, respectively, by aggregate principal balance, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first two years, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         The applicable servicer (other than EMC, in the case of the mortgage loans serviced by EMC) will be entitled to all the prepayment charges received on the related mortgage loans. The holders of the related Class XP Certificates will be entitled to all the prepayment charges received on the related mortgage loans serviced by EMC. No prepayment charges will be available for distribution on any other classes of certificates. Generally, the applicable servicing agreement will provide that the related servicer will not waive any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third party. As of the Cut-off Date, approximately 67.12% and 60.84% of the group I and group II mortgage loans, respectively, by aggregate principal balance, are having "hard" prepayment charges.

NEGATIVE AMORTIZATION

         All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

         The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination.

         With respect to the group I mortgage loans, on each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan in Loan Group I would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

         With respect to the group II mortgage loans, during the option period, the mortgagor will be required to pay a minimum monthly payment calculated on the basis of the original loan amount and a note rate below the original note rate of up to 3%. The optional period will end and the minimum monthly payment will adjust, at the earlier of (i) the end of the initial five year fixed period or (ii) the date upon which the unpaid principal balance equals or exceeds a percentage (either 110% or 115%, depending on the maximum amount of negative amortization for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest. Upon adjustment, the required monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect. The required monthly payment may change at the end of the initial fixed rate period and once every six months thereafter based on the semi-annual adjustment of interest. This interest-only period will expire on the tenth anniversary of the loan, at which time the monthly payment will be adjusted semi-annually to pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity (assuming the then current interest rate is not adjusted prior to maturity). In addition to the minimum monthly payment option, during the option period, the mortgagor is offered three additional payment options to the extent they result in a larger payment than the minimum monthly payment. The payment options include the interest only payment, the fully amortized payment and the 15 year amortized payment. If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

INDICES ON THE MORTGAGE LOANS

         One-Year MTA. Approximately 93.24% of the group I mortgage loans and none of the group II mortgage loans, by cut-off date principal balance, will adjust monthly based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                   ONE-YEAR MTA
                                 ------------------------------------------------------------------------------
DATE                                 2001          2002         2003          2004          2005         2006
-------------------------------  -----------   -----------   ----------    ----------   ----------   ----------
January 1.....................       5.999%       3.260%        1.935%       1.234%        2.022%       3.751%
February 1....................       5.871        3.056         1.858         1.229        2.171         3.888
March 1.......................       5.711        2.912         1.747         1.225        2.347         4.011
April 1.......................       5.530        2.786         1.646         1.238        2.504         4.143
May 1.........................       5.318        2.668         1.548         1.288        2.633         4.282
June 1........................       5.102        2.553         1.449         1.381        2.737         4.432
July 1........................       4.897        2.414         1.379         1.463        2.865         4.563
August 1......................       4.671        2.272         1.342         1.522        3.019         4.664
September 1...................       4.395        2.180         1.302         1.595        3.163         4.758
October 1.....................       4.088        2.123         1.268         1.677        3.326         4.827
November 1....................       3.763        2.066         1.256         1.773        3.478         4.883
December 1....................       3.481        2.002         1.244         1.887        3.618         4.933

         One-Month LIBOR. Approximately 6.47% of the group I mortgage loans and none of the group II mortgage loans, by cut-off date principal balance, will adjust monthly based on One-Month LIBOR. "One-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

         The following levels of One-Month LIBOR do not purport to be representative of future levels of One-Month LIBOR. No assurance can be given as to the level of One-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Month LIBOR.

                                                                        ONE-MONTH LIBOR
                                 -------------------------------------------------------------------------------------------
DATE                                 2001          2002         2003          2004          2005         2006          2007
-------------------------------  -----------   ----------    ----------   -----------   -----------   ----------  -----------
January 1.....................       6.56%        1.87%         1.38%         1.12%        2.40%         4.39%         5.32
February 1....................       5.57          1.85         1.34          1.10          2.59         4.57
March 1.......................       5.21          1.87         1.34          1.10          2.72         4.64
April 1.......................       5.08          1.88         1.30          1.09          2.87         4.83
May 1.........................       4.43          1.84         1.31          1.11          3.09         5.04
June 1........................       4.06          1.84         1.32          1.13          3.34         5.11
July 1........................       3.86          1.82         1.12          1.36          3.53         5.33
August 1......................       3.75          1.82         1.11          1.50          3.72         5.39
September 1...................       3.58          1.81         1.12          1.67          3.86         5.33
October 1.....................       2.63          1.72         1.12          1.84          4.09         5.32
November 1....................       2.29          1.44         1.12          2.02          4.29         5.32
December 1....................       2.12          1.38         1.17          2.31          4.31         5.35

         Six-Month LIBOR. None of the group I mortgage loans and all of the group II mortgage loans will adjust semi-annually based on Six-Month LIBOR. "Six-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

         The following levels of Six-Month LIBOR do not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.


                                                                        SIX-MONTH LIBOR
                                 -------------------------------------------------------------------------------------------
DATE                                 2001          2002         2003          2004          2005         2006          2007
-------------------------------  -----------   ----------    ----------   -----------   -----------   ----------  -----------
January 1.....................       6.20%        2.03%         1.38%         1.22%        2.78%         4.81%         5.37
February 1....................       5.26          2.08         1.35          1.21          2.97         4.99
March 1.......................       4.91          2.04         1.34          1.17          3.19         5.12
April 1.......................       4.71          2.36         1.23          1.16          3.39         5.14
May 1.........................       4.30          2.12         1.29          1.38          3.41         5.22
June 1........................       3.98          2.08         1.21          1.60          3.54         5.30
July 1........................       3.91          1.95         1.12          1.89          3.73         5.59
August 1......................       3.69          1.87         1.21          1.99          3.95         5.51
September 1...................       3.45          1.80         1.20          1.98          4.00         5.43
October 1.....................       2.52          1.71         1.14          2.20          4.27         5.37
November 1....................       2.15          1.60         1.23          2.32          4.47         5.39
December 1....................       2.03          1.47         1.27          2.63          4.63         5.35

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/sami2007-ar1/.

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at

         http://www.countrywidedealsdata.com/?CWDD=01200612.

         Information provided through the Internet addresses above will not be deemed to be a part of this prospectus supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Structured Asset Mortgage Investments II Trust 2007-AR1 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2007-AR1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates, (iii) making payments on the certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

         The assets of Structured Asset Mortgage Investments II Trust 2007-AR1 will consist of the mortgage loans and certain related assets.

         Structured Asset Mortgage Investments II Trust 2007-AR1's fiscal year end is December 31.

                                  THE DEPOSITOR

         Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the State of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of September 30, 2006, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $129,922,894,658. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                             DECEMBER 31, 2003                  DECEMBER 31, 2004
                                   TOTAL PORTFOLIO                    TOTAL PORTFOLIO
     LOAN TYPE           NUMBER       OF LOANS              NUMBER       OF LOANS
Alt-A ARM                 12,268    $ 3,779,319,393.84        44,821    $11,002,497,283.49
Alt-A Fixed               15,907    $ 3,638,653,583.24        15,344    $ 4,005,790,504.28
HELOC                          -    $                -             -    $                -
Prime ARM                 16,279    $ 7,179,048,567.39        30,311    $11,852,710,960.78
Prime Fixed                2,388    $ 1,087,197,396.83         1,035    $   509,991,605.86
Short Duration             7,089    $ 2,054,140,083.91        23,326    $ 7,033,626,375.35
ARM (incl. Neg-Am)
Reperforming               2,800    $   247,101,330.36         2,802    $   311,862,677.46
Seconds                        -    $             -           14,842    $   659,832,093.32
SubPrime                  29,303    $ 2,898,565,285.44        98,426    $13,051,338,552.19
Totals                    86,034    $20,884,025,641.01       230,907    $48,427,650,052.73



                             DECEMBER 31, 2005                  SEPTEMBER 30, 2006
                                   TOTAL PORTFOLIO                  TOTAL PORTFOLIO
     LOAN TYPE               NUMBER       OF LOANS            NUMBER       OF LOANS
Alt-A ARM                 73,638    $19,087,119,981.75        54,448     $16,005,022,680.66
Alt-A Fixed               17,294    $ 3,781,150,218.13        10,480     $ 2,487,265,691.18
HELOC                      9,309    $   509,391,438.93         9,642     $   671,297,933.89
Prime ARM                 27,384    $13,280,407,388.92         7,050     $ 3,481,137,519.89
Prime Fixed                3,526    $ 1,307,685,538.44         1,803     $   484,927,212.35
Short Duration            38,819    $14,096,175,420.37        48,725     $18,461,184,268.72
ARM (incl. Neg-Am)
Reperforming               2,877    $   271,051,465.95         1,084     $   115,127,847.83
Seconds                  114,899    $ 5,609,656,263.12        96,106     $ 5,363,659,738.17
SubPrime                 101,156    $16,546,152,274.44        43,470     $ 7,619,506,951.48
Totals                   388,902    $74,488,789,990.05       272,808     $54,689,129,844.17

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.


                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Wells Fargo Bank, National Association, referred to herein as Wells Fargo Bank or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee. Wells Fargo Bank will also act as a custodian pursuant to the related Custodial Agreement, dated as of the Closing Date, among the Trustee, the Depositor, the Master Servicer, the Securities Administrator and Wells Fargo Bank as a Custodian.

         Primary servicing of the mortgage loans will be provided by Countrywide Home Loans Servicing LP ("Countrywide Servicing"), EMC and one or more other servicers, none of which will service more than 10% of the mortgage loans in the mortgage pool, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs under the heading "--The Master Servicer" with respect to the Master Servicer has been provided by the Master Servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Servicers

         Approximately 32.83% of the group I mortgage loans and none of the group II mortgage loans, by cut-off date principal balance, will be serviced by Countrywide Home Loans Servicing LP; and approximately 67.06% of the group I mortgage loans and all of the group II mortgage loans, by cut-off date principal balance, will be serviced by EMC Mortgage Corporation. The remainder of the mortgage loans will be serviced by one or more other servicers, none of which will service more than 10% of the mortgage loans in any loan group.

         The information set forth in the following paragraphs with respect to Countrywide Servicing and EMC has been provided by Countrywide Servicing and EMC, respectively.

COUNTRYWIDE Home Loans Servicing LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

         Countrywide Home Loans

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

         Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                               CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                       -----------------------------------------------------------------------------------

                                         TEN MONTHS                         YEARS ENDED                        NINE MONTHS
                                            ENDED                          DECEMBER 31,                           ENDED
                                        DECEMBER 31,                                                          SEPTEMBER 30,
                                            2001          2002         2003           2004          2005           2006
                                        ---------------------------------------  -------------  -------------   ---------
                                                 (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
  Number of Loans.....................      504,975       999,448    1,517,743       846,395       809,630        559,501
  Volume of Loans.....................  $    76,432   $   150,110  $   235,868   $   138,845   $   167,675    $   109,872
     Percent of Total Dollar Volume...        61.7%         59.6%        54.2%         38.2%         34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans.....................      137,593       277,626      554,571       509,711       826,178        479,627
  Volume of Loans.....................  $    22,209   $    61,627  $   136,664   $   140,580   $   225,217    $   148,652
     Percent of Total Dollar Volume...        17.9%         24.5%        31.4%         38.7%         45.9%          44.5%
FHA/VA Loans
  Number of Loans.....................      118,734       157,626      196,063       105,562        80,528         65,618
  Volume of Loans.....................  $    14,109   $    19,093  $    24,402   $    13,247   $    10,712    $     9,436
     Percent of Total Dollar Volume...        11.4%          7.6%         5.6%          3.6%          2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.....................      164,503       316,049      453,817       587,046       683,887        519,895
  Volume of Loans.....................  $     5,639   $    11,650  $    18,103   $    30,893   $    42,706    $    35,229
     Percent of Total Dollar Volume...         4.5%          4.6%         4.2%          8.5%          8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans.....................       43,359        63,195      124,205       250,030       278,112        188,558
  Volume of Loans.....................  $     5,580   $     9,421  $    19,827   $    39,441   $    44,637    $    30,545
     Percent of Total Dollar Volume...         4.5%          3.7%         4.6%         11.0%          9.1%           9.2%
Total Loans
  Number of Loans.....................      969,164     1,813,944    2,846,399     2,298,744     2,678,335      1,813,199
  Volume of Loans.....................  $   123,969   $   251,901  $   434,864   $   363,006   $   490,947    $   333,734
  Average Loan Amount.................  $   128,000   $   139,000  $   153,000   $   158,000   $   183,000    $   184,000
  Non-Purchase Transactions(1)........         63%           66%          72%           51%           53%            53%
  Adjustable-Rate Loans(1)............         12%           14%          21%           52%           52%            48%
---------
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

         Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

         (a) collecting, aggregating and remitting mortgage loan payments;

         (b) accounting for principal and interest;

         (c) holding escrow (impound) funds for payment of taxes and insurance;

         (d) making inspections as required of the mortgaged properties;

         (e) preparation of tax related information in connection with the mortgage loans;

         (f) supervision of delinquent mortgage loans;

         (g) loss mitigation efforts;

         (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

         (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

         Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2006 EMC's servicing portfolio grew by approximately 95.9%.

         As of September 30, 2006, EMC was acting as servicer for approximately 259 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $66.8 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                              AS OF DECEMBER 31, 2003                                 AS OF DECEMBER 31, 2004
--------------------------------------------------------------------------------------------------------------------------

                                            PERCENT BY  PERCENT BY                                PERCENT BY  PERCENT BY
               NO. OF                         NO. OF      DOLLAR     NO. OF                         NO. OF      DOLLAR
  LOAN TYPE    LOANS     DOLLAR AMOUNT        LOANS       AMOUNT      LOANS      DOLLAR AMOUNT      LOANS       AMOUNT
------------   -----------------------------------------------------------------------------------------------------------
ALTA-A ARM...    2,439   $   653,967,868.93    1.40%       4.75%      19,498   $ 4,427,820,707.76    7.96%      15.94%

ALTA-A FIXED.   19,396   $ 3,651,416,056.79   11.14%      26.51%      25,539   $ 4,578,725,473.28   10.43%      16.48%

PRIME ARM....    7,978   $   868,798,347.46    4.58%       6.31%       8,311   $ 1,045,610,015.30    3.39%       3.76%

PRIME FIXED..   16,377   $ 1,601,411,491.35    9.40%      11.63%      14,560   $ 1,573,271,574.42    5.95%       5.66%

SECONDS......   25,290   $   690,059,168.80   14.52%       5.01%      39,486   $ 1,381,961,155.08   16.13%       4.98%

SUBPRIME.....   76,166   $ 5,058,932,125.93   43.73%      36.73%     114,436   $13,706,363,249.78   46.74%      49.34%

OTHER........   26,523   $ 1,249,014,372.71   15.23%       9.07%      23,010   $ 1,063,682,459.11    9.40%       3.83%
               -----------------------------------------------------------------------------------------------------------

TOTAL........  174,169   $13,773,599,431.97  100.00%     100.00%     244,840   $27,777,434,634.73  100.00%     100.00%


                              AS OF DECEMBER 31, 2005                                 AS OF SEPTEMBER 30, 2006
--------------------------------------------------------------------------------------------------------------------------

                                            PERCENT BY  PERCENT BY                                PERCENT BY  PERCENT BY
               NO. OF                         NO. OF      DOLLAR     NO. OF                         NO. OF      DOLLAR
  LOAN TYPE    LOANS     DOLLAR AMOUNT        LOANS       AMOUNT      LOANS      DOLLAR AMOUNT      LOANS       AMOUNT
-------------  -----------------------------------------------------------------------------------------------------------
ALTA-A ARM.     57,510   $13,625,934,321.62   12.69%      23.00%      49,349   $12,808,629,725.93   10.53%      19.18%

ALTA-A FIXED    17,680   $ 3,569,563,859.33    3.90%       6.03%      29,790   $ 5,963,962,331.86    6.36%       8.93%

PRIME ARM..      7,428   $ 1,010,068,678.92    1.64%       1.71%       6,580   $   892,567,395.07    1.40%       1.34%

PRIME FIXED     15,975   $ 2,140,487,565.90    3.52%       3.61%      15,228   $ 2,175,294,849.14    3.25%       3.26%

SECONDS....    155,510   $ 7,164,515,426.23    4.31%      12.10%     163,821   $ 7,935,367,229.73   34.96%      11.88%

SUBPRIME...    142,890   $20,373,550,690.52   31.53%      34.40%     130,821   $18,898,856,704.62    7.91%      28.30%

OTHER......     56,216   $11,347,144,055.57   12.40%      19.16%      73,059   $18,107,974,659.11    5.59%      27.11%
               -----------------------------------------------------------------------------------------------------------

TOTAL......    453,209   $59,231,264,598.06  100.00%     100.00%     468,648   $66,782,652,895.48  100.00%     100.00%

         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

                            MORTGAGE LOAN ORIGINATION

GENERAL

         Approximately 52.13% of the group I mortgage loans and 34.91% of the group II mortgage loans, by cut-off date principal balance, were originated by SouthStar Funding, LLC referred to herein as SouthStar; approximately 32.83% of the group I mortgage loans and none of the group II mortgage loans, by cut-off date principal balance, were originated by Countrywide Home Loans, Inc. referred to herein as Countrywide Home Loans; none of the group I mortgage loans and approximately 27.12% of the group II mortgage loans, by cut-off date principal balance, were originated by ACT Mortgage Capital; and approximately 0.06% of the group I mortgage loans and 19.82% of the group II mortgage loans, by cut-off date principal balance, were originated by Opteum Financial Services, LLC. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in any loan group.

         The information set forth in the following paragraphs with respect to SouthStar, Countrywide Home Loans and ACT Mortgage Capital has been provided by SouthStar, Countrywide Home Loans and ACT Mortgage Capital, respectively.

THE ORIGINATORS

         The mortgage loans originated by SouthStar, Countrywide Home Loans and ACT Mortgage Capital were originated generally in accordance with the related underwriting guidelines set forth below. In addition to the following, SouthStar, Countrywide Home Loans and ACT Mortgage Capital also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this prospectus supplement as if they were originated with full documentation.

COUNTRYWIDE HOME LOANS, INC.

         Note: Loan-to-Value Ratio as used in "Underwriting Standards" below has the following meaning:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General" in this prospectus supplement.

With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

         Underwriting Standards

         General

         Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

         Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

         Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

SOUTHSTAR FUNDING, LLC

         SouthStar Funding, LLC's executive offices are located at 400 Northridge Road, Suite 1120, Atlanta, GA 30350. SouthStar Funding, LLC has been an originator of mortgage loans since April 22, 1998 and has originated Choice Option Arm of the type backing the certificates offered hereby since March, 2005. SouthStar Funding, LLC currently has a residential mortgage origination portfolio, secured by one- to four-family residential real properties and individual condominium units, of approximately $6,300,000,000 of which approximately $1,200,000,000 are Choice Option Arm's.

         The following table describes the size, composition and growth of SouthStar Funding, LLC's total Choice Option Arm production over the past three years and recent stub-period.

                                   DECEMBER 31, 2005                       DECEMBER 31, 2006
                        --------------------------------------  -----------------------------------------
       LOAN TYPE          NUMBER    TOTAL PORTFOLIO OF LOANS      NUMBER      TOTAL PORTFOLIO OF LOANS
---------------------   ---------  ---------------------------  ----------   ----------------------------
Choice Option Loans..      4072           $992.874,838             4549            $1,199,647,193

         Approximately 99% of the Choice Option Arm's have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to SouthStar Funding, LLC, which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

         Underwriting Standards; Representations

         SouthStar's Underwriting Guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthStar. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthStar to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

         In evaluating the applicant's ability and willingness to repay the proposed loan, SouthStar reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthStar may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         SouthStar verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest and at least two months' worth of cash reserves.

         SouthStar also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed SouthStar debt payment. SouthStar's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, SouthStar typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthStar requires copies of the applicant's two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

         In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthStar. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based on the applicant's income and credit history, the status of time to the mortgaged property and the appraised value of the property. SouthStar also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total debt-to-income ("DTI") that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, divided by the borrower's total verified monthly income. In general, it is SouthStar's belief that the DTI ratio is only one of several factors, such as loan-to-value ("LTV"), credit history and reserves that should be considered in making a determination of an applicant's ability to repay the proposed loan.

         As part of the underwriting process, SouthStar typically reviews an applicant's credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 620 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthStar generally requires a minimum credit score of 620. It is not SouthStar's practice to accept or reject an application based solely on the basis of the applicant's credit score.

         SouthStar's Underwriting Guidelines generally allow an LTV at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances up to $1,000,000, up to 75% for mortgage loans with original principal balances up to $1,500,000, and up to 70% for mortgage loans with original principal balances up to $3,000,000, up to 60% for mortgage loans with original principal balances up to $6,000,000. For cash-out refinance mortgage loans with original principal balances of up to $650,000, SouthStar generally allows LTV ratios at origination of up to 80%, up to 75% for mortgage loans with original principal balances up to $1,000,000, and up to 70% for mortgage loans with principal balances up to $1,500,000.

         In addition, SouthStar will allow secondary financing with a Combined Loan-to-Value Ratio of up to 95% for mortgage loans secured by primary residences and second/vacation homes. SouthStar's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

         SouthStar requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

ACT MORTGAGE CAPITAL

         ACT Mortgage Lending d/b/a ACT Mortgage Capital

         ACT Mortgage Capital headquartered in Sunrise, Florida originates a variety of Alternative Documentation type loans since 1998. ACT Mortgage Capital originates ALT-A Fixed and LIBOR ARM products in addition to a 5-Year PayOption ARM and a 1-month and 3-month MTA PayOption ARM.

         ACT Mortgage Capital follows the most prudent underwriting and appraisal practices in the mortgage industry to ensure that ACT Mortgage Capital's decisions regarding extensions of credit are based on an Applicant's creditworthiness and capacity, as well as the value of any collateral that is offered to secure the credit.

         In determining whether to approve a mortgage loan, the following are among the factors that ACT Mortgage Capital will evaluate:

     o Current information on income, employment, assets, liabilities and net worth;

     o Previous credit experience, including a review of credit bureau reports;

     o    Verification of information provided to ACT Mortgage Capital; and

     o The value of any collateral or property being offered to secure a Mortgage Loan.

         UNDERWRITING GUIDELINES

         As part of the loan application process, ACT Mortgage Capital requires the borrower to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting ACT Mortgage Capital to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

         The following explains the general Underwriting Guidelines used by ACT Mortgage Capital to evaluate residential loan applications secured by one-to-four unit real property. Guidelines may differ for investment and non-owner occupied real property.

         Property Considerations

         Consistent with sound lending practices, ACT Mortgage Capital generally requires an appraisal (prepared by a licensed appraiser) of the real property securing a Loan which supports the Loan amount requested. The purpose of the appraisal is to identify the market value of the real property, verify that the property is in good condition and that any construction or renovation has been completed. Generally, this is accomplished by finding similar property sales in the same area. Other factors that are considered by the appraisal report include the property's marketability, the neighborhood, the property site, interior and exterior improvements, the condition of the property, zoning issues and availability of basic services such as utilities.

         Credit History

         ACT Mortgage Capital obtains a credit report from an independent credit reporting agency in evaluating applications. This report is obtained directly by ACT Mortgage Capital. This credit report must document a history of responsible management of an Applicant's financial obligations. Past or isolated financial problems will not necessarily disqualify an Applicant for credit consideration. A valid explanation and a current pattern of financial responsibility may mitigate the impact of negative data on the credit report. ACT Mortgage Capital may consider letters of reference from landlords or utility companies as an alternative to a credit report for Applicants with limited or no credit history for this type of credit extension.

         ACT Mortgage Capital also uses a credit score (i.e., FICO score) to evaluate an application. A credit score is an indicator of the likelihood that a Loan will be repaid. This number is calculated by the credit reporting agency, based on both negative and positive variables contained in an individual's credit history. ACT Mortgage Capital typically requires a minimum credit score of 620.

         Income and Expense Information

         ACT Mortgage Capital evaluates how the Loan will be repaid, and whether the amount of an Applicant's debt is reasonable given the Applicant's income (debt-to-income ratio). In most cases, repayment will occur through employment income. A history of employment in the same field is a strong indicator of steady income. ACT Mortgage Capital will also evaluate income from self-employment, as well as other income sources such as pensions, bonuses, investments, rentals, and protected income. Alimony and child support income may also be included if it is disclosed during the application process and continuity of this income for three years is established. The income must be sufficient to cover housing and living expenses, other fixed expenses such as credit card and car payments, and the projected monthly payment on the proposed Loan. Qualifying debt-to-income ratios will vary based on the Loan product requested. Verification of income and employment are generally made through the use of copies of the Applicant's most recent two years of tax returns (IRS 1040) or W-2, a current pay stub with year-to-date earnings, and for some products, 12 months of personal bank statements (Self-Employed Applicants only).

         Asset Information

         ACT Mortgage Capital will evaluate and may verify liquid assets to ensure there are sufficient funds to close the Loan. Applicants may also be required to document other liquid assets in an amount equal to two to eight months of loan payments as reserves. Verification includes validating that the funds have been seasoned for at least 60 days.

         Non-Owner Occupied Properties

         ACT Mortgage Capital will consider applications secured by non-owner occupied one-to-four unit real property. The general standards noted previously will apply. In addition, any projected rental income or loss will be considered in the analysis of an Applicant's total income and expenses.

         Loan-To-Value Limits

         ACT Mortgage Capital's Underwriting Guidelines will allow combined Loan-to-Value (LTV) ratios up to 100% on its ALT-A product and up to 95% on the PayOption ARM products. LTV's will vary based on Product, occupancy and documentation type. ACT Mortgage Capital continuously reviews the LTV limits and will adjust such limits when economic conditions dictate that such adjustments are appropriate. An LTV ratio in excess of 80% requires mortgage insurance coverage of at least 30% (depending on the occupancy and program). As a part of the underwriting process ACT Mortgage Capital will obtain mortgage insurance form its designated mortgage insurance company.

                         DESCRIPTION OF THE CERTIFICATES

         The issuing entity will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected on pages S-7 through S-8 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO Certificates, Class XP Certificates, Class R Certificates and such other classes of non-offered certificates which are not offered publicly.

         The various classes of Class I-A Certificates and the Class I-X Certificates are also referred to as the Group I Senior Certificates; and the various classes of Class I-B Certificates are also referred to as the Group I Subordinate Certificates. The various classes of Class II-A Certificates are also referred to as the Group II Senior Certificates; and the various classes of Class II-B Certificates are also referred to as the Group II Subordinate Certificates. The Group I Senior Certificates and Group II Senior Certificates are collectively referred to herein as the Senior Certificates. The Group I Subordinate Certificates and Group II Subordinate Certificates are collectively referred to herein as the Subordinate Certificates. The Senior Certificates and Subordinate Certificates (other than the Class II-B-5 Certificates) are collectively referred to herein as the Offered Certificates.

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

GENERAL

         The Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 will consist of the Offered Certificates and the Non-Offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

          The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

          o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

          o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

          o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

          o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

          o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Reserve Fund, the Basis Risk Reserve Fund, the Final Maturity Reserve Account, the Adjustable Rate Supplemental Fund, the Distribution Account and such other accounts, if any, created under the Agreement,

          o the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,

          o    the rights of the Depositor with respect to the Cap Contracts,

          o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and

          o    any proceeds of the foregoing.

          Each class of Certificates will have the approximate initial Certificate Principal Balance or Notional Amount as set forth on pages S-7 through S-8 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Pass-Through Rates on the Offered Certificates" in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates. The Class II-B-5 Certificates, Class B-IO Certificates, Class XP Certificates and Residual Certificates are not being offered by this prospectus supplement.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Offered Certificates will be issued as global securities. See Annex I to this prospectus supplement and "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

         The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Group, SAMI 2007-AR1, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each class of Adjustable Rate Certificates, on the second LIBOR business day preceding the commencement of each Interest Accrual Period for such certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Adjustable Rate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE GROUP I CERTIFICATES

         On each distribution date, the Securities Administrator will withdraw the Available Funds for Loan Group I from the Distribution Account for such distribution date and apply such amounts on the Group I Certificates as follows:

         Interest Funds. On each distribution date, Interest Funds for Loan Group I will be applied to pay any accrued and unpaid interest on the Group I Offered Certificates in the following order of priority:

         1. On each distribution date on and after the distribution date in February 2017, if applicable, to the Final Maturity Reserve Account an amount equal to the Coupon Strip for such distribution date;

         2. From remaining Interest Funds for Loan Group I, to each Class of Group I Senior Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class,

         3. From remaining Interest Funds for Loan Group I, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, the Current Interest for each such Class;

         4. Any Excess Spread for Loan Group I to the extent necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will be the related Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for Loan Group I and distributed in accordance with Principal Distribution Amounts
                  (A) or (B) below (as applicable); and

         5. Any remaining Excess Spread for Loan Group I will be the related Remaining Excess Spread and will be applied, together with the related Overcollateralization Release Amount, as Net Monthly Excess Cashflow for Loan Group I in accordance with Net Monthly Excess Cashflow below.

         As described in the definition of "Current Interest," the Current Interest on each class of Group I Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, shortfalls resulting from Net Deferred Interest allocable thereto, and the interest portion of Realized Losses on the related mortgage loans allocated thereto.

         On any distribution date, any shortfalls with respect to Loan Group I resulting from the application of the Relief Act and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class I-B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group I Offered Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Group I Offered Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided under clause 13. of Net Monthly Excess Cashflow below.

         If on the initial distribution date, the Current Interest for the Group I Adjustable Rate Certificates is reduced due to the application of the Net Rate Cap, then amounts on deposit in the Adjustable Rate Supplemental Fund will be used to cover such shortfalls on such distribution date.

         Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount for Loan Group I will be applied to pay as principal on the Group I Offered Certificates as follows:

         (A) On each distribution date (i) prior to the related Stepdown Date or
(ii) on which a related Trigger Event is in effect, from the Principal Distribution Amount for Loan Group I for such distribution date:

          1. To each Class of Group I Senior Certificates, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

          2. To the Class I-B-1 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          3. To the Class I-B-2 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          4. To the Class I-B-3 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          5. To the Class I-B-4 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          6. To the Class I-B-5 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          7. To the Class I-B-6 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          8. To the Class I-B-7 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          9. To the Class I-B-8 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

          10. To the Class I-B-9 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         (B) On each distribution date on or after the related Stepdown Date, so long as a related Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group I for such distribution date:

          1. To each Class of Group I Senior Certificates, the Class I-A Principal Distribution Amount, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

          2. To the Class I-B-1 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          3. To the Class I-B-2 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          4. To the Class I-B-3 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          5. To the Class I-B-4 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          6. To the Class I-B-5 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          7. To the Class I-B-6 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          8. To the Class I-B-7 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          9. To the Class I-B-8 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-8 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

          10. To the Class I-B-9 Certificates, from any remaining related Principal Distribution Amount, the Class I-B-9 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow for Loan Group I will be applied to the Group I Certificates in the following order of priority:

          1. From any Net Monthly Excess Cashflow for Loan Group I, to each class of Group I Senior Certificates, as follows:

               (i) any Interest Carry Forward Amount for each Class of Group I Senior Certificates and distribution date, to the extent not fully paid pursuant to clause 2. of Interest Funds above, pro rata in accordance with the respective amounts owed to each such Class, and then

               (ii) any Unpaid Realized Loss Amount for each Class of Class I-A
                    Certificates and distribution date, from remaining Net Monthly Excess Cashflow, to the Class I-A-1 Certificates, Class I-A-2 Certificates and Class I-A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

          2. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          3. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          4. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          5. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          6. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          7. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          8. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-7 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          9. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-8 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          10. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-9 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          11. Concurrently, from any remaining related Net Monthly Excess Cashflow, to the Class I-A Certificates, pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such distribution date;

          12. From any remaining related Net Monthly Excess Cashflow, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

          13. From any remaining related Net Monthly Excess Cashflow, first to the Group I Senior Certificates, pro rata based on each such Class's allocated share, and then to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

          14. From any remaining related Net Monthly Excess Cashflow, first, to the Adjustable Rate Supplemental Fund if it has not been terminated, and then, to the Class I-B-IO Certificates, in each case in the related amounts specified in the Agreement; and

          15.  Any remaining amounts to the Residual Certificates.

          On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans serviced by EMC received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group I Offered Certificates. Prepayment charges received by the Trust with respect to the group I mortgage loans serviced by EMC will be distributed to the Class I-XP Certificates as set forth in the Agreement.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest

Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the related mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest.

DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         On each distribution date, the Securities Administrator will withdraw the Available Funds for Loan Group II from the Distribution Account for such distribution date and apply such amounts on the Group II Certificates as follows:

         Interest Funds. On each distribution date, Interest Funds for Loan Group II will be applied to pay any accrued and unpaid interest on the Group II Senior Certificates and Group II Subordinate Certificates in the following order of priority:

          1. From remaining Interest Funds for Loan Group II, to each Class of Group II Senior Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class,

          2. From remaining Interest Funds for Loan Group II, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, the Current Interest for each such Class;

          3. Any Excess Spread for Loan Group II to the extent necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will be the related Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for Loan Group II and distributed in accordance with Principal Distribution Amounts (A) or (B) below (as applicable); and

          4. Any remaining Excess Spread for Loan Group II will be the related Remaining Excess Spread and will be applied, together with the related Overcollateralization Release Amount, as Net Monthly Excess Cashflow for Loan Group II in accordance with Net Monthly Excess Cashflow below.

          As described in the definition of "Current Interest," the Current Interest on each class of Group II Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, shortfalls resulting from Net Deferred Interest allocable thereto, and the interest portion of Realized Losses on the related mortgage loans allocated thereto.

          On any distribution date, any shortfalls with respect to Loan Group II resulting from the application of the Relief Act and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class II-B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group II Senior Certificates and Group II Subordinate Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Group II Senior Certificates and Group II Subordinate Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided under clause 9. of Net Monthly Excess Cashflow below.

         If on the initial distribution date, the Current Interest for the Group II Adjustable Rate Certificates is reduced due to the application of the Net Rate Cap, then amounts on deposit in the Adjustable Rate Supplemental Fund will be used to cover such shortfalls on such distribution date.

         Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount for Loan Group II will be applied to pay as principal on the Group II Senior Certificates and Group II Subordinate Certificates as follows:

         (A) On each distribution date (i) prior to the related Stepdown Date or
(ii) on which a related Trigger Event is in effect, from the Principal Distribution Amount for Loan Group II for such distribution date:

          1. To each Class of Group II Senior Certificates, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

          2. To the Class II-B-1 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          3. To the Class II-B-2 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          4. To the Class II-B-3 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          5. To the Class II-B-4 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

          6. To the Class II-B-5 Certificates, any remaining related Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          (B) On each distribution date on or after the related Stepdown Date, so long as a related Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group II for such distribution date:

          1. To each Class of Group II Senior Certificates, the Class II-A Principal Distribution Amount, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

          2. To the Class II-B-1 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          3. To the Class II-B-2 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          4. To the Class II-B-3 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

          5. To the Class II-B-4 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

          6. To the Class II-B-5 Certificates, from any remaining related Principal Distribution Amount, the Class II-B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow for Loan Group II will be applied to the Group II Certificates in the following order of priority:

          1. From any Net Monthly Excess Cashflow for Loan Group II, to each class of Group II Senior Certificates, as follows:

               (i) any Interest Carry Forward Amount for each Class of Group II Senior Certificates and distribution date, to the extent not fully paid pursuant to clause 2. of Interest Funds above, pro rata in accordance with the respective amounts owed to each such Class, and then

               (ii) any Unpaid Realized Loss Amount for each Class of Class II-A
                    Certificates and distribution date, from remaining Net Monthly Excess Cashflow, to the Class II-A-1 Certificates, Class II-A-2 Certificates and Class II-A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

          2. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          3. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          4. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          5. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          6. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          7. Concurrently, from any remaining related Net Monthly Excess Cashflow, to the Class II-A Certificates, pro rata based on each such Class' allocated share, any Basis Risk

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               Shortfall and any Basis Risk Shortfall Carry Forward Amount for
               each such Class for such distribution date;

          8. From any remaining related Net Monthly Excess Cashflow, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

          9. From any remaining related Net Monthly Excess Cashflow, first to the Group II Senior Certificates, pro rata based on each such Class's allocated share, and then to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

          10. From any remaining related Net Monthly Excess Cashflow, first, to the Adjustable Rate Supplemental Fund if it has not been terminated, and then, to the Class II-B-IO Certificates, in each case in the related amounts specified in the Agreement; and

          11.  Any remaining amounts to the Residual Certificates.

          On each distribution date, all amounts representing prepayment charges in respect of the group II mortgage loans serviced by EMC received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group II Senior Certificates and Group II Subordinate Certificates. Prepayment charges received by the Trust with respect to the group II mortgage loans serviced by EMC will be distributed to the Class II-XP Certificates as set forth in the Agreement.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the related mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Class A Certificates and Class B Certificates whenever the related Overcollateralization Amount is less than the related Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of the Principal Distribution Amounts for a Loan Group, the aggregate Certificate Principal Balance of the related Senior Certificates and Senior Certificates exceeds the aggregate Scheduled Principal Balance of the related mortgage loans for such

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distribution date, the Certificate Principal Balances of the related
Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the related Class B Certificates with the lowest payment priority), by an amount equal to such excess. If no Subordinate Certificates in the related Loan Group remain outstanding, the Certificate Principal Balances of the related Class A Certificates will be reduced in the order of priority provided under "--Allocation of Realized Losses; Subordination", below, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

PASS-THROUGH RATES FOR THE OFFERED CERTIFICATES

         The Pass-Through Rate per annum for the Group I Adjustable Rate Certificates will be equal to the least of:

                  (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described above under "--Calculation of One-Month LIBOR", plus the related Margin, and

                  (ii) the applicable Net Rate Cap.

         The Pass-Through Rate for the Class I-X Certificates will be a fixed rate equal to 0.600% per annum.

         The Pass-Through Rate per annum for the Group II Adjustable Rate Certificates will be equal to the least of:

                  (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described above under "--Calculation of One-Month LIBOR", plus the related Margin,

                  (ii) 10.50% per annum, and

                  (iii) the applicable Net Rate Cap.

         If on any distribution date the Pass-Through Rate for any class of Adjustable Rate Certificates is based on the applicable Net Rate Cap for such class, the related certificateholders will be entitled to receive the related Basis Risk Shortfall Carry Forward Amounts as described under "Description of the Certificates--Distributions on the Group I Certificates--Net Monthly Excess Cashflow" and "Description of the Certificates--Distributions on the Group II Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

         Basis Risk Shortfall Carry Forward Amounts for any such class of Adjustable Rate Certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basic Risk Shortfall payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to amounts payable to such reserve fund for distribution in respect of related Basic Risk Shortfall payments as described under "Description of the Certificates--Distributions on the Group I Certificates--Net Monthly Excess Cashflow" and "Description of the Certificates--Distributions on the Group II Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the related Servicing Agreement an amount equal to such delinquency (to the extent set forth in the related Servicing Agreement), net of the

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Servicing Fee, unless the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the related mortgage loan. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default shall then obligate the Master Servicer, in its capacity as successor servicer, or any other successor to the servicer, to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

ALLOCATION OF REALIZED LOSSES; SUBORDINATION

General

         Subordination provides the holders of the Certificates of a Loan Group having a higher payment priority with protection against Realized Losses on the mortgage loans in the related Loan Group. In general, this loss protection is accomplished by allocating any Realized Losses from a Loan Group among the Subordinate Certificates of the related Loan Group, beginning with the related Subordinate Certificates with the lowest payment priority, until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. Only those Realized Losses in excess of available related Excess Spread and the current related Overcollateralization Amount will be allocated to the related Subordinate Certificates.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan, is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to the mortgage loans in the related Loan Group will generally be borne by the related Subordinate Certificates (to the extent then outstanding) in inverse order of priority. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds for the related Loan Group in accordance with the priorities described under "Description of the Certificates--Distributions on the Group I Certificates" and "Description of the Certificates--Distributions on the Group II Certificates" in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied Realized Loss Amount for the group I mortgage loans will be allocated first to the Class I-B-9, Class I-B-8, Class I-B-7, Class I-B-6, Class I-B-5, Class I-B-4, Class I-B-3, Class I-B-2 and Class I-B-1 Certificates, sequentially, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses with respect to Loan Group I shall be allocated to the Class I-A-3, Class I-A-2 and Class I-A-1 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

         Such subordination will increase the likelihood of timely receipt by the holders of the Group I Offered Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The Securities Administrator will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The Applied Realized Loss Amount for the mortgage loans will be allocated first to the Class II-B-5, Class II-B-4, Class II-B-3, Class II-B-2 and Class II-B-1 Certificates, sequentially, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses with respect to Loan Group II shall be allocated to the Class II-A-3, Class II-A-2 and Class II-A-1 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

         Such subordination will increase the likelihood of timely receipt by the holders of the Group II Senior Certificates and Group II Subordinate Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The Securities Administrator will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Adjustable Rate Supplemental Fund

         On the closing date, the depositor will pay to the securities administrator, on behalf of the trust, for deposit in the Adjustable Rate Supplemental Fund, an amount which shall be at least equal to the amount of any potential shortfall of interest on the Adjustable Rate Certificates on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period. To the extent that a class of Adjustable Rate Certificates has a shortfall of interest on the initial distribution date due to the application of the net rate cap, amounts equal to such shortfall will be withdrawn from the Adjustable Rate Supplemental Fund and paid to such class or classes of certificates. The Adjustable Rate Supplemental Fund will then be entitled to be replenished on each future distribution date from Available Funds otherwise payable as interest on the Class B-IO certificates, until the Adjustable Rate Supplemental Fund has been replenished to the extent of the amount paid from such fund on the initial distribution date. Once the Adjustable Rate Supplemental Fund has been replenished in full, amounts on deposit therein will be distributed to the depositor or its designee on the immediately following distribution date, and following such distribution the Adjustable Rate Supplemental Fund will be terminated.

FINAL MATURITY RESERVE ACCOUNT

         In the case of Loan Group I, if, on the distribution date occurring in February 2017 or on any distribution date thereafter, any Group I Senior Certificates or Group I Subordinate Certificates are outstanding and the aggregate Scheduled Principal Balance of the related mortgage loans with original terms to maturity in excess of 30 years is greater than or equal to the related scheduled amount set forth in Schedule C to this prospectus supplement, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from related Available Funds for such distribution date, prior to the payment of interest on the related Certificates, the Coupon Strip for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 1.00%, and (ii) the Scheduled Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years at the beginning of the related Due Period, and (b) the amount, if any, which when added to amounts on deposit on the Final Maturity Reserve Account in the aggregate on such distribution date would equal the Final Maturity Reserve Account Target.

         On any applicable distribution date, the "Final Maturity Reserve Account Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Scheduled Principal Balance of the group

I mortgage loans with original terms to maturity in excess of 30 years as of the related due date, and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $7,771,752.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the Certificate Principal Balance of the related Senior and Subordinate Certificates and (ii) the aggregate Scheduled Principal Balance of the related mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the related Class B-IO Certificates.

         In addition, on the earlier of the distribution date occurring in January 2037, and the distribution date on which the final distribution of payments from the related mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the related Senior and Subordinate Certificates in the following order of priority:

                  (1) to each class of Class I-A Certificates, pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each such class is reduced to zero, after giving effect to principal distributions on such distribution date;

                  (2) to each class of Class I-B Certificates, sequentially, beginning with the Class I-B Certificates with the highest payment priority, until the Certificate Principal Balance of each such class is reduced to zero, after giving effect to principal distributions on such distribution date;

                  (3) to each class of Class I-A Certificates, any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Interest Funds";

                  (4) to each class of Class I-B Certificates, any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Interest Funds";

                  (5) to each applicable class of Certificates, any Basis Risk Shortfall Carry Forward Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Group I Certificates--Net Monthly Excess Cashflow"; and

                  (8) to the Class I-B-IO Certificates, any remaining amount.

                                THE CAP CONTRACTS

         In the case of Loan Group II, on the closing date, the Trust will enter into one or more Cap Contracts with the Cap Counterparty, for the benefit of the holders of such Group II Adjustable Rate Certificates, that provide for payments to the Securities Administrator with respect to the Group II Adjustable Rate Certificates. The Securities Administrator will establish the Reserve Fund. Each class of Group II Adjustable Rate Certificates will receive the benefit of payments from the Cap Contracts. The Cap Contracts are intended to provide partial protection to the related classes of Group II Adjustable Rate Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap, and to cover certain interest shortfalls.

         The Cap Counterparty is ABN AMRO Bank N.V., or ABN AMRO. ABN AMRO, a public limited liability company incorporated under the laws of The Netherlands, is an international banking group offering a wide range of banking products and financial services on a global basis through a network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. ABN AMRO is one of the largest banking groups in the world, with total consolidated assets of (euro) 880.8 billion at December 31, 2005. As of the date of this prospectus supplement, ABN AMRO's senior unsecured debt obligations are rated "AA-" by Standard & Poor's and "Aa3" by Moody's.

         Additional information, including the most recent form 20-F for the year ended December 31, 2005 of ABN AMRO Holding N.V., the parent company of ABN AMRO, and additional quarterly and current reports filed with the Securities and Exchange Commission by ABN AMRO Holding N.V., may be obtained upon written request to ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands. Except for the information provided in this paragraph and in the immediately preceding paragraph, neither the Cap Counterparty nor ABN AMRO Holding N.V. have been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

         On the Business Day prior to each distribution date through and including the distribution date in November 2011, payments under the related Cap Contract will be made to the Securities Administrator and will be deposited by the Securities Administrator into the Reserve Fund established and maintained by the Securities Administrator, for the benefit of the holders of the related Group II Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) the lesser of One-Month LIBOR and the related ceiling rate set forth in Schedule B over (ii) the related strike rate set forth in Schedule B. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of the applicable class or classes of Group II Certificates for the related distribution date and (ii) the related certificate notional balance set forth in Schedule B.

         The related certificate notional balance for each applicable distribution date set forth on Schedule B to this prospectus supplement have been calculated assuming (i) a prepayment rate on a pool of group II mortgage loans which approximates the group II mortgage loans of approximately 20% CPR,
(ii) that the depositor exercises its related clean-up call option on the applicable optional termination date and (iii) that no delinquencies or losses are incurred on the related mortgage loans. We can give you no assurance that the group II mortgage loans will prepay at that rate or at any other rate, or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed, or that no delinquencies or losses will be incurred on the related mortgage loans.

         On each distribution date, amounts received under each Cap Contract with respect to the Group II Adjustable Rate Certificates and such distribution date will be allocated in the following order of priority:

                  first, (i) to the holders of the Class II-A Certificates, pro rata, and thereafter (ii) to the holders of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, in that order, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by related Net Monthly Excess Cashflow for such distribution date;

                  second, from any remaining amounts, (i) to the holders of the Class II-A Certificates, pro rata, and thereafter (ii) to the holders of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, in that order, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by related Interest Funds or related Net Monthly Excess Cashflow on such distribution date; and

                  third, from any remaining amounts, to the holders of the Class II-B-IO Certificates.

         The Cap Contracts with respect to the Group II Adjustable Rate Certificates terminate after the distribution date occurring in November 2011.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on such mortgage loans among the classes of related Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool--Prepayment Charges on the Mortgage Loans" in this prospectus supplement, with respect to approximately 72.69% and 65.34% of the group I and group II mortgage loans, respectively, by cut-off date principal balance, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. All prepayment charges with respect to the mortgage loans in a Loan Group (other than the mortgage loans serviced by EMC) will be retained by the related Servicer as additional servicing compensation and will not be part of the related Available Funds for such distribution date. Prepayment charges with respect to the mortgage loans in a Loan Group serviced by EMC will be paid to the holders of the related Class XP Certificates and will not be part of the related Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if a Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, a Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the related Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

ALLOCATION OF PRINCIPAL PAYMENTS

         Subject to the circumstances described under "Description of the Certificates--Distributions on the Group I Certificates" and "Description of the Certificates--Distributions on the Group II Certificates" in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a related Trigger Event is in effect, all principal payments on the group I and group II mortgage loans will generally be allocated to the related Senior Certificates.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the Servicer or the Servicers of a related Group are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate related Master Servicing

Compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of
(1) any Principal Prepayments on the mortgage loans of a Loan Group, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the related Certificates as provided in this prospectus supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans of a Loan Group may affect the market value of the related Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates related to a Loan Group has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates in the order of priority set forth in "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Group I Certificates" and "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Group II Certificates" in this prospectus supplement.

         As described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates related to a Loan Group may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates related to a Loan Group with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event with respect to a Loan Group exists due to a larger than expected rate of delinquencies or losses on the mortgage loans in the related Loan Group, no principal payments will be made to the related Subordinate Certificates as long as such Trigger Event exists if any of the related Senior Certificates are still outstanding.

EXCESS SPREAD AVAILABLE TO THE CERTIFICATES

         The weighted average life and yield to maturity of each class of Offered Certificates related to a Loan Group will also be influenced by the amount of related Excess Spread generated by the mortgage loans in the related Loan Group and applied in reduction of the Certificate Principal Balances of the related Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the related Offered Certificates and will be influenced by, among other factors,

          o the overcollateralization level of the related mortgage loans at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher scheduled principal balance than the aggregate Certificate Principal Balance of the related Offered Certificates;

          o the delinquency and default experience of the related mortgage loans;

          o the level of One-Month LIBOR and the related indices pursuant to which the related mortgage loans bear interest;

          o in the case of Loan Group I, whether a Coupon Strip payment is required to be made with respect to such Loan Group; and

          o the provisions of the Agreement that permit principal collections to be distributed to the related Class B-IO Certificates and the Residual Certificates (in each case as provided in the Agreement) when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered Certificates related to a Loan Group and, in particular the related Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent that the pass-through rate on the Adjustable Rate Certificates is limited by the related Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of applicable Excess Cashflow, and with respect to the Group II Adjustable Rate Certificates, to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class or classes of Group II Certificates and the principal balance of such class or classes based on certain prepayment assumptions. If the group II mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts related to the Group II Adjustable Rate Certificates terminate after the distribution date occurring in November 2011.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Offered Certificates is the distribution date occurring in January 2037. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the group I offered certificates on the assumed final distribution date, even though the outstanding principal balance of the group I mortgage loans having 40-year original terms to maturity have not been reduced to zero on the assumed final distribution date.

         Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and excess spread could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase from the trust all the mortgage loans in a Loan Group on or after any distribution date on which the aggregate scheduled principal balances of the mortgage loans are 10% or less of the Cut-off Date Scheduled Principal Balance of the mortgage loans in such Loan Group. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the mortgage loans increases.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a 25% CPR for the mortgage loans. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

     (1) the mortgage pool consists of 805 mortgage loans with the characteristics set forth in the table below,

     (2) the mortgage loans prepay at the specified percentages of the CPR,

     (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

     (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in February 2007, and are computed prior to giving effect to prepayments received on the last day of the prior month,

     (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

     (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in January 2007,

     (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

     (8) the levels of One-Year MTA, One-Month LIBOR, Six-Month LIBOR and COFI remain constant at the following levels: with respect to mortgage loans and One-Year MTA, One-Month LIBOR, Six-Month LIBOR and COFI, 4.96%, 5.32%, 5.39% and 4.85%, respectively,

     (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

     (10) scheduled Monthly Payments of principal and interest on each mortgage loan in Loan Group I will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125% of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity); and scheduled Monthly Payments of principal and interest on each mortgage loan in Loan Group II will be adjusted every six months after the first five years following origination, subject to negative amortization limits of 110% or 115%, as applicable,

     (11) the initial principal amounts of the Certificates are as set forth on pages S-7 through S-8 hereof and under "Summary of Terms--Description of the Certificates,"

     (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in February 2007,

     (13) the Offered Certificates are purchased on January 31, 2007,

     (14) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans in any Loan Group described under the caption "The Pooling and Servicing Agreement--Termination" in this prospectus supplement,

     (15) there are sufficient funds in the Final Maturity Reserve Account such that all Group I Certificates will be paid in full on the distribution date in January 2037, and

     (16) for replines 12, 112, 200 and 360 we assumed the maximum payment adjustment of 7.500% for the first period.

                                                    MORTGAGE LOAN ASSUMPTIONS

                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
    1    I    197,335.66   8.5000000000  8.1250000000     614.62    480      467      3.1250000000     UNCAPPED      UNCAPPED
    2    I    464,254.10   8.2500000000  7.8750000000   1,196.01    480      465      2.8750000000     UNCAPPED      UNCAPPED
    3    I    327,685.28   8.8750000000  8.5000000000   1,182.79    360      352      3.5000000000     UNCAPPED      UNCAPPED
    4    I    317,563.85   8.6250000000  8.2500000000   1,168.00    360      357      3.2500000000     UNCAPPED      UNCAPPED
    5    I    626,067.15   7.7500000000  7.3750000000   3,073.33    360      318      2.4500000000     UNCAPPED      UNCAPPED
    6    I    503,688.77   7.7500000000  7.3750000000   2,280.39    360      317      2.4500000000     UNCAPPED      UNCAPPED
    7    I    897,176.66   7.7033647922  7.3283647922   4,563.28    360      317      2.3782975886     UNCAPPED      UNCAPPED
    8    I    602,724.95   7.8127331692  7.4377331692   3,256.40    360      317      2.5089254120     UNCAPPED      UNCAPPED
    9    I    124,852.56   7.7500000000  7.3750000000     617.05    360      316      2.4500000000     UNCAPPED      UNCAPPED
   10    I    446,295.45   7.7500000000  7.3750000000   2,373.02    360      316      2.4500000000     UNCAPPED      UNCAPPED
   11    I    249,781.41   7.5000000000  7.1250000000   1,306.80    360      314      2.1500000000     UNCAPPED      UNCAPPED
   12    I    289,864.90   7.7500000000  7.3750000000   1,756.67    360      312      2.4500000000     UNCAPPED      UNCAPPED
   13    I    191,726.95   8.3750000000  8.0000000000     625.83    360      337      4.0000000000     UNCAPPED      UNCAPPED
   14    I    403,348.63   8.2500000000  7.8750000000   1,358.39    360      350      3.4000000000     UNCAPPED      UNCAPPED
   15    I    159,078.57   8.3750000000  8.0000000000     702.50    360      345      3.5000000000     UNCAPPED      UNCAPPED
   16    I    450,160.17   8.2500000000  7.8750000000   1,440.94    360      357      3.4000000000     UNCAPPED      UNCAPPED
   17    I    522,163.27   8.0000000000  7.6250000000   1,732.91    360      357      3.1000000000     UNCAPPED      UNCAPPED
   18    I    401,794.18   8.2500000000  7.8750000000   1,380.48    360      357      3.4000000000     UNCAPPED      UNCAPPED
   19    I    309,257.16   8.2500000000  7.8750000000   1,169.48    360      357      3.4000000000     UNCAPPED      UNCAPPED
   20    I    334,885.71   8.2500000000  7.8750000000   1,067.84    360      355      3.3750000000     UNCAPPED      UNCAPPED
   21    I    350,055.83   8.0000000000  7.6250000000   1,101.94    360      351      3.1000000000     UNCAPPED      UNCAPPED
   22    I    163,110.10   8.3333300000  7.9583300000     777.25    360      358      3.4000000000     UNCAPPED      UNCAPPED
   23    I    377,318.74   8.2833300000  7.9083300000   1,583.21    360      357      3.4000000000     UNCAPPED      UNCAPPED
   24    I    948,657.04   7.9216249069  7.5466249069   3,987.91    360      356      3.0382949069     UNCAPPED      UNCAPPED
   25    I    130,829.25   8.3750000000  8.0000000000     432.20    360      340      3.5000000000     UNCAPPED      UNCAPPED
   26    I    458,516.24   8.3750000000  8.0000000000   1,447.38    360      353      3.5000000000     UNCAPPED      UNCAPPED
   27    I    407,576.40   8.2500000000  7.8750000000   1,314.06    360      359      3.4000000000     UNCAPPED      UNCAPPED
   28    I    305,048.42   8.1250000000  7.7500000000   1,045.71    360      349      3.2500000000     UNCAPPED      UNCAPPED
   29    I    803,474.63   8.1250000000  7.7500000000   2,889.19    360      347      3.2750000000     UNCAPPED      UNCAPPED
   30    I  2,040,566.17   8.2500000000  7.8750000000   6,555.01    360      358      3.4000000000     UNCAPPED      UNCAPPED
   31    I  1,627,167.41   7.9014513279  7.5264513279   5,219.08    360      358      3.0067913379     UNCAPPED      UNCAPPED
   32    I  3,367,230.44   8.1528765915  7.7778765915  11,153.93    360      358      3.3157844731     UNCAPPED      UNCAPPED
   33    I    402,609.19   8.2500000000  7.8750000000   1,428.97    360      358      3.4000000000     UNCAPPED      UNCAPPED
   34    I    963,738.32   8.2765219673  7.9015219673   3,558.14    360      358      3.4106087869     UNCAPPED      UNCAPPED
   35    I  1,367,356.05   8.0211212946  7.6461212946   5,049.36    360      358      3.1508197340     UNCAPPED      UNCAPPED
   36    I    483,168.96   7.9940577309  7.6190577309   1,840.14    360      358      3.1440577309     UNCAPPED      UNCAPPED
   37    I     48,836.51   9.0000000000  7.7850000000     239.08    360      358      4.1000000000     UNCAPPED      UNCAPPED
   38    I    318,516.65   8.6250000000  7.2900000000   1,588.98    360      358      3.7750000000     UNCAPPED      UNCAPPED
   39    I    944,978.12   8.0765108601  7.7015108601   3,026.62    360      357      3.1918130321     UNCAPPED      UNCAPPED
   40    I  6,958,876.42   7.6398067332  7.2648067332  22,235.37    360      357      2.7794150286     UNCAPPED      UNCAPPED
   41    I  6,065,768.48   8.0387868220  7.6637868220  20,104.34    360      357      3.1819814913     UNCAPPED      UNCAPPED
   42    I  1,812,448.63   8.0317030496  7.6567030496   6,235.28    360      357      3.1723035433     UNCAPPED      UNCAPPED
   43    I    297,296.45   8.2500000000  7.8750000000   1,057.44    360      357      3.4000000000     UNCAPPED      UNCAPPED
   44    I  3,225,240.80   8.1260919793  7.7510919793  11,467.70    360      357      3.2795702584     UNCAPPED      UNCAPPED
   45    I  1,011,465.89   8.2011999745  7.8261999745   3,723.17    360      357      3.3414399694     UNCAPPED      UNCAPPED
   46    I  1,300,347.76   8.1234934088  7.7484934088   4,771.79    360      357      3.2561963970     UNCAPPED      UNCAPPED
   47    I    417,867.07   8.1712461154  7.7962461154   1,587.85    360      357      3.3369968923     UNCAPPED      UNCAPPED
   48    I  1,081,569.38   8.2500000000  7.8750000000   4,249.91    360      357      3.4000000000     UNCAPPED      UNCAPPED
   49    I    429,491.17   8.2500000000  7.8750000000   1,804.47    360      357      3.4000000000     UNCAPPED      UNCAPPED
   50    I    372,671.65   8.0461962159  7.6711962159   1,617.12    360      357      3.1961962159     UNCAPPED      UNCAPPED
   51    I    281,807.71   8.2500000000  7.8750000000   1,106.34    360      357      3.4000000000     UNCAPPED      UNCAPPED
   52    I  1,107,601.60   8.0077845511  7.6327845511   3,535.13    360      356      3.1674731691     UNCAPPED      UNCAPPED
   53    I  1,487,189.53   7.9894377921  7.6144377921   4,746.59    360      356      3.1394377921     UNCAPPED      UNCAPPED
   54    I    431,454.22   8.1250000000  7.7500000000   1,426.80    360      356      3.2500000000     UNCAPPED      UNCAPPED
   55    I  1,696,332.90   8.2500000000  7.8750000000   5,627.94    360      356      3.4000000000     UNCAPPED      UNCAPPED
   56    I  1,335,589.77   8.2681068435  7.8931068435   4,735.62    360      356      3.4072427374     UNCAPPED      UNCAPPED
   57    I    529,716.51   8.2500000000  7.8750000000   1,878.85    360      356      3.4000000000     UNCAPPED      UNCAPPED
   58    I    387,566.40   8.2500000000  7.8750000000   1,422.11    360      356      3.4000000000     UNCAPPED      UNCAPPED
   59    I    100,949.44   8.0000000000  7.6250000000     370.73    360      356      3.1000000000     UNCAPPED      UNCAPPED
   60    I    336,976.31   7.5000000000  7.1250000000   1,284.49    360      356      2.6500000000     UNCAPPED      UNCAPPED
   61    I    158,504.65   8.2500000000  7.8750000000     642.98    360      356      3.4000000000     UNCAPPED      UNCAPPED
   62    I    222,191.94   7.5000000000  7.1250000000     963.30    360      356      2.6500000000     UNCAPPED      UNCAPPED
   63    I    110,130.65   8.3750000000  8.0000000000     349.94    360      355      3.5000000000     UNCAPPED      UNCAPPED
   64    I    157,262.97   8.2500000000  7.8750000000     636.86    360      355      3.4000000000     UNCAPPED      UNCAPPED
   65    I    217,526.70   8.5000000000  7.4250000000     923.37    360      355      3.6750000000     UNCAPPED      UNCAPPED
   66    I    307,388.07   7.3750000000  6.4300000000   1,373.92    360      355      2.5500000000     UNCAPPED      UNCAPPED
   67    I    490,144.08   8.1902075508  7.8152075508   1,610.28    360      354      3.3282490610     UNCAPPED      UNCAPPED
   68    I    404,623.32   8.2500000000  7.8750000000   1,632.96    360      354      3.4000000000     UNCAPPED      UNCAPPED
   69    I    166,317.87   8.3750000000  8.0000000000     530.71    360      353      3.5000000000     UNCAPPED      UNCAPPED
   70    I    304,571.11   8.2500000000  7.8750000000     997.09    360      353      3.4000000000     UNCAPPED      UNCAPPED
   71    I    247,662.32   8.2500000000  7.8750000000     751.01    480      479      3.4000000000     UNCAPPED      UNCAPPED
   72    I    273,683.79   8.2500000000  7.8750000000     723.03    480      478      3.3500000000     UNCAPPED      UNCAPPED
   73    I  1,706,125.53   7.7074716470  7.3324716470   4,695.30    480      478      2.8778036284     UNCAPPED      UNCAPPED
   74    I    228,074.84   8.2500000000  7.8750000000     659.37    480      478      3.4000000000     UNCAPPED      UNCAPPED
   75    I  1,282,455.54   8.1861757952  7.8111757952   3,860.42    480      478      3.3234109543     UNCAPPED      UNCAPPED
   76    I    523,820.85   8.2500000000  7.8750000000   1,643.94    480      478      3.4000000000     UNCAPPED      UNCAPPED



           Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
            Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan      Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number     Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
------------------------------------------------------------------------------------------------------------------------
    1     9.9500000000    3.1250000000       1             12             1            12     1-Month LIBOR     110.00
    2     9.9500000000    2.8750000000       1             10             1            12     1-Month LIBOR     110.00
    3    12.0000000000    3.5000000000       1             5              1            12     1-Month LIBOR     110.00
    4     9.9500000000    3.2500000000       1             10             1            12     1-Month LIBOR     115.00
    5     9.9500000000    2.4500000000       1             7              1            12     1-Month LIBOR     115.00
    6     9.9500000000    2.4500000000       1             6              1            12     1-Month LIBOR     115.00
    7     9.9500000000    2.3782975886       1             6              1            12     1-Month LIBOR     115.00
    8     9.9500000000    2.5089254120       1             6              1            12     1-Month LIBOR     115.00
    9     9.9500000000    2.4500000000       1             5              1            12     1-Month LIBOR     115.00
   10     9.9500000000    2.4500000000       1             5              1            12     1-Month LIBOR     115.00
   11     9.9500000000    2.1500000000       1             3              1            12     1-Month LIBOR     115.00
   12     9.9500000000    2.4500000000       1             13             1            12     1-Month LIBOR     115.00
   13     9.9500000000    4.0000000000       1             2              1            12         COFI          115.00
   14    10.4500000000    3.4000000000       1             3              1            12          MTA          110.00
   15    12.0000000000    3.5000000000       1             10             1            12          MTA          110.00
   16     9.9500000000    3.4000000000       1             10             1            12          MTA          110.00
   17     9.9500000000    3.1000000000       1             10             1            12          MTA          110.00
   18     9.9500000000    3.4000000000       1             10             1            12          MTA          110.00
   19     9.9500000000    3.4000000000       1             10             1            12          MTA          110.00
   20     9.9500000000    3.3750000000       1             8              1            12          MTA          110.00
   21     9.9500000000    3.1000000000       1             4              1            12          MTA          110.00
   22     9.9500000000    3.4000000000       1             59             1            12          MTA          110.00
   23     9.9500000000    3.4000000000       1             58             1            12          MTA          110.00
   24     9.9500000000    3.0382949069       1             57             1            12          MTA          110.00
   25    12.0000000000    3.5000000000       1             5              1            12          MTA          110.00
   26     9.9500000000    3.5000000000       1             6              1            12          MTA          110.00
   27     9.9500000000    3.4000000000       1             12             1            12          MTA          115.00
   28     9.9500000000    3.2500000000       1             2              1            12          MTA          115.00
   29     9.9500000000    3.2750000000       1             12             1            12          MTA          115.00
   30     9.9500000000    3.4000000000       1             11             1            12          MTA          115.00
   31     9.9500000000    3.0067913379       1             11             1            12          MTA          115.00
   32     9.9500000000    3.3157844731       1             11             1            12          MTA          115.00
   33     9.9500000000    3.4000000000       1             11             1            12          MTA          115.00
   34     9.9500000000    3.4106087869       1             11             1            12          MTA          115.00
   35     9.9500000000    3.1508197340       1             11             1            12          MTA          115.00
   36     9.9500000000    3.1440577309       1             11             1            12          MTA          115.00
   37     9.9500000000    4.1000000000       1             11             1            12          MTA          115.00
   38     9.9500000000    3.7750000000       1             11             1            12          MTA          115.00
   39     9.9500000000    3.1918130321       1             10             1            12          MTA          115.00
   40     9.9500000000    2.7794150286       1             10             1            12          MTA          115.00
   41     9.9500000000    3.1819814913       1             10             1            12          MTA          115.00
   42     9.9500000000    3.1723035433       1             10             1            12          MTA          115.00
   43     9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   44     9.9500000000    3.2795702584       1             10             1            12          MTA          115.00
   45     9.9500000000    3.3414399694       1             10             1            12          MTA          115.00
   46     9.9500000000    3.2561963970       1             10             1            12          MTA          115.00
   47     9.9500000000    3.3369968923       1             10             1            12          MTA          115.00
   48     9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   49     9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   50     9.9500000000    3.1961962159       1             10             1            12          MTA          115.00
   51     9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   52     9.9500000000    3.1674731691       1             9              1            12          MTA          115.00
   53     9.9500000000    3.1394377921       1             9              1            12          MTA          115.00
   54     9.9500000000    3.2500000000       1             9              1            12          MTA          115.00
   55     9.9500000000    3.4000000000       1             9              1            12          MTA          115.00
   56     9.9500000000    3.4072427374       1             9              1            12          MTA          115.00
   57     9.9500000000    3.4000000000       1             9              1            12          MTA          115.00
   58     9.9500000000    3.4000000000       1             9              1            12          MTA          115.00
   59     9.9500000000    3.1000000000       1             9              1            12          MTA          115.00
   60     9.9500000000    2.6500000000       1             9              1            12          MTA          115.00
   61     9.9500000000    3.4000000000       1             9              1            12          MTA          115.00
   62     9.9500000000    2.6500000000       1             9              1            12          MTA          115.00
   63     9.9500000000    3.5000000000       1             8              1            12          MTA          115.00
   64     9.9500000000    3.4000000000       1             8              1            12          MTA          115.00
   65     9.9500000000    3.6750000000       1             8              1            12          MTA          115.00
   66     9.9500000000    2.5500000000       1             8              1            12          MTA          115.00
   67     9.9500000000    3.3282490610       1             7              1            12          MTA          115.00
   68     9.9500000000    3.4000000000       1             7              1            12          MTA          115.00
   69     9.9500000000    3.5000000000       1             6              1            12          MTA          115.00
   70     9.9500000000    3.4000000000       1             6              1            12          MTA          115.00
   71     9.9500000000    3.4000000000       1             12             1            12          MTA          115.00
   72     9.9500000000    3.3500000000       1             11             1            12          MTA          115.00
   73     9.9500000000    2.8778036284       1             11             1            12          MTA          115.00
   74     9.9500000000    3.4000000000       1             11             1            12          MTA          115.00
   75     9.9500000000    3.3234109543       1             11             1            12          MTA          115.00
   76     9.9500000000    3.4000000000       1             11             1            12          MTA          115.00


                                                                                        S-88


                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   77    I  1,273,562.22   8.2995620073  7.9245620073   3,350.30    480      477      3.4094744087     UNCAPPED      UNCAPPED
   78    I    173,147.09   8.2500000000  7.8750000000     466.06    480      477      3.4000000000     UNCAPPED      UNCAPPED
   79    I  5,437,642.01   7.9912195404  7.6162195404  14,980.42    480      477      3.1081034567     UNCAPPED      UNCAPPED
   80    I    955,472.64   8.4035865642  8.0285865642   2,751.97    480      477      3.5343038771     UNCAPPED      UNCAPPED
   81    I    402,393.30   8.2500000000  7.8750000000   1,211.00    480      477      3.4000000000     UNCAPPED      UNCAPPED
   82    I    970,413.66   8.5000000000  8.1250000000   2,919.24    480      477      3.6500000000     UNCAPPED      UNCAPPED
   83    I    314,137.51   7.8750000000  7.5000000000   1,078.27    480      477      2.9500000000     UNCAPPED      UNCAPPED
   84    I    984,354.75   8.3748534357  7.9998534357   3,496.61    480      477      3.5248534357     UNCAPPED      UNCAPPED
   85    I    253,330.27   9.5000000000  8.2950000000   1,091.64    480      477      4.6500000000     UNCAPPED      UNCAPPED
   86    I    331,393.80   8.0000000000  7.6250000000     829.37    480      476      3.1000000000     UNCAPPED      UNCAPPED
   87    I    412,021.38   8.5000000000  8.1250000000   1,078.77    480      476      3.6500000000     UNCAPPED      UNCAPPED
   88    I    343,828.96   8.5000000000  8.1250000000     942.39    480      476      3.6500000000     UNCAPPED      UNCAPPED
   89    I    280,782.75   7.5000000000  7.1250000000     959.01    480      476      2.6500000000     UNCAPPED      UNCAPPED
   90    I    373,496.34   8.3750000000  8.0000000000   1,435.29    480      476      3.5000000000     UNCAPPED      UNCAPPED
   91    I    218,219.18   8.7500000000  7.4250000000     991.44    480      476      3.9250000000     UNCAPPED      UNCAPPED
   92    I    169,335.22   9.0000000000  7.6150000000     760.81    480      473      4.0750000000     UNCAPPED      UNCAPPED
   93    I    242,153.39   8.2833300000  7.9083300000   1,153.95    360      358      3.4000000000     UNCAPPED      UNCAPPED
   94    I    652,279.78   8.2833300000  7.9083300000   2,736.92    360      357      3.4000000000     UNCAPPED      UNCAPPED
   95    I    281,520.45   8.2833300000  7.9083300000   1,000.74    480      477      3.4000000000     UNCAPPED      UNCAPPED
   96    I    363,546.46   8.1250000000  7.7500000000   1,170.77    360      357      3.2500000000     UNCAPPED      UNCAPPED
   97    I    118,292.06   8.2500000000  7.8750000000     437.63    360      357      3.4000000000     UNCAPPED      UNCAPPED
   98    I  1,293,805.02   1.7500000000  1.3750000000   4,644.16    360      358      3.8000000000     UNCAPPED      UNCAPPED
   99    I  1,017,350.22   2.0000000000  1.6250000000   3,775.66    360      358      3.8000000000     UNCAPPED      UNCAPPED
   100   I    308,390.25   2.7500000000  2.3750000000   1,263.51    360      358      3.8000000000     UNCAPPED      UNCAPPED
   101   I    591,070.52   8.6250000000  8.2500000000   2,132.74    360      357      3.8000000000     UNCAPPED      UNCAPPED
   102   I  6,716,365.92   8.5970755024  8.2220755024  24,166.48    360      357      3.7664906029     UNCAPPED      UNCAPPED
   103   I  5,461,563.36   8.5637861105  8.1887861105  20,313.98    360      357      3.7265433325     UNCAPPED      UNCAPPED
   104   I    572,628.47   8.6250000000  8.2500000000   2,201.74    360      357      3.8000000000     UNCAPPED      UNCAPPED
   105   I    798,490.91   8.6250000000  8.2500000000   3,172.82    360      357      3.8000000000     UNCAPPED      UNCAPPED
   106   I    989,864.80   8.6250000000  8.2500000000   4,194.96    360      357      3.8000000000     UNCAPPED      UNCAPPED
   107   I    196,097.15   8.6250000000  8.2500000000     730.25    360      356      3.8000000000     UNCAPPED      UNCAPPED
   108   I    722,135.51   2.2500000000  1.8750000000   2,288.87    480      478      3.7876519336     UNCAPPED      UNCAPPED
   109   I    221,988.97   8.2500000000  7.8750000000     790.22    360      357      3.4000000000     UNCAPPED      UNCAPPED
   110   I    371,526.77   8.3750000000  8.0000000000     956.81    480      463      3.5000000000     UNCAPPED      UNCAPPED
   111   I    219,242.17   8.6250000000  8.2500000000     756.20    480      477      3.8000000000     UNCAPPED      UNCAPPED
   112   I    385,519.33   7.4330000000  6.5880000000   1,300.06    360      348      2.5500000000     UNCAPPED      UNCAPPED
   113   I    430,384.20   8.3750000000  8.0000000000   1,373.00    360      345      3.0000000000     UNCAPPED      UNCAPPED
   114   I    104,738.52   7.8750000000  7.5000000000     331.93    360      349      2.5250000000     UNCAPPED      UNCAPPED
   115   I    172,696.21   7.5000000000  7.1250000000     580.88    360      344      2.1500000000     UNCAPPED      UNCAPPED
   116   I    187,996.94   7.7500000000  7.3750000000     622.37    360      341      2.4500000000     UNCAPPED      UNCAPPED
   117   I    197,028.39   8.1250000000  7.7500000000     636.04    360      351      2.8250000000     UNCAPPED      UNCAPPED
   118   I    291,344.25   8.2500000000  7.8750000000     990.33    360      359      2.9000000000     UNCAPPED      UNCAPPED
   119   I    279,431.74   8.2500000000  7.8750000000   1,034.93    360      359      2.9000000000     UNCAPPED      UNCAPPED
   120   I    274,935.81   8.1753510028  7.8003510028     880.65    360      356      2.8552106017     UNCAPPED      UNCAPPED
   121   I    196,572.28   8.2500000000  7.8750000000     694.48    360      355      2.9000000000     UNCAPPED      UNCAPPED
   122   I    608,327.61   7.7500000000  7.3750000000   2,033.08    360      344      3.3500000000     UNCAPPED      UNCAPPED
   123   I    203,808.04   8.3750000000  8.0000000000     674.24    360      343      3.5000000000     UNCAPPED      UNCAPPED
   124   I  1,300,231.28   8.3333300000  7.9583300000   5,480.58    360      358      3.4500000000     UNCAPPED      UNCAPPED
   125   I    161,529.56   8.3333300000  7.9583300000     710.88    360      357      3.4500000000     UNCAPPED      UNCAPPED
   126   I    138,448.35   8.3333300000  7.9583300000     579.39    360      356      3.4500000000     UNCAPPED      UNCAPPED
   127   I    288,989.31   7.8750000000  7.5000000000   1,115.74    360      340      3.0000000000     UNCAPPED      UNCAPPED
   128   I     96,224.37   8.3750000000  8.0000000000     367.94    360      339      3.5000000000     UNCAPPED      UNCAPPED
   129   I    164,990.76   8.3750000000  8.0000000000     532.64    360      356      3.4500000000     UNCAPPED      UNCAPPED
   130   I    359,142.10   8.3750000000  8.0000000000   1,157.90    360      359      3.4500000000     UNCAPPED      UNCAPPED
   131   I    610,458.53   8.3750000000  8.0000000000   2,260.97    360      359      3.4500000000     UNCAPPED      UNCAPPED
   132   I    618,254.10   8.3750000000  8.0000000000   1,987.73    360      358      3.4500000000     UNCAPPED      UNCAPPED
   133   I    780,885.56   8.3750000000  8.0000000000   2,883.03    360      358      3.4500000000     UNCAPPED      UNCAPPED
   134   I    184,171.78   8.3750000000  8.0000000000     774.76    360      358      3.4500000000     UNCAPPED      UNCAPPED
   135   I  2,130,445.56   8.3750000000  8.0000000000   6,822.63    360      357      3.4500000000     UNCAPPED      UNCAPPED
   136   I    200,942.83   8.3750000000  8.0000000000     678.31    360      357      3.4500000000     UNCAPPED      UNCAPPED
   137   I    216,966.81   8.3750000000  8.0000000000     771.65    360      357      3.4500000000     UNCAPPED      UNCAPPED
   138   I  2,671,141.43   8.3612872017  7.9862872017   9,832.43    360      357      3.4445148807     UNCAPPED      UNCAPPED
   139   I    178,859.87   8.3750000000  8.0000000000     570.43    360      356      3.4500000000     UNCAPPED      UNCAPPED
   140   I  1,837,388.40   8.3596482479  7.9846482479   6,513.98    360      356      3.4346482479     UNCAPPED      UNCAPPED
   141   I    320,613.04   8.3750000000  8.0000000000   1,176.31    360      356      3.4500000000     UNCAPPED      UNCAPPED
   142   I    145,047.95   8.3750000000  8.0000000000     541.30    360      356      3.4500000000     UNCAPPED      UNCAPPED
   143   I    476,146.75   8.1250000000  7.7500000000   1,671.90    360      352      3.2000000000     UNCAPPED      UNCAPPED
   144   I    254,852.52   8.3750000000  8.0000000000     772.81    480      479      3.4500000000     UNCAPPED      UNCAPPED
   145   I    730,252.72   8.2487305217  7.8737305217   2,206.69    480      478      3.3237305217     UNCAPPED      UNCAPPED
   146   I    402,801.66   8.3750000000  8.0000000000   1,011.42    480      477      3.4500000000     UNCAPPED      UNCAPPED
   147   I    349,111.73   8.3750000000  8.0000000000   1,005.29    480      477      3.4500000000     UNCAPPED      UNCAPPED
   148   I    109,935.53   8.3750000000  8.0000000000     315.34    480      476      3.4500000000     UNCAPPED      UNCAPPED
   149   I    189,093.86   8.3750000000  8.0000000000     537.93    480      473      3.4500000000     UNCAPPED      UNCAPPED
   150   I    267,270.73   8.2083300000  7.8333300000   1,176.49    360      357      3.3250000000     UNCAPPED      UNCAPPED
   151   I    122,104.25   8.3333300000  7.9583300000     368.84    480      478      3.4500000000     UNCAPPED      UNCAPPED
   152   I    132,246.84   8.3333300000  7.9583300000     550.86    480      478      3.4500000000     UNCAPPED      UNCAPPED



              Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
               Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan         Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number        Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
---------------------------------------------------------------------------------------------------------------------------
   77        9.9500000000    3.4094744087       1             10             1            12          MTA          115.00
   78        9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   79        9.9500000000    3.1081034567       1             10             1            12          MTA          115.00
   80        9.9500000000    3.5343038771       1             10             1            12          MTA          115.00
   81        9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   82        9.9500000000    3.6500000000       1             10             1            12          MTA          115.00
   83        9.9500000000    2.9500000000       1             10             1            12          MTA          115.00
   84        9.9500000000    3.5248534357       1             10             1            12          MTA          115.00
   85       10.4500000000    4.6500000000       1             10             1            12          MTA          115.00
   86        9.9500000000    3.1000000000       1             9              1            12          MTA          115.00
   87        9.9500000000    3.6500000000       1             9              1            12          MTA          115.00
   88        9.9500000000    3.6500000000       1             9              1            12          MTA          115.00
   89        9.9500000000    2.6500000000       1             9              1            12          MTA          115.00
   90        9.9500000000    3.5000000000       1             9              1            12          MTA          115.00
   91        9.9500000000    3.9250000000       1             9              1            12          MTA          115.00
   92        9.9500000000    4.0750000000       1             6              1            12          MTA          115.00
   93        9.9500000000    3.4000000000       1             59             1            12          MTA          115.00
   94        9.9500000000    3.4000000000       1             58             1            12          MTA          115.00
   95        9.9500000000    3.4000000000       1             58             1            12          MTA          115.00
   96        9.9500000000    3.2500000000       1             10             1            12          MTA          115.00
   97        9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   98        9.9500000000    3.8000000000       1             11             1            12          MTA          115.00
   99        9.9500000000    3.8000000000       1             11             1            12          MTA          115.00
   100       9.9500000000    3.8000000000       1             11             1            12          MTA          115.00
   101       9.9500000000    3.8000000000       1             10             1            12          MTA          115.00
   102       9.9500000000    3.7664906029       1             10             1            12          MTA          115.00
   103       9.9500000000    3.7265433325       1             10             1            12          MTA          115.00
   104       9.9500000000    3.8000000000       1             10             1            12          MTA          115.00
   105       9.9500000000    3.8000000000       1             10             1            12          MTA          115.00
   106       9.9500000000    3.8000000000       1             10             1            12          MTA          115.00
   107       9.9500000000    3.8000000000       1             9              1            12          MTA          115.00
   108       9.9500000000    3.7876519336       1             11             1            12          MTA          115.00
   109       9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   110      12.0000000000    3.5000000000       1             8              1            12          MTA          115.00
   111       9.9500000000    3.8000000000       1             10             1            12          MTA          115.00
   112       9.9500000000    2.5500000000       1             13             1            12          MTA          125.00
   113      12.0000000000    3.0000000000       1             10             1            12     1-Month LIBOR     110.00
   114       9.9500000000    2.5250000000       1             2              1            12     1-Month LIBOR     110.00
   115       9.9500000000    2.1500000000       1             9              1            12     1-Month LIBOR     110.00
   116       9.9500000000    2.4500000000       1             6              1            12     1-Month LIBOR     110.00
   117       9.9500000000    2.8250000000       1             4              1            12     1-Month LIBOR     110.00
   118       9.9500000000    2.9000000000       1             12             1            12     1-Month LIBOR     115.00
   119       9.9500000000    2.9000000000       1             12             1            12     1-Month LIBOR     115.00
   120       9.9500000000    2.8552106017       1             9              1            12     1-Month LIBOR     115.00
   121       9.9500000000    2.9000000000       1             8              1            12     1-Month LIBOR     115.00
   122       9.9500000000    3.3500000000       1             9              1            12         COFI          110.00
   123      12.0000000000    3.5000000000       1             8              1            12          MTA          110.00
   124       9.9500000000    3.4500000000       1             59             1            12          MTA          110.00
   125       9.9500000000    3.4500000000       1             58             1            12          MTA          110.00
   126       9.9500000000    3.4500000000       1             57             1            12          MTA          110.00
   127      12.0000000000    3.0000000000       1             5              1            12          MTA          110.00
   128      12.0000000000    3.5000000000       1             4              1            12          MTA          110.00
   129       9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   130       9.9500000000    3.4500000000       1             12             1            12          MTA          115.00
   131       9.9500000000    3.4500000000       1             12             1            12          MTA          115.00
   132       9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   133       9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   134       9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   135       9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   136       9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   137       9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   138       9.9500000000    3.4445148807       1             10             1            12          MTA          115.00
   139       9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   140       9.9500000000    3.4346482479       1             9              1            12          MTA          115.00
   141       9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   142       9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   143       9.9500000000    3.2000000000       1             5              1            12          MTA          115.00
   144       9.9500000000    3.4500000000       1             12             1            12          MTA          115.00
   145       9.9500000000    3.3237305217       1             11             1            12          MTA          115.00
   146       9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   147       9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   148       9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   149       9.9500000000    3.4500000000       1             6              1            12          MTA          115.00
   150       9.9500000000    3.3250000000       1             58             1            12          MTA          115.00
   151       9.9500000000    3.4500000000       1             59             1            12          MTA          115.00
   152       9.9500000000    3.4500000000       1             59             1            12          MTA          115.00


                                                                                       S-89



                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   153   I    464,773.29   8.3750000000  8.0000000000   1,502.06    360      358      3.4500000000     UNCAPPED      UNCAPPED
   154   I    380,438.99   8.2500000000  7.8750000000   1,222.23    360      358      3.3250000000     UNCAPPED      UNCAPPED
   155   I    220,850.45   8.3750000000  8.0000000000     815.38    360      358      3.4500000000     UNCAPPED      UNCAPPED
   156   I    685,312.40   8.3534020908  7.9784020908   2,265.01    360      356      2.9534020908     UNCAPPED      UNCAPPED
   157   I    500,245.26   8.6250000000  8.2500000000   1,576.03    360      353      3.2250000000     UNCAPPED      UNCAPPED
   158   I    130,938.97   8.8750000000  8.5000000000     409.39    480      476      3.4750000000     UNCAPPED      UNCAPPED
   159   I    272,241.84   8.2500000000  7.8750000000     868.43    360      356      3.3750000000     UNCAPPED      UNCAPPED
   160   I  1,134,303.11   8.2076249850  7.8326249850   3,609.43    360      355      3.3326249850     UNCAPPED      UNCAPPED
   161   I    210,027.07   8.1250000000  7.7500000000     765.11    360      354      3.2500000000     UNCAPPED      UNCAPPED
   162   I    308,176.11   8.2833300000  7.9083300000   1,468.66    360      358      3.4000000000     UNCAPPED      UNCAPPED
   163   I    302,550.94   8.2833300000  7.9083300000   1,263.19    360      355      3.4000000000     UNCAPPED      UNCAPPED
   164   I    187,734.43   8.3333300000  7.9583300000     788.23    360      356      3.4500000000     UNCAPPED      UNCAPPED
   165   I    218,769.74   8.6250000000  8.2500000000     881.80    360      352      3.8000000000     UNCAPPED      UNCAPPED
   166   I    279,431.73   8.2500000000  7.8750000000   1,034.94    360      359      3.4000000000     UNCAPPED      UNCAPPED
   167   I    299,968.61   8.2500000000  7.8750000000     939.19    360      350      3.3500000000     UNCAPPED      UNCAPPED
   168   I    841,057.69   8.2500000000  7.8750000000   2,701.77    360      358      3.4000000000     UNCAPPED      UNCAPPED
   169   I  1,034,779.64   8.3750000000  8.0000000000   3,311.60    360      357      3.5000000000     UNCAPPED      UNCAPPED
   170   I    844,758.12   8.1250000000  7.7500000000   2,786.82    360      357      3.2750000000     UNCAPPED      UNCAPPED
   171   I    652,168.07   7.6250000000  7.2500000000   2,322.08    360      357      2.7750000000     UNCAPPED      UNCAPPED
   172   I  1,376,576.52   8.2500000000  7.8750000000   5,070.62    360      357      3.4000000000     UNCAPPED      UNCAPPED
   173   I    395,579.29   8.1250000000  7.7500000000   1,456.30    360      357      3.2750000000     UNCAPPED      UNCAPPED
   174   I  1,734,677.75   8.3074400397  7.9324400397   5,535.62    360      356      3.4324400397     UNCAPPED      UNCAPPED
   175   I    413,189.26   8.0000000000  7.6250000000   1,318.72    360      356      3.1500000000     UNCAPPED      UNCAPPED
   176   I  1,225,041.18   8.1729475698  7.7979475698   4,050.89    360      356      3.3056528128     UNCAPPED      UNCAPPED
   177   I    566,160.87   8.2778318400  7.9028318400   1,882.87    360      356      3.4278318400     UNCAPPED      UNCAPPED
   178   I    307,206.93   8.1250000000  7.7500000000   1,097.09    360      356      3.3000000000     UNCAPPED      UNCAPPED
   179   I    495,221.54   8.1250000000  7.7500000000   1,880.74    360      356      3.2750000000     UNCAPPED      UNCAPPED
   180   I    319,673.74   7.7500000000  7.3750000000   1,385.05    360      356      2.9000000000     UNCAPPED      UNCAPPED
   181   I    269,520.66   8.2500000000  7.8750000000     861.74    360      355      3.4000000000     UNCAPPED      UNCAPPED
   182   I  1,769,877.40   7.7870339197  7.4120339197   5,865.54    360      355      2.9370339197     UNCAPPED      UNCAPPED
   183   I    258,099.08   8.5000000000  8.1250000000     883.51    360      355      3.6000000000     UNCAPPED      UNCAPPED
   184   I    698,608.29   8.5000000000  8.1250000000   2,825.03    360      355      3.5750000000     UNCAPPED      UNCAPPED
   185   I    322,341.28   8.2500000000  7.8750000000   1,058.94    360      354      3.3500000000     UNCAPPED      UNCAPPED
   186   I    356,765.05   8.5000000000  8.1250000000   1,214.82    360      354      3.6000000000     UNCAPPED      UNCAPPED
   187   I    427,707.29   8.2500000000  7.8750000000   1,350.89    360      353      3.3750000000     UNCAPPED      UNCAPPED
   188   I    628,006.89   8.3750000000  8.0000000000   2,214.91    360      353      3.4500000000     UNCAPPED      UNCAPPED
   189   I  3,405,659.64   8.0871245159  7.7121245159   8,554.73    480      477      3.2121245159     UNCAPPED      UNCAPPED
   190   I    595,724.11   8.3167262107  7.9417262107   1,792.73    480      477      3.4266904843     UNCAPPED      UNCAPPED
   191   I  1,322,314.65   8.1950417342  7.8200417342   3,307.36    480      476      3.3200417342     UNCAPPED      UNCAPPED
   192   I    363,794.06   8.2500000000  7.8750000000     986.32    480      476      3.4000000000     UNCAPPED      UNCAPPED
   193   I    566,306.54   8.5000000000  8.1250000000   1,552.17    480      476      3.6500000000     UNCAPPED      UNCAPPED
   194   I    879,193.78   8.1962477316  7.8212477316   2,522.72    480      476      3.3139963706     UNCAPPED      UNCAPPED
   195   I    740,020.48   7.7500000000  7.3750000000   2,400.79    480      473      2.9000000000     UNCAPPED      UNCAPPED
   196   I    210,456.72   8.0000000000  7.6250000000     710.87    360      357      3.0750000000     UNCAPPED      UNCAPPED
   197   I    147,258.76   8.3750000000  8.0000000000     475.70    360      356      3.4500000000     UNCAPPED      UNCAPPED
   198   I    374,900.92   8.8750000000  8.5000000000   1,274.94    360      353      3.5000000000     UNCAPPED      UNCAPPED
   199   I    536,232.35   9.1250000000  8.7500000000   1,821.90    360      353      3.7750000000     UNCAPPED      UNCAPPED
   200   I    264,768.79   8.8750000000  8.5000000000     684.99    480      468      3.5000000000     UNCAPPED      UNCAPPED
   201   I    632,961.79   8.3750000000  8.0000000000   1,712.93    480      473      3.0750000000     UNCAPPED      UNCAPPED
   202   I    310,359.52   8.3750000000  8.0000000000   1,165.85    360      350      3.5000000000     UNCAPPED      UNCAPPED
   203   I    365,289.43   8.2500000000  7.8750000000   1,327.67    360      353      2.8750000000     UNCAPPED      UNCAPPED
   204   I    100,926.92   8.2500000000  7.8750000000     324.21    360      358      2.9000000000     UNCAPPED      UNCAPPED
   205   I    814,539.37   8.5411673932  8.1661673932   3,007.23    360      358      3.2202841325     UNCAPPED      UNCAPPED
   206   I    348,388.91   8.2500000000  7.8750000000   1,119.31    360      357      2.9000000000     UNCAPPED      UNCAPPED
   207   I    624,534.05   8.2500000000  7.8750000000   2,302.17    360      357      2.9000000000     UNCAPPED      UNCAPPED
   208   I    507,905.14   8.6198281238  8.2448281238   1,618.17    360      356      3.3068109362     UNCAPPED      UNCAPPED
   209   I    473,069.74   8.2500000000  7.8750000000   1,676.90    360      356      2.9000000000     UNCAPPED      UNCAPPED
   210   I    162,783.74   8.2500000000  7.8750000000     517.20    360      355      2.9000000000     UNCAPPED      UNCAPPED
   211   I    176,897.88   8.0000000000  7.6250000000     591.85    360      355      2.6000000000     UNCAPPED      UNCAPPED
   212   I  1,661,514.02   8.4640714061  8.0890714061   5,868.79    360      355      3.1403776999     UNCAPPED      UNCAPPED
   213   I    611,259.36   8.5000000000  8.1250000000   2,157.76    360      355      3.1500000000     UNCAPPED      UNCAPPED
   214   I    447,103.30   8.7500000000  8.3750000000   1,412.64    360      354      3.4500000000     UNCAPPED      UNCAPPED
   215   I    294,828.06   8.5000000000  8.1250000000     966.43    360      354      3.1500000000     UNCAPPED      UNCAPPED
   216   I  1,007,331.15   8.3245918410  7.9495918410   3,558.87    360      354      2.9820510251     UNCAPPED      UNCAPPED
   217   I  1,517,180.52   8.5000000000  8.1250000000   5,373.83    360      354      3.1500000000     UNCAPPED      UNCAPPED
   218   I    191,716.99   8.3750000000  8.0000000000     710.45    360      354      3.0750000000     UNCAPPED      UNCAPPED
   219   I    104,446.13   7.7500000000  7.3750000000     394.76    360      354      2.3750000000     UNCAPPED      UNCAPPED
   220   I    204,404.57   8.1250000000  7.7500000000     656.14    360      353      2.7500000000     UNCAPPED      UNCAPPED
   221   I    244,106.89   8.0000000000  7.6250000000     813.97    360      353      2.6000000000     UNCAPPED      UNCAPPED
   222   I    310,394.24   8.1856649345  7.8106649345   1,100.31    360      353      2.8613989607     UNCAPPED      UNCAPPED
   223   I    472,953.72   8.2500000000  7.8750000000   1,654.76    360      352      2.9000000000     UNCAPPED      UNCAPPED
   224   I    266,912.29   8.7500000000  8.3750000000     688.60    480      473      3.4000000000     UNCAPPED      UNCAPPED
   225   I    727,121.85   8.7500000000  8.3750000000   1,964.46    480      473      3.4000000000     UNCAPPED      UNCAPPED
   226   I    114,839.32   9.3750000000  9.0000000000     411.19    360      356      3.9750000000     UNCAPPED      UNCAPPED
   227   I    197,023.42   8.2500000000  7.8750000000     727.41    360      358      2.9000000000     UNCAPPED      UNCAPPED
   228   I    196,643.14   7.7500000000  7.3750000000     692.71    360      343      3.3500000000     UNCAPPED      UNCAPPED


            Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
             Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan       Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number      Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
-------------------------------------------------------------------------------------------------------------------------
   153     9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   154     9.9500000000    3.3250000000       1             11             1            12          MTA          115.00
   155     9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   156     9.9500000000    2.9534020908       1             9              1            12     1-Month LIBOR     115.00
   157     9.9500000000    3.2250000000       1             6              1            12     1-Month LIBOR     115.00
   158     9.9500000000    3.4750000000       1             9              1            12     1-Month LIBOR     115.00
   159     9.9500000000    3.3750000000       1             9              1            12          MTA          110.00
   160     9.9500000000    3.3326249850       1             8              1            12          MTA          110.00
   161    10.9500000000    3.2500000000       1             7              1            12          MTA          110.00
   162     9.9500000000    3.4000000000       1             59             1            12          MTA          110.00
   163     9.9500000000    3.4000000000       1             56             1            12          MTA          110.00
   164     9.9500000000    3.4500000000       1             57             1            12          MTA          110.00
   165    11.7000000000    3.8000000000       1             5              1            12          MTA          110.00
   166     9.9500000000    3.4000000000       1             12             1            12          MTA          115.00
   167     9.9500000000    3.3500000000       1             3              1            12          MTA          115.00
   168     9.9500000000    3.4000000000       1             11             1            12          MTA          115.00
   169     9.9500000000    3.5000000000       1             10             1            12          MTA          115.00
   170     9.9500000000    3.2750000000       1             10             1            12          MTA          115.00
   171     9.9500000000    2.7750000000       1             10             1            12          MTA          115.00
   172     9.9500000000    3.4000000000       1             10             1            12          MTA          115.00
   173     9.9500000000    3.2750000000       1             10             1            12          MTA          115.00
   174     9.9500000000    3.4324400397       1             9              1            12          MTA          115.00
   175    11.9500000000    3.1500000000       1             9              1            12          MTA          115.00
   176     9.9500000000    3.3056528128       1             9              1            12          MTA          115.00
   177     9.9500000000    3.4278318400       1             9              1            12          MTA          115.00
   178     9.9500000000    3.3000000000       1             9              1            12          MTA          115.00
   179     9.9500000000    3.2750000000       1             9              1            12          MTA          115.00
   180     9.9500000000    2.9000000000       1             9              1            12          MTA          115.00
   181     9.9500000000    3.4000000000       1             8              1            12          MTA          115.00
   182     9.9500000000    2.9370339197       1             8              1            12          MTA          115.00
   183     9.9500000000    3.6000000000       1             8              1            12          MTA          115.00
   184    12.7000000000    3.5750000000       1             8              1            12          MTA          115.00
   185     9.9500000000    3.3500000000       1             7              1            12          MTA          115.00
   186     9.9500000000    3.6000000000       1             7              1            12          MTA          115.00
   187     9.9500000000    3.3750000000       1             6              1            12          MTA          115.00
   188     9.9500000000    3.4500000000       1             6              1            12          MTA          115.00
   189     9.9500000000    3.2121245159       1             10             1            12          MTA          115.00
   190     9.9500000000    3.4266904843       1             10             1            12          MTA          115.00
   191     9.9500000000    3.3200417342       1             9              1            12          MTA          115.00
   192     9.9500000000    3.4000000000       1             9              1            12          MTA          115.00
   193     9.9500000000    3.6500000000       1             9              1            12          MTA          115.00
   194     9.9500000000    3.3139963706       1             9              1            12          MTA          115.00
   195     9.9500000000    2.9000000000       1             6              1            12          MTA          115.00
   196     9.9500000000    3.0750000000       1             10             1            12          MTA          115.00
   197     9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   198    10.2000000000    3.5000000000       1             6              1            12     1-Month LIBOR     110.00
   199    10.2000000000    3.7750000000       1             6              1            12     1-Month LIBOR     110.00
   200     9.9500000000    3.5000000000       1             13             1            12     1-Month LIBOR     110.00
   201     9.9500000000    3.0750000000       1             6              1            12     1-Month LIBOR     110.00
   202    12.0000000000    3.5000000000       1             3              1            12     1-Month LIBOR     110.00
   203    12.0000000000    2.8750000000       1             6              1            12     1-Month LIBOR     110.00
   204     9.9500000000    2.9000000000       1             11             1            12     1-Month LIBOR     115.00
   205     9.9500000000    3.2202841325       1             11             1            12     1-Month LIBOR     115.00
   206     9.9500000000    2.9000000000       1             10             1            12     1-Month LIBOR     115.00
   207     9.9500000000    2.9000000000       1             10             1            12     1-Month LIBOR     115.00
   208     9.9500000000    3.3068109362       1             9              1            12     1-Month LIBOR     115.00
   209     9.9500000000    2.9000000000       1             9              1            12     1-Month LIBOR     115.00
   210     9.9500000000    2.9000000000       1             8              1            12     1-Month LIBOR     115.00
   211     9.9500000000    2.6000000000       1             8              1            12     1-Month LIBOR     115.00
   212     9.9500000000    3.1403776999       1             8              1            12     1-Month LIBOR     115.00
   213     9.9500000000    3.1500000000       1             8              1            12     1-Month LIBOR     115.00
   214     9.9500000000    3.4500000000       1             7              1            12     1-Month LIBOR     115.00
   215     9.9500000000    3.1500000000       1             7              1            12     1-Month LIBOR     115.00
   216     9.9500000000    2.9820510251       1             7              1            12     1-Month LIBOR     115.00
   217     9.9500000000    3.1500000000       1             7              1            12     1-Month LIBOR     115.00
   218     9.9500000000    3.0750000000       1             7              1            12     1-Month LIBOR     115.00
   219     9.9500000000    2.3750000000       1             7              1            12     1-Month LIBOR     115.00
   220     9.9500000000    2.7500000000       1             6              1            12     1-Month LIBOR     115.00
   221     9.9500000000    2.6000000000       1             6              1            12     1-Month LIBOR     115.00
   222     9.9500000000    2.8613989607       1             6              1            12     1-Month LIBOR     115.00
   223     9.9500000000    2.9000000000       1             5              1            12     1-Month LIBOR     115.00
   224     9.9500000000    3.4000000000       1             6              1            12     1-Month LIBOR     115.00
   225     9.9500000000    3.4000000000       1             6              1            12     1-Month LIBOR     115.00
   226     9.9500000000    3.9750000000       1             9              1            12     1-Month LIBOR     115.00
   227     9.9500000000    2.9000000000       1             11             1            12     1-Month LIBOR     115.00
   228     9.9500000000    3.3500000000       1             8              1            12         COFI          115.00


                                                                                        S-90


                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   229   I    151,365.54   8.2500000000  7.8750000000     482.46    360      355      3.3750000000     UNCAPPED      UNCAPPED
   230   I    812,136.64   8.3750000000  8.0000000000   2,634.03    360      350      3.5000000000     UNCAPPED      UNCAPPED
   231   I    652,757.10   8.0000000000  7.6250000000   2,201.35    360      350      3.0750000000     UNCAPPED      UNCAPPED
   232   I    428,206.85   7.6250000000  7.2500000000   1,338.02    360      349      2.7250000000     UNCAPPED      UNCAPPED
   233   I    475,571.90   8.3750000000  8.0000000000   1,832.73    360      347      3.5000000000     UNCAPPED      UNCAPPED
   234   I    330,549.17   8.3750000000  8.0000000000   1,271.49    360      346      3.5000000000     UNCAPPED      UNCAPPED
   235   I    118,619.20   8.2500000000  7.8750000000     379.70    360      357      3.3750000000     UNCAPPED      UNCAPPED
   236   I    349,677.96   8.2500000000  7.8750000000   1,119.31    360      357      3.4000000000     UNCAPPED      UNCAPPED
   237   I    344,301.80   8.5000000000  8.1250000000   1,093.57    360      355      3.6250000000     UNCAPPED      UNCAPPED
   238   I    600,174.27   8.4240650782  8.0490650782   2,194.61    360      355      3.5490650782     UNCAPPED      UNCAPPED
   239   I    995,453.88   8.4277073715  8.0527073715   3,151.81    360      354      3.5527073715     UNCAPPED      UNCAPPED
   240   I    292,796.84   7.8750000000  7.5000000000     926.32    360      353      3.0000000000     UNCAPPED      UNCAPPED
   241   I    162,731.06   8.5000000000  8.1250000000     591.39    360      353      3.6250000000     UNCAPPED      UNCAPPED
   242   I    346,473.70   8.2500000000  7.8750000000   1,173.41    360      351      3.3250000000     UNCAPPED      UNCAPPED
   243   I     64,566.19   8.3750000000  8.0000000000     233.60    360      351      3.5000000000     UNCAPPED      UNCAPPED
   244   I    381,343.73   8.2500000000  7.8750000000   1,482.89    360      351      3.3250000000     UNCAPPED      UNCAPPED
   245   I    413,192.15   8.3750000000  8.0000000000   1,087.28    480      466      3.5000000000     UNCAPPED      UNCAPPED
   246   I    289,992.43   8.3750000000  8.0000000000   1,077.53    480      466      3.5000000000     UNCAPPED      UNCAPPED
   247   I    209,700.21   8.3333300000  7.9583300000     882.13    360      358      3.4500000000     UNCAPPED      UNCAPPED
   248   I    904,610.61   8.3333300000  7.9583300000   4,310.63    360      358      3.4500000000     UNCAPPED      UNCAPPED
   249   I  7,061,761.79   8.3023372700  7.9273372700  29,660.66    360      357      3.4190072700     UNCAPPED      UNCAPPED
   250   I    124,290.98   8.3333300000  7.9583300000     591.04    360      357      3.4500000000     UNCAPPED      UNCAPPED
   251   I  2,488,220.98   8.3101153688  7.9351153688  10,418.20    360      356      3.4267853688     UNCAPPED      UNCAPPED
   252   I    542,616.28   8.3009485766  7.9259485766   2,497.76    360      356      3.4176185766     UNCAPPED      UNCAPPED
   253   I    105,391.47   8.3333300000  7.9583300000     437.91    360      353      3.4500000000     UNCAPPED      UNCAPPED
   254   I    547,446.02   8.1964045652  7.8214045652   2,285.33    360      352      3.3243501862     UNCAPPED      UNCAPPED
   255   I    290,865.43   8.0833300000  7.7083300000   1,205.51    360      351      3.2000000000     UNCAPPED      UNCAPPED
   256   I    997,222.09   8.3333300000  7.9583300000   3,556.21    480      478      3.4500000000     UNCAPPED      UNCAPPED
   257   I    508,193.47   8.2026782130  7.8276782130   2,117.05    480      478      3.3193482130     UNCAPPED      UNCAPPED
   258   I    318,517.93   8.3333300000  7.9583300000   1,132.27    480      477      3.4500000000     UNCAPPED      UNCAPPED
   259   I    551,220.14   8.3333300000  7.9583300000   2,205.71    480      477      3.4500000000     UNCAPPED      UNCAPPED
   260   I    169,369.14   8.3333300000  7.9583300000     606.16    480      476      3.4500000000     UNCAPPED      UNCAPPED
   261   I    512,352.46   6.7500000000  6.3750000000   1,608.20    360      350      2.9500000000     UNCAPPED      UNCAPPED
   262   I    381,376.78   8.5000000000  8.1250000000   1,215.80    360      356      3.6250000000     UNCAPPED      UNCAPPED
   263   I    330,927.13   8.3333300000  7.9583300000   1,421.52    360      356      3.4500000000     UNCAPPED      UNCAPPED
   264   I    701,595.65   8.3750000000  8.0000000000   2,590.29    360      358      3.4500000000     UNCAPPED      UNCAPPED
   265   I    391,065.83   8.2392857137  7.8642857137   1,260.83    360      359      3.3142857137     UNCAPPED      UNCAPPED
   266   I    286,155.92   8.0000000000  7.6250000000     972.69    360      359      3.0750000000     UNCAPPED      UNCAPPED
   267   I  4,003,760.58   8.2877206571  7.9127206571  14,829.36    360      359      3.3684925441     UNCAPPED      UNCAPPED
   268   I  3,548,896.28   8.3584281058  7.9834281058  11,402.21    360      358      3.4465795761     UNCAPPED      UNCAPPED
   269   I    157,581.90   8.2500000000  7.8750000000     506.90    360      358      3.3250000000     UNCAPPED      UNCAPPED
   270   I    405,469.00   8.3750000000  8.0000000000   1,354.33    360      358      3.4500000000     UNCAPPED      UNCAPPED
   271   I    359,716.84   8.0000000000  7.6250000000   1,220.61    360      358      3.0750000000     UNCAPPED      UNCAPPED
   272   I 11,394,757.10   8.3414375086  7.9664375086  42,083.00    360      358      3.4174926455     UNCAPPED      UNCAPPED
   273   I    148,176.97   8.5000000000  8.1250000000     565.72    360      358      3.5750000000     UNCAPPED      UNCAPPED
   274   I    480,550.58   8.5000000000  8.1250000000   1,896.58    360      358      3.5750000000     UNCAPPED      UNCAPPED
   275   I    660,500.77   8.3931436484  8.0181436484   2,681.33    360      358      3.4895149187     UNCAPPED      UNCAPPED
   276   I  8,571,172.48   8.3006725605  7.9256725605  27,441.34    360      357      3.3913173088     UNCAPPED      UNCAPPED
   277   I  3,196,972.00   7.8725220943  7.4975220943  10,254.46    360      357      2.9675847430     UNCAPPED      UNCAPPED
   278   I  3,250,038.32   8.1094132919  7.7344132919  10,770.79    360      357      3.2121477502     UNCAPPED      UNCAPPED
   279   I  1,125,989.43   8.1523060834  7.7773060834   3,808.02    360      357      3.2273060834     UNCAPPED      UNCAPPED
   280   I  2,998,002.70   8.2714137345  7.8964137345  10,286.99    360      357      3.3777935584     UNCAPPED      UNCAPPED
   281   I  4,302,726.52   8.3253365444  7.9503365444  15,318.06    360      357      3.4019919929     UNCAPPED      UNCAPPED
   282   I  2,240,374.78   7.6160077350  7.2410077350   7,943.29    360      357      2.7257254222     UNCAPPED      UNCAPPED
   283   I 14,932,645.59   8.3760516523  8.0010516523  54,998.67    360      357      3.4516951299     UNCAPPED      UNCAPPED
   284   I  1,374,883.19   8.1967209983  7.8217209983   5,071.18    360      357      3.2717209983     UNCAPPED      UNCAPPED
   285   I    297,370.70   7.5246986253  7.1496986253   1,130.38    360      357      2.6840015610     UNCAPPED      UNCAPPED
   286   I  2,281,019.12   8.4615002822  8.0865002822   8,952.37    360      357      3.5398091220     UNCAPPED      UNCAPPED
   287   I    780,840.19   8.3994400858  8.0244400858   3,171.22    360      357      3.5018101505     UNCAPPED      UNCAPPED
   288   I    322,637.36   8.5000000000  8.1250000000   1,349.13    360      357      3.5750000000     UNCAPPED      UNCAPPED
   289   I    287,508.48   9.7500000000  8.5650000000   1,324.51    360      357      4.8250000000     UNCAPPED      UNCAPPED
   290   I    257,235.91   9.7500000000  8.5650000000   1,259.37    360      357      4.8250000000     UNCAPPED      UNCAPPED
   291   I    341,631.25   9.6250000000  8.2300000000   1,698.07    360      357      4.7000000000     UNCAPPED      UNCAPPED
   292   I  8,995,029.63   8.2275790330  7.8525790330  28,722.27    360      356      3.3350473749     UNCAPPED      UNCAPPED
   293   I  1,533,164.89   8.0160494829  7.6410494829   4,894.07    360      356      3.1415743428     UNCAPPED      UNCAPPED
   294   I    396,043.32   8.3750000000  8.0000000000   1,309.01    360      356      3.4500000000     UNCAPPED      UNCAPPED
   295   I  1,065,370.64   8.3635668850  7.9885668850   3,522.47    360      356      3.4431401310     UNCAPPED      UNCAPPED
   296   I    258,018.53   8.2500000000  7.8750000000     883.51    360      356      3.4000000000     UNCAPPED      UNCAPPED
   297   I 13,855,696.97   8.3085244066  7.9335244066  49,178.50    360      356      3.3959680092     UNCAPPED      UNCAPPED
   298   I  1,017,309.79   8.4988757124  8.1238757124   3,740.55    360      356      3.5986508549     UNCAPPED      UNCAPPED
   299   I    104,864.32   8.7500000000  8.3750000000     384.40    360      356      3.9000000000     UNCAPPED      UNCAPPED
   300   I    128,792.07   8.3750000000  8.0000000000     538.96    360      356      3.4500000000     UNCAPPED      UNCAPPED
   301   I    213,119.25   9.3750000000  8.2500000000     979.49    360      356      4.4500000000     UNCAPPED      UNCAPPED
   302   I    841,776.00   8.4408963697  8.0658963697   2,680.59    360      355      3.5468576997     UNCAPPED      UNCAPPED
   303   I    354,087.66   8.5000000000  8.1250000000   1,207.92    360      355      3.5750000000     UNCAPPED      UNCAPPED
   304   I  1,707,886.30   8.3750000000  8.0000000000   6,044.57    360      355      3.4500000000     UNCAPPED      UNCAPPED



            Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
             Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan       Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number      Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
-------------------------------------------------------------------------------------------------------------------------
   229     9.9500000000    3.3750000000       1             8              1            12          MTA          110.00
   230    12.0000000000    3.5000000000       1             3              1            12          MTA          110.00
   231    10.4500000000    3.0750000000       1             3              1            12          MTA          110.00
   232     9.9500000000    2.7250000000       1             2              1            12          MTA          110.00
   233    12.0000000000    3.5000000000       1             12             1            12          MTA          110.00
   234     9.9500000000    3.5000000000       1             11             1            12          MTA          110.00
   235     9.9500000000    3.3750000000       1             10             1            12          MTA          110.00
   236     9.9500000000    3.4000000000       1             10             1            12          MTA          110.00
   237     9.9500000000    3.6250000000       1             8              1            12          MTA          110.00
   238    10.9500000000    3.5490650782       1             8              1            12          MTA          110.00
   239     9.9500000000    3.5527073715       1             7              1            12          MTA          110.00
   240     9.9500000000    3.0000000000       1             6              1            12          MTA          110.00
   241    10.9500000000    3.6250000000       1             6              1            12          MTA          110.00
   242    10.4500000000    3.3250000000       1             4              1            12          MTA          110.00
   243    12.0000000000    3.5000000000       1             4              1            12          MTA          110.00
   244    11.4500000000    3.3250000000       1             4              1            12          MTA          110.00
   245    12.0000000000    3.5000000000       1             11             1            12          MTA          110.00
   246    12.0000000000    3.5000000000       1             11             1            12          MTA          110.00
   247     9.9500000000    3.4500000000       1             59             1            12          MTA          110.00
   248     9.9500000000    3.4500000000       1             59             1            12          MTA          110.00
   249     9.9500000000    3.4190072700       1             58             1            12          MTA          110.00
   250     9.9500000000    3.4500000000       1             58             1            12          MTA          110.00
   251     9.9500000000    3.4267853688       1             57             1            12          MTA          110.00
   252     9.9500000000    3.4176185766       1             57             1            12          MTA          110.00
   253     9.9500000000    3.4500000000       1             54             1            12          MTA          110.00
   254     9.9500000000    3.3243501862       1             53             1            12          MTA          110.00
   255     9.9500000000    3.2000000000       1             52             1            12          MTA          110.00
   256     9.9500000000    3.4500000000       1             59             1            12          MTA          110.00
   257     9.9500000000    3.3193482130       1             59             1            12          MTA          110.00
   258     9.9500000000    3.4500000000       1             58             1            12          MTA          110.00
   259     9.9500000000    3.4500000000       1             58             1            12          MTA          110.00
   260     9.9500000000    3.4500000000       1             57             1            12          MTA          110.00
   261     9.9500000000    2.9500000000       2             3              1            12          MTA          110.00
   262     9.9500000000    3.6250000000       1             9              1            12          MTA          110.00
   263     9.9500000000    3.4500000000       1             57             1            12          MTA          110.00
   264     9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   265     9.9500000000    3.3142857137       1             12             1            12          MTA          115.00
   266     9.9500000000    3.0750000000       1             12             1            12          MTA          115.00
   267     9.9500000000    3.3684925441       1             12             1            12          MTA          115.00
   268     9.9500000000    3.4465795761       1             11             1            12          MTA          115.00
   269     9.9500000000    3.3250000000       1             11             1            12          MTA          115.00
   270     9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   271     9.9500000000    3.0750000000       1             11             1            12          MTA          115.00
   272     9.9500000000    3.4174926455       1             11             1            12          MTA          115.00
   273     9.9500000000    3.5750000000       1             11             1            12          MTA          115.00
   274     9.9500000000    3.5750000000       1             11             1            12          MTA          115.00
   275     9.9500000000    3.4895149187       1             11             1            12          MTA          115.00
   276     9.9500000000    3.3913173088       1             10             1            12          MTA          115.00
   277     9.9500000000    2.9675847430       1             10             1            12          MTA          115.00
   278     9.9500000000    3.2121477502       1             10             1            12          MTA          115.00
   279     9.9500000000    3.2273060834       1             10             1            12          MTA          115.00
   280     9.9869915110    3.3777935584       1             10             1            12          MTA          115.00
   281     9.9500000000    3.4019919929       1             10             1            12          MTA          115.00
   282     9.9500000000    2.7257254222       1             10             1            12          MTA          115.00
   283     9.9500000000    3.4516951299       1             10             1            12          MTA          115.00
   284     9.9500000000    3.2717209983       1             10             1            12          MTA          115.00
   285     9.9500000000    2.6840015610       1             10             1            12          MTA          115.00
   286     9.9500000000    3.5398091220       1             10             1            12          MTA          115.00
   287     9.9500000000    3.5018101505       1             10             1            12          MTA          115.00
   288     9.9500000000    3.5750000000       1             10             1            12          MTA          115.00
   289    11.2000000000    4.8250000000       1             10             1            12          MTA          115.00
   290     9.9500000000    4.8250000000       1             10             1            12          MTA          115.00
   291    11.3250000000    4.7000000000       1             10             1            12          MTA          115.00
   292     9.9500000000    3.3350473749       1             9              1            12          MTA          115.00
   293     9.9500000000    3.1415743428       1             9              1            12          MTA          115.00
   294     9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   295     9.9500000000    3.4431401310       1             9              1            12          MTA          115.00
   296    10.4500000000    3.4000000000       1             9              1            12          MTA          115.00
   297     9.9500000000    3.3959680092       1             9              1            12          MTA          115.00
   298     9.9500000000    3.5986508549       1             9              1            12          MTA          115.00
   299    10.9500000000    3.9000000000       1             9              1            12          MTA          115.00
   300     9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   301     9.9500000000    4.4500000000       1             9              1            12          MTA          115.00
   302     9.9500000000    3.5468576997       1             8              1            12          MTA          115.00
   303     9.9500000000    3.5750000000       1             8              1            12          MTA          115.00
   304     9.9500000000    3.4500000000       1             8              1            12          MTA          115.00


                                                                                        S-91


                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   305   I    252,694.78   8.3750000000  8.0000000000     893.11    360      355      3.5500000000     UNCAPPED      UNCAPPED
   306   I    404,774.30   8.1250000000  7.7500000000   1,481.43    360      355      3.2500000000     UNCAPPED      UNCAPPED
   307   I    349,466.04   7.8750000000  7.5000000000   1,109.01    360      354      3.0000000000     UNCAPPED      UNCAPPED
   308   I    251,702.35   8.3750000000  8.0000000000     817.76    360      354      3.4500000000     UNCAPPED      UNCAPPED
   309   I    387,720.82   8.3750000000  8.0000000000   1,366.10    360      354      3.4500000000     UNCAPPED      UNCAPPED
   310   I    259,019.83   8.0000000000  7.6250000000     914.54    360      354      3.1750000000     UNCAPPED      UNCAPPED
   311   I     67,154.54   8.0000000000  7.6250000000     246.72    360      354      3.1250000000     UNCAPPED      UNCAPPED
   312   I    429,323.96   9.6250000000  7.8600000000   2,075.74    360      354      4.7500000000     UNCAPPED      UNCAPPED
   313   I  2,352,888.16   8.2117834284  7.8367834284   7,452.87    360      353      3.3095161035     UNCAPPED      UNCAPPED
   314   I  2,670,539.37   8.3750000000  8.0000000000   9,427.66    360      353      3.4500000000     UNCAPPED      UNCAPPED
   315   I    141,358.35   8.6250000000  8.2500000000     513.77    360      353      3.7500000000     UNCAPPED      UNCAPPED
   316   I    371,858.78   8.5000000000  8.1250000000   1,597.21    360      353      3.5750000000     UNCAPPED      UNCAPPED
   317   I  1,393,619.49   8.1676304071  7.7926304071   4,412.25    360      352      3.2426304071     UNCAPPED      UNCAPPED
   318   I  3,666,534.20   8.2780486812  7.9030486812  12,955.07    360      352      3.3530486812     UNCAPPED      UNCAPPED
   319   I     79,087.38   8.3750000000  8.0000000000     292.74    360      352      3.4500000000     UNCAPPED      UNCAPPED
   320   I    294,224.86   8.0000000000  7.6250000000   1,088.24    360      352      3.0750000000     UNCAPPED      UNCAPPED
   321   I    439,254.10   8.3750000000  8.0000000000   1,112.57    480      479      3.4500000000     UNCAPPED      UNCAPPED
   322   I  1,405,983.02   8.3750000000  8.0000000000   4,263.48    480      479      3.4500000000     UNCAPPED      UNCAPPED
   323   I  1,695,022.53   8.3110241041  7.9360241041   4,274.91    480      478      3.3860241041     UNCAPPED      UNCAPPED
   324   I    638,409.04   8.3750000000  8.0000000000   1,845.66    480      478      3.4500000000     UNCAPPED      UNCAPPED
   325   I  2,736,994.33   8.3358173649  7.9608173649   8,269.26    480      478      3.4108173649     UNCAPPED      UNCAPPED
   326   I  4,975,951.49   8.2818789367  7.9068789367  12,498.44    480      477      3.3904540717     UNCAPPED      UNCAPPED
   327   I    351,109.14   8.1969749563  7.8219749563     945.27    480      477      3.2719749563     UNCAPPED      UNCAPPED
   328   I  1,127,633.32   8.3443920006  7.9693920006   3,247.30    480      477      3.4193920006     UNCAPPED      UNCAPPED
   329   I  5,011,348.10   8.2362856511  7.8612856511  15,091.48    480      477      3.3247788658     UNCAPPED      UNCAPPED
   330   I  5,223,275.66   8.2628501202  7.8878501202  13,062.81    480      476      3.3747451099     UNCAPPED      UNCAPPED
   331   I  5,412,251.03   8.3384423613  7.9634423613  15,540.47    480      476      3.4134423613     UNCAPPED      UNCAPPED
   332   I    307,109.69   8.3750000000  8.0000000000     920.59    480      476      3.5000000000     UNCAPPED      UNCAPPED
   333   I    353,039.94   8.5000000000  8.1250000000   1,303.89    480      476      3.5750000000     UNCAPPED      UNCAPPED
   334   I    364,835.91   8.0000000000  7.6250000000     997.82    480      475      3.0750000000     UNCAPPED      UNCAPPED
   335   I    378,175.14   8.8750000000  7.6600000000   1,446.91    480      475      3.9500000000     UNCAPPED      UNCAPPED
   336   I    935,475.27   8.4448028621  8.0698028621   2,318.69    480      474      3.5698028621     UNCAPPED      UNCAPPED
   337   I    150,668.10   8.3750000000  8.0000000000     428.96    480      474      3.4500000000     UNCAPPED      UNCAPPED
   338   I    414,972.53   7.9576868287  7.5826868287   1,031.65    480      473      3.0326868287     UNCAPPED      UNCAPPED
   339   I    593,539.05   7.2500000000  6.8750000000   1,692.63    480      473      2.4250000000     UNCAPPED      UNCAPPED
   340   I    305,545.46   7.8750000000  7.5000000000     908.48    480      473      3.0000000000     UNCAPPED      UNCAPPED
   341   I    962,032.69   8.3750000000  8.0000000000   2,368.75    480      472      3.4500000000     UNCAPPED      UNCAPPED
   342   I  1,129,252.29   8.3750000000  8.0000000000   3,192.81    480      472      3.4500000000     UNCAPPED      UNCAPPED
   343   I    105,903.09   8.2500000000  7.8750000000     313.42    480      472      3.3250000000     UNCAPPED      UNCAPPED
   344   I    102,878.98   8.3750000000  8.0000000000     289.83    480      471      3.4500000000     UNCAPPED      UNCAPPED
   345   I    380,944.04   7.4583300000  7.0833300000   1,606.78    360      359      2.5750000000     UNCAPPED      UNCAPPED
   346   I    111,819.54   8.0000000000  7.6250000000     494.53    360      359      3.0750000000     UNCAPPED      UNCAPPED
   347   I    311,549.66   8.3333300000  7.9583300000   1,487.74    360      359      3.4500000000     UNCAPPED      UNCAPPED
   348   I    139,911.76   8.3333300000  7.9583300000     516.54    360      358      3.4500000000     UNCAPPED      UNCAPPED
   349   I    707,075.14   8.3333300000  7.9583300000   2,974.40    360      358      3.4500000000     UNCAPPED      UNCAPPED
   350   I    596,401.87   8.3333300000  7.9583300000   2,841.96    360      358      3.4500000000     UNCAPPED      UNCAPPED
   351   I  1,346,902.17   8.3333300000  7.9583300000   5,652.18    360      357      3.4500000000     UNCAPPED      UNCAPPED
   352   I    557,229.35   8.3750000000  8.0000000000   1,987.19    480      478      3.4500000000     UNCAPPED      UNCAPPED
   353   I    375,479.76   8.1784597748  7.8034597748   1,565.78    480      478      3.2951297748     UNCAPPED      UNCAPPED
   354   I    249,128.88   7.7583300000  7.3833300000     886.37    480      477      2.8750000000     UNCAPPED      UNCAPPED
   355   I    400,133.39   8.3750000000  8.0000000000   1,426.12    360      356      3.4500000000     UNCAPPED      UNCAPPED
   356   I    280,531.04   8.3750000000  8.0000000000   1,003.14    360      357      3.4500000000     UNCAPPED      UNCAPPED
   357   I    167,082.17   8.3750000000  8.0000000000     693.70    360      357      3.5250000000     UNCAPPED      UNCAPPED
   358   I    217,705.03   8.3750000000  8.0000000000     661.07    480      478      3.4500000000     UNCAPPED      UNCAPPED
   359   I    423,537.04   8.0833300000  7.7083300000   1,789.53    360      358      3.2000000000     UNCAPPED      UNCAPPED
   360   I    340,399.29   8.3750000000  8.0000000000   1,149.95    360      348      3.4500000000     UNCAPPED      UNCAPPED
   361   I    285,225.73   8.2500000000  7.8750000000   1,006.28    360      342      3.3250000000     UNCAPPED      UNCAPPED
   362   I    711,838.45   2.7500000000  2.3750000000   2,916.48    360      358      3.9750000000     UNCAPPED      UNCAPPED
   363   I    245,321.34   8.2500000000  7.8750000000     795.09    360      357      3.3250000000     UNCAPPED      UNCAPPED
   364   I  1,631,471.39   8.2500000000  7.8750000000   5,865.58    360      357      3.3895151959     UNCAPPED      UNCAPPED
   365   I    346,190.39   8.8750000000  8.5000000000   1,423.54    360      357      3.9750000000     UNCAPPED      UNCAPPED
   366   I    157,078.11   8.8750000000  8.5000000000     562.66    360      356      3.9750000000     UNCAPPED      UNCAPPED
   367   I    163,620.21   8.8750000000  8.5000000000     648.00    360      356      3.9750000000     UNCAPPED      UNCAPPED
   368   I    180,181.39   8.8750000000  8.5000000000     711.22    360      355      3.9750000000     UNCAPPED      UNCAPPED
   369   I    243,675.91   8.4561481939  8.0811481939     864.53    360      353      3.5800825828     UNCAPPED      UNCAPPED
   370   I    470,394.17   8.6250000000  8.2500000000   1,841.26    360      352      3.7250000000     UNCAPPED      UNCAPPED
   371   I    398,269.33   8.8750000000  8.5000000000   1,159.34    480      477      3.9750000000     UNCAPPED      UNCAPPED
   372   I    377,719.43   8.8750000000  8.5000000000   1,245.24    480      476      3.9750000000     UNCAPPED      UNCAPPED
   373   I    235,670.72   8.1250000000  7.7500000000     872.86    360      359      3.2000000000     UNCAPPED      UNCAPPED
   374   I    951,776.56   8.0958160482  7.7208160482   3,058.79    360      358      3.1708160482     UNCAPPED      UNCAPPED
   375   I    881,944.84   7.9215304950  7.5465304950   2,988.63    360      358      2.9965304950     UNCAPPED      UNCAPPED
   376   I  2,800,496.02   8.3750000000  8.0000000000  10,343.45    360      358      3.4500000000     UNCAPPED      UNCAPPED
   377   I    171,967.75   8.3750000000  8.0000000000     611.60    360      357      3.4500000000     UNCAPPED      UNCAPPED
   378   I    249,677.61   7.9812921151  7.6062921151     919.43    360      357      3.0877887459     UNCAPPED      UNCAPPED
   379   I    229,758.49   8.3750000000  8.0000000000     814.51    360      356      3.4500000000     UNCAPPED      UNCAPPED
   380   I    557,467.59   8.3750000000  8.0000000000   1,405.88    480      478      3.4500000000     UNCAPPED      UNCAPPED




             Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
              Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan        Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number       Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
--------------------------------------------------------------------------------------------------------------------------
   305      9.9500000000    3.5500000000       1             8              1            12          MTA          115.00
   306      9.9500000000    3.2500000000       1             8              1            12          MTA          115.00
   307      9.9500000000    3.0000000000       1             7              1            12          MTA          115.00
   308      9.9500000000    3.4500000000       1             7              1            12          MTA          115.00
   309      9.9500000000    3.4500000000       1             7              1            12          MTA          115.00
   310      9.9500000000    3.1750000000       1             7              1            12          MTA          115.00
   311      9.9500000000    3.1250000000       1             7              1            12          MTA          115.00
   312      9.9500000000    4.7500000000       1             7              1            12          MTA          115.00
   313      9.9500000000    3.3095161035       1             6              1            12          MTA          115.00
   314      9.9500000000    3.4500000000       1             6              1            12          MTA          115.00
   315      9.9500000000    3.7500000000       1             6              1            12          MTA          115.00
   316      9.9500000000    3.5750000000       1             6              1            12          MTA          115.00
   317      9.9500000000    3.2426304071       1             5              1            12          MTA          115.00
   318      9.9500000000    3.3530486812       1             5              1            12          MTA          115.00
   319      9.9500000000    3.4500000000       1             5              1            12          MTA          115.00
   320      9.9500000000    3.0750000000       1             5              1            12          MTA          115.00
   321      9.9500000000    3.4500000000       1             12             1            12          MTA          115.00
   322      9.9500000000    3.4500000000       1             12             1            12          MTA          115.00
   323      9.9500000000    3.3860241041       1             11             1            12          MTA          115.00
   324      9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   325      9.9500000000    3.4108173649       1             11             1            12          MTA          115.00
   326      9.9500000000    3.3904540717       1             10             1            12          MTA          115.00
   327      9.9500000000    3.2719749563       1             10             1            12          MTA          115.00
   328      9.9500000000    3.4193920006       1             10             1            12          MTA          115.00
   329      9.9500000000    3.3247788658       1             10             1            12          MTA          115.00
   330      9.9500000000    3.3747451099       1             9              1            12          MTA          115.00
   331      9.9500000000    3.4134423613       1             9              1            12          MTA          115.00
   332      9.9500000000    3.5000000000       1             9              1            12          MTA          115.00
   333      9.9500000000    3.5750000000       1             9              1            12          MTA          115.00
   334      9.9500000000    3.0750000000       1             8              1            12          MTA          115.00
   335      9.9500000000    3.9500000000       1             8              1            12          MTA          115.00
   336      9.9500000000    3.5698028621       1             7              1            12          MTA          115.00
   337      9.9500000000    3.4500000000       1             7              1            12          MTA          115.00
   338      9.9500000000    3.0326868287       1             6              1            12          MTA          115.00
   339      9.9500000000    2.4250000000       1             6              1            12          MTA          115.00
   340      9.9500000000    3.0000000000       1             6              1            12          MTA          115.00
   341      9.9500000000    3.4500000000       1             5              1            12          MTA          115.00
   342      9.9500000000    3.4500000000       1             5              1            12          MTA          115.00
   343      9.9500000000    3.3250000000       1             5              1            12          MTA          115.00
   344      9.9500000000    3.4500000000       1             4              1            12          MTA          115.00
   345      9.9500000000    2.5750000000       1             60             1            12          MTA          115.00
   346      9.9500000000    3.0750000000       1             60             1            12          MTA          115.00
   347      9.9500000000    3.4500000000       1             60             1            12          MTA          115.00
   348      9.9500000000    3.4500000000       1             59             1            12          MTA          115.00
   349      9.9500000000    3.4500000000       1             59             1            12          MTA          115.00
   350      9.9500000000    3.4500000000       1             59             1            12          MTA          115.00
   351      9.9500000000    3.4500000000       1             58             1            12          MTA          115.00
   352      9.9500000000    3.4500000000       1             59             1            12          MTA          115.00
   353      9.9500000000    3.2951297748       1             59             1            12          MTA          115.00
   354      9.9500000000    2.8750000000       1             58             1            12          MTA          115.00
   355      9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   356      9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   357      9.9500000000    3.5250000000       1             10             1            12          MTA          115.00
   358      9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   359      9.9500000000    3.2000000000       1             59             1            12          MTA          115.00
   360      9.9500000000    3.4500000000       1             13             1            12          MTA          115.00
   361      9.9500000000    3.3250000000       1             7              1            12          MTA          115.00
   362      9.9500000000    3.9750000000       1             11             1            12          MTA          115.00
   363      9.9500000000    3.3250000000       1             10             1            12          MTA          115.00
   364      9.9500000000    3.3895151959       1             10             1            12          MTA          115.00
   365      9.9500000000    3.9750000000       1             10             1            12          MTA          115.00
   366      9.9500000000    3.9750000000       1             9              1            12          MTA          115.00
   367      9.9500000000    3.9750000000       1             9              1            12          MTA          115.00
   368      9.9500000000    3.9750000000       1             8              1            12          MTA          115.00
   369      9.9500000000    3.5800825828       1             6              1            12          MTA          115.00
   370      9.9500000000    3.7250000000       1             5              1            12          MTA          115.00
   371      9.9500000000    3.9750000000       1             10             1            12          MTA          115.00
   372      9.9500000000    3.9750000000       1             9              1            12          MTA          115.00
   373      9.9500000000    3.2000000000       1             12             1            12          MTA          115.00
   374      9.9500000000    3.1708160482       1             11             1            12          MTA          115.00
   375      9.9500000000    2.9965304950       1             11             1            12          MTA          115.00
   376      9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   377      9.9500000000    3.4500000000       1             10             1            12          MTA          115.00
   378      9.9500000000    3.0877887459       1             10             1            12          MTA          115.00
   379      9.9500000000    3.4500000000       1             9              1            12          MTA          115.00
   380      9.9500000000    3.4500000000       1             11             1            12          MTA          115.00


                                                                                        S-92





                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   381   I    611,022.49   8.3750000000  8.0000000000   1,846.03    480      478      3.4500000000     UNCAPPED      UNCAPPED
   382   I    374,099.95   7.5000000000  7.1250000000     940.62    480      477      2.6250000000     UNCAPPED      UNCAPPED
   383   I    519,437.14   8.0833300000  7.7083300000   1,858.52    480      479      3.2000000000     UNCAPPED      UNCAPPED
   384   I    295,226.82   8.3750000000  8.0000000000     939.19    360      357      3.5000000000     UNCAPPED      UNCAPPED
   385   I    645,918.49   8.6250000000  8.2500000000   2,058.49    360      356      3.7500000000     UNCAPPED      UNCAPPED
   386   I    417,813.69   8.3750000000  8.0000000000   1,194.12    480      475      3.4500000000     UNCAPPED      UNCAPPED
   387  II    382,659.61   7.3750000000  7.0000000000   1,388.15    360      358      2.2500000000   5.0000000000  1.0000000000
   388  II    331,309.33   7.1250000000  6.7500000000   1,127.50    360      356      2.2500000000   5.0000000000  1.0000000000
   389  II    608,078.56   7.7500000000  7.3750000000   2,382.92    360      356      2.2500000000   5.0000000000  1.0000000000
   390  II    444,444.21   8.0000000000  7.6250000000   1,833.33    360      356      2.2500000000   5.0000000000  1.0000000000
   391  II    424,242.19   8.0000000000  7.6250000000   1,750.00    360      356      2.2500000000   5.0000000000  1.0000000000
   392  II    552,134.89   7.2500000000  6.8750000000   1,940.83    360      357      2.2500000000   5.0000000000  1.0000000000
   393  II    306,290.67   7.3750000000  7.0000000000   1,108.33    360      357      2.2500000000   5.0000000000  1.0000000000
   394  II    310,324.47   7.5000000000  7.1250000000   1,155.00    360      357      2.2500000000   5.0000000000  1.0000000000
   395  II    439,290.48   7.5000000000  7.1250000000   1,635.00    360      357      2.5000000000   5.0000000000  1.0000000000
   396  II    471,532.35   7.6250000000  7.2500000000   1,803.75    360      357      2.2500000000   5.0000000000  1.0000000000
   397  II    368,843.95   8.0000000000  7.6250000000   1,525.33    360      357      2.2500000000   5.0000000000  1.0000000000
   398  II    645,336.35   8.1250000000  7.7500000000   2,735.47    360      357      2.2500000000   5.0000000000  1.0000000000
   399  II    725,436.65   8.1250000000  7.7500000000   3,075.00    360      357      2.2500000000   5.0000000000  1.0000000000
   400  II    437,182.37   8.1250000000  7.7500000000   1,857.81    360      358      2.2500000000   2.0000000000  1.0000000000
   401  II    441,467.76   8.1250000000  7.7500000000   1,876.02    360      358      2.2500000000   2.0000000000  1.0000000000
   402  II    413,030.00   8.0000000000  7.6250000000   1,716.67    360      359      2.2500000000   5.0000000000  1.0000000000
   403  II  1,337,707.63   6.0000000000  5.6250000000   3,319.25    360      357      2.2500000000   5.0000000000  1.0000000000
   404  II    399,993.03   6.2500000000  5.8750000000   1,075.21    360      357      2.2500000000   5.0000000000  1.0000000000
   405  II    277,577.25   6.3750000000  6.0000000000     774.84    360      357      2.2500000000   5.0000000000  1.0000000000
   406  II    425,227.73   6.5000000000  6.1250000000   1,239.00    360      357      2.2500000000   5.0000000000  1.0000000000
   407  II  1,507,115.28   6.7500000000  6.3750000000   4,677.90    360      357      2.2500000000   5.0000000000  1.0000000000
   408  II  1,666,232.74   6.8750000000  6.5000000000   5,346.86    360      357      2.2500000000   5.0000000000  1.0000000000
   409  II    362,048.24   7.0000000000  6.6250000000   1,202.66    360      357      2.2500000000   5.0000000000  1.0000000000
   410  II    225,130.00   7.1250000000  6.7500000000     770.00    360      357      2.2500000000   5.0000000000  1.0000000000
   411  II    290,173.08   7.2500000000  6.8750000000   1,020.00    360      357      2.2500000000   5.0000000000  1.0000000000
   412  II    444,887.04   7.3750000000  7.0000000000   1,615.84    360      357      2.2500000000   5.0000000000  1.0000000000
   413  II  1,776,976.31   6.0000000000  5.6250000000   4,425.50    360      358      2.2500000000   5.0000000000  1.0000000000
   414  II  1,460,900.62   6.3750000000  6.0000000000   4,091.78    360      358      2.2500000000   5.0000000000  1.0000000000
   415  II  3,930,331.55   6.5000000000  6.1250000000  11,421.08    360      358      2.2500000000   5.0000000000  1.0000000000
   416  II    753,171.99   6.6250000000  6.2500000000   2,263.97    360      358      2.2500000000   5.0000000000  1.0000000000
   417  II  2,818,095.17   6.7500000000  6.3750000000   8,762.83    360      358      2.2500000000   5.0000000000  1.0000000000
   418  II  4,112,844.08   6.8750000000  6.5000000000  13,235.63    360      358      2.2500000000   5.0000000000  1.0000000000
   419  II    657,179.03   7.0000000000  6.6250000000   2,179.67    360      358      2.2500000000   5.0000000000  1.0000000000
   420  II    672,564.65   7.1250000000  6.7500000000   2,300.73    360      358      2.2500000000   5.0000000000  1.0000000000
   421  II  2,028,174.62   7.2500000000  6.8750000000   7,150.09    360      358      2.2500000000   5.0000000000  1.0000000000
   422  II  2,297,343.88   7.3750000000  7.0000000000   8,340.04    360      358      2.2500000000   5.0000000000  1.0000000000
   423  II    676,989.86   7.3750000000  7.0000000000   2,450.00    360      355      2.2500000000   5.0000000000  1.0000000000
   424  II    507,905.79   8.3750000000  8.0000000000   2,249.98    360      355      2.2500000000   5.0000000000  1.0000000000
   425  II    656,538.28   8.6250000000  8.2500000000   3,056.25    360      355      2.2500000000   5.0000000000  1.0000000000
   426  II    419,097.02   6.8750000000  6.5000000000   1,346.56    360      356      2.2500000000   5.0000000000  1.0000000000
   427  II    165,654.15   6.8750000000  6.5000000000     529.58    360      356      2.2500000000   5.0000000000  1.0000000000
   428  II    982,209.40   7.0000000000  6.6250000000   3,241.34    360      356      2.2500000000   5.0000000000  1.0000000000
   429  II    859,864.97   7.1250000000  6.7500000000   2,932.19    360      356      2.2500000000   5.0000000000  1.0000000000
   430  II    917,389.48   7.2500000000  6.8750000000   3,222.91    360      356      2.2500000000   5.0000000000  1.0000000000
   431  II  1,350,694.01   7.3750000000  7.0000000000   4,875.50    360      356      2.3292702153   5.0000000000  1.0000000000
   432  II    501,005.90   7.3750000000  7.0000000000   1,808.34    360      356      2.2500000000   5.0000000000  1.0000000000
   433  II    542,218.54   7.5000000000  7.1250000000   2,013.00    360      356      2.2500000000   5.0000000000  1.0000000000
   434  II    458,501.94   7.5000000000  7.1250000000   1,702.20    360      356      2.2500000000   5.0000000000  1.0000000000
   435  II    210,100.24   7.7500000000  7.3750000000     823.33    360      356      2.2500000000   5.0000000000  1.0000000000
   436  II    567,802.00   7.7500000000  7.3750000000   2,225.37    360      356      2.2500000000   5.0000000000  1.0000000000
   437  II    555,473.57   7.8750000000  7.5000000000   2,234.05    360      356      2.2500000000   5.0000000000  1.0000000000
   438  II    358,592.05   8.0000000000  7.6250000000   1,481.25    360      356      2.5112629310   5.0000000000  1.0000000000
   439  II    611,708.75   8.0000000000  7.6250000000   2,523.30    360      356      2.2500000000   5.0000000000  1.0000000000
   440  II    217,122.07   8.1200000000  7.7450000000     918.23    360      356      2.2500000000   5.0000000000  1.0000000000
   441  II  1,670,691.19   8.1250000000  7.7500000000   7,065.66    360      356      2.2500000000   5.0000000000  1.0000000000
   442  II    665,004.18   8.1250000000  7.7500000000   2,811.92    360      356      2.2500000000   5.0000000000  1.0000000000
   443  II  1,940,314.49   8.2500000000  7.8750000000   8,416.91    360      356      2.2500000000   5.0000000000  1.0000000000
   444  II    169,697.67   8.3750000000  8.0000000000     752.50    360      356      2.2500000000   5.0000000000  1.0000000000
   445  II    288,881.99   8.3750000000  8.0000000000   1,281.01    360      356      2.2500000000   5.0000000000  1.0000000000
   446  II    167,627.24   8.5000000000  8.1250000000     760.60    360      356      2.7500000000   5.0000000000  1.0000000000
   447  II    405,456.86   8.5000000000  8.1250000000   1,839.75    360      356      2.2500000000   5.0000000000  1.0000000000
   448  II    302,977.32   8.6250000000  8.2500000000   1,406.25    360      356      2.2500000000   5.0000000000  1.0000000000
   449  II    235,961.68   8.7500000000  8.3750000000   1,119.33    360      356      2.2500000000   5.0000000000  1.0000000000
   450  II    383,842.35   8.8750000000  8.5000000000   1,860.42    360      356      2.7500000000   5.0000000000  1.0000000000
   451  II    234,792.64   5.7500000000  5.3750000000     536.82    360      357      2.2500000000   5.0000000000  1.0000000000
   452  II    366,320.09   5.8750000000  5.5000000000     871.12    360      357      2.2500000000   5.0000000000  1.0000000000
   453  II    369,262.79   6.1250000000  5.7500000000     954.43    360      357      2.2500000000   5.0000000000  1.0000000000
   454  II    463,230.92   6.7500000000  6.3750000000   1,437.50    360      357      2.4707258423   5.0000000000  1.0000000000
   455  II    656,414.81   7.0000000000  6.6250000000   2,171.67    360      357      2.2500000000   5.0000000000  1.0000000000
   456  II  1,205,023.37   7.1250000000  6.7500000000   4,111.25    360      357      2.2500000000   5.0000000000  1.0000000000




          Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
           Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan     Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number    Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
-----------------------------------------------------------------------------------------------------------------------
   381   9.9500000000    3.4500000000       1             11             1            12          MTA          115.00
   382   9.9500000000    2.6250000000       1             10             1            12          MTA          115.00
   383   9.9500000000    3.2000000000       1             60             1            12          MTA          115.00
   384   9.9500000000    3.5000000000       1             10             1            12          MTA          115.00
   385   9.9500000000    3.7500000000       1             9              1            12          MTA          115.00
   386   9.9500000000    3.4500000000       1             8              1            12          MTA          115.00
   387  12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     110.00
   388  12.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     110.00
   389  12.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     110.00
   390  13.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     110.00
   391  13.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     110.00
   392  12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   393  12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   394  12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   395  12.5000000000    2.5000000000      57             58             6             6     6-Month LIBOR     110.00
   396  12.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   397  13.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   398  13.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   399  13.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   400  10.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     110.00
   401  10.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     110.00
   402  13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     110.00
   403  11.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   404  11.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   405  11.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   406  11.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   407  11.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   408  11.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   409  12.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   410  12.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   411  12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   412  12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   413  11.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   414  11.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   415  11.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   416  11.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   417  11.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   418  11.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   419  12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   420  12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   421  12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   422  12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   423  12.3750000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   424  13.3750000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   425  13.6250000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   426  11.8750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   427  11.8750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   428  12.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   429  12.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   430  12.2500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   431  12.3750000000    2.3292702153      56             57             6             6     6-Month LIBOR     115.00
   432  12.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   433  12.5000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   434  12.5000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   435  12.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   436  12.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   437  12.8750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   438  13.0000000000    2.5112629310      56             57             6             6     6-Month LIBOR     115.00
   439  13.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   440  13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   441  13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   442  13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   443  13.2500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   444  13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   445  13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   446  13.5000000000    2.7500000000      56             57             6             6     6-Month LIBOR     115.00
   447  13.5000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   448  13.6250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   449  13.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   450  13.8750000000    2.7500000000      56             57             6             6     6-Month LIBOR     115.00
   451  10.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   452  10.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   453  11.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   454  11.7500000000    2.4707258423      57             58             6             6     6-Month LIBOR     115.00
   455  12.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   456  12.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00



                                                                                        S-93




                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   457  II    541,169.22   7.2500000000  6.8750000000   1,905.06    360      357      2.4602895930   5.0000000000  1.0000000000
   458  II    710,315.71   7.3750000000  7.0000000000   2,574.76    360      357      2.2500000000   5.0000000000  1.0000000000
   459  II    503,619.78   7.5000000000  7.1250000000   1,875.00    360      357      2.2500000000   5.0000000000  1.0000000000
   460  II  1,931,462.60   7.5000000000  7.1250000000   7,194.00    360      357      2.2500000000   5.0000000000  1.0000000000
   461  II    916,868.47   7.6250000000  7.2500000000   3,507.29    360      357      2.2500000000   5.0000000000  1.0000000000
   462  II  1,450,882.75   7.6250000000  7.2500000000   5,559.25    360      357      2.2500000000   5.0000000000  1.0000000000
   463  II  1,192,865.35   7.7500000000  7.3750000000   4,686.66    360      357      2.2500000000   5.0000000000  1.0000000000
   464  II  1,561,618.96   7.7500000000  7.3750000000   6,135.10    360      357      2.2500000000   5.0000000000  1.0000000000
   465  II  1,191,326.32   7.8750000000  7.5000000000   4,803.50    360      357      2.2500000000   4.2936400583  1.0000000000
   466  II    540,518.94   8.0000000000  7.6250000000   1,671.67    360      357      2.2500000000   5.0000000000  1.0000000000
   467  II    640,801.87   8.0000000000  7.6250000000   2,650.00    360      357      2.2500000000   2.0000000000  1.0000000000
   468  II  1,234,854.39   8.1250000000  7.7500000000   5,234.33    360      357      2.2500000000   5.0000000000  1.0000000000
   469  II    205,540.38   8.1250000000  7.7500000000     871.25    360      357      2.2500000000   2.0000000000  1.0000000000
   470  II    237,782.39   8.3750000000  8.0000000000   1,057.08    360      357      2.2500000000   5.0000000000  1.0000000000
   471  II    257,283.06   5.7500000000  5.3750000000     586.67    360      358      2.7500000000   5.0000000000  1.0000000000
   472  II    287,031.50   5.8750000000  5.5000000000     684.25    360      358      2.2500000000   5.0000000000  1.0000000000
   473  II    579,188.82   6.5000000000  6.1250000000   1,684.38    360      358      2.2500000000   5.0000000000  1.0000000000
   474  II    463,775.52   6.5000000000  6.1250000000   1,348.66    360      358      2.2500000000   5.0000000000  1.0000000000
   475  II    126,913.16   6.7500000000  6.3750000000     394.63    360      358      2.2500000000   5.0000000000  1.0000000000
   476  II  1,765,300.94   6.8750000000  6.5000000000   5,672.85    360      358      2.2500000000   5.0000000000  1.0000000000
   477  II    715,567.06   6.8750000000  6.5000000000   2,299.16    360      358      2.4831469324   5.0000000000  1.0000000000
   478  II  2,534,566.23   7.0000000000  6.6250000000   8,407.06    360      358      2.2500000000   4.5003806391  1.0000000000
   479  II    361,805.25   7.0000000000  6.6250000000   1,200.00    360      358      2.2500000000   5.0000000000  1.0000000000
   480  II    975,149.43   7.1250000000  6.7500000000   3,338.50    360      358      2.2500000000   5.0000000000  1.0000000000
   481  II    348,056.74   7.1250000000  6.7500000000   1,190.48    360      358      2.2500000000   5.0000000000  1.0000000000
   482  II  1,056,974.38   7.2500000000  6.8750000000   3,724.78    360      358      2.2500000000   5.0000000000  1.0000000000
   483  II    469,541.90   7.2500000000  6.8750000000   1,657.50    360      358      2.2500000000   5.0000000000  1.0000000000
   484  II  1,445,297.93   7.3750000000  7.0000000000   5,243.44    360      358      2.2500000000   5.0000000000  1.0000000000
   485  II    466,327.25   7.5000000000  7.1250000000   1,740.00    360      358      2.2500000000   5.0000000000  1.0000000000
   486  II    976,087.72   7.5000000000  7.1250000000   3,645.00    360      358      2.2500000000   5.0000000000  1.0000000000
   487  II    990,342.66   7.6250000000  7.2500000000   3,797.89    360      358      2.2500000000   5.0000000000  1.0000000000
   488  II  2,954,422.55   7.6250000000  7.2500000000  11,337.41    360      358      2.2500000000   5.0000000000  1.0000000000
   489  II    953,483.22   7.7500000000  7.3750000000   3,770.31    360      358      2.2500000000   5.0000000000  1.0000000000
   490  II  1,992,344.01   7.7500000000  7.3750000000   7,847.00    360      358      2.2500000000   4.3704600593  1.0000000000
   491  II  1,041,691.47   7.8750000000  7.5000000000   4,210.75    360      358      2.2500000000   5.0000000000  1.0000000000
   492  II  1,558,922.00   7.8750000000  7.5000000000   6,301.63    360      358      2.2500000000   5.0000000000  1.0000000000
   493  II  1,662,900.11   8.0000000000  7.6250000000   6,900.63    360      358      2.2500000000   5.0000000000  1.0000000000
   494  II  1,896,667.46   8.0000000000  7.6250000000   7,863.33    360      358      2.2500000000   4.0347604951  1.0000000000
   495  II  2,883,523.67   8.1250000000  7.7500000000  13,174.88    360      358      2.2500000000   4.6235792058  1.0000000000
   496  II  1,655,383.50   8.1250000000  7.7500000000   7,034.56    360      358      2.2500000000   3.1073874422  1.0000000000
   497  II  1,071,750.34   8.2500000000  7.8750000000   4,665.50    360      358      2.2500000000   5.0000000000  1.0000000000
   498  II    315,977.40   8.2500000000  7.8750000000   1,375.50    360      358      2.2500000000   5.0000000000  1.0000000000
   499  II    530,649.21   8.3750000000  8.0000000000   2,365.00    360      358      2.2500000000   5.0000000000  1.0000000000
   500  II    783,910.67   8.3750000000  8.0000000000   3,493.75    360      358      2.2500000000   5.0000000000  1.0000000000
   501  II    418,042.50   6.6250000000  6.2500000000   1,259.69    360      359      2.2500000000   5.0000000000  1.0000000000
   502  II    860,144.99   6.8750000000  6.5000000000   2,770.63    360      359      2.2500000000   5.0000000000  1.0000000000
   503  II  2,347,295.74   7.0000000000  6.6250000000   7,805.67    360      359      2.2500000000   5.0000000000  1.0000000000
   504  II    776,865.06   7.1250000000  6.7500000000   2,667.50    360      359      2.2500000000   5.0000000000  1.0000000000
   505  II  1,124,253.63   7.1250000000  6.7500000000   3,854.98    360      359      2.2500000000   5.0000000000  1.0000000000
   506  II    673,680.00   7.2500000000  6.8750000000   2,380.00    360      359      2.2500000000   3.6964285714  1.0000000000
   507  II    219,670.81   7.2500000000  6.8750000000     776.06    360      359      2.2500000000   5.0000000000  1.0000000000
   508  II    666,712.63   7.3750000000  7.0000000000   2,424.66    360      359      2.2500000000   5.0000000000  1.0000000000
   509  II    585,676.54   7.3750000000  7.0000000000   2,129.95    360      359      2.2500000000   5.0000000000  1.0000000000
   510  II  2,650,108.75   7.5000000000  7.1250000000   9,913.13    360      359      2.2500000000   5.0000000000  1.0000000000
   511  II    392,980.00   7.5000000000  7.1250000000   1,470.00    360      359      2.2500000000   5.0000000000  1.0000000000
   512  II  1,093,344.55   7.6250000000  7.2500000000   4,203.42    360      359      2.2500000000   5.0000000000  1.0000000000
   513  II    697,740.00   7.7500000000  7.3750000000   2,755.00    360      359      2.2500000000   5.0000000000  1.0000000000
   514  II    207,853.19   7.7500000000  7.3750000000     823.33    360      359      2.2500000000   5.0000000000  1.0000000000
   515  II    882,099.75   7.8750000000  7.5000000000   3,574.59    360      359      2.2500000000   5.0000000000  1.0000000000
   516  II    829,268.00   7.8750000000  7.5000000000   3,360.50    360      359      2.2500000000   5.0000000000  1.0000000000
   517  II    417,040.00   8.0000000000  7.6250000000   1,733.33    360      359      2.2500000000   5.0000000000  1.0000000000
   518  II    481,350.38   8.1250000000  7.7500000000   2,050.64    360      359      2.2500000000   5.0000000000  1.0000000000
   519  II    546,412.62   8.1250000000  7.7500000000   2,327.82    360      359      2.2500000000   5.0000000000  1.0000000000
   520  II    725,559.37   8.2500000000  7.8750000000   3,166.41    360      359      2.2500000000   5.0000000000  1.0000000000
   521  II    665,660.00   8.3750000000  8.0000000000   2,974.17    360      359      2.2500000000   5.0000000000  1.0000000000
   522  II    506,663.50   8.3750000000  8.0000000000   2,263.77    360      359      2.2500000000   5.0000000000  1.0000000000
   523  II    234,770.53   5.8750000000  5.5000000000     559.67    360      358      2.2500000000   5.0000000000  1.0000000000
   524  II    412,005.72   7.0000000000  6.6250000000   1,366.50    360      358      2.2500000000   5.0000000000  1.0000000000
   525  II    655,269.85   7.3750000000  7.0000000000   2,377.08    360      358      2.2500000000   5.0000000000  1.0000000000
   526  II    380,950.00   7.6250000000  7.2500000000   1,464.58    360      359      2.2500000000   5.0000000000  1.0000000000
   527  II    408,424.13   7.0000000000  6.6250000000   1,350.00    360      356      2.2500000000   5.0000000000  1.0000000000
   528  II    243,939.62   8.1250000000  7.7500000000   1,031.41    360      356      2.7500000000   5.0000000000  1.0000000000
   529  II    888,715.51   8.3750000000  8.0000000000   3,941.67    360      356      2.2500000000   5.0000000000  1.0000000000
   530  II    378,835.60   6.6250000000  6.2500000000   1,135.83    360      357      2.2500000000   5.0000000000  1.0000000000
   531  II  1,254,885.29   7.2500000000  6.8750000000   4,411.15    360      357      2.2500000000   5.0000000000  1.0000000000
   532  II    320,444.99   7.3750000000  7.0000000000   1,163.75    360      357      2.2500000000   5.0000000000  1.0000000000



           Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
            Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan      Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number     Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
------------------------------------------------------------------------------------------------------------------------
   457   12.2500000000    2.4602895930      57             58             6             6     6-Month LIBOR     115.00
   458   12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   459   12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   460   12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   461   12.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   462   12.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   463   12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   464   12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   465   12.1686400583    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   466   13.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   467   10.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   468   13.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   469   10.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   470   13.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   471   10.7500000000    2.7500000000      58             59             6             6     6-Month LIBOR     115.00
   472   10.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   473   11.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   474   11.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   475   11.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   476   11.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   477   11.8750000000    2.4831469324      58             59             6             6     6-Month LIBOR     115.00
   478   11.5003806391    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   479   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   480   12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   481   12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   482   12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   483   12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   484   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   485   12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   486   12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   487   12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   488   12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   489   12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   490   12.1204600593    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   491   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   492   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   493   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   494   12.0347604951    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   495   12.7485792058    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   496   11.2323874422    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   497   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   498   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   499   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   500   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   501   11.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   502   11.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   503   12.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   504   12.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   505   12.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   506   10.9464285714    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   507   12.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   508   12.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   509   12.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   510   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   511   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   512   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   513   12.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   514   12.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   515   12.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   516   12.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   517   13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   518   13.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   519   13.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   520   13.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   521   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   522   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   523   10.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   524   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   525   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   526   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   527   12.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   528   13.1250000000    2.7500000000      56             57             6             6     6-Month LIBOR     115.00
   529   13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   530   11.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   531   12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   532   12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00




                                                                                        S-94




                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   533  II    322,415.03   7.5000000000  7.1250000000   1,200.00    360      357      2.2500000000   5.0000000000  1.0000000000
   534  II    624,109.35   7.5000000000  7.1250000000   2,325.00    360      357      2.2500000000   5.0000000000  1.0000000000
   535  II    784,275.19   7.6250000000  7.2500000000   3,000.08    360      357      2.2500000000   5.0000000000  1.0000000000
   536  II    658,130.72   7.7500000000  7.3750000000   2,585.58    360      357      2.2500000000   5.0000000000  1.0000000000
   537  II    463,472.69   7.8750000000  7.5000000000   1,868.75    360      357      2.2500000000   5.0000000000  1.0000000000
   538  II    539,936.84   7.8750000000  7.5000000000   2,177.50    360      357      2.2500000000   5.0000000000  1.0000000000
   539  II    624,681.03   7.9900000000  7.6150000000   2,578.17    360      357      2.2500000000   5.0000000000  1.0000000000
   540  II    918,885.70   8.0000000000  7.6250000000   3,800.00    360      357      2.2500000000   5.0000000000  1.0000000000
   541  II    759,639.08   8.1250000000  7.7500000000   3,220.20    360      357      2.2500000000   5.0000000000  1.0000000000
   542  II    878,584.41   8.3750000000  8.0000000000   3,905.83    360      357      2.2500000000   5.0000000000  1.0000000000
   543  II    469,116.42   8.3750000000  8.0000000000   2,085.50    360      357      2.2500000000   5.0000000000  1.0000000000
   544  II    245,612.50   6.8750000000  6.5000000000     791.15    360      358      2.2500000000   5.0000000000  1.0000000000
   545  II    965,634.82   7.0000000000  6.6250000000   3,210.00    360      358      2.2500000000   5.0000000000  1.0000000000
   546  II    162,386.37   7.0000000000  6.6250000000     538.67    360      358      2.2500000000   5.0000000000  1.0000000000
   547  II    281,404.16   7.1250000000  6.7500000000     962.50    360      358      2.2500000000   5.0000000000  1.0000000000
   548  II    381,905.84   7.3750000000  7.0000000000   1,385.42    360      358      2.2500000000   5.0000000000  1.0000000000
   549  II    254,871.90   7.3750000000  7.0000000000     924.58    360      358      2.2500000000   5.0000000000  1.0000000000
   550  II  1,169,526.50   7.5000000000  7.1250000000   4,364.25    360      358      2.2500000000   5.0000000000  1.0000000000
   551  II    269,344.25   7.6250000000  7.2500000000   1,032.92    360      358      2.2500000000   5.0000000000  1.0000000000
   552  II    795,972.79   7.7500000000  7.3750000000   3,135.00    360      358      2.2500000000   5.0000000000  1.0000000000
   553  II    297,484.78   7.7500000000  7.3750000000   1,171.67    360      358      2.2500000000   5.0000000000  1.0000000000
   554  II  2,207,268.95   7.8750000000  7.5000000000   8,923.89    360      358      2.2500000000   5.0000000000  1.0000000000
   555  II    273,364.46   7.8750000000  7.5000000000   1,105.00    360      358      2.2500000000   5.0000000000  1.0000000000
   556  II    126,757.02   8.0000000000  7.6250000000     525.83    360      358      2.2500000000   5.0000000000  1.0000000000
   557  II    304,620.63   8.1250000000  7.7500000000   1,294.49    360      358      2.2500000000   5.0000000000  1.0000000000
   558  II    652,054.98   8.1250000000  7.7500000000   2,770.92    360      358      2.2500000000   5.0000000000  1.0000000000
   559  II    466,327.98   8.2500000000  7.8750000000   2,030.00    360      358      2.2500000000   5.0000000000  1.0000000000
   560  II    381,906.63   8.3750000000  8.0000000000   1,702.08    360      358      2.2500000000   5.0000000000  1.0000000000
   561  II    344,663.14   7.8750000000  7.5000000000   1,397.50    360      358      2.2500000000   5.0000000000  1.0000000000
   562  II    410,046.91   8.1250000000  7.7500000000   1,742.50    360      358      2.2500000000   5.0000000000  1.0000000000
   563  II    482,408.25   8.2500000000  7.8750000000   2,100.00    360      358      2.2500000000   5.0000000000  1.0000000000
   564  II    289,364.63   8.3750000000  8.0000000000   1,289.64    360      358      2.2500000000   5.0000000000  1.0000000000
   565  II    267,604.90   7.7500000000  7.3750000000   1,051.33    360      357      2.2500000000   5.0000000000  1.0000000000
   566  II    152,700.04   8.1250000000  7.7500000000     652.58    360      358      2.2500000000   5.0000000000  1.0000000000
   567  II    244,042.17   8.6250000000  8.2500000000   1,132.50    360      355      2.2500000000   5.0000000000  1.0000000000
   568  II    474,339.48   7.3750000000  7.0000000000   1,712.08    360      356      2.2500000000   5.0000000000  1.0000000000
   569  II    136,463.71   7.5000000000  7.1250000000     506.63    360      356      2.2500000000   5.0000000000  1.0000000000
   570  II    553,369.97   7.5000000000  7.1250000000   2,054.40    360      356      2.2500000000   5.0000000000  1.0000000000
   571  II    204,544.38   7.6250000000  7.2500000000     780.47    360      356      2.2500000000   5.0000000000  1.0000000000
   572  II    201,158.68   7.6250000000  7.2500000000     767.75    360      356      2.2500000000   5.0000000000  1.0000000000
   573  II    779,795.14   7.7500000000  7.3750000000   3,055.83    360      356      2.2500000000   5.0000000000  1.0000000000
   574  II    688,420.22   7.8750000000  7.5000000000   2,769.00    360      356      2.2500000000   5.0000000000  1.3638831526
   575  II    351,433.58   7.8750000000  7.5000000000   1,413.43    360      356      2.2500000000   5.0000000000  1.0000000000
   576  II    282,495.90   8.0000000000  7.6250000000   1,166.67    360      356      2.2500000000   5.0000000000  1.0000000000
   577  II    121,212.25   8.1250000000  7.7500000000     512.50    360      356      2.2500000000   5.0000000000  1.0000000000
   578  II    217,373.97   8.1250000000  7.7500000000     919.08    360      356      2.2500000000   5.0000000000  1.0000000000
   579  II    250,505.69   8.2500000000  7.8750000000   1,085.00    360      356      2.2500000000   5.0000000000  1.0000000000
   580  II    632,728.89   8.2500000000  7.8750000000   2,740.50    360      356      2.2500000000   5.0000000000  1.0000000000
   581  II    484,425.24   8.3750000000  8.0000000000   2,148.11    360      356      2.2500000000   5.0000000000  1.0000000000
   582  II    149,495.56   8.3750000000  8.0000000000     662.92    360      356      2.2500000000   5.0000000000  1.0000000000
   583  II    202,019.16   7.6250000000  7.2500000000     770.83    360      356      2.2500000000   5.0000000000  1.0000000000
   584  II    802,652.76   7.7500000000  7.3750000000   3,146.56    360      356      2.2500000000   5.0000000000  1.0000000000
   585  II    130,020.73   8.3750000000  8.0000000000     576.56    360      356      2.2500000000   5.0000000000  1.0000000000
   586  II    155,174.09   6.5000000000  6.1250000000     450.33    360      357      2.2500000000   5.0000000000  1.0000000000
   587  II    147,353.06   6.7500000000  6.3750000000     457.03    360      357      2.2500000000   5.0000000000  1.0000000000
   588  II    346,997.84   6.8750000000  6.5000000000   1,112.12    360      357      2.2500000000   5.0000000000  1.0000000000
   589  II    396,115.86   7.0000000000  6.6250000000   1,310.50    360      357      2.2500000000   5.0000000000  1.0000000000
   590  II    314,353.68   7.0000000000  6.6250000000   1,040.00    360      357      2.2500000000   5.0000000000  1.0000000000
   591  II    225,690.00   7.1250000000  6.7500000000     770.00    360      357      2.2500000000   5.0000000000  1.0000000000
   592  II    247,452.96   7.1250000000  6.7500000000     844.25    360      357      2.2500000000   5.0000000000  1.0000000000
   593  II    526,994.77   7.2500000000  6.8750000000   1,859.02    360      357      2.2500000000   5.0000000000  1.0000000000
   594  II    398,987.98   7.2500000000  6.8750000000   1,402.50    360      357      2.2500000000   5.0000000000  1.0000000000
   595  II    264,437.64   7.3750000000  7.0000000000     957.03    360      357      2.2500000000   5.0000000000  1.0000000000
   596  II    290,092.69   7.3750000000  7.0000000000   1,049.71    360      357      2.2500000000   5.0000000000  1.0000000000
   597  II    361,779.83   7.5000000000  7.1250000000   1,348.22    360      357      2.2500000000   5.0000000000  1.0000000000
   598  II    401,406.72   7.5000000000  7.1250000000   1,494.00    360      357      2.2500000000   5.0000000000  1.0000000000
   599  II    804,976.88   7.6250000000  7.2500000000   3,085.84    360      357      2.2500000000   5.0000000000  1.0000000000
   600  II    363,120.22   7.6250000000  7.2500000000   1,389.04    360      357      2.2500000000   5.0000000000  1.0000000000
   601  II    361,913.04   7.7500000000  7.3750000000   1,427.13    360      357      2.2500000000   5.0000000000  1.0000000000
   602  II    525,537.32   7.7500000000  7.3750000000   2,064.66    360      357      2.2500000000   5.0000000000  1.0000000000
   603  II    757,896.54   7.8750000000  7.5000000000   3,076.19    360      357      2.2500000000   5.0000000000  1.0000000000
   604  II    451,382.44   8.0000000000  7.6250000000   1,866.67    360      357      2.2500000000   5.0000000000  1.0000000000
   605  II    782,879.34   8.0000000000  7.6250000000   3,263.33    360      357      2.2500000000   5.0000000000  1.0000000000
   606  II    647,710.25   8.1250000000  7.7500000000   2,750.42    360      357      2.2500000000   5.0000000000  1.0000000000
   607  II    184,583.32   8.1250000000  7.7500000000     782.42    360      357      2.2500000000   5.0000000000  1.0000000000
   608  II    193,449.92   8.2500000000  7.8750000000     840.00    360      357      2.2500000000   5.0000000000  1.0000000000


            Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
             Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan       Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number      Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
-------------------------------------------------------------------------------------------------------------------------
   533    12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   534    12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   535    12.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   536    12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   537    12.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   538    12.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   539    12.9900000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   540    13.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   541    13.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   542    13.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   543    13.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   544    11.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   545    12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   546    12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   547    12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   548    12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   549    12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   550    12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   551    12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   552    12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   553    12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   554    12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   555    12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   556    13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   557    13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   558    13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   559    13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   560    13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   561    12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   562    13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   563    13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   564    13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   565    12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   566    13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   567    13.6250000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   568    12.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   569    12.5000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   570    12.5000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   571    12.6250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   572    12.6250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   573    12.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   574    12.8750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   575    12.8750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   576    13.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   577    13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   578    13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   579    13.2500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   580    13.2500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   581    13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   582    13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   583    12.6250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   584    12.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   585    13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   586    11.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   587    11.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   588    11.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   589    12.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   590    12.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   591    12.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   592    12.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   593    12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   594    12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   595    12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   596    12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   597    12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   598    12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   599    12.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   600    12.6250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   601    12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   602    12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   603    12.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   604    13.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   605    13.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   606    13.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   607    13.1250000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   608    13.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00



                                                                                        S-95



                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   609  II    104,784.72   7.2500000000  6.8750000000     368.33    360      357      2.2500000000   2.0000000000  1.0000000000
   610  II    655,460.71   7.7500000000  7.3750000000   2,575.09    360      357      2.2500000000   5.0000000000  1.0000000000
   611  II    503,774.66   7.8750000000  7.5000000000   2,031.25    360      357      2.2500000000   5.0000000000  1.0000000000
   612  II    163,214.45   7.2500000000  6.8750000000     575.17    360      358      2.2500000000   5.0000000000  1.0000000000
   613  II    317,584.86   7.3750000000  7.0000000000   1,152.08    360      358      2.2500000000   5.0000000000  1.0000000000
   614  II    498,488.14   7.8750000000  7.5000000000   2,015.00    360      358      2.2500000000   5.0000000000  1.0000000000
   615  II    687,429.26   6.5000000000  6.1250000000   1,995.00    360      358      2.2500000000   5.0000000000  1.0000000000
   616  II    336,840.00   6.5000000000  6.1250000000     980.00    360      358      2.2500000000   5.0000000000  1.0000000000
   617  II    588,948.36   6.6250000000  6.2500000000   1,776.25    360      358      2.2500000000   5.0000000000  1.0000000000
   618  II  1,005,490.82   6.7500000000  6.3750000000   3,129.69    360      358      2.2500000000   5.0000000000  1.0000000000
   619  II    400,362.80   6.7500000000  6.3750000000   1,247.50    360      358      2.2500000000   5.0000000000  1.0000000000
   620  II  1,185,916.90   6.8750000000  6.5000000000   3,810.42    360      358      2.2500000000   5.0000000000  1.0000000000
   621  II    702,806.70   7.0000000000  6.6250000000   2,331.00    360      358      2.2500000000   5.0000000000  1.0000000000
   622  II    570,647.11   7.0000000000  6.6250000000   1,893.33    360      358      2.2500000000   5.0000000000  1.0000000000
   623  II    143,000.00   7.1250000000  6.7500000000     491.56    360      358      2.2500000000   5.0000000000  1.0000000000
   624  II    611,049.02   7.1250000000  6.7500000000   2,090.00    360      358      2.2500000000   5.0000000000  1.0000000000
   625  II  1,116,504.15   7.2500000000  6.8750000000   3,941.17    360      358      2.2500000000   5.0000000000  1.0000000000
   626  II  1,385,420.77   7.3750000000  7.0000000000   5,026.14    360      358      2.2500000000   5.0000000000  1.0000000000
   627  II  1,431,877.01   7.3750000000  7.0000000000   5,196.04    360      358      2.2500000000   5.0000000000  1.0000000000
   628  II  3,163,848.07   7.5000000000  7.1250000000  11,817.19    360      358      2.2500000000   5.0000000000  1.0000000000
   629  II  1,904,021.24   7.5000000000  7.1250000000   7,108.31    360      358      2.2500000000   5.0000000000  1.0000000000
   630  II  3,114,131.54   7.6250000000  7.2500000000  11,944.26    360      358      2.2500000000   5.0000000000  1.0000000000
   631  II  1,419,393.96   7.6250000000  7.2500000000   5,443.33    360      358      2.2500000000   5.0000000000  1.0000000000
   632  II  3,761,567.83   7.7500000000  7.3750000000  14,818.43    360      358      2.2500000000   5.0000000000  1.0000000000
   633  II  1,745,945.69   7.7500000000  7.3750000000   6,877.99    360      358      2.2500000000   5.0000000000  1.0000000000
   634  II  4,912,920.54   7.8750000000  7.5000000000  19,870.51    360      358      2.2500000000   5.0000000000  1.0000000000
   635  II  3,091,271.25   7.8750000000  7.5000000000  12,507.63    360      358      2.2500000000   5.0000000000  1.0000000000
   636  II    377,883.43   7.9900000000  7.6150000000   1,563.53    360      358      2.2500000000   5.0000000000  1.0000000000
   637  II  1,056,922.56   8.0000000000  7.6250000000   4,390.01    360      358      2.2500000000   5.0000000000  1.0000000000
   638  II  1,027,529.04   8.0000000000  7.6250000000   4,260.00    360      358      2.2500000000   5.0000000000  1.0000000000
   639  II    545,069.77   8.1250000000  7.7500000000   2,316.28    360      358      2.2500000000   5.0000000000  1.0000000000
   640  II  1,402,161.02   8.1250000000  7.7500000000   5,958.67    360      358      2.2500000000   5.0000000000  1.0000000000
   641  II  1,633,102.68   8.2500000000  7.8750000000   7,109.15    360      358      2.2500000000   5.0000000000  1.0000000000
   642  II    601,384.45   8.2500000000  7.8750000000   2,623.25    360      358      2.2500000000   5.0000000000  1.0000000000
   643  II  4,221,162.92   8.3750000000  8.0000000000  18,814.75    360      358      2.2500000000   5.0000000000  1.0000000000
   644  II  2,205,606.08   8.3750000000  8.0000000000   9,832.67    360      358      2.2500000000   5.0000000000  1.0000000000
   645  II    313,069.15   6.8750000000  6.5000000000   1,007.50    360      358      2.2500000000   5.0000000000  1.0000000000
   646  II  1,050,040.06   7.3750000000  7.0000000000   3,809.16    360      358      2.2500000000   2.8200612556  1.0000000000
   647  II    775,716.29   7.5000000000  7.1250000000   2,894.42    360      358      2.2500000000   2.0000000000  1.0000000000
   648  II    289,364.10   7.5000000000  7.1250000000   1,079.70    360      358      2.2500000000   2.0000000000  1.0000000000
   649  II  1,763,601.61   7.6250000000  7.2500000000   6,764.06    360      358      2.2500000000   2.0000000000  1.0000000000
   650  II    249,244.00   7.7500000000  7.3750000000     981.67    360      358      2.2500000000   2.0000000000  1.0000000000
   651  II    393,865.83   7.7500000000  7.3750000000   1,551.27    360      358      2.2500000000   2.0000000000  1.0000000000
   652  II  1,499,735.72   7.8750000000  7.5000000000   6,062.27    360      358      2.2500000000   2.7398224268  1.0000000000
   653  II    831,096.84   7.8750000000  7.5000000000   3,366.68    360      358      2.2500000000   2.0000000000  1.0000000000
   654  II    396,378.58   8.0000000000  7.6250000000   1,643.33    360      358      2.2500000000   5.0000000000  1.0000000000
   655  II    782,706.98   8.0000000000  7.6250000000   3,245.00    360      358      2.2500000000   2.8289676170  1.0000000000
   656  II   1,213,966.48  8.1250000000  7.7500000000   5,159.17    360      358      2.2500000000   3.7482474887  1.0000000000
   657  II    733,260.35   8.1250000000  7.7500000000   3,116.00    360      358      2.2500000000   5.0000000000  1.0000000000
   658  II    498,488.53   8.2500000000  7.8750000000   2,170.00    360      358      2.2500000000   5.0000000000  1.0000000000
   659  II    505,403.04   8.2500000000  7.8750000000   2,200.10    360      358      2.2500000000   5.0000000000  1.0000000000
   660  II    341,705.93   8.3750000000  8.0000000000   1,522.92    360      358      2.2500000000   5.0000000000  1.0000000000
   661  II    522,609.07   8.3750000000  8.0000000000   2,329.17    360      358      2.2500000000   5.0000000000  1.0000000000
   662  II    162,004.00   7.0000000000  6.6250000000     538.67    360      359      2.2500000000   5.0000000000  1.0000000000
   663  II    212,530.00   7.5000000000  7.1250000000     795.00    360      359      2.2500000000   5.0000000000  1.0000000000
   664  II    393,782.00   8.0000000000  7.6250000000   1,636.67    360      359      2.2500000000   5.0000000000  1.0000000000
   665  II    150,776.00   8.3750000000  8.0000000000     673.67    360      359      2.2500000000   5.0000000000  1.0000000000
   666  II    256,640.00   6.3750000000  6.0000000000     720.00    360      359      2.2500000000   5.0000000000  1.0000000000
   667  II    862,852.50   6.7500000000  6.3750000000   2,690.63    360      359      2.2500000000   5.0000000000  1.0000000000
   668  II    903,300.83   6.8750000000  6.5000000000   2,910.51    360      359      2.2500000000   5.0000000000  1.0000000000
   669  II    194,084.00   6.8750000000  6.5000000000     625.17    360      359      2.2500000000   5.0000000000  1.0000000000
   670  II    201,602.75   7.0000000000  6.6250000000     670.33    360      359      2.2500000000   5.0000000000  1.0000000000
   671  II    132,330.00   7.0000000000  6.6250000000     440.00    360      359      2.2500000000   5.0000000000  1.0000000000
   672  II  1,033,358.11   7.1250000000  6.7500000000   3,547.67    360      359      2.2500000000   5.0000000000  1.0000000000
   673  II  2,062,443.24   7.2500000000  6.8750000000   7,286.27    360      359      2.2500000000   5.0000000000  1.0000000000
   674  II    159,598.00   7.2500000000  6.8750000000     563.83    360      359      2.2500000000   5.0000000000  1.0000000000
   675  II  1,803,154.25   7.3750000000  7.0000000000   6,559.58    360      359      2.2500000000   5.0000000000  1.0000000000
   676  II    917,889.00   7.3750000000  7.0000000000   3,338.13    360      359      2.2500000000   5.0000000000  1.0000000000
   677  II    351,376.25   7.5000000000  7.1250000000   1,314.38    360      359      2.2500000000   5.0000000000  1.0000000000
   678  II    681,700.00   7.5000000000  7.1250000000   2,550.00    360      359      2.2500000000   5.0000000000  1.0000000000
   679  II  1,543,549.25   7.6250000000  7.2500000000   5,934.26    360      359      2.2500000000   5.0000000000  1.0000000000
   680  II    543,756.00   7.6250000000  7.2500000000   2,090.50    360      359      2.2500000000   5.0000000000  1.0000000000
   681  II  1,417,753.55   7.7500000000  7.3750000000   5,598.07    360      359      2.2500000000   5.0000000000  1.0000000000
   682  II  1,585,537.89   7.7500000000  7.3750000000   6,263.67    360      359      2.2500000000   5.0000000000  1.0000000000
   683  II  1,310,918.50   7.8750000000  7.5000000000   5,312.33    360      359      2.2500000000   5.0000000000  1.0000000000
   684  II  1,524,602.00   7.8750000000  7.5000000000   6,178.25    360      359      2.2500000000   5.0000000000  1.0000000000




           Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
            Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan      Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number     Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
------------------------------------------------------------------------------------------------------------------------
   609    9.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   610   12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   611   12.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   612   12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   613   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   614   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   615   11.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   616   11.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   617   11.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   618   11.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   619   11.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   620   11.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   621   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   622   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   623   12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   624   12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   625   12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   626   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   627   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   628   12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   629   12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   630   12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   631   12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   632   12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   633   12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   634   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   635   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   636   12.9900000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   637   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   638   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   639   13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   640   13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   641   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   642   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   643   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   644   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   645   11.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   646   10.1950612556    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   647    9.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   648    9.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   649    9.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   650    9.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   651    9.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   652   10.6148224268    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   653    9.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   654   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   655   10.8289676170    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   656   11.8732474887    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   657   13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   658   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   659   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   660   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   661   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   662   12.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   663   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   664   13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   665   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   666   11.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   667   11.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   668   11.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   669   11.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   670   12.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   671   12.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   672   12.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   673   12.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   674   12.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   675   12.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   676   12.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   677   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   678   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   679   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   680   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   681   12.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   682   12.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   683   12.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   684   12.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00



                                                                                        S-96





                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   685  II    797,990.00   8.0000000000  7.6250000000   3,316.67    360      359      2.2500000000   5.0000000000  1.0000000000
   686  II    216,540.00   8.0000000000  7.6250000000     900.00    360      359      2.2500000000   5.0000000000  1.0000000000
   687  II  2,624,093.86   8.1250000000  7.7500000000  11,179.12    360      359      2.2500000000   5.0000000000  1.0000000000
   688  II  1,124,404.00   8.1250000000  7.7500000000   4,790.17    360      359      2.2500000000   5.0000000000  1.0000000000
   689  II  1,349,264.75   8.2500000000  7.8750000000   5,888.31    360      359      2.2500000000   5.0000000000  1.0000000000
   690  II  2,259,386.00   8.2500000000  7.8750000000   9,863.00    360      359      2.2500000000   5.0000000000  1.0000000000
   691  II    933,026.75   8.3750000000  8.0000000000   4,168.75    360      359      2.2500000000   5.0000000000  1.0000000000
   692  II    903,854.00   8.3750000000  8.0000000000   4,038.42    360      359      2.2500000000   5.0000000000  1.0000000000
   693  II    167,417.50   7.8750000000  7.5000000000     678.44    360      359      2.2500000000   2.0000000000  1.0000000000
   694  II    185,262.00   8.0000000000  7.6250000000     770.00    360      359      2.2500000000   2.0000000000  1.0000000000
   695  II    181,252.00   8.1250000000  7.7500000000     772.17    360      359      2.2500000000   2.0000000000  1.0000000000
   696  II    215,589.56   7.2500000000  6.8750000000     757.92    360      357      2.2500000000   5.0000000000  1.0000000000
   697  II    168,420.00   7.0000000000  6.6250000000     560.00    360      358      2.2500000000   5.0000000000  1.0000000000
   698  II    190,550.14   7.5000000000  7.1250000000     711.00    360      358      2.2500000000   5.0000000000  1.0000000000
   699  II    229,947.75   7.8750000000  7.5000000000     929.50    360      358      2.2500000000   5.0000000000  1.0000000000
   700  II    631,150.79   8.2500000000  7.8750000000   2,747.50    360      358      2.2500000000   5.0000000000  1.0000000000
   701  II    230,976.00   7.6250000000  7.2500000000     888.00    360      359      2.2500000000   5.0000000000  1.0000000000
   702  II    535,335.00   7.0000000000  6.6250000000   1,780.00    360      356      2.2500000000   5.0000000000  1.0000000000
   703  II    209,544.21   7.2500000000  6.8750000000     736.67    360      357      2.2500000000   5.0000000000  1.0000000000
   704  II    282,112.71   7.2500000000  6.8750000000     991.67    360      357      2.2500000000   5.0000000000  1.0000000000
   705  II    361,001.98   8.0000000000  7.6250000000   1,496.67    360      358      2.2500000000   5.0000000000  1.0000000000
   706  II    185,517.35   7.1250000000  6.7500000000     629.75    360      355      2.2500000000   5.0000000000  1.0000000000
   707  II    307,036.86   7.3750000000  7.0000000000   1,105.42    360      355      2.2500000000   5.0000000000  1.0000000000
   708  II    338,633.48   7.6250000000  7.2500000000   1,288.83    360      355      2.2500000000   5.0000000000  1.0000000000
   709  II    409,182.88   7.7500000000  7.3750000000   1,603.12    360      355      2.7500000000   5.0000000000  1.0000000000
   710  II    876,832.53   7.8750000000  7.5000000000   3,558.75    360      355      2.4694334362   5.0000000000  1.0000000000
   711  II    178,189.12   7.8750000000  7.5000000000     715.00    360      355      2.2500000000   5.0000000000  1.0000000000
   712  II    412,914.66   8.2500000000  7.8750000000   1,784.65    360      355      2.2500000000   5.0000000000  1.0000000000
   713  II    767,511.64   6.7500000000  6.3750000000   2,374.54    360      356      2.2500000000   5.0000000000  1.0000000000
   714  II    819,352.79   6.8750000000  6.5000000000   2,625.31    360      356      2.5058030101   5.0000000000  1.0000000000
   715  II    286,057.63   6.8750000000  6.5000000000     914.50    360      356      2.2500000000   5.0000000000  1.0000000000
   716  II    303,026.35   7.0000000000  6.6250000000   1,000.00    360      356      2.2500000000   5.0000000000  1.0000000000
   717  II    433,904.10   7.1250000000  6.7500000000   1,476.65    360      356      2.4660881863   5.0000000000  1.0000000000
   718  II    921,958.89   7.1250000000  6.7500000000   3,137.97    360      356      2.2500000000   5.0000000000  1.0000000000
   719  II    410,349.48   7.2500000000  6.8750000000   1,438.80    360      356      2.7500000000   5.0000000000  1.0000000000
   720  II    412,056.30   7.3750000000  7.0000000000   1,494.79    360      356      2.2500000000   5.0000000000  1.0000000000
   721  II    197,979.81   7.3750000000  7.0000000000     714.58    360      356      2.2500000000   5.0000000000  1.0000000000
   722  II    850,499.27   7.5000000000  7.1250000000   3,157.50    360      356      2.6211401422   5.0000000000  1.0000000000
   723  II  1,181,368.10   7.5000000000  7.1250000000   4,399.60    360      356      2.2500000000   5.0000000000  1.0000000000
   724  II    311,022.79   7.6200000000  7.2450000000   1,186.77    360      356      2.2500000000   5.0000000000  1.0000000000
   725  II    915,482.89   7.6250000000  7.2500000000   3,495.15    360      356      2.3493012715   5.0000000000  1.0000000000
   726  II  2,303,003.58   7.6250000000  7.2500000000   8,787.50    360      356      2.2500000000   5.0000000000  1.0000000000
   727  II  1,096,061.60   7.7500000000  7.3750000000   4,295.21    360      356      2.5015447854   5.0000000000  1.0000000000
   728  II  1,845,661.60   7.7500000000  7.3750000000   7,235.52    360      356      2.2500000000   5.0000000000  1.0000000000
   729  II  2,301,365.79   7.8750000000  7.5000000000   9,255.83    360      356      2.3980233331   5.0000000000  1.0000000000
   730  II  1,826,255.85   7.8750000000  7.5000000000   7,345.01    360      356      2.3700223123   5.0000000000  1.0000000000
   731  II    476,666.33   7.9900000000  7.6150000000   1,962.32    360      356      2.2500000000   5.0000000000  1.0000000000
   732  II    803,959.15   8.0000000000  7.6250000000   3,316.33    360      356      2.2500000000   5.0000000000  1.0000000000
   733  II  1,054,546.52   8.1250000000  7.7500000000   4,458.75    360      356      2.2500000000   5.0000000000  1.0000000000
   734  II  1,854,334.73   8.1250000000  7.7500000000   7,853.22    360      356      2.2500000000   5.0000000000  1.0000000000
   735  II    692,931.08   8.2500000000  7.8750000000   3,001.25    360      356      2.2500000000   5.0000000000  1.0000000000
   736  II  1,547,921.15   8.2500000000  7.8750000000   6,710.48    360      356      2.3211280013   5.0000000000  1.0000000000
   737  II  1,633,138.04   8.3750000000  8.0000000000   7,241.92    360      356      2.2500000000   5.0000000000  1.0000000000
   738  II    548,889.54   8.5000000000  8.1250000000   2,493.33    360      356      2.7500000000   5.0000000000  1.0000000000
   739  II    237,778.23   6.8750000000  6.5000000000     762.08    360      357      2.2500000000   2.0000000000  1.0000000000
   740  II    387,904.38   7.0000000000  6.6250000000   1,283.33    360      357      2.2500000000   5.0000000000  1.0000000000
   741  II    407,047.38   7.0000000000  6.6250000000   1,346.67    360      357      2.2500000000   3.5742562451  1.0000000000
   742  II    389,920.06   7.2500000000  6.8750000000   1,370.63    360      357      2.2500000000   5.0000000000  1.0000000000
   743  II    473,563.12   7.2500000000  6.8750000000   1,668.83    360      357      2.2500000000   5.0000000000  1.0000000000
   744  II    879,730.36   7.3750000000  7.0000000000   3,186.46    360      357      2.2500000000   5.0000000000  1.0000000000
   745  II  1,161,492.53   7.3750000000  7.0000000000   4,202.92    360      357      2.2500000000   5.0000000000  1.0000000000
   746  II  1,697,601.93   7.5000000000  7.1250000000   6,317.25    360      357      2.2500000000   5.0000000000  1.0000000000
   747  II  1,067,756.43   7.5000000000  7.1250000000   3,978.00    360      357      2.2500000000   4.4866043747  1.0000000000
   748  II  2,698,111.43   7.6250000000  7.2500000000  10,321.08    360      357      2.4367135172   5.0000000000  1.0000000000
   749  II  1,641,935.77   7.6250000000  7.2500000000   6,285.38    360      357      2.2500000000   4.1237305464  1.0000000000
   750  II    512,640.70   7.7500000000  7.3750000000   2,014.00    360      357      2.2500000000   5.0000000000  1.0000000000
   751  II  1,445,887.32   7.7500000000  7.3750000000   5,681.01    360      357      2.2500000000   3.8293149773  1.0000000000
   752  II  2,207,618.13   7.8750000000  7.5000000000   8,901.43    360      357      2.2500000000   5.0000000000  1.0000000000
   753  II  1,585,479.64   7.8750000000  7.5000000000   6,392.75    360      357      2.2500000000   3.8896797060  1.0000000000
   754  II  1,128,657.64   8.0000000000  7.6250000000   4,667.50    360      357      2.2500000000   5.0000000000  1.0000000000
   755  II  3,188,018.48   8.0000000000  7.6250000000  13,187.20    360      357      2.2500000000   3.2289726219  1.0000000000
   756  II  1,073,343.96   8.1250000000  7.7500000000   4,549.72    360      357      2.2500000000   3.9073500260  1.0000000000
   757  II    535,211.45   8.2500000000  7.8750000000   2,324.00    360      357      2.2500000000   5.0000000000  1.0000000000
   758  II  2,323,415.95   8.3750000000  8.0000000000  10,328.97    360      357      2.2500000000   5.0000000000  1.0000000000
   759  II    328,448.47   6.5000000000  6.1250000000     953.20    360      358      2.2500000000   5.0000000000  1.0000000000
   760  II    305,524.20   6.6250000000  6.2500000000     918.33    360      358      2.2500000000   5.0000000000  1.0000000000





           Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
            Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan      Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number     Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
------------------------------------------------------------------------------------------------------------------------
   685   13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   686   13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   687   13.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   688   13.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   689   13.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   690   13.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   691   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   692   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   693    9.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   694   10.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   695   10.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   696   12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   697   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   698   12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   699   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   700   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   701   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   702   12.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     110.00
   703   12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   704   12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     110.00
   705   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     110.00
   706   12.1250000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   707   12.3750000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   708   12.6250000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   709   12.7500000000    2.7500000000      55             56             6             6     6-Month LIBOR     115.00
   710   12.8750000000    2.4694334362      55             56             6             6     6-Month LIBOR     115.00
   711   12.8750000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   712   13.2500000000    2.2500000000      55             56             6             6     6-Month LIBOR     115.00
   713   11.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   714   11.8750000000    2.5058030101      56             57             6             6     6-Month LIBOR     115.00
   715   11.8750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   716   12.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   717   12.1250000000    2.4660881863      56             57             6             6     6-Month LIBOR     115.00
   718   12.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   719   12.2500000000    2.7500000000      56             57             6             6     6-Month LIBOR     115.00
   720   12.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   721   12.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   722   12.5000000000    2.6211401422      56             57             6             6     6-Month LIBOR     115.00
   723   12.5000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   724   12.6250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   725   12.6250000000    2.3493012715      56             57             6             6     6-Month LIBOR     115.00
   726   12.6250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   727   12.7500000000    2.5015447854      56             57             6             6     6-Month LIBOR     115.00
   728   12.7500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   729   12.8750000000    2.3980233331      56             57             6             6     6-Month LIBOR     115.00
   730   12.8750000000    2.3700223123      56             57             6             6     6-Month LIBOR     115.00
   731   12.9900000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   732   13.0000000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   733   13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   734   13.1250000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   735   13.2500000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   736   13.2500000000    2.3211280013      56             57             6             6     6-Month LIBOR     115.00
   737   13.3750000000    2.2500000000      56             57             6             6     6-Month LIBOR     115.00
   738   13.5000000000    2.7500000000      56             57             6             6     6-Month LIBOR     115.00
   739    8.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   740   12.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   741   10.5742562451    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   742   12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   743   12.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   744   12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   745   12.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   746   12.5000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   747   11.9866043747    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   748   12.6250000000    2.4367135172      57             58             6             6     6-Month LIBOR     115.00
   749   11.7487305464    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   750   12.7500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   751   11.5793149773    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   752   12.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   753   11.7646797060    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   754   13.0000000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   755   11.2289726219    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   756   12.0323500260    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   757   13.2500000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   758   13.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   759   11.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   760   11.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00



                                                                                        S-97




                                                                  Original  Remaining
                              Current      Current     Initial    Term to   Term to                   Initial
                Current        Gross         Net       Monthly    Maturity  Maturity                  Periodic      Subsequent
 Loan           Balance      Mortgage      Mortgage    Payment      (in       (in     Gross Margin      Rate         Periodic
Number Group      ($)        Rate (%)      Rate (%)      ($)      months)   months)       (%)         Cap (%)        Cap (%)
---------------------------------------------------------------------------------------------------------------------------------
   761  II  2,063,189.93   6.7500000000  6.3750000000   6,417.82    360      358      2.2500000000   5.0000000000  1.0000000000
   762  II    577,481.05   7.0000000000  6.6250000000   1,916.67    360      358      2.2500000000   5.0000000000  1.0000000000
   763  II    755,770.96   7.0000000000  6.6250000000   2,506.67    360      358      2.2500000000   5.0000000000  1.0000000000
   764  II    345,725.11   7.1250000000  6.7500000000   1,182.50    360      358      2.2500000000   5.0000000000  1.0000000000
   765  II  1,206,863.62   7.2500000000  6.8750000000   4,254.07    360      358      2.2500000000   5.0000000000  1.0000000000
   766  II  1,703,299.59   7.2500000000  6.8750000000   6,002.42    360      358      2.2500000000   5.0000000000  1.0000000000
   767  II  1,206,118.92   7.3750000000  7.0000000000   4,375.37    360      358      2.2500000000   5.0000000000  1.0000000000
   768  II    546,717.66   7.3750000000  7.0000000000   1,983.33    360      358      2.2500000000   5.0000000000  1.0000000000
   769  II  2,251,035.03   7.5000000000  7.1250000000   8,399.99    360      358      2.4137533868   5.0000000000  1.0000000000
   770  II    301,504.69   7.5000000000  7.1250000000   1,125.00    360      358      2.2500000000   5.0000000000  1.0000000000
   771  II  1,017,076.07   7.6250000000  7.2500000000   3,900.42    360      358      2.2500000000   5.0000000000  1.0000000000
   772  II    750,947.87   7.6250000000  7.2500000000   2,879.83    360      358      2.2500000000   5.0000000000  1.0000000000
   773  II  1,959,780.65   7.7500000000  7.3750000000   7,719.14    360      358      2.2500000000   5.0000000000  1.0000000000
   774  II  1,120,019.26   7.7500000000  7.3750000000   4,413.70    360      358      2.2500000000   5.0000000000  1.0000000000
   775  II  2,285,909.82   7.8750000000  7.5000000000   9,240.16    360      358      2.2500000000   5.0000000000  1.0000000000
   776  II  1,513,152.71   7.8750000000  7.5000000000   6,116.50    360      358      2.2500000000   5.0000000000  1.0000000000
   777  II  1,427,927.66   8.0000000000  7.6250000000   5,920.01    360      358      2.2500000000   5.0000000000  1.0000000000
   778  II    596,577.90   8.0000000000  7.6250000000   2,473.33    360      358      2.2500000000   5.0000000000  1.0000000000
   779  II    915,419.66   8.1250000000  7.7500000000   3,890.10    360      358      2.3993110821   5.0000000000  1.0000000000
   780  II  1,084,614.27   8.1250000000  7.7500000000   4,609.09    360      358      2.2500000000   5.0000000000  1.0000000000
   781  II    765,421.10   8.2500000000  7.8750000000   3,332.00    360      358      2.2500000000   5.0000000000  1.0000000000
   782  II    771,849.20   8.3750000000  8.0000000000   3,440.00    360      358      2.2500000000   5.0000000000  1.0000000000
   783  II    176,440.00   6.7500000000  6.3750000000     550.00    360      359      2.2500000000   5.0000000000  1.0000000000
   784  II    393,782.00   6.8750000000  6.5000000000   1,268.42    360      359      2.2500000000   5.0000000000  1.0000000000
   785  II    508,468.00   7.0000000000  6.6250000000   1,690.67    360      359      2.2500000000   5.0000000000  1.0000000000
   786  II     60,150.00   7.1250000000  6.7500000000     206.25    360      359      2.2500000000   5.0000000000  1.0000000000
   787  II    320,800.00   7.1250000000  6.7500000000   1,100.00    360      359      2.2500000000   5.0000000000  1.0000000000
   788  II    185,462.50   7.3750000000  7.0000000000     674.48    360      359      2.2500000000   5.0000000000  1.0000000000
   789  II    648,717.75   7.5000000000  7.1250000000   2,426.63    360      359      2.2500000000   5.0000000000  1.0000000000
   790  II    352,025.00   7.5000000000  7.1250000000   1,317.00    360      359      2.2500000000   5.0000000000  1.0000000000
   791  II  1,942,243.50   7.6250000000  7.2500000000   7,467.07    360      359      2.2500000000   5.0000000000  1.0000000000
   792  II    318,394.00   7.6250000000  7.2500000000   1,224.08    360      359      2.2500000000   5.0000000000  1.0000000000
   793  II  1,636,379.96   7.7500000000  7.3750000000   6,461.59    360      359      2.2500000000   5.0000000000  1.0000000000
   794  II  1,325,305.00   7.7500000000  7.3750000000   5,232.92    360      359      2.2500000000   5.0000000000  1.0000000000
   795  II    641,600.00   7.8750000000  7.5000000000   2,600.00    360      359      2.2500000000   5.0000000000  1.0000000000
   796  II    962,159.40   7.8750000000  7.5000000000   3,899.03    360      359      2.2500000000   5.0000000000  1.0000000000
   797  II  1,413,926.00   8.0000000000  7.6250000000   5,876.67    360      359      2.2500000000   5.0000000000  1.0000000000
   798  II    204,510.00   8.0000000000  7.6250000000     850.00    360      359      2.2500000000   5.0000000000  1.0000000000
   799  II  2,237,554.94   8.1250000000  7.7500000000   9,532.39    360      359      2.2500000000   5.0000000000  1.0000000000
   800  II    749,870.00   8.1250000000  7.7500000000   3,194.59    360      359      2.2500000000   5.0000000000  1.0000000000
   801  II    599,094.00   8.2500000000  7.8750000000   2,614.50    360      359      2.2500000000   5.0000000000  1.0000000000
   802  II    894,230.00   8.3750000000  8.0000000000   3,995.41    360      359      2.2500000000   5.0000000000  1.0000000000
   803  II    473,180.00   8.3750000000  8.0000000000   2,114.17    360      359      2.2500000000   5.0000000000  1.0000000000
   804  II    249,872.23   7.8750000000  7.5000000000   1,007.50    360      357      2.2500000000   5.0000000000  1.0000000000
   805  II    298,235.54   8.3750000000  8.0000000000   1,325.83    360      357      2.2500000000   5.0000000000  1.0000000000




           Maximum         Minimum      Number of      Number of        Rate         Pay                       Maximum
            Gross           Gross       Months Until   Months Until  Adjustment   Adjustment                  Negative
 Loan      Mortgage        Mortgage     Next Rate      Next Pay      Frequency    Frequency                 Amoritization
Number     Rate (%)        Rate (%)     Adjustment     Adjustment    (in months)  (in months)      Index     Percentage
------------------------------------------------------------------------------------------------------------------------
   761   11.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   762   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   763   12.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   764   12.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   765   12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   766   12.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   767   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   768   12.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   769   12.5000000000    2.4137533868      58             59             6             6     6-Month LIBOR     115.00
   770   12.5000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   771   12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   772   12.6250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   773   12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   774   12.7500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   775   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   776   12.8750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   777   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   778   13.0000000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   779   13.1250000000    2.3993110821      58             59             6             6     6-Month LIBOR     115.00
   780   13.1250000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   781   13.2500000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   782   13.3750000000    2.2500000000      58             59             6             6     6-Month LIBOR     115.00
   783   11.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   784   11.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   785   12.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   786   12.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   787   12.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   788   12.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   789   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   790   12.5000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   791   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   792   12.6250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   793   12.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   794   12.7500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   795   12.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   796   12.8750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   797   13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   798   13.0000000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   799   13.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   800   13.1250000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   801   13.2500000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   802   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   803   13.3750000000    2.2500000000      59             60             6             6     6-Month LIBOR     115.00
   804   12.8750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00
   805   13.3750000000    2.2500000000      57             58             6             6     6-Month LIBOR     115.00




                                                                                        S-98


         There will be discrepancies between the characteristics of the actual mortgage loans which will be included in the Trust and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the applicable classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the related class or classes of Offered Certificates set forth in the tables below may mature earlier or later than indicated by the tables below.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest-Only Certificates) and set forth the percentage of the initial principal amounts of each such class of certificates that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) of the applicable classes of Offered Certificates shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment of principal on the mortgage loans may significantly affect the actual yield to maturity to investors in the Offered Certificates, even if the average rate of Principal Prepayments on the mortgage loans is consistent with the expectations of such investors.

                                            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                              FOLLOWING CPR PERCENTAGE

                                     CLASS I-A-1 CERTIFICATES                      CLASS I-A-2 CERTIFICATES
                           --------------------------------------------    --------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%      25%     40%      50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
---------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......         99      87      76      58       46              99       87      76       58      46
 January 2009.......         98      76      56      32       19              98       76      56       32      19
 January 2010.......         96      65      41      15        4              96       65      41       15       4
 January 2011.......         91      54      29      12        4              91       54      29       12       4
 January 2012.......         85      44      22       7        3              85       44      22        7       3
 January 2013.......         79      36      17       4        1              79       36      17        4       1
 January 2014.......         74      31      13       3        *              74       31      13        3       *
 January 2015.......         68      26      10       1        0              68       26      10        1       0
 January 2016.......         63      22       7       1        0              63       22       7        1       0
 January 2017.......         58      18       5       *        0              58       18       5        *       0
 January 2018.......         54      15       4       0        0              54       15       4        0       0
 January 2019.......         49      13       3       0        0              49       13       3        0       0
 January 2020.......         45      11       2       0        0              45       11       2        0       0
 January 2021.......         41       9       1       0        0              41        9       1        0       0
 January 2022.......         38       7       1       0        0              38        7       1        0       0
 January 2023.......         35       6       *       0        0              35        6       *        0       0
 January 2024.......         32       5       *       0        0              32        5       *        0       0
 January 2025.......         29       4       0       0        0              29        4       0        0       0
 January 2026.......         27       3       0       0        0              27        3       0        0       0
 January 2027.......         24       3       0       0        0              24        3       0        0       0
 January 2028.......         22       2       0       0        0              22        2       0        0       0
 January 2029.......         19       2       0       0        0              19        2       0        0       0
 January 2030.......         17       1       0       0        0              17        1       0        0       0
 January 2031.......         15       1       0       0        0              15        1       0        0       0
 January 2032.......         12       *       0       0        0              12        *       0        0       0
 January 2033.......         10       *       0       0        0              10        *       0        0       0
 January 2034.......          8       0       0       0        0               8        0       0        0       0
 January 2035.......          6       0       0       0        0               6        0       0        0       0
 January 2036.......          4       0       0       0        0               4        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    13.54   5.92     3.38    1.84     1.25           13.54    5.92    3.38     1.84    1.25
 Weighted Average Life
  to Call (years)(1)(2)     13.35   5.54     3.12    1.69     1.17           13.35    5.54    3.12     1.69    1.17

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                            FOLLOWING CPR PERCENTAGE

                                      CLASS I-A-3 CERTIFICATES                      CLASS I-B-1 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%      25%     40%      50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......         99      87      76      58       46             100      100     100      100     100
 January 2009.......         98      76      56      32       19             100      100     100      100     100
 January 2010.......         96      65      41      15        4             100      100     100      100     100
 January 2011.......         91      54      29      12        4             100      100      90       37      92
 January 2012.......         85      44      22       7        3             100      100      67       22       9
 January 2013.......         79      36      17       4        1             100      100      51       14       0
 January 2014.......         74      31      13       3        *             100       70      29        6       0
 January 2015.......         68      26      10       1        0             100       59      22        0       0
 January 2016.......         63      22       7       1        0             100       49      16        0       0
 January 2017.......         58      18       5       *        0             100       41      12        0       0
 January 2018.......         54      15       4       0        0             100       34       9        0       0
 January 2019.......         49      13       3       0        0             100       29       6        0       0
 January 2020.......         45      11       2       0        0             100       24       0        0       0
 January 2021.......         41       9       1       0        0              94       20       0        0       0
 January 2022.......         38       7       1       0        0              87       16       0        0       0
 January 2023.......         35       6       *       0        0              80       13       0        0       0
 January 2024.......         32       5       *       0        0              73       11       0        0       0
 January 2025.......         29       4       0       0        0              67        9       0        0       0
 January 2026.......         27       3       0       0        0              61        7       0        0       0
 January 2027.......         24       3       0       0        0              55        5       0        0       0
 January 2028.......         22       2       0       0        0              49        *       0        0       0
 January 2029.......         19       2       0       0        0              43        0       0        0       0
 January 2030.......         17       1       0       0        0              38        0       0        0       0
 January 2031.......         15       1       0       0        0              33        0       0        0       0
 January 2032.......         12       *       0       0        0              28        0       0        0       0
 January 2033.......         10       *       0       0        0              23        0       0        0       0
 January 2034.......          8       0       0       0        0              18        0       0        0       0
 January 2035.......          6       0       0       0        0              14        0       0        0       0
 January 2036.......          4       0       0       0        0               9        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life      13.54   5.92     3.38    1.84     1.25           21.27   10.36    6.50     4.27    4.40
  to Maturity (years)(1)
 Weighted Average Life      13.35   5.54     3.12    1.69     1.17           20.85    9.62    6.03     3.93    3.57
  to Call (years)(1)(2)

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                    FOLLOWING CPR PERCENTAGE

                                     CLASS I-B-2 CERTIFICATES                      CLASS I-B-3 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......        100     100     100     100      100             100      100     100      100     100
 January 2009.......        100     100     100     100      100             100      100     100      100     100
 January 2010.......        100     100     100     100      100             100      100     100      100     100
 January 2011.......        100     100      90      37       18             100      100      90       37      18
 January 2012.......        100     100      67      22        9             100      100      67       22       7
 January 2013.......        100     100      51      12        0             100      100      51       10       0
 January 2014.......        100      70      29       *        0             100       70      29        0       0
 January 2015.......        100      59      22       0        0             100       59      22        0       0
 January 2016.......        100      49      16       0        0             100       49      16        0       0
 January 2017.......        100      41      12       0        0             100       41      12        0       0
 January 2018.......        100      34       9       0        0             100       34       7        0       0
 January 2019.......        100      29       1       0        0             100       29       0        0       0
 January 2020.......        100      24       0       0        0             100       24       0        0       0
 January 2021.......         94      20       0       0        0              94       20       0        0       0
 January 2022.......         87      16       0       0        0              87       16       0        0       0
 January 2023.......         80      13       0       0        0              80       13       0        0       0
 January 2024.......         73      11       0       0        0              73       11       0        0       0
 January 2025.......         67       9       0       0        0              67        9       0        0       0
 January 2026.......         61       5       0       0        0              61        0       0        0       0
 January 2027.......         55       0       0       0        0              55        0       0        0       0
 January 2028.......         49       0       0       0        0              49        0       0        0       0
 January 2029.......         43       0       0       0        0              43        0       0        0       0
 January 2030.......         38       0       0       0        0              38        0       0        0       0
 January 2031.......         33       0       0       0        0              33        0       0        0       0
 January 2032.......         28       0       0       0        0              28        0       0        0       0
 January 2033.......         23       0       0       0        0              23        0       0        0       0
 January 2034.......         18       0       0       0        0              18        0       0        0       0
 January 2035.......         14       0       0       0        0              14        0       0        0       0
 January 2036.......          9       0       0       0        0               9        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    21.24   10.27    6.44    4.17     4.00           21.21   10.19    6.39     4.10    3.82
 Weighted Average Life
  to Call (years)(1)(2)     20.85    9.61    6.02    3.86     3.57           20.85    9.60    6.02     3.83    3.57

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                          PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                         FOLLOWING CPR PERCENTAGE

                                     CLASS I-B-4 CERTIFICATES                      CLASS I-B-5 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......        100     100     100     100      100             100      100     100      100     100
 January 2009.......        100     100     100     100      100             100      100     100      100     100
 January 2010.......        100     100     100     100      100             100      100     100      100     100
 January 2011.......        100     100      90      37       18             100      100      90       37      18
 January 2012.......        100     100      67      22        0             100      100      67       22       0
 January 2013.......        100     100      49       6        0             100       99      40        0       0
 January 2014.......        100      70      29       0        0             100       70      29        0       0
 January 2015.......        100      59      22       0        0             100       59      22        0       0
 January 2016.......        100      49      16       0        0             100       49      16        0       0
 January 2017.......        100      41      12       0        0             100       41       2        0       0
 January 2018.......        100      34       0       0        0             100       34       0        0       0
 January 2019.......        100      29       0       0        0             100       29       0        0       0
 January 2020.......        100      24       0       0        0             100       24       0        0       0
 January 2021.......         94      20       0       0        0              94       20       0        0       0
 January 2022.......         87      16       0       0        0              87       16       0        0       0
 January 2023.......         80      13       0       0        0              80       13       0        0       0
 January 2024.......         73       9       0       0        0              73        0       0        0       0
 January 2025.......         67       *       0       0        0              67        0       0        0       0
 January 2026.......         61       0       0       0        0              61        0       0        0       0
 January 2027.......         55       0       0       0        0              55        0       0        0       0
 January 2028.......         49       0       0       0        0              49        0       0        0       0
 January 2029.......         43       0       0       0        0              43        0       0        0       0
 January 2030.......         38       0       0       0        0              38        0       0        0       0
 January 2031.......         33       0       0       0        0              33        0       0        0       0
 January 2032.......         28       0       0       0        0              28        0       0        0       0
 January 2033.......         23       0       0       0        0              23        0       0        0       0
 January 2034.......         18       0       0       0        0              18        0       0        0       0
 January 2035.......         14       0       0       0        0              14        0       0        0       0
 January 2036.......          2       0       0       0        0               0        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    21.18   10.11    6.34    4.06     3.71           21.12     9.99    6.25     4.01    3.60
 Weighted Average Life
  to Call (years)(1)(2)     20.85   9.60     6.02    3.81     3.50           20.85     9.60    6.01     3.78    3.42

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                    FOLLOWING CPR PERCENTAGE

                                       CLASS I-B-6 CERTIFICATES                      CLASS I-B-7 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......        100     100     100     100      100             100      100     100      100     100
 January 2009.......        100     100     100     100      100             100      100     100      100     100
 January 2010.......        100     100     100     100      100             100      100     100      100     100
 January 2011.......        100     100      90      37       18             100      100      90       37      13
 January 2012.......        100     100      67      22        0             100      100      67       22       0
 January 2013.......        100      84      40       0        0             100       84      40        0       0
 January 2014.......        100      70      29       0        0             100       70      29        0       0
 January 2015.......        100      59      22       0        0             100       59      22        0       0
 January 2016.......        100      49      16       0        0             100       49       2        0       0
 January 2017.......        100      41       0       0        0             100       41       0        0       0
 January 2018.......        100      34       0       0        0             100       34       0        0       0
 January 2019.......        100      29       0       0        0             100       29       0        0       0
 January 2020.......        100      24       0       0        0             100       24       0        0       0
 January 2021.......         94      20       0       0        0              94       20       0        0       0
 January 2022.......         87      16       0       0        0              87        4       0        0       0
 January 2023.......         80       0       0       0        0              80        0       0        0       0
 January 2024.......         73       0       0       0        0              73        0       0        0       0
 January 2025.......         67       0       0       0        0              67        0       0        0       0
 January 2026.......         61       0       0       0        0              61        0       0        0       0
 January 2027.......         55       0       0       0        0              55        0       0        0       0
 January 2028.......         49       0       0       0        0              49        0       0        0       0
 January 2029.......         43       0       0       0        0              43        0       0        0       0
 January 2030.......         38       0       0       0        0              38        0       0        0       0
 January 2031.......         33       0       0       0        0              33        0       0        0       0
 January 2032.......         28       0       0       0        0              28        0       0        0       0
 January 2033.......         23       0       0       0        0              23        0       0        0       0
 January 2034.......         18       0       0       0        0              17        0       0        0       0
 January 2035.......          2       0       0       0        0               0        0       0        0       0
 January 2036.......          0       0       0       0        0               0        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    21.06    9.87    6.18    3.98     3.53           20.97     9.74    6.10     3.94    3.45
 Weighted Average Life
  to Call (years)(1)(2)     20.85    9.59    6.01    3.78     3.39           20.85     9.59    6.01     3.78    3.34

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                            FOLLOWING CPR PERCENTAGE

                                     CLASS I-B-8 CERTIFICATES                      CLASS I-B-9 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......        100     100     100     100      100             100      100     100      100     100
 January 2009.......        100     100     100     100      100             100      100     100      100     100
 January 2010.......        100     100     100     100      100             100      100     100      100     100
 January 2011.......        100     100      90      37        0             100      100      90       37       0
 January 2012.......        100     100      67      18        0             100      100      67        0       0
 January 2013.......        100      84      40       0        0             100       84      40        0       0
 January 2014.......        100      70      29       0        0             100       70      24        0       0
 January 2015.......        100      59      17       0        0             100       59       0        0       0
 January 2016.......        100      49       0       0        0             100       49       0        0       0
 January 2017.......        100      41       0       0        0             100       41       0        0       0
 January 2018.......        100      34       0       0        0             100       34       0        0       0
 January 2019.......        100      29       0       0        0             100       22       0        0       0
 January 2020.......        100      24       0       0        0             100        4       0        0       0
 January 2021.......         94       7       0       0        0              94        0       0        0       0
 January 2022.......         87       0       0       0        0              87        0       0        0       0
 January 2023.......         80       0       0       0        0              80        0       0        0       0
 January 2024.......         73       0       0       0        0              73        0       0        0       0
 January 2025.......         67       0       0       0        0              67        0       0        0       0
 January 2026.......         61       0       0       0        0              61        0       0        0       0
 January 2027.......         55       0       0       0        0              55        0       0        0       0
 January 2028.......         49       0       0       0        0              49        0       0        0       0
 January 2029.......         43       0       0       0        0              43        0       0        0       0
 January 2030.......         38       0       0       0        0              38        0       0        0       0
 January 2031.......         33       0       0       0        0              33        0       0        0       0
 January 2032.......         28       0       0       0        0              19        0       0        0       0
 January 2033.......         23       0       0       0        0               1        0       0        0       0
 January 2034.......          0       0       0       0        0               0        0       0        0       0
 January 2035.......          0       0       0       0        0               0        0       0        0       0
 January 2036.......          0       0       0       0        0               0        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    20.83   9.56     5.99    3.86     3.38           20.53     9.23    5.79     3.72    3.24
 Weighted Average Life
  to Call (years)(1)(2)     20.82   9.54     5.98    3.77     3.33           20.53     9.23    5.79     3.71    3.24

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                     PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                    FOLLOWING CPR PERCENTAGE

                                     CLASS II-A-1 CETIFICATES                     CLASS II-A-2 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......         98      86      75      57       46              98       86      75       57      46
 January 2009.......         96      74      55      31       18              96       74      55       31      18
 January 2010.......         94      64      40      15        4              94       64      40       15       4
 January 2011.......         92      55      30      12        4              92       55      30       12       4
 January 2012.......         87      45      22       7        3              87       45      22        7       3
 January 2013.......         82      37      17       5        1              82       37      17        5       1
 January 2014.......         78      33      14       3        *              78       33      14        3       *
 January 2015.......         73      28      10       2        0              73       28      10        2       0
 January 2016.......         69      23       8        1       0              69       23       8        1       0
 January 2017.......         65      20       6        *       0              65       20       6        *       0
 January 2018.......         59      17       4        0       0              59       17       4        0       0
 January 2019.......         54      14       3        0       0              54       14       3        0       0
 January 2020.......         49      11       2        0       0              49       11       2        0       0
 January 2021.......         44       9       1        0       0              44       9        1        0       0
 January 2022.......         41       8       1        0       0              41       8        1        0       0
 January 2023.......         37       6       1        0       0              37       6        1        0       0
 January 2024.......         34       5       *        0       0              34       5        *        0       0
 January 2025.......         31       4       0        0       0              31       4        0        0       0
 January 2026.......         27       3       0        0       0              27       3        0        0       0
 January 2027.......         24       3       0        0       0              24       3        0        0       0
 January 2028.......         22       2       0        0       0              22       2        0        0       0
 January 2029.......         19       1       0        0       0              19       1        0        0       0
 January 2030.......         16       1       0        0       0              16       1        0        0       0
 January 2031.......         14       1       0        0       0              14       1        0        0       0
 January 2032.......         11       *       0        0       0              11       *        0        0       0
 January 2033.......          9       *       0        0       0               9       *        0        0       0
 January 2034.......          6       0       0        0       0               6       0        0        0       0
 January 2035.......          4       0       0        0       0               4       0        0        0       0
 January 2036.......          2       0       0        0       0               2       0        0        0       0
 January 2037.......          0       0       0        0       0               0       0        0        0       0
 Weighted Average Life
  to Maturity (years)(1)    13.89    6.02    3.40    1.83     1.24            13.89    6.02    3.40     1.83    1.24
 Weighted Average Life
  to Call (years)(1)(2)     13.72    5.66    3.13    1.68     1.15            13.72    5.66    3.13     1.68    1.15

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

                                     PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                    FOLLOWING CPR PERCENTAGE

                                     CLASS II-A-3 CERTIFICATES                     CLASS II-B-1 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100     100      100             100      100     100      100     100
 January 2008.......         98      86      75      57       46             100      100     100      100     100
 January 2009.......         96      74      55      31       18             100      100     100      100     100
 January 2010.......         94      64      40      15        4             100      100     100      100     100
 January 2011.......         92      55      30      12        4             100      100      90       37      70
 January 2012.......         87      45      22       7        3             100      100      68       22       9
 January 2013.......         82      37      17       5        1             100      100      52       14       0
 January 2014.......         78      33      14       3        *             100       74      31        5       0
 January 2015.......         73      28      10       2        0             100       63      23        0       0
 January 2016.......         69      23       8       1        0             100       53      17        0       0
 January 2017.......         65      20       6       *        0             100       45      13        0       0
 January 2018.......         59      17       4       0        0             100       37       9        0       0
 January 2019.......         54      14       3       0        0             100       31       6        0       0
 January 2020.......         49      11       2       0        0             100       26       1        0       0
 January 2021.......         44       9       1       0        0             100       21       0        0       0
 January 2022.......         41       8       1       0        0              92       17       0        0       0
 January 2023.......         37       6       1       0        0              84       14       0        0       0
 January 2024.......         34       5       *       0        0              76       12       0        0       0
 January 2025.......         31       4       0       0        0              69        9       0        0       0
 January 2026.......         27       3       0       0        0              62        8       0        0       0
 January 2027.......         24       3       0       0        0              55        3       0        0       0
 January 2028.......         22       2       0       0        0              49        0       0        0       0
 January 2029.......         19       1       0       0        0              43        0       0        0       0
 January 2030.......         16       1       0       0        0              36        0       0        0       0
 January 2031.......         14       1       0       0        0              31        0       0        0       0
 January 2032.......         11       *       0       0        0              25        0       0        0       0
 January 2033.......          9       *       0       0        0              19        0       0        0       0
 January 2034.......          6       0       0       0        0              14        0       0        0       0
 January 2035.......          4       0       0       0        0               9        0       0        0       0
 January 2036.......          2       0       0       0        0               0        0       0        0       0
 January 2037.......          0       0       0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    13.89   6.02     3.40    1.83     1.24           21.17    10.59    6.59     4.26    4.32
 Weighted Average Life
  to Call (years)(1)(2)     13.72   5.66     3.13    1.68     1.15           20.82     9.91    6.12     3.94    3.49

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                            FOLLOWING CPR PERCENTAGE

                                     CLASS II-B-2 CERTIFICATES                     CLASS II-B-3 CERTIFICATES
                           --------------------------------------------     -------------------------------------------

                             5%     15%     25%     40%      50%              5%      15%     25%      40%     50%
                           --------------------------------------------    --------------------------------------------
 DISTRIBUTION DATE
 --------------------
 Initial Percentage.        100     100     100      100     100             100      100     100      100     100
 January 2008.......        100     100     100      100     100             100      100     100      100     100
 January 2009.......        100     100     100      100     100             100      100     100      100     100
 January 2010.......        100     100     100      100     100             100      100     100      100     100
 January 2011.......        100     100      90       37      18             100      100      90       37     18
 January 2012.......        100     100      68       22       5             100      100      68       22      0
 January 2013.......        100     100      52       11       0             100       90      44        1      0
 January 2014.......        100      74      31        0       0             100       74      31        0      0
 January 2015.......        100      63      23        0       0             100       63      23        0      0
 January 2016.......        100      53      17        0       0             100       53      17        0      0
 January 2017.......        100      45      13        0       0             100       45       8        0      0
 January 2018.......        100      37       7        0       0             100       37       0        0      0
 January 2019.......        100      31       0        0       0             100       31       0        0      0
 January 2020.......        100      26       0        0       0             100       26       0        0      0
 January 2021.......        100      21       0        0       0             100       21       0        0      0
 January 2022.......         92      17       0        0       0              92       17       0        0      0
 January 2023.......         84      14       0        0       0              84       13       0        0      0
 January 2024.......         76      12       0        0       0              76        4       0        0      0
 January 2025.......         69       7       0        0       0              69        0       0        0      0
 January 2026.......         62       *       0        0       0              62        0       0        0      0
 January 2027.......         55       0       0        0       0              55        0       0        0      0
 January 2028.......         49       0       0        0       0              49        0       0        0      0
 January 2029.......         43       0       0        0       0              43        0       0        0      0
 January 2030.......         36       0       0        0       0              36        0       0        0      0
 January 2031.......         31       0       0        0       0              31        0       0        0      0
 January 2032.......         25       0       0        0       0              25        0       0        0      0
 January 2033.......         19       0       0        0       0              19        0       0        0      0
 January 2034.......         14       0       0        0       0              13        0       0        0      0
 January 2035.......          5       0       0        0       0               0        0       0        0      0
 January 2036.......          0       0       0        0       0               0        0       0        0      0
 January 2037.......          0       0       0        0       0               0        0       0        0      0
 Weighted Average Life
  to Maturity (years)(1)    21.13   10.45    6.49    4.11     3.83           21.06    10.27    6.37     4.03   3.62
 Weighted Average Life
  to Call (years)(1)(2)     20.82   9.90     6.11    3.85     3.49           20.82     9.90    6.10     3.82   3.42

*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                               CLASS II-B-4 CERTIFICATES
                             -------------------------------------------

                                 5%       15%      25%      40%      50%
                             -------------------------------------------
DISTRIBUTION DATE
--------------------
Initial Percentage.             100       100      100      100      100
January 2008.......             100       100      100      100      100
January 2009.......             100       100      100      100      100
January 2010.......             100       100      100      100      100
January 2011.......             100       100       90       37       18
January 2012.......             100       100       68       22        0
January 2013.......             100        87       41        0        0
January 2014.......             100        74       31        0        0
January 2015.......             100        63       23        0        0
January 2016.......             100        53       14        0        0
January 2017.......             100        45        0        0        0
January 2018.......             100        37        0        0        0
January 2019.......             100        31        0        0        0
January 2020.......             100        26        0        0        0
January 2021.......             100        21        0        0        0
January 2022.......              92        15        0        0        0
January 2023.......              84         0        0        0        0
January 2024.......              76         0        0        0        0
January 2025.......              69         0        0        0        0
January 2026.......              62         0        0        0        0
January 2027.......              55         0        0        0        0
January 2028.......              49         0        0        0        0
January 2029.......              43         0        0        0        0
January 2030.......              36         0        0        0        0
January 2031.......              31         0        0        0        0
January 2032.......              25         0        0        0        0
January 2033.......              19         0        0        0        0
January 2034.......               0         0        0        0        0
January 2035.......               0         0        0        0        0
January 2036.......               0         0        0        0        0
January 2037.......               0         0        0        0        0
Weighted Average Life
 to Maturity (years)(1)         20.95     10.08     6.24     3.96     3.49
Weighted Average Life
 to Call (years)(1)(2)          20.82     9.89      6.10     3.80     3.35

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class I-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the group I mortgage loans having "hard" prepayment charges for a term of generally three years from origination. The related yield to maturity on such Interest-Only Certificates may fluctuate significantly over time, because the Notional Amount of the Class I-X Certificates is equal to the aggregate outstanding principal balance on the group I mortgage loans having "hard" prepayment charges for a term of generally three years from origination. Investors in these Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on such mortgage loans could result in the failure of such investors to fully recover their investments.

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Interest-Only Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Interest-Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase price for the Interest-Only Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the group I mortgage loans and of such Interest-Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

    PRE-TAX YIELD TO MATURITY OF THE CLASS I-X CERTIFICATES AT THE FOLLOWING
                                CPR PERCENTAGES

ASSUMED PURCHASE PRICE        5%         15%       25%       40%         50%
     $3,610,941.02          33.91%     21.56%     8.45%    -13.03%     -28.92%

(*)  Approximate

         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest-Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest-Only Certificates, and thus do not reflect the return on any investment in the Interest-Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest-Only Certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the Interest-Only Certificates.

         There can be no assurance that the group I mortgage loans having "hard" prepayment charges for a term of generally three years from origination will prepay at any particular rate or that the yield on the Interest-Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the Offered Certificates, see "Yield Considerations" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates.

         The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the mortgage loans, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Basis Risk Reserve Fund, the Reserve Fund, the Final Maturity Reserve Account, the Adjustable Rate Supplemental Fund and the Distribution Account and such other accounts created under the Agreement, (6) the rights with respect to the related Servicing Agreement, to the extent assigned to the Trustee, (7) the rights of the Depositor with respect to the Cap Contracts, (8) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (9) any proceeds of the foregoing.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the offices of the Certificate Registrar, currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, SAMI II Series 2007-AR1. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to the mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

         In addition, the Depositor will deposit with the applicable custodian, as agent for the Trustee, with respect to each mortgage loan, the following: other than as set forth in the immediately succeeding sentence, the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to "Citibank, N.A., as trustee" with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. The Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the mortgage loans, (ii) such recordation is not required by the Rating Agencies, or (iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

         Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee or the applicable custodian, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa2, (v) the occurrence of a servicing transfer as described in the Agreement, or (vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the applicable custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the "Mortgage File." The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date.

         With respect to each mortgage loan subject to the MERS(R) System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS(R) System.

         The applicable custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date (and will review each document permitted to be delivered to the Trustee after the closing date, if received by such custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to such custodian). If, as a result of its review, the applicable custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (hereafter referred to as a "Material Defect"), such custodian, as agent for the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The applicable custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date. If such custodian discovers a material defect, such custodian, on behalf of the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement pursuant to which the Depositor is expected to purchase the mortgage loans from the Sponsor, the Sponsor is expected to make certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee, on behalf of the certificateholders, will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule attached to the Agreement is true and correct in all material respects as of the closing date;

         (2) Immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and was the holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its affiliates nor any servicer of any related mortgage loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

CUSTODIAL ARRANGEMENTS

         Wells Fargo Bank will act as custodian of certain of the mortgage loans pursuant to a Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         Treasury Bank, a Division of Countrywide Bank, N.A., ("Treasury Bank") will act as custodian of certain of the mortgage loans pursuant to the Custodial Agreement. Treasury Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Ste 500, Alexandria, VA 22314. Treasury Bank's document custody facilities are located at 4100 East Los Angeles Ave, Simi Valley, CA 93063, and 4951 Savarese Circle Tampa, FL 33634. Pursuant to the related custodial agreement, Treasury Bank will maintain continuous custody of the mortgage notes and the other documents included in the mortgage files related to the mortgage loans. The custodian will: electronically segregate the mortgage files of all other documents in the custodian's possession, identify the mortgage as being held, and hold the mortgage files for the Trustee and the certificateholders maintain at all times a current inventory of the mortgage files, and secure the mortgage files in fire resistant facilities.

THE TRUSTEE

         The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 329 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as either acting as the master servicer or appointing a successor master servicer, and use

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the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement, as applicable, include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The agreed-upon fees of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account established pursuant to the Agreement all reasonable out-of pocket expenses, disbursements and advances of the Trustee in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund, with respect to the Agreement.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee, if the Trustee ceases to be eligible to continue as Trustee under the Agreement, if the Trustee fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing more than 51% of the aggregate voting rights in the trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

         In addition, upon the occurrence of certain Events of Default with respect to the Master Servicer, the Trustee shall automatically become the successor to the Master Servicer. See "Pooling and Servicing Agreement--Events of Default" herein.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise enable the Trustee or successor master servicer to master service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Trust pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided in the Agreement, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an Event of Default of which the Trustee has actual knowledge has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any event of default, any breach of the Agreement, or any claim or legal action (including any pending or threatened claim or legal action) or incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

         The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND SERVICERS

         Master Servicer and Securities Administrator Responsibilities

         The Master Servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as Master Servicer, Securities Administrator and Paying Agent, include:

              o   receiving funds from servicers,

              o reconciling servicing activity with respect to the mortgage loans,

              o   calculating remittance amounts to certificateholders,

              o   making distributions to certificateholders,

              o   investor and tax reporting,

              o   oversight of all servicing activity, including servicers,

              o providing certain notices and other responsibilities as detailed in the Agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "Master Servicer" in this prospectus supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

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              o   accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly scheduled payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

              o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the "Master Servicing Compensation") for its activities under the Agreement which shall be equal to four days of investment income on funds in the Distribution Account in each calendar month.

         Each Servicer will be entitled to receive a fee (hereafter referred to as the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to a servicing fee rate of 0.375% per annum multiplied by the Scheduled Principal Balance of each mortgage loan serviced by the related Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

         The related Servicer will be entitled to withdraw from the respective Protected Account or to retain from interest payments on the related mortgage loans the amounts provided for as its servicing fee. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalty charges and other ancillary fees will be retained by the related Servicer to the extent collected from mortgagors and as provided in the related Servicing Agreement.

         Each Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

TABLE OF FEES

         The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                            ITEM                        FEE                             PAID FROM
       --------------------------------------------------------------     --------------------------------------
       Servicing/Subservicing Fee(1)              0.375% per annum        Mortgage Loan Interest Collections

       Lender Paid PMI Rate                       0.009% per annum        Mortgage Loan Interest Collections
       (with respect to Loan Group I only)(2)

       (1) The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

       (2) Approximately 1.10% of the group I mortgage loans, by cut-off date principal balance, are covered by a lender-paid primary mortgage insurance policy. Such lender-paid primary mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the mortgage loans covered by a lender-paid primary mortgage insurance policy, prior to distributions to certificateholders. There is no lender-paid primary mortgage insurance fee with respect to Loan Group II.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable Servicer, as an independent contract servicer, will service and administer the related mortgage loans in accordance with the related Servicing Agreement and with accepted servicing practices (giving due consideration to the trust's reliance on the related Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the related Servicer may deem necessary or desirable and consistent with the terms of the related Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the related Servicing Agreement, the related Servicer will service the related mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the "Fannie Mae Guide"), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the related Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the related Servicing Agreement will control and be binding upon the related Servicer. The Trustee shall deliver powers-of-attorney to the related Servicer sufficient to allow the Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the related mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to the related Servicer.

         Consistent with the terms of the related Servicing Agreement, the related Servicer may waive, modify or vary any term of any related mortgage loan (with the exception of the prepayment penalty provisions) or consent to the postponement of any such term or in any manner grant indulgence to any mortgagor if, in such Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence is not materially adverse to the trust; provided, however, that the related Servicer will not permit any modification with respect to any mortgage loan that would change the mortgage rate, forgive the payment of principal or interest, reduce or increase the Outstanding Principal Balance (except for actual payments of principal) or change the final maturity date on such mortgage loan. In the event of any such modification which permits the deferral of interest or principal payments on any mortgage loan, the related Servicer will, on the business day immediately preceding the related

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Servicer Remittance Date, in any month in which any such principal or interest payment has been deferred, deposit in the related Protected Account from its own funds, in accordance with the terms of the related Servicing Agreement, the difference between (a) such month's principal and one month's interest at the related mortgage loan remittance rate, as set forth in the related Servicing Agreement, on the unpaid principal balance of such mortgage loan and (b) the amount paid by the mortgagor. Each Servicer will be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to the related Servicing Agreement. Without limiting the generality of the foregoing, the related Servicer will continue, and is authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the related mortgage loans and with respect to the related mortgaged properties.

         The related Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the related Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, then such Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to the related Servicing Agreement, such Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans" in the prospectus.

         The related Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the related Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, the related Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

         The related Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as "Escrow Payments"), separate and apart from any of the related Servicer's own funds and general assets and will establish and maintain, in addition to the related Protected Account described under "--The Protected Accounts" in this prospectus supplement, one or more accounts (each hereafter referred to as a "Servicing Account"). Each Servicing Account will be established with a qualified depository as set forth in the related Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The related Servicer will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

         The related Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

                  (i) all escrow payments collected on account of the mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the related Servicing Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and

                  (iii) all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

         The related Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the related Servicing Agreement, and for such other purposes as set forth below. Except as provided below, the related Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

         Withdrawals from the Escrow Account may be made by the related Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;

                  (ii) to reimburse such Servicer for any servicing advance made by such Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

                  (iii) to refund to the related mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the related Protected Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the related mortgaged property;

                  (vi) to pay to such Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;

                  (vii) to pay to the related mortgagors or other parties Insurance Proceeds deposited in accordance with the terms of the related Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the related Escrow Account in error by such Servicer; and

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                  (ix)     to clear and terminate the related Escrow Account on
                           the termination of the related Servicing Agreement.

         As part of its servicing duties, the related Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

         Each Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Servicers will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or
(iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The related Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the related Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the related Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the related Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution,

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governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         It is understood and agreed that no other additional insurance need be required by the related Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the related Servicer and its successors and/or assigns, and will provide for at least thirty days' prior written notice of any cancellation, reduction in the amount or material change in coverage to the related Servicer. The related Servicer will not interfere with the mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the related Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Each Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

         The Master Servicer will be entitled to indemnification by the issuing entity in connection with the performance of its duties under the Agreement to the extent set forth therein. The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the

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Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

         The Sponsor will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Sponsor may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

EVENTS OF DEFAULT

         If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of more than 50% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Sponsor, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

         Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Sponsor shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicer, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint,

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or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicer shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

         Notwithstanding the foregoing, if an Event of Default described in clause (7) of the definition of "Events of Default" shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of "Events of Default." Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make available to each certificateholder, each Servicer and the depositor a statement generally setting forth, among other information:

         (i) the Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates immediately prior to such Distribution Date;

         (ii) the amount of the related distribution to holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

         (iv) the shortfalls and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

         (v) the amount of the distribution allocable to interest on each Class of Certificates that bears interest;

         (vi) the Pass-Through Rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

         (vii) the amount of any Monthly Advances, Compensating Interest and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

         (viii) the aggregate amount of any Realized Losses on the Mortgage Loans and Subsequent Recoveries on the Mortgage Loans during the relevant period and cumulatively since the Cut-off Date;

         (ix) the amount of Scheduled Principal and Principal Prepayments and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period, and cumulatively since the Cut-off Date;

         (x) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Prepayment Period;

         (xi) information regarding any Mortgage Loan delinquencies, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans delinquent (under the method of calculation specified in the Agreement):
(a) 30 to 59 days on a contractual basis, (b) 60 to 89 days on a contractual basis, and (c) 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

         (xii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

         (xiii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

         (xiv) the amount of Realized Losses on the Mortgage Loans allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

         (xv) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates, as applicable;

         (xvi) the amount of the distribution made on such Distribution Date to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Cap Contracts;

         (xvii) the cumulative amount of Applied Realized Loss Amounts to date; and

         (xviii) whether a Trigger Event exists.

         The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Securities Administrator's internet website at http://www.ctslink.com. Information about, and assistance in using, such website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

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         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed by the Securities Administrator with the Securities and Exchange Commission. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related certificateholders, such a Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the related servicer may modify the loan only to the extent set forth in the related Servicing Agreement, provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

EVIDENCE AS TO COMPLIANCE

         The Agreement and the Servicing Agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the Servicers and each party participating in the servicing function will provide to the Master Servicer, the Depositor and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement and the Servicing Agreements will also provide that the Securities Administrator, the Master Servicer, the Servicers and each other party participating in the servicing function will deliver to the Master Servicer, the Depositor and the Securities Administrator along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Servicing Agreements will also provide for delivery to the Master Servicer, the Depositor and the Securities Administrator, on or before a specified date in March of each year, of a separate annual statement of compliance from each Servicer and each other party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.

         Unless available on the Securities Administrator's website, copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The related Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will use its reasonable efforts to realize upon defaulted mortgage loans in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the related Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the related Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the related Servicing Agreement. The related Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the related Servicing Agreement. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, an environmental inspection or review of such mortgaged property shall be conducted by a qualified inspector. Upon completion of the inspection, the related Servicer will promptly provide the Trustee with a written report of the environmental inspection.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its net rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

THE PROTECTED ACCOUNTS

         Each Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the related Servicer). Funds deposited in a Protected Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the related Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The related Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Protected Account, as appropriate, out of the related Servicer's own funds, with no right to reimbursement therefor.

         The related Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

                  (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

                  (ii) all payments on account of interest on the mortgage loans adjusted to the related mortgage loan remittance rate;

                  (iii) all Liquidation Proceeds and proceeds received in connection with the final sale by the related Servicer of any REO Property;

                  (iv) any net amounts received by the related Servicer in connection with any REO Property pursuant to the terms of the related Servicing Agreement;

                  (v) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, the related mortgage loan documents or applicable law;

                  (vi) all condemnation proceeds affecting any mortgaged property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

                  (vii)    any Monthly Advances;

                  (viii) with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of the related Servicer's aggregate servicing fee received with respect to the related due period; and

                  (ix) any other amounts required to be deposited in the related Protected Account pursuant to the terms of the related Servicing Agreement.

         The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the related Servicing Agreement, need not be deposited by the related Servicer in the related Protected Account.

         Each Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

                  (i) to make payments to the Distribution Account in the amounts and in the manner provided for in the related Servicing Agreement;

                  (ii) to reimburse itself for Monthly Advances as set forth in the related Servicing Agreement, the related Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related mortgage loan which represent late collections (net of related Servicing Fees) of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for unreimbursed servicing advances and Monthly Advances, such Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account and (b) any payable Servicing Fee;

                  (v) to reimburse itself for any nonrecoverable advances, as set forth in the related Servicing Agreement;

                  (vi) to transfer funds to another qualified depository in accordance with the terms of the related Servicing Agreement;

                  (vii) to reimburse itself as provided in the related Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the Protected Account in error by such Servicer; and

                  (ix) to clear and terminate the related Protected Account upon the termination of the related Servicing Agreement.

         On the related Servicer Remittance Date of each month the related Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

         As additional compensation for its servicing obligations, the related Servicer is entitled to receive all investment earnings (and will bear investment losses) on amounts in the related Protected Accounts.

THE DISTRIBUTION ACCOUNT

         The Securities Administrator, as Paying Agent, shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on or before the business day prior to each distribution date, all Available Funds in each Loan Group in the related Protected Accounts for such distribution date will be transferred by the related Servicer. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer or as specified in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account to the extent provided in the Agreement.

         The Securities Administrator will deposit in the Distribution Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)     Any Monthly Advance and Compensating Interest;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the related Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by or on behalf of the related Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

         On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. The Trustee, the Master Servicer, each Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

THE RESERVE FUND

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Group II Adjustable Rate Certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under "The Cap Contracts" in this prospectus supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class II-B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or
(ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding
Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class II-B-IO Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated to the extent of amounts on deposit and available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

VOTING RIGHTS

         Voting rights of the issuing entity in general will be allocated among the classes of certificates (other than the Interest-Only Certificates, Class XP Certificates, Class B-IO Certificates and Residual Certificates) based upon their respective Certificate Principal Balances; provided that voting rights will be allocated to each class of Interest-Only Certificates, Class XP Certificates, Class B-IO Certificates and Residual Certificates in percentages set forth in the Agreement.

TERMINATION

         The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement with respect to a Loan Group will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan in the related Loan Group subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to related certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the related Loan Group, as further discussed below.

         On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans in a Loan Group, and properties acquired in respect thereof, is equal to 10% or less of the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the cut-off date, the Depositor or its designee may repurchase from the trust all mortgage loans and REO Property remaining outstanding in such Loan Group at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the related Servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loans of any predatory or abusive lending laws, and (e) any related unreimbursed costs and expenses of the Trustee, the Master Servicer, the Custodians and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the certificates in the related Loan Group and the termination of the obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement with respect to the related Loan Group. The trust may also be terminated and the certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will

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be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements-- Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund as one or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than the Cap Contracts, the Basis Risk Reserve Fund, the Final Maturity Reserve Account, the Adjustable Rate Supplemental Fund and the Reserve Fund, in each case, if and to the extent created under the Agreement) will each qualify as one or more REMICs under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the residual certificates), exclusive of any rights to receive, or obligations to make, payments in respect of Basis Risk Shortfall Carry Forward Amounts, Coupon Strips, and/or payments under a Cap Contract and/or from the Adjustable Rate Supplemental Fund (each such right or obligation, a "Derivative Interest"), will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." Certain of the Offered Certificates will represent the right to receive, or obligation to make, payments in respect of the related Derivative Interests, in each case as applicable, none of which Derivative Interests shall be included in any REMIC. The Class R certificates will be designated as the residual interest in each REMIC (as each such term is defined in the Agreement). All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates.

         Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Interest-Only Certificates will be issued with original issue discount, and that the remaining Offered Certificates will not be issued with original issue discount. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Prepayment Considerations" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS, respectively.

         Certain classes of the certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

         Each holder of a regular certificate entitled to receive payments in respect of a Derivative Interest is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest in respect of such Derivative Interest. Under the REMIC regulations, each such holder of regular certificates must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive, or obligation to make, payments under the Derivative Interests, in accordance with the relative fair market values thereof. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, amounts with respect to the Derivative Interests, have de minimis value. The OID Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Securities Administrator is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments in respect of the Derivative Interests.

         It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the person deemed obligated to make such payments, in which case holders of such certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of these certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Reserve Fund and payments from such funds on their allocation or computation of issue price, timing, character and source of income and deductions.

         U.S. Treasury Department regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the applicable certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         In the event that the right to receive, and the obligation to make, payments with respect to a Derivative Interest are characterized as a "notional principal contract" for federal income tax purposes, holders of the applicable certificates will be entitled to amortize or required to include in income, as applicable, the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of a certificate, the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

         With respect to the regular certificates, this paragraph applies exclusive of any rights, in respect of the Derivative Interests. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the Offered Certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The holders of the regular certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a certificate entitled to receive payments in respect of a Derivative Interest will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of such Derivative Interest. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the certificates, not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

CHARACTERIZATION OF THE REGULAR CERTIFICATES

         With respect to the regular certificates, this paragraph applies exclusive of any rights, or obligations, as applicable, in respect of the Derivative Interests. The regular certificates will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in "Material Federal Income Tax Considerations--Taxation of the REMIC and its Holders" in the prospectus. Similarly, interest on the regular certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to certain limitations.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the sale of the Offered Certificates (which are estimated to be $1,040,000), will be approximately 100.41% of the aggregate initial Certificate Principal Balance of the Offered Certificates, as of the cut-off date, plus accrued interest on the Offered Certificates, as applicable. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-Offered Certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates, and no assurances are made that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Pooling and Servicing Agreement--Reports to Securityholders", which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or any Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the Sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the Underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator, the Paying Agent, the Certificate Registrar and Wells Fargo Bank as a Custodian are the same entity. There are no affiliations between the Sponsor, the Depositor, the Underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, the Cap Counterparty, any 10% concentration originator, any 10% concentration servicer (other than EMC) or any

Custodian. There are no affiliations among the Master Servicer, the Trustee, the Cap Counterparty and any 10% concentration originator, any 10% concentration servicer (other than EMC) or any Custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or, except as disclosed herein, that relate to the Certificates or the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's:

                                         RATING
              CLASS                 S&P        MOODY'S
              ------                ---        -------
              I-A-1                 AAA          Aaa
              I-A-2                 AAA          Aaa
              I-A-3                 AAA          Aaa
              I-X                   AAA          Aaa
              I-B-1                 AA+          Aaa
              I-B-2                  AA          Aa1
              I-B-3                 AA-          Aa1
              I-B-4                  A+          Aa2
              I-B-5                  A           Aa3
              I-B-6                  A-          A1
              I-B-7                 BBB+         A2
              I-B-8                 BBB         Baa1
              I-B-9                 BBB-        Baa2
              II-A-1                AAA          Aaa
              II-A-2                AAA          Aaa
              II-A-3                AAA          Aaa
              II-B-1                 AA          Aa1
              II-B-2                 A           Aa3
              II-B-3                BBB          A3
              II-B-4                BBB-        Baa1

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificate is outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.


                                LEGAL INVESTMENT

         The Senior Certificates and the Class I-B-1, Class I-B-2, Class I-B-3 and Class II-B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (hereafter referred to as the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         The Office of Thrift Supervision (hereafter referred to as the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" (hereafter referred to as "TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" (hereafter referred to as "TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or
Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as defined in this prospectus supplement and as described under "ERISA Considerations" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates having a minimum specified rating by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of certain Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "AA-" or higher at the time of purchase.

         Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "AA-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         The summary of ERISA considerations contained herein was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                    GLOSSARY

         Below are abbreviated definitions of significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement, the Cap Contracts, and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

ACTUAL MONTHLY PAYMENTS -- For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such period on such mortgage loan.

ADJUSTABLE RATE CERTIFICATES -- The Class A Certificates and the Class B Certificates.

ADJUSTABLE RATE SUPPLEMENTAL FUND -- As described under "Description of the Certificates--Adjustable Rate Supplemental Fund" in this prospectus supplement.

ADJUSTED RATE CAP -- With respect to each Class of Adjustable Rate Certificates in a Loan Group, each distribution date and the related Due Period, (A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees and lender-paid primary mortgage insurance fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) in the case of Group I Adjustable Rate Certificates, the sum of (i) the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such distribution date, and (ii) interest payable to the Interest-Only Certificates, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

AGREEMENT -- The Pooling and Servicing Agreement, dated as of January 1, 2007, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

APPLIED REALIZED LOSS AMOUNT -- With respect to any class of Class A and Class B Certificates (other than the Interest-Only Certificates) related to a Loan Group and as to any distribution date, the sum of the related Realized Losses, which have been applied in reduction of the Certificate Principal Balance of such class, which aggregate Realized Losses shall equal the amount, if any, by which
(i) the aggregate Certificate Principal Balance of all of the Certificates of the related Loan Group (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Scheduled Principal Balance of the related mortgage loans for such distribution date.

AVAILABLE FUNDS -- With respect to each Loan Group and distribution date, an amount which generally includes (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the cut-off date with respect to the related mortgage loans, and on or prior to the related determination date, (2) any Monthly Advances and Compensating Interest made by the Master Servicer (or by the Trustee, as successor master servicer) or the related Servicer for such distribution date in respect of the related mortgage loans, (3) any other miscellaneous amounts remitted in respect of the related mortgage loans by the Master Servicer or the related Servicer pursuant to the related Servicing Agreement, (4) any amounts deposited in the Reserve Account, the Adjustable Rate Supplemental Fund and Basis Risk Reserve Fund in respect of the related mortgage loans pursuant to the Agreement, and (5) any amounts reimbursed in respect of the related mortgage loans by the Master Servicer for such distribution date in connection with losses on certain eligible investments, except:

                  (i) all payments that were due on or before the cut-off date with respect to the related mortgage loans,

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and the Liquidation Period, respectively;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments due on a date or dates subsequent to the related due date;

                  (iv) amounts received on particular related mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts of Monthly Advances determined to be Nonrecoverable Advances; and

                  (vi) any investment earnings on amounts on deposit in the Distribution Account, the Reserve Fund, the Adjustable Rate Supplemental Fund and the Basis Risk Reserve Fund and amounts permitted to be withdrawn (other than as a distribution of principal, interest, Basis Risk Shortfall Amounts or Cap Contract payments on the related certificates) from the Distribution Account, the Reserve Fund, the Adjustable Rate Supplemental Fund and the Basis Risk Reserve Fund, and amounts to pay the Servicing Fees or to reimburse the related Servicer, the Securities Administrator, the Trustee, the related Custodian or the Master Servicer, as applicable, for fees and reimbursable Monthly Advances, servicing advances and other reimbursable expenses as are due under the related Servicing Agreement, the Agreement or the related Custodial Agreement and that have not been retained by or paid to the related Servicer, the Securities Administrator, the Trustee, the related Custodian or the Master Servicer.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BASIS RISK RESERVE FUND -- The reserve fund held by the paying agent for the payment of Basis Risk Shortfall Carry Forward Amounts, as described under "Description of the Certificates--Pass-Through Rates for the Offered Certificates" in this prospectus supplement.


BASIS RISK SHORTFALL -- If on a distribution date the Pass-Through Rate for a class of Adjustable Rate Certificates is based upon the applicable Net Rate Cap, the excess, if any, of:

         1. The amount of the Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) in the case of Loan Group II, 10.50% per annum, over

         2. The amount of the Current Interest on such class calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.


BASIS RISK SHORTFALL CARRY FORWARD AMOUNT -- As of any distribution date for the Adjustable Rate Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) in the case of Loan Group II, 10.50% per annum.

BOOK-ENTRY CERTIFICATES -- The Offered Certificates issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

BUSINESS DAY -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, related Custodian or the related Servicer is located are obligated by law or executive order to be closed.

CAP CONTRACT -- Any one of the Interest Rate Corridor Letter Agreements, dated January 31, 2007, entered into by the Cap Counterparty and the Trustee on behalf of the trust and relating to the Group II Adjustable Rate Certificates.

CAP COUNTERPARTY -- ABN AMRO Bank N.V.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-Entry Certificate.

CERTIFICATE PRINCIPAL BALANCE -- With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate (other than an Interest-Only Certificate), as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Applied Realized Loss Amounts allocated to such Certificate (other than an Interest-Only Certificate) on previous distribution dates.

CERTIFICATES -- The Group I Certificates and the Group II Certificates.

CLASS A CERTIFICATES -- The Class I-A Certificates and the Class II-A Certificates.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT -- Either Class I-A Principal Distribution Amount or Class II-A Principal Distribution Amount, as applicable.

CLASS B CERTIFICATES -- The Class I-B Certificates and Class II-B Certificates.

CLASS I-A CERTIFICATES -- The Class I-A-1 Certificates, Class I-A-2 Certificates and Class I-A-3 Certificates.

CLASS I-B CERTIFICATES -- The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates.


CLASS I-A PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in January 2013, approximately 26.503% and (I) on each distribution date on and after the distribution date in January 2013, approximately 21.202%.


CLASS I-B-1 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) the sum of

                              (1)     the aggregate Certificate Principal
                                      Balance of the Class I-A
                                      Certificates (after taking into
                                      account the payment of the Class I-A
                                      Principal Distribution Amount on
                                      such distribution date), and

                              (2)     the aggregate Scheduled Principal
                                      Balance of the mortgage loans as of
                                      the last day of the related due
                                      period (after reduction for Realized
                                      Losses incurred during the related
                                      Realized Loss Period and Principal
                                      Prepayments received during the
                                      related Prepayment Period)
                                      multiplied by (i) on each
                                      distribution date prior to the
                                      distribution date in January 2013,
                                      approximately 20.627% and (ii) on
                                      each distribution date on and after
                                      the distribution date in January
                                      2013, approximately 16.502%.


CLASS I-B-2 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) the sum of

                           (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),

                           (2) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date), and

                           (3) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in January 2013, approximately 15.752% and (ii) on each distribution date on and after the distribution date in January 2013, approximately 12.602%.


CLASS I-B-3 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (4)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 14.002% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 11.202%.


CLASS I-B-4 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (5)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 10.877% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 8.702%.

CLASS I-B-5 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-5 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (6)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in January 2013,
                                             approximately 9.252% and (ii) on
                                             each distribution date on and after
                                             the distribution date in January
                                             2013, approximately 7.401%.


CLASS I-B-6 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-6 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                     (3)     the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class I-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-5
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (7)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in January 2013,
                                             approximately 8.001% and (ii) on
                                             each distribution date on and after
                                             the distribution date in January
                                             2013, approximately 6.401%.


CLASS I-B-7 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-7 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class I-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             I-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class I-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class I-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class I-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class I-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-4
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class I-B-5 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-5
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (7)      the Certificate Principal Balance
                                             of the Class I-B-6 Certificates
                                             (after taking into account the
                                             payment of the Class I-B-6
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (8)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in January 2013,
                                             approximately 6.751% and (ii) on
                                             each distribution date on and after
                                             the distribution date in January
                                             2013, approximately 5.401%.

CLASS I-B-8 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-8 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (6)     the Certificate Principal Balance of
                                            the Class I-B-5 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-5 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (7)     the Certificate Principal Balance of
                                            the Class I-B-6 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-6 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (8)     the Certificate Principal Balance of
                                            the Class I-B-7 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-7 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (9)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 5.501% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 4.400%.

CLASS I-B-9 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-9 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group I mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (6)     the Certificate Principal Balance of
                                            the Class I-B-5 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-5 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (7)     the Certificate Principal Balance of
                                            the Class I-B-6 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-6 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (8)     the Certificate Principal Balance of
                                            the Class I-B-7 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-7 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (9)     the Certificate Principal Balance of
                                            the Class I-B-8 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-8 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (10)    the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 4.000% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 3.200%.

CLASS II-A CERTIFICATES -- The Class II-A-1 Certificates, Class II-A-2 Certificates and Class II-A-3 Certificates.


CLASS II-A PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in January 2013, approximately 26.001% and (ii) on each distribution date on and after the distribution date in January 2013, approximately 20.801%.

CLASS II-B CERTIFICATES -- The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.


CLASS II-B-1 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date), and

                                    (2)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 16.876% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 13.501%.


CLASS II-B-2 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-2 Certificates immediately prior to such distribution date over

         2.       the excess of

                  (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)      the sum of

                           (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date),

                           (2) the Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal Distribution Amount on such distribution date), and

                           (3) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in January 2013, approximately 11.876% and (ii) on each distribution date on and after the distribution date in January 2013, approximately 9.501%.


CLASS II-B-3 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-3 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-2 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (4)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 8.500% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 6.800%.


CLASS II-B-4 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-4 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-2 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class II-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-3 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (5)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in January 2013,
                                            approximately 7.000% and (ii) on
                                            each distribution date on and after
                                            the distribution date in January
                                            2013, approximately 5.600%.


CLASS II-B-5 PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-5 Certificates immediately prior to such distribution date over

         2.       the excess of

                           (a) the aggregate Scheduled Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class II-A
                                             Certificates (after taking into
                                             account the payment of the Class
                                             II-A Principal Distribution Amount
                                             on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class II-B-1 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-1
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class II-B-2 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-2
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class II-B-3 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-3
                                             Principal Distribution Amount on
                                             such distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class II-B-4 Certificates
                                             (after taking into account the
                                             payment of the Class II-B-4
                                             Principal Distribution Amount on
                                             such distribution date), and

                                    (6)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in January 2013,
                                             approximately 2.000% and (ii) on
                                             each distribution date on and after
                                             the distribution date in January
                                             2013, approximately 1.600%.

CLOSING DATE -- January 31, 2007.

COMBINED LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing, if any, and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

COMPENSATING INTEREST -- Any payments made by the Master Servicer and the Servicers from their own funds to cover Prepayment Interest Shortfalls.

COUNTRYWIDE -- Countrywide Home Loans, Inc.

COUNTRYWIDE SERVICING -- Countrywide Home Loans Servicing LP.

COUPON STRIP -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

CPR -- A constant rate of prepayment on the mortgage loans.

CREDIT ENHANCEMENT PERCENTAGE -- For any distribution date and a Loan Group, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates of such Loan Group and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Scheduled Principal Balance of the mortgage loans in such Loan Group as of the end of the related Due Period.

CUMULATIVE LOSS TEST -- Either Group I Cumulative Loss Test or Group II Cumulative Loss Test, as applicable.

CURRENT INTEREST -- With respect to each class of Certificates and each distribution date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by (i) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under "Description of the Certificates--Distributions on the Group I Certificates--Interest Funds" and "Description of the Certificates--Distributions on the Group II Certificates--Interest Funds" in this prospectus supplement, (ii) any shortfalls resulting from Net Deferred Interest allocated to such class of Certificates, and (iii) the interest portion of any Realized Losses on the related mortgage loans in the related Realized Loss Period allocated to such class of Certificates.

CUSTODIAL AGREEMENT -- The related custodial agreement, dated as of the Closing Date, between Citibank, N.A, as trustee, Structured Asset Mortgage Investments II Inc., as company, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the related Custodian.

CUSTODIAN -- Either Wells Fargo Bank, National Association, or Treasury Bank, a Division of Countrywide Bank, N.A., as applicable.

CUT-OFF DATE -- January 1, 2007.

DEBT SERVICE REDUCTION -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

DEFERRED INTEREST -- The amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

DELINQUENCY TEST -- Either Group I Delinquency Test or Group II Delinquency Test, as applicable.

DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the related Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. For purposes of calculating the net rates of the mortgage loans for the first distribution date, the second preceding due date with respect to the first distribution date shall be the cut-off date.

DUE PERIOD -- With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

EVENTS OF DEFAULT -- Under the Agreement consist of:

                  (1) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement

         (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

                  (2) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

                  (3) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

                  (4) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

                  (5) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

                  (6) the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement,

                  (7) the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made by it with respect to such distribution date, or

                  (8) failure to comply with its obligations under the Agreement in connection with the filing of reports with the Securities and Exchange Commission.

EXCESS SPREAD -- With respect to any distribution date and Loan Group, the excess, if any, of the related Interest Funds for such distribution date over the sum of (i) in the case of Loan Group I, the Coupon Strip, if applicable,
(ii) the Current Interest on the related Senior and Subordinate Certificates, and (iii) Interest Carry Forward Amounts on the related Senior Certificates, in each case for such distribution date.

EXEMPTION -- An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997), Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

EXTRA PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date and Loan Group, the lesser of (a) the excess, if any, of the related
Overcollateralization Target Amount for such distribution date over the related Overcollateralization Amount for such distribution date and (b) the related Excess Spread for such distribution date.

FINAL MATURITY RESERVE ACCOUNT -- An account established by the Securities Administrator pursuant to the Agreement for the distributions of Coupon Strips.

FINAL MATURITY RESERVE ACCOUNT TARGET -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

FISCAL QUARTER -- December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

GROUP I CERTIFICATES -- The Group I Offered Certificates and the Group I Non-Offered Certificates.

GROUP I CUMULATIVE LOSS TEST -- The Group I Cumulative Loss Test is violated with respect to any distribution date on or after the related Stepdown Date if: as of the last day of the related Realized Loss Period, related Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Scheduled Principal Balance of the group I mortgage loans as of the Cut-off Date, exceed for distribution dates occurring in:

        DISTRIBUTION DATE                             LOSS PERCENTAGE
        -----------------                             ---------------

        February 2009 through January 2010             0.20%

        February 2010 through January 2011             0.45%

        February 2011 through January 2012             0.85%

        February 2012 through January 2013             1.20%

        February 2013 through January 2014             1.65%

        February 2014 and thereafter                   1.80%

GROUP I DELINQUENCY TEST -- The Group I Delinquency Test is violated with respect to any distribution date on or after the related Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the group I mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the group I mortgage loans as of the last day of the related due period, exceeds (i) on each distribution date prior to the distribution date in February 2012, 26.42% of the related Credit Enhancement Percentage and (ii) on each distribution date on and after the distribution date in February 2012, 33.02% of the related Credit Enhancement Percentage.

GROUP I NON-OFFERED CERTIFICATES -- The Class I-B-IO Certificates and the Class I-XP Certificates.

GROUP I OFFERED CERTIFICATES -- The Class I-A Certificates, the Class I-X Certificates and the Class I-B Certificates.

GROUP I SENIOR CERTIFICATES -- The Class I-A Certificates and the Class I-X Certificates.

GROUP I STEPDOWN DATE -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero and

         2.       the later to occur of

                  (a) the distribution date occurring in February 2010 and

                  (b) the first distribution date on which the related Credit Enhancement Percentage for such distribution date is greater than or equal to (i) on each distribution date prior to the distribution date in January 2013, approximately 26.503% and (ii) on each distribution date on and after the distribution date in January 2013, approximately 21.202%.

GROUP I SUBORDINATE CERTIFICATES -- The Class I-B Certificates.

GROUP II CERTIFICATES -- The Group II Offered Certificates and the Group II Non-Offered Certificates.

GROUP II CUMULATIVE LOSS TEST -- The Group II Cumulative Loss Test is violated with respect to any distribution date on or after the related Stepdown Date if: as of the last day of the related Realized Loss Period, related Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Scheduled Principal Balance of the group II mortgage loans as of the Cut-off Date, exceed for distribution dates occurring in:

           DISTRIBUTION DATE                           LOSS PERCENTAGE
           -----------------                           ---------------

           February 2009 through January 2010           0.15%

           February 2010 through January 2011           0.40%

           February 2011 through January 2012           0.70%

           February 2012 through January 2013           0.95%

           February 2013 through January 2014           1.35%

           February 2014 and thereafter                 1.40%

GROUP II DELINQUENCY TEST -- The Group II Delinquency Test is violated with respect to any distribution date on or after the related Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the group II mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the group II mortgage loans as of the last day of the related due period, exceeds (i) on each distribution date prior to the distribution date in February 2012, 26.92% of the related Credit Enhancement Percentage and (ii) on each distribution date on and after the distribution date in February 2012, 33.65% of the related Credit Enhancement Percentage.

GROUP II NON-OFFERED CERTIFICATES -- The Class II-B-5 Certificates, the Class II-B-IO Certificates and the Class II-XP Certificates.

GROUP II OFFERED CERTIFICATES -- The Class II-A Certificates and the Class II-B Certificates (other than the Class II-B-5).

GROUP II SENIOR CERTIFICATES -- The Class II-A Certificates.

GROUP II STEPDOWN DATE -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero and

         2.       the later to occur of

                  (a)      the distribution date occurring in February 2010 and

                  (b) the first distribution date on which the related Credit Enhancement Percentage for such distribution date is greater than or equal to (i) on each distribution date prior to the distribution date in January 2013, approximately 26.001% and (ii) on each distribution date on and after the distribution date in January 2013, approximately 20.801%.

GROUP II SUBORDINATE CERTIFICATES -- The Class II-B Certificates.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

INTEREST ACCRUAL PERIOD -- For each class of Adjustable Rate Certificates and any distribution date, the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. For each class of Certificates (other than the Adjustable Rate Certificates, the Class B-IO Certificates, the Class XP Certificates and Residual Certificates) and each distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs.


INTEREST CARRY FORWARD AMOUNT -- With respect to each class of Senior and Subordinate Certificates, the sum of:

         1. the excess of

                  (a) the Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

         2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

INTEREST FUNDS -- With respect to any distribution date and Loan Group, the sum, without duplication, of all amounts in respect of interest set forth in the definition of related Available Funds in the aggregate collected during the related due period, plus the aggregate amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in related Available Funds for such distribution date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest, net of any related fees, expenses and reimbursements to the Servicers, the

Master Servicer, the Securities Administrator, the Trustee and the Custodians pursuant to the Agreement and the Servicing Agreements and the Custodial Agreements.

INTEREST-ONLY CERTIFICATES -- The Class I-X Certificates.

INTEREST SHORTFALL -- With respect to any distribution date and Loan Group, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on the related mortgage loans resulting from
(a) prepayments in full received during the related prepayment period, (b) partial principal prepayments received during the related prepayment period to the extent applied prior to the due date in the month of the distribution date, and (c) interest payments on certain of the related mortgage loans being limited pursuant to the provisions of the Relief Act or similar state laws. Interest Shortfalls will result because (i) obligors on each mortgage loan are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and (iii) the Relief Act or similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the related mortgage loans for the applicable distribution date. Any Interest Shortfalls required to be funded but not funded by the Servicers are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Compensation with respect to the applicable distribution date. Neither the related Servicer nor the Master Servicer is obligated to fund Interest Shortfalls resulting from the application of the Relief Act or similar state law.

LENDER-PAID PMI RATE -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the related Servicer out of interest collections on the related mortgage loan.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PERIOD -- With respect to a distribution date, the monthly or other related period preceding such distribution date described in the related Servicing Agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related Servicer Remittance Date.

LIQUIDATION PROCEEDS -- Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

LOAN GROUP -- Any of Loan Group I or Loan Group II.

LOAN GROUP I -- The pool of mortgage loans consisting of the group I mortgage loans.

LOAN GROUP II -- The pool of mortgage loans consisting of the group II mortgage loans.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.


MARGIN -- With respect to any Class of Adjustable Rate Certificates and distribution date, the respective per annum rate set forth on page S-16 of this prospectus supplement.

MASTER SERVICER -- Wells Fargo Bank, National Association.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the related Servicer, that were delinquent on the related Determination Date and, with respect to which, the related Servicer is obligated to remit a payment to the extent set forth in the related Servicing Agreement.

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

MOODY'S -- Moody's Investors Service, Inc., and any successor in interest.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of January 31, 2007, between the Depositor and the Sponsor.

NET DEFERRED INTEREST -- With respect to the group I or group II mortgage loans, on any distribution date, the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the related Certificates on that distribution date.

With respect to any class of Group I or Group II Certificates (other than the Interest-Only Certificates) as of any distribution date, an amount equal to the product of (1) the excess, if any, of (a) the Pass-Through Rate for such Class of Certificates, over (b) the Adjusted Rate Cap for such Class of Certificates for such distribution date, (2) the Certificate Principal Balance of such Class of Certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

With respect to the Interest-Only Certificates as of any distribution date, the difference, if any, between (1) the amount of Net Deferred Interest on the related mortgage loans during the related Due Period, and (2) the portion of Net Deferred Interest allocated to the Certificates of the related Loan Group on such distribution date. We do not expect any Net Deferred Interest to be allocated to the Interest-Only Certificates.

NET INTEREST SHORTFALLS -- With respect to any distribution date and Loan Group, related Prepayment Interest Shortfalls, if any, for such distribution date net of payments of related Compensating Interest made with respect to such distribution date.

NET LIQUIDATION PROCEEDS -- Liquidation Proceeds net of unreimbursed advances by the related Servicer and Monthly Advances made with respect to such mortgage loan and the related mortgaged property, unreimbursed expenses paid or incurred by or for the account of the related Servicer or the Master Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

NET MONTHLY EXCESS CASHFLOW -- With respect to any distribution date and Loan Group, the sum of (i) the related Remaining Excess Spread for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

NET RATE -- For any mortgage loan, the then applicable mortgage rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) thereon less the related Servicing Fee Rate and any Lender-Paid PMI Rate attributable thereto, in each case expressed as per annum rate.

NET RATE CAP -- With respect to any distribution date and

         (1) each class of Group I Adjustable Rate Certificates, the per annum rate equal to (i) the weighted average of the net rates of the group I mortgage loans, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the sum of (a) the interest payable to the Class I-X Certificates, and (b) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate.

         (2) each class of Group II Adjustable Rate Certificates, the per annum rate equal to the weighted average of the net rates of the group II mortgage loans, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

NON-OFFERED CERTIFICATES -- The Group I Non-Offered Certificates, the Group II Non-Offered Certificates and the Residual Certificates.

OFFERED CERTIFICATES -- The Group I Offered Certificates and the Group II Offered Certificates.

ONE-MONTH LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

ONE-YEAR MTA -- A per annum rate equal to the twelve month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

OVERCOLLATERALIZATION AMOUNT -- With respect to any distribution date and Loan Group, the excess, if any, of (a) the aggregate Scheduled Principal Balance of the related mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related prepayment period) over (b) the aggregate Certificate Principal Balance of the related Senior Certificates and Subordinate Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

OVERCOLLATERALIZATION RELEASE AMOUNT -- With respect to any distribution date and Loan Group, the lesser of (x) related Principal Funds for such distribution date and (y) the excess, if any, of (i) the related Overcollateralization Amount for such distribution date (assuming that 100% of such principal collections is applied as a principal payment on such distribution date) over (ii) the related Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the related Overcollateralization Amount is less than or equal to the related Overcollateralization Target Amount on that distribution date).

OVERCOLLATERALIZATION TARGET AMOUNT -- With respect to any distribution date and Loan Group, (a) prior to the related Stepdown Date, approximately 1.60%, in the case of Loan Group I, and 0.80%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related mortgage loans as of the Cut-off Date, (b) on or after the related Stepdown Date and if a Trigger Event with respect to such Loan Group is not in effect, the greater of (x) (i) prior to the distribution date in January 2013, approximately 4.00%, in the case of Loan Group I, and 2.00%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for related Realized Losses incurred during the related Realized Loss Period) and (ii) on or after the distribution date in January 2013, approximately 3.20%, in the case of Loan Group I, and 1.60%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for related Realized Losses incurred during the related Realized Loss Period), and
(y) 0.50% of the aggregate Scheduled Principal Balance of the related mortgage loans as of the Cut-off Date and (c) on or after the related Stepdown Date and if a Trigger Event with respect to such Loan Group is in effect, the related Overcollateralization Target Amount for the immediately preceding distribution date. The Overcollateralization Target Amount with respect to each Loan Group is expected to be fully funded on the Closing Date.

PASS-THROUGH RATE -- For each class of Senior Certificates and Subordinate Certificates, the rate of interest determined with respect thereto as provided in "Description of the Certificates--Pass-Through Rates for the Offered Certificates" in this prospectus supplement.

PERMITTED INVESTMENT -- As defined in the Agreement.

PREPAYMENT CHARGE -- With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

PREPAYMENT INTEREST SHORTFALLS -- With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

PREPAYMENT PERIOD -- With respect to a distribution date, such period as is provided in the related Servicing Agreement with respect to the mortgage loans.

PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date and Loan Group, an amount equal to

                  1. related Principal Funds for such distribution date, and

                  2. any related Extra Principal Distribution Amount for such distribution date,

                  minus

                  1. any related Overcollateralization Release Amount for such distribution date,

                  2. the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments included in the related Available Funds for such distribution date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest, and

                  3. any amount reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee and the Custodians, to the extent not reimbursed from the related Interest Funds for such Distribution Date.

PRINCIPAL FUNDS -- With respect to any distribution date and Loan Group, the greater of zero and the sum, without duplication, of the amounts in respect of principal for such distribution date set forth in the definition of Available Funds with respect to such Loan Group.

PRINCIPAL PREPAYMENT -- Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

PROHIBITED TRANSACTION TAX -- A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

PROTECTED ACCOUNT -- An account or accounts established and maintained for the benefit of certificateholders by the related Servicer with respect to the mortgage loans and with respect to REO Property serviced by the related Servicer pursuant to the related Servicing Agreement.

RATING AGENCIES -- S&P and Moody's.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related interest rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the related Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of applicable certificates on any distribution date.

REALIZED LOSS PERIOD -- With respect to a distribution date, the monthly or other related period preceding such distribution date described in the related Servicing Agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

RECORD DATE -- For each class of Adjustable Rate Certificates and each distribution date, the close of business on the Business Day immediately preceding the applicable distribution date so long as such Certificates remain in book-entry form; and otherwise the record date shall be the close of business on the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Certificates other than the Adjustable Rate Certificates and each distribution date, the close of business on the last Business Day of the month preceding the month in which such distribution date occurs.

REFERENCE BANK RATE -- With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

REFERENCE BANKS -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Master Servicer.

REGULAR CERTIFICATES -- All classes of Certificates other the Residual Certificates.

REMAINING EXCESS SPREAD -- With respect to any distribution date and Loan Group, the related Excess Spread less any related Extra Principal Distribution Amount for such distribution date.

REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO PROPERTY -- A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REPURCHASE PRICE -- With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Sponsor pursuant to the Agreement or the Mortgage Loan Purchase Agreement, an amount equal to the sum of (1) (a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

RESERVE FUND -- The account to be established and maintained pursuant to the Cap Contracts, which account will be an asset of the trust but not of any REMIC.

RESIDUAL CERTIFICATES -- The Class R-X and Class R Certificates.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any distribution date, the principal balance thereof as of the cut-off date, plus any Net Deferred Interest that is added to the principal balance of such mortgage loan, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement, that were received by the related Servicer prior to or during the related Liquidation Period and (3) any Realized Loss thereon incurred prior to or during the related Realized Loss Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

SECURITIES ADMINISTRATOR -- Wells Fargo Bank, National Association.

SENIOR CERTIFICATES -- The Group I Senior Certificates and the Group II Senior Certificates.

SERVICER REMITTANCE DATE -- With respect to each mortgage loan, the day of each month set forth in the related Servicing Agreement for remittance of collections on the related mortgage loan.

SERVICERS -- Countrywide Home Loans Servicing LP, EMC Mortgage Corporation and such other servicers that service the mortgage loans.

SERVICING AGREEMENT -- The related Servicing Agreement specified in the Agreement as having been entered into between the Sponsor or the Depositor, as applicable, and the related Servicer.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the servicing fee rate with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

SERVICING FEE RATE -- The servicing fee rate set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984, as amended.


STEPDOWN DATE -- Either Group I Stepdown Date or Group II Stepdown Date, as applicable.

STRIKE PRICE -- As specified in "Description of the Certificates--The Cap Contracts" in this prospectus supplement.

SUBORDINATE CERTIFICATES -- The Group I Subordinate Certificates and the Group II Subordinate Certificates.

SUBSEQUENT RECOVERIES -- As of any distribution date, amounts received and remitted by the related Servicer on a Servicer Remittance Date or surplus amounts held by the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

TRIGGER EVENT -- With respect to any distribution date and Loan Group, a violation of either the related Cumulative Loss Test or the related Delinquency Test.

TRUST -- Structured Asset Mortgage Investments II Trust 2007-AR1.

TRUSTEE -- Citibank, N.A.

UNPAID REALIZED LOSS AMOUNT -- With respect to any class of Senior Certificates and Subordinate Certificates in a Loan Group (other than the Interest-Only Certificates) and as to any distribution date, the excess of

         1. the related Applied Realized Loss Amounts with respect to such class over

         2. the sum of all distributions in reduction of the related Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Senior Certificates and Subordinate Certificates (other than the Interest-Only Certificates) in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                                   SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to January 1, 2007, (ii) requirements of Moody's or S&P, or (iii) delinquencies, or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI II believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.



       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Original Principal Balance ($)          Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

               0 - 100,000                 34     $   2,928,180        0.84 %
         100,001 - 200,000                303        47,827,383       13.72
         200,001 - 300,000                302        75,352,004       21.61
         300,001 - 400,000                226        79,534,938       22.81
         400,001 - 500,000                101        45,993,507       13.19
         500,001 - 600,000                 63        34,735,877        9.96
         600,001 - 700,000                 38        24,653,320        7.07
         700,001 - 800,000                 14        10,666,692        3.06
         800,001 - 900,000                 10         8,592,366        2.46
         900,001 - 1,000,000               11        10,772,404        3.09
       1,000,001 - 1,100,000                1         1,021,678        0.29
       1,100,001 - 1,200,000                1         1,209,602        0.35
       1,300,001 - 1,400,000                1         1,391,750        0.40
       1,400,001 - 1,500,000                1         1,507,695        0.43
       1,500,001 orGreater                  1         2,515,945        0.72
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Minimum Original Principal Balance:       $400,000
     Maximum Original Principal Balance:       $2,500,000
     Average Original Principal Balance:       $313,213


   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Principal Balance ($)                   Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----
               0 - 100,000                 24     $   1,922,222        0.55 %
         100,001 - 200,000                307        47,622,357       13.66
         200,001 - 300,000                300        74,133,749       21.26
         300,001 - 400,000                218        75,517,622       21.66
         400,001 - 500,000                104        45,897,486       13.16
         500,001 - 600,000                 73        39,468,351       11.32
         600,001 - 700,000                 40        25,762,326        7.39
         700,001 - 800,000                 10         7,342,137        2.11
         800,001 - 900,000                 15        12,618,017        3.62
         900,001 - 1,000,000                9         8,760,348        2.51
       1,000,001 - 1,100,000                3         3,033,734        0.87
       1,200,001 - 1,300,000                1         1,209,602        0.35
       1,300,001 - 1,400,000                1         1,391,750        0.40
       1,500,001 orGreater                  2         4,023,641        1.15
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Minimum Principal Balance:                $37,118
     Maximum Principal Balance:                $2,515,945
     Average Principal Balance:                $314,999


     MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Mortgage Interest Rates (%)             Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

           1.750 - 1.999                    2     $   1,293,805        0.37 %
           2.000 - 2.249                    2         1,017,350        0.29
           2.250 - 2.499                    2           722,136        0.21
           2.750 - 2.999                    4         1,020,229        0.29
           6.750 - 6.999                    3         2,104,933        0.60
           7.000 - 7.249                   10         3,704,842        1.06
           7.250 - 7.499                   10         4,234,655        1.21
           7.500 - 7.749                   36        12,770,431        3.66
           7.750 - 7.999                   52        16,885,901        4.84
           8.000 - 8.249                  132        46,289,755       13.27
           8.250 - 8.499                  717       206,812,566       59.31
           8.500 - 8.749                  103        42,655,714       12.23
           8.750 - 8.999                   24         6,539,632        1.88
           9.000 - 9.249                    3           754,404        0.22
           9.250 - 9.499                    2           327,959        0.09
           9.500 - 9.749                    3         1,024,285        0.29
           9.750 - 9.999                    2           544,744        0.16
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Minimum Mortgage Rate:                    1.750%
     Maximum Mortgage Rate:                    9.750%
     Weighted Average Mortgage Rate:           8.186%

              ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS
                       AS OF THE CUT OFF DATE IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Original Loan-to-Value Ratios (%)       Loans       Cut-off Date       Loans
---------------------------------       -----       ------------       -----

            0.00 - 30.00                    6     $   3,703,471        1.06 %
           30.01 - 40.00                    3           727,142        0.21
           40.01 - 50.00                    5         1,749,926        0.50
           50.01 - 55.00                    6         2,271,326        0.65
           55.01 - 60.00                    9         4,649,690        1.33
           60.01 - 65.00                   17         6,302,416        1.81
           65.01 - 70.00                   53        18,538,681        5.32
           70.01 - 75.00                   79        35,004,197       10.04
           75.01 - 80.00                  868       259,623,692       74.45
           80.01 - 85.00                    6         1,443,799        0.41
           85.01 - 90.00                   27         7,452,171        2.14
           90.01 - 95.00                   28         7,236,832        2.08
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Weighted Average Original Loan-to-Value:  77.54%

     *Loan to Value Ratios are calculated by taking the Original Principal
      Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.


        GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Geographic Distribution                 Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Alabama                                6     $   1,173,766        0.34 %
     Alaska                                 2           477,406        0.14
     Arizona                               38        10,550,678        3.03
     Arkansas                               1            72,013        0.02
     California                           268       119,683,524       34.32
     Colorado                              40         9,604,930        2.75
     Connecticut                           10         4,638,999        1.33
     Delaware                               5         1,106,878        0.32
     District of Columbia                   1           413,848        0.12
     Florida                              272        74,145,186       21.26
     Georgia                               44         9,318,797        2.67
     Hawaii                                 6         2,439,786        0.70
     Idaho                                  2           308,655        0.09
     Illinois                              37        15,406,023        4.42
     Indiana                                6         1,375,628        0.39
     Iowa                                   2           221,533        0.06
     Kentucky                               2           400,974        0.11
     Louisiana                              1           116,078        0.03
     Maine                                  1           128,499        0.04
     Maryland                              17         6,335,389        1.82
     Massachusetts                         12         4,065,502        1.17
     Michigan                              24         6,375,703        1.83
     Minnesota                             30         6,203,382        1.78
     Mississippi                            6           736,460        0.21
     Missouri                              10         2,637,768        0.76
     Montana                                1           348,389        0.10
     Nevada                                42        12,926,804        3.71
     New Hampshire                          3           766,690        0.22
     New Jersey                            19         5,260,507        1.51
     New Mexico                             4           631,159        0.18
     New York                              12         4,497,027        1.29
     North Carolina                        10         1,977,213        0.57
     North Dakota                           1           150,571        0.04
     Ohio                                  27         4,593,620        1.32
     Oklahoma                               5         1,126,861        0.32
     Oregon                                13         4,721,150        1.35
     Pennsylvania                          15         2,635,428        0.76
     Rhode Island                           1           207,786        0.06
     South Carolina                         4           755,916        0.22
     South Dakota                           1           152,173        0.04
     Tennessee                             12         2,819,760        0.81
     Texas                                 12         2,744,954        0.79
     Utah                                  13         2,742,316        0.79
     Vermont                                1           160,182        0.05
     Virginia                              47        15,256,958        4.38
     Washington                            15         5,250,059        1.51
     Wisconsin                              4           798,156        0.23
     Wyoming                                2           242,257        0.07
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     *No more than approximately 0.72% of the Mortgage Loans by Principal
      Balance in the pool will be secured by properties located in any one zip code area.

                  CREDIT SCORES AS OF THE DATE OF ORIGINATION
                        OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Range of Credit Scores                  Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

                   N/A                      4     $   1,899,887        0.54 %
             600 - 619                      1           687,084        0.20
             620 - 639                     19         4,927,646        1.41
             640 - 659                     82        26,465,627        7.59
             660 - 679                    113        37,933,598       10.88
             680 - 699                    164        57,812,549       16.58
             700 - 719                    260        77,813,254       22.32
             720 - 739                    182        53,740,974       15.41
             740 - 759                    133        39,935,002       11.45
             760 - 779                     88        28,384,921        8.14
             780 - 799                     48        15,386,649        4.41
             800 - 819                     12         3,320,389        0.95
             820 - 839                      1           395,762        0.11
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Non-Zero Weighted Average Credit Score:   712



               PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Property Type                           Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     2-4 Family                            32     $  10,042,387        2.88 %
     Condominium                          131        34,037,031        9.76
     PUD                                  298        96,491,833       27.67
     Single Family                        646       208,132,091       59.69
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================


              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Occupancy Status                        Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Investor                              78     $  19,561,648        5.61 %
     Owner Occupied                       920       302,281,107       86.69
     Second Home                          109        26,860,587        7.70
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================


                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Loan Purpose                            Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Cash Out Refinance                   402     $ 131,352,016       37.67 %
     Purchase                             502       145,602,023       41.76
     Rate/Term Refinance                  203        71,749,302       20.58
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================


              DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Documentation Type                      Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Full/Alternative                     209      $ 51,843,654       14.87 %
     Limited                                1            90,022        0.03
     No Income/No Asset                     2         2,043,928        0.59
     No Ratio                             162        59,671,772       17.11
     Stated Income                        700       222,805,806       63.90
     Stated/Stated                         33        12,248,161        3.51
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

       ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Original Term (Months)                  Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     360                                  904     $ 274,082,117       78.60 %
     480                                  203        74,621,225       21.40
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Minimum Original Term to Stated Maturity (360s):
     Maximum Original Term to Stated Maturity (480s):
     Weighted Average Original Term to Stated M386rity (Mths):


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Stated Remaining Term (Months)          Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

      300 -  359                          904     $ 274,082,117       78.60 %
      361 or Greater                      203        74,621,225       21.40
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Minimum Remaining Term to Stated Maturity 312hs):
     Maximum Remaining Term to Stated Maturity 479hs):
     Weighted Average Remaining Term to Stated 381urity (Mths):


                     INDEX OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Index                                   Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     1-Month LIBOR                         87     $  22,565,610        6.47 %
     COFI                                   3           996,698        0.29
     MTA                                1,017       325,141,034       93.24
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================


           RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Rate Adjustment Frequency               Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     1 Month                            1,107     $ 348,703,342      100.00 %
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================


         PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Pay Adjustment Frequency                Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     1 Year                             1,107     $ 348,703,342      100.00 %
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

        MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Months to Next Rate Adjust              Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     1                                  1,106     $ 348,190,990       99.85 %
     2                                      1           512,352        0.15
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Weighted Average Next Rate Adjustment (Mth1):



        MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Maximum Mortgage Rate (%)               Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

           9.751 - 10.000               1,073     $ 337,497,998       96.79 %
          10.001 - 10.250                   2           911,133        0.26
          10.251 - 10.500                   6         2,135,730        0.61
          10.751 - 11.000                   5         1,077,797        0.31
          11.001 - 11.250                   1           287,508        0.08
          11.251 - 11.500                   2           722,975        0.21
          11.501 - 11.750                   1           218,770        0.06
          11.751 - 12.000                  16         5,152,823        1.48
          12.501 - 12.750                   1           698,608        0.20
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Weighted Average Maximum Mortgage Rate:   9.998%


               PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Periodic Rate Cap (%)                   Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     NonCapped                          1,107     $ 348,703,342      100.00 %
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Non-Zero Weighted Average Periodic Rate CaNonCapped


               INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Initial Rate Cap (%)                    Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     NonCapped                          1,107     $ 348,703,342      100.00 %
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Non-Zero Weighted Average Initial Rate CapNonCapped


                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP I

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Gross Margin ($)                        Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

           1.751 - 2.000                    2     $   1,592,581        0.46 %
           2.001 - 2.250                   13         3,046,668        0.87
           2.251 - 2.500                   23         7,544,990        2.16
           2.501 - 2.750                   25         7,638,238        2.19
           2.751 - 3.000                   77        25,359,946        7.27
           3.001 or Greater               967       303,520,920       87.04
                                    ----------------------------------------
        Total                           1,107     $ 348,703,342      100.00 %
                                    ========================================

     Weighted Average Gross Margin:            3.346%

      PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Original Principal Balance ($)          Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

               0 - 100,000                 18     $   1,472,473        0.42 %
         100,001 - 200,000                245        40,724,330       11.74
         200,001 - 300,000                313        78,850,082       22.73
         300,001 - 400,000                213        74,391,967       21.44
         400,001 - 500,000                149        66,574,677       19.19
         500,001 - 600,000                 62        34,039,333        9.81
         600,001 - 700,000                 32        20,729,721        5.98
         700,001 - 800,000                 14        10,452,096        3.01
         800,001 - 900,000                  5         4,343,371        1.25
         900,001 - 1,000,000               11        10,788,451        3.11
       1,300,001 - 1,400,000                1         1,354,954        0.39
       1,500,001 - or Greater               2         3,214,513        0.93
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Minimum Original Principal Balance:       $52,000
     Maximum Original Principal Balance:       $1,610,000
     Average Original Principal Balance:       $324,193


  PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Principal Balance ($)                   Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

               0 - 100,000                 17     $   1,371,971        0.40 %
         100,001 - 200,000                234        38,413,458       11.07
         200,001 - 300,000                314        77,940,458       22.47
         300,001 - 400,000                215        74,097,415       21.36
         400,001 - 500,000                153        67,598,286       19.48
         500,001 - 600,000                 65        35,243,436       10.16
         600,001 - 700,000                 32        20,714,707        5.97
         700,001 - 800,000                 15        11,048,917        3.18
         800,001 - 900,000                  5         4,244,354        1.22
         900,001 - 1,000,000                7         6,663,358        1.92
       1,000,001 - 1,100,000                5         5,030,140        1.45
       1,300,001 - 1,400,000                1         1,354,954        0.39
       1,500,001 - or Greater               2         3,214,513        0.93
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Minimum Principal Balance:                $52,392
     Maximum Principal Balance:                $1,614,025
     Average Principal Balance:                $325,761


    MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Mortgage Interest Rates (%)             Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

           5.750 - 5.999                    6     $   1,380,198        0.40 %
           6.000 - 6.249                    9         3,483,947        1.00
           6.250 - 6.499                    9         2,395,111        0.69
           6.500 - 6.749                   27         9,350,938        2.70
           6.750 - 6.999                   89        24,969,348        7.20
           7.000 - 7.249                   86        27,301,510        7.87
           7.250 - 7.499                  137        41,239,360       11.89
           7.500 - 7.749                  180        60,099,649       17.32
           7.750 - 7.999                  228        76,004,348       21.91
           8.000 - 8.249                  164        56,619,958       16.32
           8.250 - 8.499                  122        41,146,266       11.86
           8.500 - 8.749                    6         2,325,531        0.67
           8.750 - 8.999                    2           619,804        0.18
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Minimum Mortgage Rate:                    5.750%
     Maximum Mortgage Rate:                    8.875%
     Weighted Average Mortgage Rate:           7.621%

              ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS
                       AS OF THE CUT OFF DATE IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Original Loan-to-Value Ratios (%)       Loans       Cut-off Date       Loans
---------------------------------       -----       ------------       -----

            0.00 - 30.00                    3     $     485,942        0.14 %
           30.01 - 40.00                    4           819,250        0.24
           40.01 - 50.00                   12         2,616,178        0.75
           50.01 - 55.00                   10         2,701,245        0.78
           55.01 - 60.00                   11         3,572,598        1.03
           60.01 - 65.00                   18         7,838,115        2.26
           65.01 - 70.00                   39        13,845,946        3.99
           70.01 - 75.00                   68        23,170,440        6.68
           75.01 - 80.00                  868       283,520,000       81.72
           80.01 - 85.00                    5         1,704,715        0.49
           85.01 - 90.00                   21         5,579,607        1.61
           90.01 - 95.00                    6         1,081,933        0.31
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Weighted Average Original Loan-to-Value:  77.96%

     *Loan to Value Ratios are calculated by taking the Original Principal
       Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.


        GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Geographic Distribution                 Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Alabama                                3     $     809,739        0.23 %
     Arizona                               29         7,755,250        2.24
     California                           284       118,388,254       34.12
     Colorado                              11         2,529,112        0.73
     Connecticut                           16         4,094,322        1.18
     Delaware                               2           320,546        0.09
     District of Columbia                   4         1,321,537        0.38
     Florida                              356       101,343,302       29.21
     Georgia                               44        11,853,454        3.42
     Hawaii                                 5         1,926,838        0.56
     Idaho                                  1           115,631        0.03
     Illinois                              18         4,701,131        1.36
     Indiana                                1           924,615        0.27
     Kansas                                 1           192,380        0.06
     Kentucky                               1           115,789        0.03
     Louisiana                              1           155,174        0.04
     Maryland                              38        12,718,077        3.67
     Massachusetts                          8         4,024,469        1.16
     Michigan                              14         2,546,992        0.73
     Minnesota                             20         5,876,569        1.69
     Mississippi                            3           468,389        0.14
     Missouri                               4           542,933        0.16
     Nevada                                20         5,494,980        1.58
     New Hampshire                          1           263,716        0.08
     New Jersey                            40        14,502,343        4.18
     New Mexico                             1           152,762        0.04
     New York                              15         6,885,935        1.98
     North Carolina                        10         2,708,486        0.78
     North Dakota                           1           139,195        0.04
     Ohio                                   6         1,001,101        0.29
     Oklahoma                               3           774,798        0.22
     Oregon                                 7         2,047,439        0.59
     Pennsylvania                           3           816,457        0.24
     Rhode Island                           3           641,621        0.18
     South Carolina                         1           965,635        0.28
     Tennessee                             12         2,714,745        0.78
     Texas                                  8         1,615,796        0.47
     Utah                                  10         3,871,239        1.12
     Virginia                              45        15,330,347        4.42
     Washington                            11         3,402,702        0.98
     Wisconsin                              4           882,170        0.25
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     *No more than approximately 0.63% of the Mortgage Loans by Principal
      Balance in the pool will be secured by properties located in any one zip code area.

 CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Range of Credit Scores                  Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

             600 - 619                      1     $     249,872        0.07 %
             620 - 639                     16         4,391,722        1.27
             640 - 659                     29         9,863,594        2.84
             660 - 679                    150        50,949,396       14.69
             680 - 699                    212        69,217,825       19.95
             700 - 719                    202        67,147,196       19.35
             720 - 739                    158        55,897,316       16.11
             740 - 759                    125        38,479,110       11.09
             760 - 779                     89        26,890,430        7.75
             780 - 799                     66        19,718,549        5.68
             800 - 819                     17         4,130,957        1.19
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Non-Zero Weighted Average Credit Score:   714


               PROPERTY TYPES OF MORTGAGED PROPERTIES IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Property Type                           Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     2-4 Family                            37     $  13,081,504        3.77 %
     Condominium                          124        34,075,629        9.82
     PUD                                  303       106,019,376       30.56
     Single Family                        600       193,562,166       55.79
     Townhouse                              1           197,292        0.06
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================


              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Occupancy Status                        Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Investor                              66     $  13,898,355        4.01 %
     Owner Occupied                       972       323,226,234       93.17
     Second Home                           27         9,811,379        2.83
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================


                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Loan Purpose                            Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Cash Out Refinance                   277     $  91,926,407       26.50 %
     Purchase                             633       202,950,068       58.50
     Rate/Term Refinance                  155        52,059,493       15.01
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================


              DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Documentation Type                      Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     Full/Alternative                     155     $  42,458,580       12.24 %
     No Income/No Asset                    11         2,231,406        0.64
     No Ratio                             405       140,431,817       40.48
     Stated Income                        482       157,278,298       45.33
     Stated/Stated                         12         4,535,867        1.31
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

      ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Original Term (Months)                  Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     360                                1,065     $ 346,935,968      100.00 %
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Minimum Original Term to Stated Maturity (360s):
     Maximum Original Term to Stated Maturity (360s):
     Weighted Average Original Term to Stated M360rity (Mths):


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Stated Remaining Term (Months)          Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

      300 -  359                        1,065     $ 346,935,968      100.00 %
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Minimum Remaining Term to Stated Maturity 355hs):
     Maximum Remaining Term to Stated Maturity 359hs):
     Weighted Average Remaining Term to Stated 358urity (Mths):


                    INDEX OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Index                                   Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     6 Month LIBOR                      1,065     $ 346,935,968      100.00 %
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================


          RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Rate Adjustment Frequency               Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     6 Months                           1,065     $ 346,935,968      100.00 %
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================


         PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Pay Adustment Frequency                 Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     6 Months                           1,065     $ 346,935,968      100.00 %
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================


       MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Months to Next Rate Adjust              Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     55                                    14     $   4,793,783        1.38 %
     56                                   167        51,290,138       14.78
     57                                   220        72,887,746       21.01
     58                                   466       153,978,601       44.38
     59                                   198        63,985,699       18.44
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Weighted Average Next Rate Adjustment (Mth58:

        MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Maximum Mortgage Rate (%)               Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

           0.001 - 9.75                    21     $   7,130,280        2.06 %
           9.751 - 10.000                  22         6,880,463        1.98
          10.001 - 10.250                  10         3,569,040        1.03
          10.501 - 10.750                   2           492,076        0.14
          10.751 - 11.000                  12         4,002,806        1.15
          11.001 - 11.250                   2           769,256        0.22
          11.251 - 11.500                  28         8,901,533        2.57
          11.501 - 11.750                  44        12,783,078        3.68
          11.751 - 12.000                  97        29,750,743        8.58
          12.001 - 12.250                  95        28,358,275        8.17
          12.251 - 12.500                 159        49,960,589       14.40
          12.501 - 12.750                 183        61,712,696       17.79
          12.751 - 13.000                 181        59,805,494       17.24
          13.001 - 13.250                 132        46,838,734       13.50
          13.251 - 13.500                  72        24,157,543        6.96
          13.501 - 13.750                   4         1,439,519        0.41
          13.751 - 14.000                   1           383,842        0.11
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Weighted Average Maximum Mortgage Rate:   12.469%


              PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Periodic Rate Cap (%)                   Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     1.000                              1,064     $ 346,685,463       99.93 %
     2.000                                  1           250,505        0.07
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Non-Zero Weighted Average Periodic Rate Ca1.001%


               INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Initial Rate Cap (%)                    Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

     2.000                                 53      $ 17,579,782        5.07 %
     5.000                              1,012       329,356,185       94.93
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Non-Zero Weighted Average Initial Rate Cap4.848%


                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP II

                                                     Aggregate
                                                     Principal
                                                      Balance
                                      Number of     Outstanding        % of
                                       Mortgage        as of         Mortgage
Gross Martin (%)                        Loans       Cut-off Date       Loans
------------------------------          -----       ------------       -----

           2.001 - 2.250                1,035     $ 336,973,984       97.13 %
           2.251 - 2.500                    2           879,693        0.25
           2.501 - 2.750                   28         9,082,292        2.62
                                    ----------------------------------------
        Total                           1,065     $ 346,935,968      100.00 %
                                    ========================================

     Weighted Average Gross Margin:            2.264%

                                   SCHEDULE B

           SCHEDULE OF STRIKE PRICES AND PROJECTED PRINCIPAL BALANCES

                             CLASS II-A CERTIFICATES
                             -----------------------

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2007                                   310,855,000.00                    100.00                      10.29
March 2007                                      305,493,367.32                      7.56                      10.29
April 2007                                      300,051,273.93                      6.81                      10.29
May 2007                                        294,699,110.07                      7.05                      10.29
June 2007                                       289,435,345.04                      6.81                      10.29
July 2007                                       284,258,474.76                      7.05                      10.29
August 2007                                     279,167,021.39                      6.81                      10.29
September 2007                                  274,159,532.77                      6.81                      10.29
October 2007                                    269,234,582.03                      7.05                      10.29
November 2007                                   264,390,767.12                      6.81                      10.29
December 2007                                   259,626,710.37                      7.05                      10.29
January 2008                                    254,941,058.06                      6.81                      10.29
February 2008                                   250,332,479.99                      6.81                      10.29
March 2008                                      245,799,669.08                      7.30                      10.29
April 2008                                      241,341,340.95                      6.81                      10.29
May 2008                                        236,956,233.52                      7.05                      10.29
June 2008                                       232,643,106.62                      6.81                      10.29
July 2008                                       228,400,741.57                      7.05                      10.29
August 2008                                     224,227,940.88                      6.81                      10.29
September 2008                                  220,123,527.79                      6.81                      10.29
October 2008                                    216,086,345.94                      7.05                      10.29
November 2008                                   212,115,259.02                      6.81                      10.29
December 2008                                   208,209,150.40                      7.05                      10.29
January 2009                                    204,366,922.80                      6.81                      10.29
February 2009                                   200,587,497.90                      6.81                      10.29
March 2009                                      196,869,816.09                      7.56                      10.29
April 2009                                      193,212,836.05                      6.81                      10.29
May 2009                                        189,615,534.50                      7.05                      10.29
June 2009                                       186,076,905.83                      6.81                      10.29
July 2009                                       182,595,961.82                      7.05                      10.29
August 2009                                     179,171,731.33                      6.81                      10.29
September 2009                                  175,803,259.98                      6.81                      10.29
October 2009                                    172,489,609.87                      7.05                      10.29
November 2009                                   169,229,859.29                      6.81                      10.29
December 2009                                   166,023,102.45                      7.05                      10.29
January 2010                                    162,868,449.14                      6.81                      10.29
February 2010                                   159,750,515.66                      6.81                      10.29
March 2010                                      156,683,394.08                      7.56                      10.29
April 2010                                      153,665,010.62                      6.81                      10.29
May 2010                                        150,695,780.30                      7.05                      10.29
June 2010                                       147,774,876.31                      6.81                      10.29
July 2010                                       144,901,486.12                      7.05                      10.29
August 2010                                     142,074,811.20                      6.81                      10.29
September 2010                                  139,294,066.80                      6.81                      10.29




                                       B-1

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
October 2010                                    136,558,481.72                      7.05                      10.29
November 2010                                   133,867,298.03                      6.81                      10.29
December 2010                                   131,219,770.87                      7.05                      10.29
January 2011                                    128,615,168.20                      6.81                      10.29
February 2011                                   126,052,770.58                      6.81                      10.29
March 2011                                      123,531,870.98                      7.56                      10.29
April 2011                                      120,996,774.40                      6.81                      10.29
May 2011                                        118,215,299.44                      7.05                      10.29
June 2011                                       115,387,867.93                      6.81                      10.29
July 2011                                       112,603,819.95                      7.05                      10.29
August 2011                                     109,871,024.16                      6.81                      10.29
September 2011                                  107,188,536.77                      6.88                      10.29
October 2011                                    104,555,431.41                      7.85                      10.29
November 2011                                   102,199,896.43                      8.56                      10.29



                                       B-2



                            CLASS II-B-1 CERTIFICATES

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2007                                    12,663,000.00                    100.00                      10.12
March 2007                                       12,663,000.00                      7.38                      10.12
April 2007                                       12,663,000.00                      6.63                      10.12
May 2007                                         12,663,000.00                      6.87                      10.12
June 2007                                        12,663,000.00                      6.63                      10.12
July 2007                                        12,663,000.00                      6.87                      10.12
August 2007                                      12,663,000.00                      6.63                      10.12
September 2007                                   12,663,000.00                      6.63                      10.12
October 2007                                     12,663,000.00                      6.87                      10.12
November 2007                                    12,663,000.00                      6.63                      10.12
December 2007                                    12,663,000.00                      6.87                      10.12
January 2008                                     12,663,000.00                      6.63                      10.12
February 2008                                    12,663,000.00                      6.63                      10.12
March 2008                                       12,663,000.00                      7.12                      10.12
April 2008                                       12,663,000.00                      6.63                      10.12
May 2008                                         12,663,000.00                      6.87                      10.12
June 2008                                        12,663,000.00                      6.63                      10.12
July 2008                                        12,663,000.00                      6.87                      10.12
August 2008                                      12,663,000.00                      6.63                      10.12
September 2008                                   12,663,000.00                      6.63                      10.12
October 2008                                     12,663,000.00                      6.87                      10.12
November 2008                                    12,663,000.00                      6.63                      10.12
December 2008                                    12,663,000.00                      6.87                      10.12
January 2009                                     12,663,000.00                      6.63                      10.12
February 2009                                    12,663,000.00                      6.63                      10.12
March 2009                                       12,663,000.00                      7.38                      10.12
April 2009                                       12,663,000.00                      6.63                      10.12
May 2009                                         12,663,000.00                      6.87                      10.12
June 2009                                        12,663,000.00                      6.63                      10.12
July 2009                                        12,663,000.00                      6.87                      10.12
August 2009                                      12,663,000.00                      6.63                      10.12
September 2009                                   12,663,000.00                      6.63                      10.12
October 2009                                     12,663,000.00                      6.87                      10.12
November 2009                                    12,663,000.00                      6.63                      10.12
December 2009                                    12,663,000.00                      6.87                      10.12
January 2010                                     12,663,000.00                      6.63                      10.12
February 2010                                    12,663,000.00                      6.63                      10.12
March 2010                                       12,663,000.00                      7.38                      10.12
April 2010                                       12,663,000.00                      6.63                      10.12
May 2010                                         12,663,000.00                      6.87                      10.12
June 2010                                        12,663,000.00                      6.63                      10.12
July 2010                                        12,663,000.00                      6.87                      10.12
August 2010                                      12,663,000.00                      6.63                      10.12
September 2010                                   12,663,000.00                      6.63                      10.12
October 2010                                     12,663,000.00                      6.87                      10.12
November 2010                                    12,663,000.00                      6.63                      10.12
December 2010                                    12,663,000.00                      6.87                      10.12




                                       B-3

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
January 2011                                     12,663,000.00                      6.63                      10.12
February 2011                                    12,663,000.00                      6.63                      10.12
March 2011                                       12,663,000.00                      7.38                      10.12
April 2011                                       12,663,000.00                      6.63                      10.12
May 2011                                         12,663,000.00                      6.87                      10.12
June 2011                                        12,663,000.00                      6.63                      10.12
July 2011                                        12,663,000.00                      6.87                      10.12
August 2011                                      12,663,000.00                      6.63                      10.12
September 2011                                   12,663,000.00                      6.70                      10.12
October 2011                                     12,663,000.00                      7.67                      10.12
November 2011                                    12,581,078.75                      8.38                      10.12





                                       B-4


                            CLASS II-B-2 CERTIFICATES

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2007                                     6,939,000.00                    100.00                       9.92
March 2007                                        6,939,000.00                      7.18                       9.92
April 2007                                        6,939,000.00                      6.43                       9.92
May 2007                                          6,939,000.00                      6.67                       9.92
June 2007                                         6,939,000.00                      6.43                       9.92
July 2007                                         6,939,000.00                      6.67                       9.92
August 2007                                       6,939,000.00                      6.43                       9.92
September 2007                                    6,939,000.00                      6.43                       9.92
October 2007                                      6,939,000.00                      6.67                       9.92
November 2007                                     6,939,000.00                      6.43                       9.92
December 2007                                     6,939,000.00                      6.67                       9.92
January 2008                                      6,939,000.00                      6.43                       9.92
February 2008                                     6,939,000.00                      6.43                       9.92
March 2008                                        6,939,000.00                      6.92                       9.92
April 2008                                        6,939,000.00                      6.43                       9.92
May 2008                                          6,939,000.00                      6.67                       9.92
June 2008                                         6,939,000.00                      6.43                       9.92
July 2008                                         6,939,000.00                      6.67                       9.92
August 2008                                       6,939,000.00                      6.43                       9.92
September 2008                                    6,939,000.00                      6.43                       9.92
October 2008                                      6,939,000.00                      6.67                       9.92
November 2008                                     6,939,000.00                      6.43                       9.92
December 2008                                     6,939,000.00                      6.67                       9.92
January 2009                                      6,939,000.00                      6.43                       9.92
February 2009                                     6,939,000.00                      6.43                       9.92
March 2009                                        6,939,000.00                      7.18                       9.92
April 2009                                        6,939,000.00                      6.43                       9.92
May 2009                                          6,939,000.00                      6.67                       9.92
June 2009                                         6,939,000.00                      6.43                       9.92
July 2009                                         6,939,000.00                      6.67                       9.92
August 2009                                       6,939,000.00                      6.43                       9.92
September 2009                                    6,939,000.00                      6.43                       9.92
October 2009                                      6,939,000.00                      6.67                       9.92
November 2009                                     6,939,000.00                      6.43                       9.92
December 2009                                     6,939,000.00                      6.67                       9.92
January 2010                                      6,939,000.00                      6.43                       9.92
February 2010                                     6,939,000.00                      6.43                       9.92
March 2010                                        6,939,000.00                      7.18                       9.92
April 2010                                        6,939,000.00                      6.43                       9.92
May 2010                                          6,939,000.00                      6.67                       9.92
June 2010                                         6,939,000.00                      6.43                       9.92
July 2010                                         6,939,000.00                      6.67                       9.92
August 2010                                       6,939,000.00                      6.43                       9.92
September 2010                                    6,939,000.00                      6.43                       9.92
October 2010                                      6,939,000.00                      6.67                       9.92
November 2010                                     6,939,000.00                      6.43                       9.92
December 2010                                     6,939,000.00                      6.67                       9.92





                                       B-5

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
January 2011                                      6,939,000.00                      6.43                       9.92
February 2011                                     6,939,000.00                      6.43                       9.92
March 2011                                        6,939,000.00                      7.18                       9.92
April 2011                                        6,939,000.00                      6.43                       9.92
May 2011                                          6,939,000.00                      6.67                       9.92
June 2011                                         6,939,000.00                      6.43                       9.92
July 2011                                         6,939,000.00                      6.67                       9.92
August 2011                                       6,939,000.00                      6.43                       9.92
September 2011                                    6,939,000.00                      6.50                       9.92
October 2011                                      6,939,000.00                      7.47                       9.92
November 2011                                     6,894,109.25                      8.18                       9.92





                                       B-6



                            CLASS II-B-3 CERTIFICATES

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2007                                     4,684,000.00                    100.00                       8.95
March 2007                                        4,684,000.00                      6.21                       8.95
April 2007                                        4,684,000.00                      5.46                       8.95
May 2007                                          4,684,000.00                      5.70                       8.95
June 2007                                         4,684,000.00                      5.46                       8.95
July 2007                                         4,684,000.00                      5.70                       8.95
August 2007                                       4,684,000.00                      5.46                       8.95
September 2007                                    4,684,000.00                      5.46                       8.95
October 2007                                      4,684,000.00                      5.70                       8.95
November 2007                                     4,684,000.00                      5.46                       8.95
December 2007                                     4,684,000.00                      5.70                       8.95
January 2008                                      4,684,000.00                      5.46                       8.95
February 2008                                     4,684,000.00                      5.46                       8.95
March 2008                                        4,684,000.00                      5.95                       8.95
April 2008                                        4,684,000.00                      5.46                       8.95
May 2008                                          4,684,000.00                      5.70                       8.95
June 2008                                         4,684,000.00                      5.46                       8.95
July 2008                                         4,684,000.00                      5.70                       8.95
August 2008                                       4,684,000.00                      5.46                       8.95
September 2008                                    4,684,000.00                      5.46                       8.95
October 2008                                      4,684,000.00                      5.70                       8.95
November 2008                                     4,684,000.00                      5.46                       8.95
December 2008                                     4,684,000.00                      5.70                       8.95
January 2009                                      4,684,000.00                      5.46                       8.95
February 2009                                     4,684,000.00                      5.46                       8.95
March 2009                                        4,684,000.00                      6.21                       8.95
April 2009                                        4,684,000.00                      5.46                       8.95
May 2009                                          4,684,000.00                      5.70                       8.95
June 2009                                         4,684,000.00                      5.46                       8.95
July 2009                                         4,684,000.00                      5.70                       8.95
August 2009                                       4,684,000.00                      5.46                       8.95
September 2009                                    4,684,000.00                      5.46                       8.95
October 2009                                      4,684,000.00                      5.70                       8.95
November 2009                                     4,684,000.00                      5.46                       8.95
December 2009                                     4,684,000.00                      5.70                       8.95
January 2010                                      4,684,000.00                      5.46                       8.95
February 2010                                     4,684,000.00                      5.46                       8.95
March 2010                                        4,684,000.00                      6.21                       8.95
April 2010                                        4,684,000.00                      5.46                       8.95
May 2010                                          4,684,000.00                      5.70                       8.95
June 2010                                         4,684,000.00                      5.46                       8.95
July 2010                                         4,684,000.00                      5.70                       8.95
August 2010                                       4,684,000.00                      5.46                       8.95
September 2010                                    4,684,000.00                      5.46                       8.95
October 2010                                      4,684,000.00                      5.70                       8.95
November 2010                                     4,684,000.00                      5.46                       8.95
December 2010                                     4,684,000.00                      5.70                       8.95





                                       B-7

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
January 2011                                      4,684,000.00                      5.46                       8.95
February 2011                                     4,684,000.00                      5.46                       8.95
March 2011                                        4,684,000.00                      6.21                       8.95
April 2011                                        4,684,000.00                      5.46                       8.95
May 2011                                          4,684,000.00                      5.70                       8.95
June 2011                                         4,684,000.00                      5.46                       8.95
July 2011                                         4,684,000.00                      5.70                       8.95
August 2011                                       4,684,000.00                      5.46                       8.95
September 2011                                    4,684,000.00                      5.53                       8.95
October 2011                                      4,684,000.00                      6.50                       8.95
November 2011                                     4,653,697.61                      7.21                       8.95






                                       B-8



                            CLASS II-B-4 CERTIFICATES

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2007                                     2,082,000.00                    100.00                       8.35
March 2007                                        2,082,000.00                      5.61                       8.35
April 2007                                        2,082,000.00                      4.86                       8.35
May 2007                                          2,082,000.00                      5.10                       8.35
June 2007                                         2,082,000.00                      4.86                       8.35
July 2007                                         2,082,000.00                      5.10                       8.35
August 2007                                       2,082,000.00                      4.86                       8.35
September 2007                                    2,082,000.00                      4.86                       8.35
October 2007                                      2,082,000.00                      5.10                       8.35
November 2007                                     2,082,000.00                      4.86                       8.35
December 2007                                     2,082,000.00                      5.10                       8.35
January 2008                                      2,082,000.00                      4.86                       8.35
February 2008                                     2,082,000.00                      4.86                       8.35
March 2008                                        2,082,000.00                      5.35                       8.35
April 2008                                        2,082,000.00                      4.86                       8.35
May 2008                                          2,082,000.00                      5.10                       8.35
June 2008                                         2,082,000.00                      4.86                       8.35
July 2008                                         2,082,000.00                      5.10                       8.35
August 2008                                       2,082,000.00                      4.86                       8.35
September 2008                                    2,082,000.00                      4.86                       8.35
October 2008                                      2,082,000.00                      5.10                       8.35
November 2008                                     2,082,000.00                      4.86                       8.35
December 2008                                     2,082,000.00                      5.10                       8.35
January 2009                                      2,082,000.00                      4.86                       8.35
February 2009                                     2,082,000.00                      4.86                       8.35
March 2009                                        2,082,000.00                      5.61                       8.35
April 2009                                        2,082,000.00                      4.86                       8.35
May 2009                                          2,082,000.00                      5.10                       8.35
June 2009                                         2,082,000.00                      4.86                       8.35
July 2009                                         2,082,000.00                      5.10                       8.35
August 2009                                       2,082,000.00                      4.86                       8.35
September 2009                                    2,082,000.00                      4.86                       8.35
October 2009                                      2,082,000.00                      5.10                       8.35
November 2009                                     2,082,000.00                      4.86                       8.35
December 2009                                     2,082,000.00                      5.10                       8.35
January 2010                                      2,082,000.00                      4.86                       8.35
February 2010                                     2,082,000.00                      4.86                       8.35
March 2010                                        2,082,000.00                      5.61                       8.35
April 2010                                        2,082,000.00                      4.86                       8.35
May 2010                                          2,082,000.00                      5.10                       8.35
June 2010                                         2,082,000.00                      4.86                       8.35
July 2010                                         2,082,000.00                      5.10                       8.35
August 2010                                       2,082,000.00                      4.86                       8.35
September 2010                                    2,082,000.00                      4.86                       8.35
October 2010                                      2,082,000.00                      5.10                       8.35
November 2010                                     2,082,000.00                      4.86                       8.35
December 2010                                     2,082,000.00                      5.10                       8.35



                                       B-9

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
January 2011                                      2,082,000.00                      4.86                       8.35
February 2011                                     2,082,000.00                      4.86                       8.35
March 2011                                        2,082,000.00                      5.61                       8.35
April 2011                                        2,082,000.00                      4.86                       8.35
May 2011                                          2,082,000.00                      5.10                       8.35
June 2011                                         2,082,000.00                      4.86                       8.35
July 2011                                         2,082,000.00                      5.10                       8.35
August 2011                                       2,082,000.00                      4.86                       8.35
September 2011                                    2,082,000.00                      4.93                       8.35
October 2011                                      2,082,000.00                      5.90                       8.35
November 2011                                     2,068,530.83                      6.61                       8.35





                                       B-10


                            CLASS II-B-5 CERTIFICATES

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
February 2007                                     6,939,000.00                    100.00                       8.35
March 2007                                        6,939,000.00                      5.61                       8.35
April 2007                                        6,939,000.00                      4.86                       8.35
May 2007                                          6,939,000.00                      5.10                       8.35
June 2007                                         6,939,000.00                      4.86                       8.35
July 2007                                         6,939,000.00                      5.10                       8.35
August 2007                                       6,939,000.00                      4.86                       8.35
September 2007                                    6,939,000.00                      4.86                       8.35
October 2007                                      6,939,000.00                      5.10                       8.35
November 2007                                     6,939,000.00                      4.86                       8.35
December 2007                                     6,939,000.00                      5.10                       8.35
January 2008                                      6,939,000.00                      4.86                       8.35
February 2008                                     6,939,000.00                      4.86                       8.35
March 2008                                        6,939,000.00                      5.35                       8.35
April 2008                                        6,939,000.00                      4.86                       8.35
May 2008                                          6,939,000.00                      5.10                       8.35
June 2008                                         6,939,000.00                      4.86                       8.35
July 2008                                         6,939,000.00                      5.10                       8.35
August 2008                                       6,939,000.00                      4.86                       8.35
September 2008                                    6,939,000.00                      4.86                       8.35
October 2008                                      6,939,000.00                      5.10                       8.35
November 2008                                     6,939,000.00                      4.86                       8.35
December 2008                                     6,939,000.00                      5.10                       8.35
January 2009                                      6,939,000.00                      4.86                       8.35
February 2009                                     6,939,000.00                      4.86                       8.35
March 2009                                        6,939,000.00                      5.61                       8.35
April 2009                                        6,939,000.00                      4.86                       8.35
May 2009                                          6,939,000.00                      5.10                       8.35
June 2009                                         6,939,000.00                      4.86                       8.35
July 2009                                         6,939,000.00                      5.10                       8.35
August 2009                                       6,939,000.00                      4.86                       8.35
September 2009                                    6,939,000.00                      4.86                       8.35
October 2009                                      6,939,000.00                      5.10                       8.35
November 2009                                     6,939,000.00                      4.86                       8.35
December 2009                                     6,939,000.00                      5.10                       8.35
January 2010                                      6,939,000.00                      4.86                       8.35
February 2010                                     6,939,000.00                      4.86                       8.35
March 2010                                        6,939,000.00                      5.61                       8.35
April 2010                                        6,939,000.00                      4.86                       8.35
May 2010                                          6,939,000.00                      5.10                       8.35
June 2010                                         6,939,000.00                      4.86                       8.35
July 2010                                         6,939,000.00                      5.10                       8.35
August 2010                                       6,939,000.00                      4.86                       8.35
September 2010                                    6,939,000.00                      4.86                       8.35
October 2010                                      6,939,000.00                      5.10                       8.35
November 2010                                     6,939,000.00                      4.86                       8.35
December 2010                                     6,939,000.00                      5.10                       8.35



                                       B-11

MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT ($)           STRIKE RATE (%)           CEILING RATE (%)
--------------------------                 -------------------           ---------------           ----------------
January 2011                                      6,939,000.00                      4.86                       8.35
February 2011                                     6,939,000.00                      4.86                       8.35
March 2011                                        6,939,000.00                      5.61                       8.35
April 2011                                        6,939,000.00                      4.86                       8.35
May 2011                                          6,939,000.00                      5.10                       8.35
June 2011                                         6,939,000.00                      4.86                       8.35
July 2011                                         6,939,000.00                      5.10                       8.35
August 2011                                       6,939,000.00                      4.86                       8.35
September 2011                                    6,939,000.00                      4.93                       8.35
October 2011                                      6,939,000.00                      5.90                       8.35
November 2011                                     6,894,109.25                      6.61                       8.35

                                   SCHEDULE C

           DISTRIBUTION
           DATE                                     PRINCIPAL BALANCE ($)
           ---------------------------------------------------------------
           February 25, 2017                                14,114,034.65
           March 25, 2017                                   13,901,157.76
           April 25, 2017                                   13,691,425.74
           May 25, 2017                                     13,484,792.74
           June 25, 2017                                    13,281,213.34
           July 25, 2017                                    13,080,628.66
           August 25, 2017                                  12,883,019.24
           September 25, 2017                               12,688,331.08
           October 25, 2017                                 12,496,528.22
           November 25, 2017                                12,307,550.70
           December 25, 2017                                12,121,372.12
           January 25, 2018                                 11,937,953.72
           February 25, 2018                                11,757,255.66
           March 25, 2018                                   11,579,239.72
           April 25, 2018                                   11,403,875.43
           May 25, 2018                                     11,231,114.41
           June 25, 2018                                    11,060,924.57
           July 25, 2018                                    10,893,251.57
           August 25, 2018                                  10,728,075.75
           September 25, 2018                               10,565,359.42
           October 25, 2018                                 10,405,040.68
           November 25, 2018                                10,247,058.71
           December 25, 2018                                10,091,404.40
           January 25, 2019                                  9,938,073.60
           February 25, 2019                                 9,787,029.77
           March 25, 2019                                    9,638,239.43
           April 25, 2019                                    9,491,676.84
           May 25, 2019                                      9,347,301.22
           June 25, 2019                                     9,205,082.69
           July 25, 2019                                     9,064,980.17
           August 25, 2019                                   8,926,973.78
           September 25, 2019                                8,791,031.29
           October 25, 2019                                  8,657,077.40
           November 25, 2019                                 8,525,058.65
           December 25, 2019                                 8,394,981.17
           January 25, 2020                                  8,266,840.90
           February 25, 2020                                 8,140,622.52
           March 25, 2020                                    8,016,297.63
           April 25, 2020                                    7,893,831.73
           May 25, 2020                                      7,773,203.22
           June 25, 2020                                     7,654,379.87
           July 25, 2020                                     7,537,327.58
           August 25, 2020                                   7,422,029.95
           September 25, 2020                                7,308,459.96
           October 25, 2020                                  7,196,556.43

           DISTRIBUTION
           DATE                                     PRINCIPAL BALANCE ($)
           ---------------------------------------------------------------
           November 25, 2020                                 7,086,264.20
           December 25, 2020                                 6,977,596.72
           January 25, 2021                                  6,870,550.94
           February 25, 2021                                 6,765,114.29
           March 25, 2021                                    6,661,262.91
           April 25, 2021                                    6,558,967.93
           May 25, 2021                                      6,458,211.19
           June 25, 2021                                     6,358,960.80
           July 25, 2021                                     6,261,198.78
           August 25, 2021                                   6,164,900.84
           September 25, 2021                                6,070,049.37
           October 25, 2021                                  5,976,591.69
           November 25, 2021                                 5,884,490.34
           December 25, 2021                                 5,793,746.49
           January 25, 2022                                  5,704,365.02
           February 25, 2022                                 5,616,326.02
           March 25, 2022                                    5,529,609.55
           April 25, 2022                                    5,444,200.31
           May 25, 2022                                      5,360,074.39
           June 25, 2022                                     5,277,209.70
           July 25, 2022                                     5,195,591.82
           August 25, 2022                                   5,115,199.61
           September 25, 2022                                5,036,014.34
           October 25, 2022                                  4,958,001.03
           November 25, 2022                                 4,881,123.98
           December 25, 2022                                 4,805,384.84
           January 25, 2023                                  4,730,786.40
           February 25, 2023                                 4,657,311.55
           March 25, 2023                                    4,584,943.52
           April 25, 2023                                    4,513,665.84
           May 25, 2023                                      4,443,465.76
           June 25, 2023                                     4,374,321.31
           July 25, 2023                                     4,306,217.26
           August 25, 2023                                   4,239,139.03
           September 25, 2023                                4,173,074.24
           October 25, 2023                                  4,107,988.53
           November 25, 2023                                 4,043,855.37
           December 25, 2023                                 3,980,677.86
           January 25, 2024                                  3,918,451.75
           February 25, 2024                                 3,857,165.75
           March 25, 2024                                    3,796,805.81
           April 25, 2024                                    3,737,361.11
           May 25, 2024                                      3,678,814.97
           June 25, 2024                                     3,621,152.09
           July 25, 2024                                     3,564,362.54
           August 25, 2024                                   3,508,431.11
           September 25, 2024                                3,453,344.69
           October 25, 2024                                  3,399,079.80

           DISTRIBUTION
           DATE                                     PRINCIPAL BALANCE ($)
           ---------------------------------------------------------------
           November 25, 2024                                 3,345,611.33
           December 25, 2024                                 3,292,942.50
           January 25, 2025                                  3,241,069.42
           February 25, 2025                                 3,189,982.67
           March 25, 2025                                    3,139,672.97
           April 25, 2025                                    3,090,126.22
           May 25, 2025                                      3,041,333.37
           June 25, 2025                                     2,993,279.11
           July 25, 2025                                     2,945,952.90
           August 25, 2025                                   2,899,346.63
           September 25, 2025                                2,853,446.92
           October 25, 2025                                  2,808,232.15
           November 25, 2025                                 2,763,685.31
           December 25, 2025                                 2,719,805.10
           January 25, 2026                                  2,676,590.32
           February 25, 2026                                 2,634,035.16
           March 25, 2026                                    2,592,127.57
           April 25, 2026                                    2,550,857.88
           May 25, 2026                                      2,510,218.51
           June 25, 2026                                     2,470,196.73
           July 25, 2026                                     2,430,783.74
           August 25, 2026                                   2,391,970.77
           September 25, 2026                                2,353,748.60
           October 25, 2026                                  2,316,101.16
           November 25, 2026                                 2,279,011.90
           December 25, 2026                                 2,242,480.39
           January 25, 2027                                  2,206,505.20
           February 25, 2027                                 2,171,079.61
           March 25, 2027                                    2,136,195.32
           April 25, 2027                                    2,101,844.24
           May 25, 2027                                      2,068,018.32
           June 25, 2027                                     2,034,708.79
           July 25, 2027                                     2,001,908.36
           August 25, 2027                                   1,969,609.48
           September 25, 2027                                1,937,804.47
           October 25, 2027                                  1,906,478.41
           November 25, 2027                                 1,875,621.16
           December 25, 2027                                 1,845,231.21
           January 25, 2028                                  1,815,306.37
           February 25, 2028                                 1,785,840.78
           March 25, 2028                                    1,756,826.08
           April 25, 2028                                    1,728,256.91
           May 25, 2028                                      1,700,126.58
           June 25, 2028                                     1,672,426.53
           July 25, 2028                                     1,645,152.04
           August 25, 2028                                   1,618,295.43
           September 25, 2028                                1,591,851.59
           October 25, 2028                                  1,565,809.85

           DISTRIBUTION
           DATE                                     PRINCIPAL BALANCE ($)
           ---------------------------------------------------------------
           November 25, 2028                                 1,540,160.00
           December 25, 2028                                 1,514,900.24
           January 25, 2029                                  1,490,029.20
           February 25, 2029                                 1,465,540.62
           March 25, 2029                                    1,441,429.86
           April 25, 2029                                    1,417,690.12
           May 25, 2029                                      1,394,315.83
           June 25, 2029                                     1,371,302.17
           July 25, 2029                                     1,348,643.03
           August 25, 2029                                   1,326,332.99
           September 25, 2029                                1,304,366.74
           October 25, 2029                                  1,282,736.59
           November 25, 2029                                 1,261,435.58
           December 25, 2029                                 1,240,461.11
           January 25, 2030                                  1,219,810.42
           February 25, 2030                                 1,199,479.10
           March 25, 2030                                    1,179,462.32
           April 25, 2030                                    1,159,755.35
           May 25, 2030                                      1,140,353.55
           June 25, 2030                                     1,121,252.11
           July 25, 2030                                     1,102,446.84
           August 25, 2030                                   1,083,932.25
           September 25, 2030                                1,065,704.80
           October 25, 2030                                  1,047,758.68
           November 25, 2030                                 1,030,087.97
           December 25, 2030                                 1,012,690.60
           January 25, 2031                                    995,563.59
           February 25, 2031                                   978,702.38
           March 25, 2031                                      962,103.70
           April 25, 2031                                      945,762.86
           May 25, 2031                                        929,676.73
           June 25, 2031                                       913,840.65
           July 25, 2031                                       898,251.19
           August 25, 2031                                     882,905.10
           September 25, 2031                                  867,798.03
           October 25, 2031                                    852,925.85
           November 25, 2031                                   838,285.13
           December 25, 2031                                   823,872.40
           January 25, 2032                                    809,684.72
           February 25, 2032                                   795,718.83
           March 25, 2032                                      781,971.34
           April 25, 2032                                      768,438.99
           May 25, 2032                                        755,118.54
           June 25, 2032                                       742,006.79
           July 25, 2032                                       729,100.87
           August 25, 2032                                     716,397.44
           September 25, 2032                                  703,893.47
           October 25, 2032                                    691,585.87

           DISTRIBUTION
           DATE                                     PRINCIPAL BALANCE ($)
           ---------------------------------------------------------------
           November 25, 2032                                   679,471.85
           December 25, 2032                                   667,548.43
           January 25, 2033                                    655,812.27
           February 25, 2033                                   644,261.07
           March 25, 2033                                      632,892.01
           April 25, 2033                                      621,701.85
           May 25, 2033                                        610,688.40
           June 25, 2033                                       599,848.56
           July 25, 2033                                       589,180.38
           August 25, 2033                                     578,680.61
           September 25, 2033                                  568,346.73
           October 25, 2033                                    558,176.69
           November 25, 2033                                   548,168.52
           December 25, 2033                                   538,319.36
           January 25, 2034                                    528,626.40
           February 25, 2034                                   519,087.18
           March 25, 2034                                      509,699.39
           April 25, 2034                                      500,460.33
           May 25, 2034                                        491,368.19
           June 25, 2034                                       482,420.47
           July 25, 2034                                       473,615.14
           August 25, 2034                                     464,950.26
           September 25, 2034                                  456,423.37
           October 25, 2034                                    448,033.06
           November 25, 2034                                   439,778.54
           December 25, 2034                                   431,656.81
           January 25, 2035                                    423,664.69
           February 25, 2035                                   415,800.03
           March 25, 2035                                      408,061.23
           April 25, 2035                                      400,446.08
           May 25, 2035                                        392,952.42
           June 25, 2035                                       385,578.95
           July 25, 2035                                       378,323.94
           August 25, 2035                                     371,185.14
           September 25, 2035                                  364,160.88
           October 25, 2035                                    357,251.08
           November 25, 2035                                   350,455.46
           December 25, 2035                                   343,770.78
           January 25, 2036                                    337,193.97
           February 25, 2036                                   330,722.83
           March 25, 2036                                      324,356.03
           April 25, 2036                                      318,091.77
           May 25, 2036                                        311,928.51
           June 25, 2036                                       305,865.02
           July 25, 2036                                       299,899.84
           August 25, 2036                                     294,031.33
           September 25, 2036                                  288,258.10
           October 25, 2036                                    282,580.50

           DISTRIBUTION
           DATE                                     PRINCIPAL BALANCE ($)
           ---------------------------------------------------------------
           November 25, 2036                                   276,998.88
           December 25, 2036                                   271,509.79
           January 25, 2037                                    266,110.44

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and
the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means: a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES


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 | prospectus and the risk factors in the prospectus supplement.              |
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THE OFFERED SECURITIES
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

   o mortgage loans secured by first and junior liens on the related mortgage property;
   o  home equity revolving lines of credit;
   o mortgage loans where the borrower has little or no equity in the related mortgaged property;
   o  mortgage loans secured by one-to-four-family residential properties;
   o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;
   o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
   o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 27, 2006.


                                                   TABLE OF CONTENTS

Caption                                          Page           Caption                                          Page
-------                                          ----           -------                                          ----

INTRODUCTION........................................4              Cash Flow Agreements............................52
   General..........................................4              Maintenance of Credit Enhancement...............53
RISK FACTORS........................................6              Reduction or Substitution of Credit
THE MORTGAGE POOLS.................................12              Enhancement. ...................................54
   General.........................................12           OTHER FINANCIAL OBLIGATIONS RELATED
   The Mortgage Loans..............................14           TO THE SECURITIES .................................54
   Underwriting Standards..........................17              Derivatives.....................................54
   FICO Scores.....................................20              Purchase Obligations............................56
   Qualifications of Originators and Sellers.......20           DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,
   Representations by Sellers......................20           HAZARD INSURANCE; CLAIMS THEREUNDER ...............56
   Optional Purchase of Defaulted Mortgage Loans...23              General.........................................56
STATIC POOL INFORMATION............................23              Primary Mortgage Insurance Policies.............57
SERVICING OF MORTGAGE LOANS........................24              Hazard Insurance Policies.......................58
   General.........................................24              FHA Mortgage Insurance..........................59
   The Master Servicer.............................24              VA Mortgage Guaranty............................59
   The Servicers...................................24           THE SPONSOR........................................60
   Collection and Other Servicing Procedures;                   THE DEPOSITOR......................................60
   Mortgage Loan Modifications ....................25           THE AGREEMENTS.....................................61
   Special Servicers...............................27              General.........................................61
   Realization Upon or Sale of Defaulted                           Certain Matters Regarding the Master
   Mortgage Loans .................................27              Servicer and the Depositor .....................61
   Servicing and Other Compensation and                            Events of Default and Rights Upon
   Payment of Expenses; Retained Interest .........29              Event of Default ...............................62
DESCRIPTION OF THE SECURITIES......................30              Amendment.......................................66
   General.........................................30              Termination; Retirement of Securities...........67
   Form of Securities..............................33              The Securities Administrator....................68
   Global Securities...............................34              Duties of Securities Administrator..............68
   Exchangeable Securities.........................37              Some Matters Regarding the Securities
   Assignment of Trust Fund Assets.................39              Administrator ..................................69
   Distribution Account............................41              Resignation and Removal of the Securities
   Distributions...................................45              Administrator ..................................69
   Distributions of Interest and Principal                         The Trustee.....................................69
   on the Securities ..............................46              Duties of the Trustee...........................69
   Pre-Funding Account.............................47              Some Matters Regarding the Trustee..............71
   Distributions on the Securities in                              Resignation and Removal of the Trustee..........71
   Respect of Prepayment Premiums .................47           YIELD CONSIDERATIONS...............................71
   Allocation of Losses and Shortfalls.............47           MATURITY AND PREPAYMENT CONSIDERATIONS.............74
   Advances........................................47           LEGAL ASPECTS OF MORTGAGE LOANS....................75
   Modifications...................................48              Mortgages.......................................75
   Reports to Securityholders......................49              Cooperative Mortgage Loans......................76
DESCRIPTION OF CREDIT ENHANCEMENT..................49              Tax Aspects of Cooperative Ownership............77
   General.........................................49              Leases and Rents................................77
   Subordinate Securities..........................50              Contracts.......................................77
   Cross-Collateralization.........................50              Foreclosure on Mortgages and Some Contracts.....79
   Overcollateralization...........................50              Foreclosure on Shares of Cooperatives...........80
   Financial Guaranty Insurance Policy.............50              Repossession with respect to Contracts..........81
   Mortgage Pool Insurance Policies................50              Rights of Redemption............................82
   Letter of Credit................................51
   Special Hazard Insurance Policies...............51
   Reserve Funds...................................52

                                                          2

   Anti-Deficiency Legislation and Other                           Callable Classes...............................117
   Limitations on Lenders .........................83           PENALTY AVOIDANCE.................................117
   Environmental Legislation.......................84           STATE AND OTHER TAX CONSEQUENCES..................117
   Consumer Protection Laws........................85           ERISA CONSIDERATIONS..............................117
   Homeownership Act and Similar State Laws........85              Class and Statutory Exemptions.................118
   Additional Consumer Protections Laws                            Underwriter Exemption..........................121
   with Respect to Contracts ......................86              Insurance company general accounts.............125
   Enforceability of Certain Provisions............86              Revolving pool features........................126
   Subordinate Financing...........................88              ERISA Considerations Relating to Notes.........126
   Installment Contracts...........................88              Exchangeable Securities........................127
   Applicability of Usury Laws.....................88              Tax Exempt Investors...........................127
   Alternative Mortgage Instruments................89              Consultation with Counsel......................127
   Formaldehyde Litigation with Respect                         LEGAL INVESTMENT MATTERS..........................128
   to Contracts ...................................89           USE OF PROCEEDS...................................129
   The Servicemembers Civil Relief Act.............90           METHODS OF DISTRIBUTION...........................129
   Forfeitures in Drug and RICO Proceedings........90           LEGAL MATTERS.....................................130
   Junior Mortgages................................90           FINANCIAL INFORMATION.............................130
   Negative Amortization Loans.....................91           RATINGS...........................................130
FEDERAL INCOME TAX CONSEQUENCES....................91           AVAILABLE INFORMATION.............................131
   General.........................................91           REPORTS TO SECURITYHOLDERS........................131
   REMICS..........................................92           INCORPORATION OF INFORMATION BY REFERENCE.........131
   Notes..........................................107           GLOSSARY..........................................133
   Grantor Trust Funds............................107
   Taxation of Classes of Exchangeable
   Securities. ...................................115

                                  INTRODUCTION

              ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED
                          IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus. The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities" in this prospectus.

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations" in this prospectus.

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" in this prospectus and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES OR NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES OR NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in the prospectus supplement.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During a certain period as described in the related prospectus supplement after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement, including the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES OR NOTES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

          o    the applicable purchase price; and

          o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates or notes, other than the interest only certificates or notes, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES OR NOTES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in this prospectus.


THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE RATINGS ON THE OFFERED CERTIFICATES OR NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES OR NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES OR NOTES.

         It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" in this prospectus.

         The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.


         The mortgage loans are also subject to federal laws, including:

          o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

          o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in this prospectus.

         On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or substitute the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.


THE RETURN ON THE OFFERED CERTIFICATES OR NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates or notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO THE CERTIFICATES OR NOTES.

         When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

ALLOCATION OF DEFERRED INTEREST MAY AFFECT THE YIELD ON THE CERTIFICATES
OR NOTES.

         The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the certificates or notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the certificates or notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments and/or other amounts as described in the related prospectus supplement received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A SECURITY INTEREST IN A MANUFACTURED HOME COULD BE RENDERED SUBORDINATE TO THE INTERESTS OF OTHER PARTIES CLAIMING AN INTEREST IN THE HOME.

         Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

ACQUIRING BOARD APPROVAL FOR THE SALE OF COOPERATIVE LOANS COULD LIMIT THE NUMBER OF POTENTIAL PURCHASERS FOR THOSE SHARES AND OTHERWISE LIMIT THE SERVICER'S ABILITY TO SELL, AND REALIZE THE VALUE OF, THOSE SHARES BACKED BY SUCH LOANS.

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

DEFECTS IN SECURITY INTEREST COULD RESULT IN LOSSES.

          o The security interest in certain manufactured homes may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and
(iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

          o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" in this prospectus.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

          o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

          o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

          o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

          o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

          o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

          o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

          o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

          o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

          o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

          o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.


         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

          o funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

          o if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

          o additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

          o    the aggregate principal balance of the mortgage loans,

          o    the type of property securing the mortgage loans,

          o    the original or modified terms to maturity of the mortgage loans,

          o the range of principal balances of the mortgage loans at origination or modification,

          o the earliest origination or modification date and latest maturity date of the mortgage loans,

          o    the Loan-to-Value Ratios of the mortgage loans,

          o the mortgage rate or range of mortgage rates borne by the mortgage loans,

          o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

          o    the geographical distribution of the mortgage loans,

          o    the percentage of buydown mortgage loans, if applicable, and

          o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements" in this prospectus. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Insurance" in this prospectus.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

          o With respect to any first lien mortgage loan, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the related seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000,
               (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the related seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

          o immediately prior to the transfer to the depositor, the related Seller was the sole owner of beneficial title and holder of the mortgage and mortgage note relating to such mortgage loan and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the related Seller has full right and authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

          o there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any mortgage which is or may be a lien prior to, or equal with, the lien of such mortgage except those which are insured against by the title insurance policy referred to above;

          o the mortgage is a valid and enforceable first or other applicable lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender's title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

          o the physical property subject to the mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

          o there was no delinquent tax or assessment lien against the property subject to any mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

          o each mortgage loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

          o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

          o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

          o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

          o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

          o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer or pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement or the related pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, to the extent provided in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans" in this prospectus.

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in this prospectus. FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement" in this prospectus.

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below and in the related prospectus supplement, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

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

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

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

          o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

          o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

          o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

          o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

          o    U.S. Government Securities;

          o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

          o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion                           Directed A class of securities designated to
                                    receive principal payments primarily from the interest that accrues on specified
                                    Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                           A class that receives principal payments on
                                    any distribution date only if scheduled
                                    payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component                           A class consisting of "components." The
                                    components of a class of component
                                    securities may have different principal
                                    and/or interest payment characteristics but together constitute a single class. Each

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

                                    component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate A class with an interest rate that is fixed throughout the life of the class.

Floating Rate                       A class that receives interest payments
                                    based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO                 A class of securities with no principal
                                    balance and which is not entitled to
                                    principal payments. Interest usually accrues based on a specified notional amount.


Inverse Floating Rate               A class of securities where the pass-through
                                    rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out                            A class of securities which is "locked
                                    out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                     A class that accretes a portion of the
                                    amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial
                                    Accrual class is retired.

Principal Only                      A class of securities which is not entitled
                                    to interest payments.

Planned Amortization Class or PAC   A class of securities with a principal
                                    balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                 A class that is designed to receive
                                    principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                      A class that absorbs the realized losses
                                    other than excess losses that would
                                    otherwise be allocated to a Super Senior
                                    Class after the related classes of
                                    subordinated securities are no longer
                                    outstanding.

Sequential Pay                      Classes that receive principal payments in a
                                    prescribed sequence, that do not have
                                    predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives

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

                                    principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior                        A class that will not bear its proportionate
                                    share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC          A class of securities with a principal
                                    balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                       A class with an interest rate that resets
                                    periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events,


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

Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified entity to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment.

Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

       General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

       Exchanges

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:


o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.


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

       Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,


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

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii)



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

provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans" in this prospectus. Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         General. The master servicer, trustee or securities administrator, as applicable, will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be



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

held as cash or invested in Permitted Investments. The master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o        all payments on the mortgage securities;

         o        all payments on the U.S. Government Securities (if any);

         o        all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement" in this prospectus;

         o        any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus;

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has



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

multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Some Matters Regarding the Trustee" in this prospectus;

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes" in this prospectus;

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" in this prospectus; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee or securities administrator, as applicable, on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations" in this prospectus, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicer Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

         o Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.

         o Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.

         o All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose.

         o The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

         o No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related prospectus supplement and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer, trustee or securities administrator, as applicable, will furnish a report to each holder of record of a class of offered securities at any time during the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in the method described in the related prospectus supplement to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders" in this prospectus.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus. If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted

Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement" in this prospectus, the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus. However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee, securities administrator or supplemental interest trust trustee on behalf of the related trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee, securities administrator or supplemental interest trust trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.



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

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o        the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates or mortgage-backed notes having a



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

rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies" in this prospectus.

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" in this prospectus for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates or notes will be described in the related prospectus supplement.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation ("EMC") for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999.

                                  THE DEPOSITOR

         The depositor, Structured Asset Mortgage Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.



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

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. In conjunction with the Seller's acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates or notes.

         After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor,



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and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days days (or other time period described in the related prospectus supplement) after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;



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

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than a percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund as specified in the related pooling and servicing agreement may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof. Upon such notification, the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.


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

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o any other servicing default as set forth in the servicing agreement.


         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of the related trust fund, as specified in the related servicing agreement may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC will have the right under the related servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the related servicing agreement.



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

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.



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         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o        to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o        to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing over 50% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the



                                       66
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Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than the percentage specified in the related prospectus supplement of the voting rights, for any purpose; provided, however, that the amendment may not:

                  (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

                  (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than the percentage specified in the related prospectus supplement of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes or

                  (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus



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supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement.



                                       68
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However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than the percentage specified in the related prospectus supplement of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.



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

         If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than an amount specified in the related prospectus supplement, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

         The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.



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


         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a



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

security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment.


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

For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.



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                     MATURITY AND PREPAYMENT CONSIDERATIONS


         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in this prospectus for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations" in this prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities" in this prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.



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COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.



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TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.



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

Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.



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FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or



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not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.


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         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement



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in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.



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         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a



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general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.



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         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates or notes. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted,



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or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of



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the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the related prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.



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SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.



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         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders

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against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some



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cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig, LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the



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IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus.

        The following discussion addresses securities of three general types:

1. REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2. notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income



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for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.



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         Original Issue Discount. A REMIC Regular Certificate may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price



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of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount" in this prospectus for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular



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Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate



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

that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.


         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC



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

Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of

REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has



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

authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual



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interests occurring on or after February 4, 2000. Prior to purchasing a REMIC
Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.



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

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" in this prospectus. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.



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

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization



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and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

        For these purposes, a "disqualified organization" means:

1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2. any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.      any organization described in Section 1381(a)(2)(C) of the Code, or

4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "REMICS--Taxation of Owners of REMIC Regular certificates--Market Discount" in this prospectus.

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See "REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates" in this prospectus.

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.


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


         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section

1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "REMICS--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "REMICS--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" in this prospectus for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates" in this prospectus) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.



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

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting



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

original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.



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         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue discount" in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor



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

Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip



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

Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates" in this prospectus. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.



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

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" in this prospectus applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of

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securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained in this prospectus was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in this prospectus in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

CLASS AND STATUTORY EXEMPTIONS

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which



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

may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

         o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

         o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.



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

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group", other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

         Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.



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

         The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;"
(b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and
(f) it has an allowable notional amount.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is
                  (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                           iii.     After the Plan's acquisition of the
                                    securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                           iv. In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

         2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;



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         o        solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                  (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS

         o In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.


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         o        Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of
                  Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

REVOLVING POOL FEATURES

         The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class



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of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.



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

         BEFORE PURCHASING A SECURITY IN RELIANCE ON THE EXEMPTION, OR AN INVESTOR-BASED EXEMPTION, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, AN INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, AND INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.


                            LEGAL INVESTMENT MATTERS

         Each class of certificates or notes offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the


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investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates or notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions,



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expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing of Mortgage Loans--Evidence as to Compliance" in the related prospectus supplement and "Description of the Securities -- Reports to Securityholders" in this prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site, as applicable, as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website of the sponsor, depositor, master servicer or securities administrator, as applicable, referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans--Evidence as to Compliance" in the related prospectus supplement and "Description of the Securities -- Reports to Securityholders" in this prospectus.

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series;

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provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.



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                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         ASSUMPTION FEE -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


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         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R. ss. 2510.3-101.

         DTC -- The Depository Trust Company.


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

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)
or any amendment thereto.

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. or any other "Rating Agency" within the meaning of the Exemption.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUING ENTITY -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PIGGYBACK LOAN -- A second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Plans that meet the definition of "plan" in
Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.



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

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

                                  $680,345,000
                                  (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                                 ISSUING ENTITY

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1

                         ------------------------------

                              PROSPECTUS SUPPLEMENT
                        --------------------------------


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER